EXECUTION

STRUCTURED ASSET SECURITIES CORPORATION, as Depositor,

AURORA LOAN SERVICES LLC, as Master Servicer,

and

WELLS FARGO BANK, N.A.,
as Trustee

TRUST AGREEMENT

Dated as of May 1, 2007

LEHMAN MORTGAGE TRUST
MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 2007-5

i

Exhibits

Exhibit A	Forms of Certificates
Exhibit B-1	Form of Initial Certification
Exhibit B-2	Form of Interim Certification
Exhibit B-3	Form of Final Certification
Exhibit B-4	Form of Endorsement
Exhibit C	Request for Release of Documents and Receipt
Exhibit D-l	Form of Residual Certificate Transfer Affidavit (Transferee)
Exhibit D-2	Form of Residual Certificate Transfer Affidavit (Transferor)
Exhibit E	List of Servicing Agreements
Exhibit F	Form of Rule 144A Transfer Certificate
Exhibit G	Form of Purchaser’s Letter for Institutional Accredited Investors
Exhibit H	Form of ERISA Transfer Affidavit
Exhibit I	Transaction Parties
Exhibit J	Cap Agreements
Exhibit K	Custodial Agreements
Exhibit L-1	Additional Form 10-D Disclosure
Exhibit L-2	Additional Form 10-K Disclosure
Exhibit L-3	Additional Form 8-K Disclosure
Exhibit L-4	Additional Disclosure Notification
Exhibit M	Monthly Electronic Data Transmission
Exhibit N-1	Form of Transfer Certificate for Transfer from Restricted Global Security to Regulation S Global Security pursuant to Section 3.03(h)(B)
Exhibit N-2	Form of Transfer Certificate for Transfer from Regulation S Global Security to Restricted Global Security pursuant to Section 3.03(h)(C)
Exhibit O	Senior Principal Priorities
Exhibit P	Form Certification to be Provided to Depositor and/or Master Servicer by the Trustee
Exhibit Q	Relevant Servicing Criteria to be Addressed in Report on Assessment of Compliance

Exhibit R	Form of Exchange Trust Agreement (including Available Combination Schedule)
Exhibit S	Class Table
Exhibit T	Applicable Fractions Table
Exhibit U	[Reserved]
Exhibit V	Monthly Electronic Data Transmission

Mortgage Loan Schedules

Schedule A	All Mortgage Loans
Schedule B	First Payment Default Mortgage Loans
Schedule C	Designated Mortgage Loans
Schedule D	AX Mortgage Loans
Schedule E	Mortgage Loans with Soft Prepayment Penalties (Excluding Pool 3B)
Schedule F	Mortgage Loans with Hard Prepayment Penalties (Excluding Pool 3B)

v

This TRUST AGREEMENT dated as of May 1, 2007 (the “Agreement”), is by and among STRUCTURED ASSET SECURITIES CORPORATION, a Delaware corporation, as depositor (the “Depositor”), AURORA LOAN SERVICES LLC, as Master Servicer (the “Master Servicer”), and WELLS FARGO BANK, N.A., as trustee (the “Trustee”).

PRELIMINARY STATEMENT

The Depositor has acquired the Mortgage Loans from Lehman Brothers Holdings Inc. (the “Seller”) and at the Closing Date is the owner of the Mortgage Loans and the other property being conveyed by it to the Trustee for inclusion in the Trust Fund. On the Closing Date, the Depositor will acquire the Certificates from the Trust Fund, as consideration for its transfer to the Trust Fund of the Mortgage Loans and the other property constituting the Trust Fund. The Depositor has duly authorized the execution and delivery of this Agreement to provide for the conveyance to the Trustee of the Mortgage Loans and the other property constituting the Trust Fund. All covenants and agreements made by the Depositor, the Master Servicer and the Trustee herein with respect to the Mortgage Loans and the other property constituting the Trust Fund are for the benefit of the Holders from time to time of the Certificates. The Depositor and the Master Servicer are entering into this Agreement, and the Trustee is accepting the Trust Fund created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

As provided herein, the Trustee shall elect that the Trust Fund (excluding the Supplemental Interest Trust, the Supplemental Prepayment Trust, the Class P Distributable Amount, any Cap Agreement, any Basis Risk Reserve Fund and any FPD Premiums) be treated for federal income tax purposes as comprising three real estate mortgage investment conduits (each a “REMIC” or, in the alternative, REMIC I, REMIC II and REMIC III (the “Upper Tier REMIC”)). Each Underlying REMIC Certificate and each Certificate (other than the Exchange and Exchangeable Certificates, the Class P Components of the Class 12-A3 and Class 12-A8 Certificates, the Class P, Class X, Class LT-R and Class R Certificates, and exclusive of the right to receive any FPD Premiums in the case of the Class 2-A2, Class 8-A2 and Class 12-A2 Certificates), represents ownership of one or more regular interests in the Upper Tier REMIC for purposes of the REMIC Provisions. The Class LT-R Certificate represents ownership of the sole class of residual interest in REMIC I for purposes of the REMIC Provisions. The Class R Certificate represents ownership of the sole class of residual interest in each remaining REMIC for purposes of the REMIC Provisions.

The Upper Tier REMIC shall hold as its assets the several Classes of uncertificated Lower Tier Interests in REMIC II, other than the Class R-2 Interest, and each such Lower Tier Interest is hereby designated as a regular interest in REMIC II. REMIC II shall hold as its assets the several Classes of uncertificated Lower Tier Interests in REMIC I, and each such Lower Tier Interest is hereby designated as a regular interest in REMIC I. REMIC I shall hold as its assets the property of the Trust Fund other than the Lower Tier Interests in REMIC I and REMIC II.

The startup day for each REMIC created hereby for purposes of the REMIC Provisions is the Closing Date. In addition, for purposes of the REMIC Provisions, the latest possible maturity date for each regular interest in each REMIC created hereby is the later (or latest) date provided in the definition of Latest Possible Maturity Date.

REMIC I:

REMIC I shall issue one uncertificated interest in respect of each Mortgage Loan held by the Trust on the Closing Date, each of which is hereby designated as a regular interest in REMIC I (the “REMIC I Regular Interests”). Each REMIC I Regular Interest shall have an initial principal balance equal to the Scheduled Principal Balance of the Mortgage Loan to which it relates and shall bear interest at a per annum rate equal to the Net Mortgage Rate of such Mortgage Loan. In the event a Qualified Substitute Mortgage Loan is substituted for such Mortgage Loan (the “Original Mortgage Loan”), no amount of interest payable on such Qualified Substitute Mortgage Loan shall be distributed on such REMIC I Regular Interest at a rate in excess of the Net Mortgage Rate of the Original Mortgage Loan.

On each Distribution Date the Trustee shall distribute the interest portion of the Available Distribution Amount (net of expenses described in the preceding paragraph) with respect to each of the Lower Tier Interests in REMIC I based on the above-described interest rates.

On each Distribution Date, the Trustee shall distribute the principal portion of the Available Distribution Amount among the Lower Tier Interests in REMIC I in accordance with the amount of the principal attributable to the Mortgage Loan corresponding to each such Lower Tier Interests in REMIC I. All losses on the Mortgage Loans shall be allocated among the Lower Tier Interests in REMIC I in the same manner that principal distributions are allocated.

On each Distribution Date, the Trustee shall distribute Soft Prepayment Penalties and Hard Prepayment Penalties in respect of the Mortgage Loans collected during the preceding Prepayment Period and payable to the Class 12-A6 and Class 12-A7 Certificates to the Lower Tier Interest in REMIC I corresponding to the Mortgage Loan with respect to which such amounts were received.

On each Distribution Date, the Trustee shall first pay or charge as an expense of REMIC I all expenses of the Trust Fund for such Distribution Date.

REMIC II

REMIC II shall hold as assets the REMIC I Regular Interests. REMIC II shall issue the several classes of uncertificated REMIC II Interests set out below. Each such REMIC II Interest, other than the Class R-2 Interest, is hereby designated as a regular interest in REMIC II. The following table specifies the Class designation, interest rate, and principal amount for each Class of REMIC II Interests:

REMIC II Class Designation	Interest Rate	Initial Class Principal Amount	Corresponding Class of Certificates
LTII-1-A1	5.75%	(18)	1-A1, 1-A7
LTII-1-A3	5.75%	(18)	1-A3
LTII-1-A4	5.75%	(18)	1-A4
LTII-1-A6	5.75%	(18)	1-A6

REMIC II Class Designation	Interest Rate	Initial Class Principal Amount	Corresponding Class of Certificates
LTII-1-A8	5.75%	(18)	1-A8
LTII-1-A9	5.75%	(18)	1-A9, 1-A7
LTII-1-A10	5.75%	(18)	1-A10
LTII-1-A11	5.75%	(18)	1-A11
LTII-1-A12	5.75%	(18)	1-A12
LTII-2-A3	7.00%	(18)	2-A3, 2-A2
LTII-2-A4	7.00%	(18)	2-A4, 2-A2
LTII-3-A1	5.00%	(18)	3-A1, 3-A6
LTII-3-A2	5.00%	(18)	3-A2
LTII-3-A5	5.00%	(18)	3-A5
LTII-3-A7	5.00%	(18)	3-A7
LTII-3-A8	5.00%	(18)	3-A8
LTII-3-A9	5.00%	(18)	3-A9
LTII-3-A10	5.00%	(18)	3-A10
LTII-4-A2	7.00%	(18)	4-A2, 4-A5
LTII-4-A4	0.00%	(18)	4-A4
LTII-5-A1	7.00%	(18)	5-A1, 5-A2
LTII-7-A4	7.50%	(18)	7-A4, 7-A2
LTII-7-A5	7.50%	(18)	7-A5, 7-A2
LTII-8-A4	8.00%	(18)	8-A4, 8-A2
LTII-8-A5	8.00%	(18)	8-A5, 8-A2
LTII-9-A2	6.00%	(18)	9-A2
LTII-9-A3	6.00%	(18)	9-A3
LTII-10-A4	6.75%	(18)	10-A4, 10-A2
LTII-10-A5	6.75%	(18)	10-A5, 10-A2
LTII-11-A1	(1)	(18)	11-A1
LTII-11-A2	(1)	(18)	11-A2
LTII-12-A4	7.50%	(18)	12-A4, 12-A2, 12-A3, 12-A6, 12-A7, 12-A8
LTII-12-A5	7.50%	(18)	12-A5, 12-A2, 12-A3, 12-A6, 12-A7, 12-A8
LTII-PO1	0.00%	(18)	PO1
LTII-AX1	(2)	(2)	AX1
LTII-AP2	0.00%	(18)	AP2
LTII-AX2	(3)	(3)	AX2
LTII-AP3	0.00%	(18)	AP3
LTII-AX3	(4)	(4)	AX3
LTII-1-AR	(1)	(18)	R
LTII-PO1-GSA	(5)	(19)	N/A
LTII-PO1-Pool	(5)	(20)	N/A
LTII-1-GSA	(6)	(19)	N/A

REMIC II Class Designation	Interest Rate	Initial Class Principal Amount	Corresponding Class of Certificates
LTII-1-Pool	(6)	(20)	N/A
LTII-2-GSA	(7)	(19)	N/A
LTII-2-Pool	(7)	(20)	N/A
LTII-3-GSA	(8)	(19)	N/A
LTII-3-Pool	(8)	(20)	N/A
LTII-4-GSA	(9)	(19)	N/A
LTII-4-Pool	(9)	(20)	N/A
LTII-5-GSA	(10)	(19)	N/A
LTII-5-Pool	(10)	(20)	N/A
LTII-7-GSA	(11)	(19)	N/A
LTII-7-Pool	(11)	(20)	N/A
LTII-8-GSA	(12)	(19)	N/A
LTII-8-Pool	(12)	(20)	N/A
LTII-9-GSA	(13)	(19)	N/A
LTII-9-Pool	(13)	(20)	N/A
LTII-10-GSA	(14)	(19)	N/A
LTII-10-Pool	(14)	(20)	N/A
LTII-11-GSA	(15)	(19)	N/A
LTII-11-Pool	(15)	(20)	N/A
LTII-12-GSA	(16)	(19)	N/A
LTII-12-Pool	(16)	(20)	N/A
R-2	(17)	(17)	N/A

(1)	The interest rate with respect to any Distribution Date (and the related Accrual Period) for each of these interests shall be the weighted average of the Net Mortgage Rates for Collateral Group 11.

(2)
The Class LTII-AX1 Interest does not have a principal balance and is entitled to receive on each Distribution Date a specified portion of the interest payable on the AX1 Mortgage Loans. Specifically, for each Accrual Period, the Class LTII-AX1 Interest is entitled to interest accruals on the AX1 Mortgage Loans at a per annum rate equal to the excess of (i) the weighted average of the Net Mortgage Rates of the AX1 Mortgage Loans over (ii) 7.00%.

(3)
The Class LTII-AX2 Interest does not have a principal balance and is entitled to receive on each Distribution Date a specified portion of the interest payable on the AX2 Mortgage Loans. Specifically, for each Accrual Period, the Class LTII-AX2 Interest is entitled to interest accruals on the AX2 Mortgage Loans at a per annum rate equal to the excess of (i) the weighted average of the Net Mortgage Rates of the AX2 Mortgage Loans over (ii) 8.00%.

(4)
The Class LTII-AX3 Interest does not have a principal balance and is entitled to receive on each Distribution Date a specified portion of the interest payable on the AX3 Mortgage Loans. Specifically, for each Accrual Period, the Class LTII-AX3 Interest is entitled to interest accruals on the AX3 Mortgage Loans at a per annum rate equal to the excess of (i) the weighted average of the Net Mortgage Rates of the AX3 Mortgage Loans over (ii) 7.50%.

(5)
The interest rate with respect to any Distribution Date (and the related Accrual Period) for the LTII-PO1-Pool Interest and the LTII-PO1-GSA Interest will be a per annum rate equal to the Designated Rate for Collateral Group PO1.

(6)
The interest rate with respect to any Distribution Date (and the related Accrual Period) for the LTII-1-Pool Interest and the LTII-1-GSA Interest will be a per annum rate equal to the Designated Rate for Collateral Group 1.

(7)
The interest rate with respect to any Distribution Date (and the related Accrual Period) for the LTII-2-Pool Interest and the LTII-2-GSA Interest will be a per annum rate equal to the Designated Rate for Collateral Group 2.

(8)
The interest rate with respect to any Distribution Date (and the related Accrual Period) for the LTII-3-Pool Interest and the LTII-3-GSA Interest will be a per annum rate equal to the Designated Rate for Collateral Group 3.

(9)
The interest rate with respect to any Distribution Date (and the related Accrual Period) for the LTII-4-Pool Interest and the LTII-4-GSA Interest will be a per annum rate equal to the Designated Rate for Collateral Group 4.

(10)
The interest rate with respect to any Distribution Date (and the related Accrual Period) for the LTII-5-Pool Interest and the LTII-5-GSA Interest will be a per annum rate equal to the Designated Rate for Collateral Group 5.

(11)
The interest rate with respect to any Distribution Date (and the related Accrual Period) for the LTII-7-Pool Interest and the LTII-7-GSA Interest will be a per annum rate equal to the Designated Rate for Collateral Group 7.

(12)
The interest rate with respect to any Distribution Date (and the related Accrual Period) for the LTII-8-Pool Interest and the LTII-8-GSA Interest will be a per annum rate equal to the Designated Rate for Collateral Group 8.

(13)
The interest rate with respect to any Distribution Date (and the related Accrual Period) for the LTII-9-Pool Interest and the LTII-9-GSA Interest will be a per annum rate equal to the Designated Rate for Collateral Group 9.

(14)
The interest rate with respect to any Distribution Date (and the related Accrual Period) for the LTII-10-Pool Interest and the LTII-10-GSA Interest will be a per annum rate equal to the Designated Rate for Collateral Group 10.

(15)
The interest rate with respect to any Distribution Date (and the related Accrual Period) for the LTII-11-Pool Interest and the LTII-11-GSA Interest will be a per annum rate equal to the Designated Rate for Collateral Group 11.

(16)
The interest rate with respect to any Distribution Date (and the related Accrual Period) for the LTII-12-Pool Interest and the LTII-12-GSA Interest will be a per annum rate equal to the Designated Rate for Collateral Group 12.

(17)	The Class R-2 Interest does not have a principal balance and does not bear interest.

(18)
The initial principal amount for each of these REMIC II Lower Tier Interests shall be the Initial Class Principal Amount for its Corresponding Class of Certificates in the Upper Tier REMIC (excluding any Interest-Only Certificates).

(19)	Each of these interests shall have an initial principal amount equal to 1% of the Group Subordinate Amount for the related Collateral Group as of the Cut-off Date.

(20)	Each of these interests shall have any initial principal amount equal to 99% of the Group Subordinate Amount for the related Collateral Group as of the Cut-off Date.

On each Distribution Date, the portion of the Available Distribution Amount distributable as interest shall be distributed as interest with respect to the REMIC II Interests based on the interest rates described above. On each Distribution Date, Net Prepayment Shortfalls and Excess Losses sustained with respect to any Collateral Group are to be allocated among the Classes of REMIC II Interests related to such Collateral Group based on the relative amounts of interest otherwise accrued for the related Accrual Period on each such REMIC II Interest.

On each Distribution Date, the portion of the Available Distribution Amount distributable as principal shall be distributed as principal on REMIC II Interests as follows:

(1)
First, to each of the Class LTII-AP2 and Class LTII-AP3 Interests until the balance of each such Interest equals that of the Class AP2 and Class AP3 Certificate, respectively, immediately after the Distribution Date;

(2)
Second, from the remaining Available Distribution Amount for Collateral Group PO1, to the Class LTII-PO1-GSA Interest until its principal balance equals one percent of the Group Subordinate Amount for Collateral Group PO1 after such Distribution Date;

(3)
Third, from the remaining Available Distribution Amount for Collateral Group 1, to the Class LTII-1-GSA Interest until its principal balance equals one percent of the Group Subordinate Amount for Collateral Group 1 after such Distribution Date;

(4)
Fourth, from the remaining Available Distribution Amount for Collateral Group 2, to the Class LTII-2-GSA Interest until its principal balance equals one percent of the Group Subordinate Amount for Collateral Group 2 after such Distribution Date;

(5)
Fifth, from the remaining Available Distribution Amount for Collateral Group 3, to the Class LTII-3-GSA Interest until its principal balance equals one percent of the Group Subordinate Amount for Collateral Group 3 after such Distribution Date;

(6)
Sixth, from the remaining Available Distribution Amount for Collateral Group 4, to the Class LTII-4-GSA Interest until its principal balance equals one percent of the Group Subordinate Amount for Collateral Group 4 after such Distribution Date;

(7)
Seventh, from the remaining Available Distribution Amount for Collateral Group 5, to the Class LTII-5-GSA Interest until its principal balance equals one percent of the Group Subordinate Amount for Collateral Group 5 after such Distribution Date;

(8)
Eighth, from the remaining Available Distribution Amount for Collateral Group 7, to the Class LTII-7-GSA Interest until its principal balance equals one percent of the Group Subordinate Amount for Collateral Group 7 after such Distribution Date;

(9)
Ninth, from the remaining Available Distribution Amount for Collateral Group 8, to the Class LTII-8-GSA Interest until its principal balance equals one percent of the Group Subordinate Amount for Collateral Group 8 after such Distribution Date;

(10)
Tenth, from the remaining Available Distribution Amount for Collateral Group 9, to the Class LTII-9-GSA Interest until its principal balance equals one percent of the Group Subordinate Amount for Collateral Group 9 after such Distribution Date;

(11)
Eleventh, from the remaining Available Distribution Amount for Collateral Group 10, to the Class LTII-10-GSA Interest until its principal balance equals one percent of the Group Subordinate Amount for Collateral Group 10 after such Distribution Date;

(12)
Twelfth, from the remaining Available Distribution Amount for Collateral Group 11, to the Class LTII-11-GSA Interest until its principal balance equals one percent of the Group Subordinate Amount for Collateral Group 11 after such Distribution Date;

(13)
Thirteenth, from the remaining Available Distribution Amount for Collateral Group 12, to the Class LTII-12-GSA Interest until its principal balance equals one percent of the Group Subordinate Amount for Collateral Group 12 after such Distribution Date;

(14)	Fourteenth, from the remaining Available Distribution Amount from each of the Collateral Groups, concurrently, as follows -

(a) to the Class LTII-PO1-GSA, Class LTII-1-GSA and Class LTII-2-GSA Interests, from the remaining Available Distribution Amount for Collateral Group PO1, Collateral Group 1 and Collateral Group 2, the minimum amount necessary to cause the ratio of the principal balance of each such REMIC II Interest to the principal balances of the other REMIC II Interests specified in this section (a) to equal the ratio of the Group Subordinate Amount related to such REMIC II Interest to the Group Subordinate Amounts related to the other REMIC II Interests immediately after such Distribution Date;

(b) to the Class LTII-3-GSA, Class LTII-4-GSA, Class LTII-5-GSA, Class LTII-7-GSA and Class LTII-8-GSA Interests, from the remaining Available Distribution Amount for Collateral Group 3, Collateral Group 4, Collateral Group 5, Collateral Group 7 and Collateral Group 8, the minimum amount necessary to cause the ratio of the principal balance of each such REMIC II Interest to the principal balances of the other REMIC II Interests specified in this section (b) to equal the ratio of the Group Subordinate Amount related to such REMIC II Interest to the Group Subordinate Amounts related to the other REMIC II Interests immediately after such Distribution Date;

(c) to the Class LTII-9-GSA, Class LTII-10-GSA, Class LTII-11-GSA and Class LTII-12-GSA Interests, from the remaining Available Distribution Amount for Collateral Group 9, Collateral Group 10, Collateral Group 11 and Collateral Group 12, the minimum amount necessary to cause the ratio of the principal balance of each such REMIC II Interest to the principal balances of the other REMIC II Interests specified in this section (c) to equal the ratio of the Group Subordinate Amount related to such REMIC II Interest to the Group Subordinate Amounts related to the other REMIC II Interests immediately after such Distribution Date;

(15)	Fifteenth, from the remaining Available Distribution Amount from each of the Collateral Groups, concurrently, as follows -

(a)
To the Class LTII-PO1-Pool until the sum of (a) its principal balance and (b) the principal balance of the LTII-PO1-GSA, after taking into account distributions made pursuant to priorities (2) and (14) above, equals the Group Subordinate Amount for Collateral Group PO1 immediately after such Distribution Date;

(b)
To the Class LTII-1-Pool until the sum of (a) its principal balance and (b) the principal balance of the LTII-1-GSA, after taking into account distributions made pursuant to priorities (3) and (14) above, equals the Group Subordinate Amount for Collateral Group 1 immediately after such Distribution Date;

(c)
To the Class LTII-2-Pool until the sum of (a) its principal balance and (b) the principal balance of the LTII-2-GSA, after taking into account distributions made pursuant to priorities (4) and (14) above, equals the Group Subordinate Amount for Collateral Group 2 immediately after such Distribution Date;

(d)
To the Class LTII-3-Pool until the sum of (a) its principal balance and (b) the principal balance of the LTII-3-GSA, after taking into account distributions made pursuant to priorities (5) and (14) above, equals the Group Subordinate Amount for Collateral Group 3 immediately after such Distribution Date;

(e)
To the Class LTII-4-Pool until the sum of (a) its principal balance and (b) the principal balance of the LTII-4-GSA, after taking into account distributions made pursuant to priorities (6) and (14) above, equals the Group Subordinate Amount for Collateral Group 4 immediately after such Distribution Date;

(f)
To the Class LTII-5-Pool until the sum of (a) its principal balance and (b) the principal balance of the LTII-5-GSA, after taking into account distributions made pursuant to priorities (7) and (14) above, equals the Group Subordinate Amount for Collateral Group 5 immediately after such Distribution Date;

(g)
To the Class LTII-7-Pool until the sum of (a) its principal balance and (b) the principal balance of the LTII-7-GSA, after taking into account distributions made pursuant to priorities (8) and (14) above, equals the Group Subordinate Amount for Collateral Group 7 immediately after such Distribution Date;

(h)
To the Class LTII-8-Pool until the sum of (a) its principal balance and (b) the principal balance of the LTII-8-GSA, after taking into account distributions made pursuant to priorities (9) and (14) above, equals the Group Subordinate Amount for Collateral Group 8 immediately after such Distribution Date;

(i)
To the Class LTII-9-Pool until the sum of (a) its principal balance and (b) the principal balance of the LTII-9-GSA, after taking into account distributions made pursuant to priorities (10) and (14) above, equals the Group Subordinate Amount for Collateral Group 9 immediately after such Distribution Date;

(j)
To the Class LTII-10-Pool until the sum of (a) its principal balance and (b) the principal balance of the LTII-10-GSA, after taking into account distributions made pursuant to priorities (11) and (14) above, equals the Group Subordinate Amount for Collateral Group 10 immediately after such Distribution Date;

(k)
To the Class LTII-11-Pool until the sum of (a) its principal balance and (b) the principal balance of the LTII-11-GSA, after taking into account distributions made pursuant to priorities (12) and (14) above, equals the Group Subordinate Amount for Collateral Group 11 immediately after such Distribution Date;

(l)
To the Class LTII-12-Pool until the sum of (a) its principal balance and (b) the principal balance of the LTII-12-GSA, after taking into account distributions made pursuant to priorities (13) and (14) above, equals the Group Subordinate Amount for Collateral Group 12 immediately after such Distribution Date;

(16)
Finally, from the remaining Available Distribution Amount from each of the Collateral Groups to each REMIC II Interest for which there is a Corresponding Class of Certificates (other than the Class LTII-AP2 and Class LTII-AP3 Interests) until the principal balance of such REMIC II Interest equals the Class Principal Amount of the Corresponding Class of Certificates immediately after such Distribution Date.

For each Distribution Date, Realized Losses, other than Excess Losses, shall be allocated among the REMIC II Interests in the same manner that principal is allocated among the REMIC II Interests.

On each Distribution Date, the Trustee shall distribute Soft Prepayment Penalties and Hard Prepayment Penalties collected in respect of the Mortgage Loans during the preceding Prepayment Period and payable to the Class 12-A6 and Class 12-A7 Certificates to the Class LTII-12-Pool Lower Tier Interest.

REMIC III

Each Class of Certificates constituting an interest in the Trust Fund created hereunder (other than the Class P Components of the Class 12-A3 and Class 12-A8 Certificates, and the Class P, Class X, Class LT-R and Class R Certificates) is hereby designated (along with each Underlying REMIC Certificate) as one or more regular interests in REMIC III. The Class Table specifies the Class designation, Certificate Interest Rate, initial Class Principal (or Notional) Amount and minimum denomination for (1) each class of Certificates and (2) for convenience, each Class of Exchange and Exchangeable Certificates issued under the Exchange Trust Agreement.

Each Class of Underlying REMIC Certificates shall be issued hereunder in uncertificated form to the Exchange Trustee, and held in trust pursuant to the terms of the Exchange Trust Agreement. Classes of Certificates having identical characteristics and sharing the same Class designation shall also be issued under the Exchange Trust Agreement.

The Class R Certificate represents ownership of the residual interest in each of REMIC II and REMIC III and will be issued in a single Certificate representing a 100% Percentage Interest in such Class.

The Class LT-R Certificate will be issued without a Class Principal Amount and will not bear interest at a stated rate. The Class LT-R Certificate represents ownership of the residual interest in REMIC I and shall be issued as a single Certificate evidencing the entire Percentage Interest in such Class.

As of the Cut-off Date, the Mortgage Loans had an aggregate Scheduled Principal Balance of $1,349,089,757.96.

In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer and the Trustee hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01. Definitions.

The following words and phrases, unless the context otherwise requires, shall have the following meanings:

10-K Filing Deadline: As defined in Section 6.20(e)(i).

Accepted Servicing Practices: With respect to any Mortgage Loan, as applicable, either (x) those customary mortgage servicing practices of prudent mortgage servicing institutions that service or master service mortgage loans of the same type and quality as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, to the extent applicable to the Trustee (as successor Master Servicer) or the Master Servicer or (y) as provided in the applicable Servicing Agreement, to the extent applicable to the related Servicer.

Accountant: A person engaged in the practice of accounting who (except when this Agreement provides that an Accountant must be Independent) may be employed by or affiliated with the Depositor or an Affiliate of the Depositor.

Accretion Directed Certificate: None.

Accretion Termination Date: With respect to the Class 3-A5 Certificates, the earlier to occur of (x) the Credit Support Depletion Date for Pool 2; and (y) the Distribution Date on which the Class Principal Amount of the Class 3-A1 Certificates has been reduced to zero.

Accrual Amount: As to any Accrual Certificates and each Distribution Date through the related Accretion Termination Date, the sum of the amounts allocable to such Class pursuant to Sections 5.02(a)(i) and (a)(ii) on such Distribution Date. As to any Class of Accrual Certificates and each Distribution Date after such Accretion Termination Date, zero.

Accrual Certificate: Any of the Class 3-A5 Certificates.

Accrual Component: None.

Accrual Period: With respect to any Distribution Date and any Class of Certificates or Components (other than any LIBOR Certificates, the Class X Certificates and any Class P Component) or Class of Lower Tier Interests, the calendar month immediately preceding the month in which such Distribution Date occurs. With respect to any Distribution Date and a Class of LIBOR Certificates, the period beginning on the Distribution Date in the calendar month preceding the month in which such Distribution Date occurs (or on May 25, 2007, in the case of the first Accrual Period) and ending on the day immediately preceding such Distribution Date.

Accrued Certificate Interest: As to any Class of Certificates or Components (other than the Class X, Class P, Class PO1, Class AP2, Class AP3 and Class 4-A4 Certificates and any Class P Components) and any Distribution Date, the product of (i) the Certificate Interest Rate for such Class of Certificates divided by 12 and (ii) the Class Principal Amount (or Class Notional Amount or Component Notional Amount) of such Class of Certificates or Components as of the last day of the related Accrual Period, as reduced by such Class’s or Component’s share of (a) the interest portion of any Excess Losses for the related Collateral Group for such Distribution Date and (b) the interest portion of any Relief Act Reduction for the related Collateral Group for such Distribution Date, in each case, allocable among the interest-bearing Senior Certificates (and any Class I Components) and the related Subordinate Certificates pro rata based (x) in the case of such Senior Certificates and any such Components, on the Accrued Certificate Interest otherwise distributable thereto and (y) in the case of the Subordinate Certificates, on their respective Apportioned Principal Balances.

Interest shall accrue on the basis of a 360-day year comprising twelve 30-day months.

Act: As defined in Section 8.03(a).

Additional Collateral: None.

Additional Form 10-D Disclosure: As defined in Section 6.20(d)(i).

Additional Form 10-K Disclosure: As defined in Section 6.20(e)(i).

Additional Servicer: Each affiliate of the related Servicer that Services any of the Mortgage Loans and each Person who is not an affiliate of the related Servicer, who Services 10% or more of the Mortgage Loans.

Advance: With respect to a Mortgage Loan other than a Simple Interest Mortgage Loan, an advance of the aggregate of payments of principal and interest (net of the applicable Servicing Fee) on one or more Mortgage Loans (other than Charged-off Loans or Released Mortgage Loans) that were due on the Due Date in the related Due Period and not received as of the close of business on the related Determination Date, required to be made by or on behalf of the Master Servicer and the related Servicer (or by the Trustee as successor to the Master Servicer) pursuant to Section 5.04, but only to the extent that such amount is expected, in the reasonable judgment of the Master Servicer or the related Servicer (or by the Trustee as successor to the Master Servicer), to be recoverable from collections or recoveries in respect of such Mortgage Loans. With respect to a Simple Interest Mortgage Loan, an advance of an amount equal to the interest accrual on such Simple Interest Mortgage Loan through the related Due Date but not received as of the close of business on the related Determination Date (net of the applicable Servicing Fee) required to be made by or on behalf of the Master Servicer or any Servicer (or by the Trustee as successor to the Master Servicer) pursuant to Section 5.04, but only to the extent that such amount is expected, in the reasonable judgment of the Master Servicer or Servicer (or by the Trustee as successor to the Master Servicer), to be recoverable from collections or recoveries in respect of such Simple Interest Mortgage Loans.

Adverse REMIC Event: As defined in Section 10.01(f).

Affiliate: With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Aggregate Certificate Insurance Premium: None.

Aggregate Principal Balance: The aggregate of the Scheduled Principal Balances for all Mortgage Loans at any date of determination.

Aggregate Subordinate Percentage: With respect to any Distribution Date, the sum of the Class Principal Amounts of the Subordinate Certificates immediately prior to such date divided by the Aggregate Principal Balances of the Mortgage Loans for the immediately preceding Distribution Date.

Aggregate Voting Interests: The aggregate of the Voting Interests of all the Certificates under this Agreement.

Agreement: This Trust Agreement and all amendments and supplements hereto.

AP Deferred Amount: With respect to any Distribution Date through the Credit Support Depletion Date, the total of all amounts allocable to the Class AP2 and Class AP3 Certificates on such Distribution Date in respect of Realized Losses (other than Excess Losses) on the related Mortgage Loans and all amounts previously allocated in respect of Realized Losses to such Classes of Certificates and not distributed on prior Distribution Dates.

Applicable Fraction: For each Mortgage Loan in the specified Subgroup and the related Collateral Group, such fractions as are set forth in the Applicable Fraction table attached hereto as Exhibit T.

AP Principal Distribution Amount: For any Distribution Date and each of Collateral Groups PO2 and PO3, the sum of the following amounts:

(i) the related Applicable Fraction of the principal portion of each Scheduled Payment (without giving effect to any Debt Service Reduction occurring prior to the Bankruptcy Coverage Termination Date) on each Mortgage Loan in such Collateral Group due during the related Due Period;

(ii) the related Applicable Fraction of each of the following amounts: (1) each Principal Prepayment collected on a Mortgage Loan in such Collateral Group during the applicable Prepayment Period, (2) each other unscheduled collection, including any Subsequent Recovery, Insurance Proceeds and Net Liquidation Proceeds (other than with respect to any Mortgage Loan in such Collateral Group that was finally liquidated during the applicable Prepayment Period), representing or allocable to recoveries of principal of such Mortgage Loan in such Collateral Group received during the applicable Prepayment Period and (3) the principal portion of all proceeds of the purchase of any Mortgage Loan in the such Collateral Group (or, in the case of a permitted substitution, amounts representing a principal adjustment) actually received by the Master Servicer with respect to the applicable Prepayment Period;

(iii) with respect to unscheduled recoveries allocable to principal of any Mortgage Loan in the such Collateral Group that was finally liquidated during the related Prepayment Period, the related Applicable Fraction of the related net Liquidation Proceeds allocable to principal; and

(iv) any amounts described in clauses (i) through (iii) for any previous Distribution Date that remain unpaid.

Apportioned Principal Balance: As to any Class of Subordinate Certificates and any Distribution Date, the Class Principal Amount of such Class immediately prior to such Distribution Date multiplied by a fraction, the numerator of which is the applicable Group Subordinate Amount for such date and the denominator of which is the sum of the Group Subordinate Amounts for Collateral Groups PO1, 1 and 2 for such date (in the case of each Class of Group 1 Subordinate Certificates), Collateral Groups 3, 4, 5, 7 and 8 for such date (in the case of each Class of Group 2 Subordinate Certificates), and Collateral Groups 9, 10, 11 and 12 for such date (in the case of each Class of Group 3 Subordinate Certificates).

Appraised Value: With respect to any Mortgage Loan, the amount set forth in an appraisal made in connection with the origination of such Mortgage Loan as the value of the related Mortgaged Property.

Assignment Agreement: The agreement between LBB and the Seller dated as of May 1, 2007, pursuant to which LBB conveyed the Mortgage Loans to the Seller.

Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to the Trustee, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering the Mortgage Loans secured by Mortgaged Properties located in the same jurisdiction, if permitted by law; provided, however, that the Trustee shall not be responsible for determining whether any such assignment is in recordable form.

Authenticating Agent: Any authenticating agent appointed by the Trustee pursuant to Section 6.10.

Authorized Officer: Any Person who may execute an Officer’s Certificate, as specified in the definition thereof, on behalf of the Depositor.

Available Distribution Amount: As to each Collateral Group on any Distribution Date, the sum of the Applicable Fractions for each Mortgage Loan contributing to such Collateral Group of the principal portion of the following amounts with the interest portion thereof adjusted to the related Designated Rate (or weighted average rate, in the case of Collateral Group 11), as applicable:

(i) the total amount of all cash received by the Master Servicer through the Servicer Remittance Date applicable to each Servicer and deposited with the Trustee by the Master Servicer by the Master Servicer Remittance Date for such Distribution Date on the Mortgage Loans of such Collateral Group (including proceeds of any Insurance Policy and any other credit support relating to such Mortgage Loans and including any Subsequent Recovery or recoveries through liquidation of any REO Property), plus all Advances made by the Master Servicer or any Servicer (or the Trustee in its capacity as successor master servicer) for such Distribution Date, any Compensating Interest Payment for such date and Collateral Group and any amounts paid by any Servicer in respect of Prepayment Interest Shortfalls in respect of the related Mortgage Loans for such date and any proceeds of any purchase of a related Mortgage Loan, but not including:

(A) all amounts distributed pursuant to Section 5.02 on prior Distribution Dates;

(B) all Scheduled Payments of principal and interest collected but due on a date subsequent to the related Due Period;

(C) all Principal Prepayments received or identified by the applicable Servicer after the applicable Prepayment Period (together with any interest payments received with such prepayments to the extent that they represent the payment of interest accrued on the related Mortgage Loans for the period subsequent to the applicable Prepayment Period);

(D) any other unscheduled collection, including Net Liquidation Proceeds and Insurance Proceeds, received by the Master Servicer after the applicable Prepayment Period;

(E) all fees and amounts due, other than any Prepayment Penalty Amounts (as applicable), and reimbursable from funds of the Trust Fund to the Master Servicer, the Trustee, a Custodian or any Servicer pursuant to the terms of this Agreement, a Custodial Agreement or the applicable Servicing Agreement; and

(F) such portion of each payment in respect of interest representing Retained Interest, if any; and

(ii) any other payment made by the Master Servicer, the Trustee (as successor Master Servicer), any Servicer, the Seller, the Depositor, or any other Person with respect to such Distribution Date (including the Purchase Price with respect to any Mortgage Loan purchased by the Seller, the Depositor or any other Person and any related Substitution Amount) pursuant to this Agreement, a Custodial Agreement or a Servicing Agreement.

Average Rate: With respect to each Distribution Date and each Class of Group 1 Subordinate Certificates, a per annum rate equal to the weighted average of the Designated Rates applicable to Collateral Groups PO1, 1 and 2, expressed as a percentage and weighted on the basis of the Group Subordinate Amount for each such Collateral Group. With respect to each Distribution Date and each Class of Group 2 Subordinate Certificates, a per annum rate equal to the weighted average of the Designated Rates applicable to Collateral Groups 3, 4, 5, 7 and 8, expressed as a percentage and weighted on the basis of the Group Subordinate Amount for each such Collateral Group. With respect to each Distribution Date and each Class of Group 3 Subordinate Certificates, a per annum rate equal to the weighted average of the Designated Rates applicable to Collateral Groups 9, 10 and 12, and the weighted average rate for Collateral Group 11, expressed as a percentage and weighted on the basis of the Group Subordinate Amount for each such Collateral Group.

AX1 Mortgage Loans: Each Mortgage Loan in Pool 1 with a Net Mortgage Rate greater than 7.00%, as listed on Schedule D hereto.

AX2 Mortgage Loans: Each Mortgage Loan in Pool 2 with a Net Mortgage Rate greater than 8.00%, as listed on Schedule D hereto.

AX3 Mortgage Loans: Each Mortgage Loan in Pools 3A and 3B with a Net Mortgage Rate greater than 7.50%, as listed on Schedule D hereto.

Back-Up Certification: As defined in Section 6.20(e)(iv).

Balloon Mortgage Loan: Any Mortgage Loan having an original term to maturity that is shorter than its amortization schedule, and a final Scheduled Payment that is disproportionately large in comparison to other Scheduled Payments.

Balloon Payment: The final Scheduled Payment in respect of a Balloon Mortgage Loan.

Bankruptcy: With respect to any Person, the making of an assignment for the benefit of creditors, the filing of a voluntary petition in bankruptcy, adjudication as a bankrupt or insolvent, the entry of an order for relief in a bankruptcy or insolvency proceeding, the seeking of reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief, or seeking, consenting to or acquiescing in the appointment of a trustee, receiver or liquidator, dissolution, or termination, as the case may be, of such Person pursuant to the provisions of either the United States Bankruptcy Code of 1986, as amended, or any other similar state laws.

Bankruptcy Coverage Termination Date: The Distribution Date on which the Bankruptcy Loss Limit has been reduced to zero (or less than zero).

Bankruptcy Loss Limit: As of the Cut-off Date with respect to the Mortgage Loans in Pool 1, initially, $100,000, which amount shall be reduced from time to time by the amount of Bankruptcy Losses allocated to the related Certificates. As of the Cut-off Date with respect to the Mortgage Loans in Pool 2, initially $100,000, which amount shall be reduced from time to time by the amount of Bankruptcy Losses allocated to the related Certificates. As of the Cut-off Date with respect to the Mortgage Loans in Pools 3A and 3B collectively, initially, $100,000, which amount shall be reduced from time to time by the amount of Bankruptcy Losses allocated to the related Certificates.

Bankruptcy Losses: With respect to the Mortgage Loans in the related Collateral Group, losses that are incurred as a result of Deficient Valuations and any reduction, in a bankruptcy proceeding, of the amount of the Scheduled Payment on a Mortgage Loan other than as a result of a Deficient Valuation.

Basis Risk Reserve Fund: Any of the Class 1-A1 Reserve Fund, the Class 1-A9 Reserve Fund and the Class 3-A1 Reserve Fund.

Basis Risk Shortfall: With respect to any Distribution Date and each of the Class 1-A1, Class 1-A9 and Class 3-A1 Certificates, the excess, if any, of the amount of interest that each such Class of Certificates would have been entitled to receive if the Certificate Interest Rate for such Class was calculated without regard to its related per annum maximum rate (5.75%, with respect to the Class 1-A1 and Class 1-A9 Certificates, and 5.00%, with respect to the Class 3-A1 Certificates) for such Class, over the actual amount of interest such Class is entitled to receive for such Distribution Date.

Blanket Mortgage: The mortgage or mortgages encumbering a Cooperative Property.

Book-Entry Certificates: Beneficial interests in Certificates designated as “Book-Entry Certificates” in this Agreement, ownership and transfers of which shall be evidenced or made through book entries by a Clearing Agency as described in Section 3.09; provided, that after the occurrence of a condition whereupon book-entry registration and transfer are no longer permitted and Definitive Certificates are to be issued to Certificate Owners, such Book-Entry Certificates shall no longer be “Book-Entry Certificates.” As of the Closing Date, all of the Classes of Certificates listed in the third table of the Preliminary Statement, other than the Class P, Class X, Class LT-R and Class R Certificates, constitute Book-Entry Certificates.

Business Day: Any day other than (i) a Saturday or a Sunday, (ii) a day on which banking institutions in Colorado, Maryland, Minnesota or New York, or, if other than New York, the city in which the Corporate Trust Office of the Trustee is located, or (iii) with respect to any Servicer Remittance Date or any Servicer reporting date, the States specified in the definition of “Business Day” in the applicable Servicing Agreement, are authorized or obligated by law or executive order to be closed.

Cap Agreements: Any of the Class 1-A1 Cap Agreement, the Class 1-A9 Cap Agreement and the Class 3-A1 Cap Agreement.

Certificate: Any one of the certificates signed and countersigned by the Trustee in substantially one of the forms attached hereto as Exhibit A.

Certificate Account: The account maintained by the Trustee in accordance with the provisions of Section 4.04.

Certificate Insurance Premium: None.

Certificate Insurer: None.

Certificate Insurer Default: Not applicable.

Certificate Interest Rate: With respect to each Class of Certificates (other than the Class P, Class X, Class PO1, Class AP2, Class AP3 or Class 4-A4 Certificates) and the Class I Components, the applicable per annum rate formula specified or determined as provided in the Class Table.

Certificate Owner: With respect to a Book-Entry Certificate, the Person who is the owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency) and with respect to Certificates other than Book-Entry Certificates, the Holder.

Certificate Principal Amount: With respect to any Certificate (other than a Notional Certificate or any Class P or Class X Certificate), at the time of determination, the maximum specified dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the initial principal amount set forth on the face of such Certificate (1) less the amount of all principal distributions previously made with respect to such Certificate, all Realized Losses allocated to such Certificate, and, in the case of a Subordinate Certificate, any related Subordinate Certificate Writedown Amount allocated to such Certificate and (2) as increased, in the case of any Accrual Certificate, by such Certificate’s Percentage Interest of any Accrual Amount allocated thereto; provided, however, that on any Distribution Date on which a Subsequent Recovery is distributed, the Certificate Principal Amount of any Class of Certificates then outstanding for which any Realized Loss or any related Subordinate Certificate Writedown Amount has been applied will be increased, in order of seniority, by an amount (to be applied pro rata to all Certificates of such Class) equal to the lesser of (i) the amount the Class of Certificates has been reduced by any Realized Losses or any related Subordinate Certificate Writedown Amount which have not been previously increased by any Subsequent Recovery and (ii) the total amount of any Subsequent Recovery distributed on such date to Certificateholders after application (for this purpose) to the related more senior Classes of Certificates. For purposes of Article V hereof, unless specifically provided to the contrary, Certificate Principal Amounts shall be determined as of the close of business of the immediately preceding Distribution Date, after giving effect to all distributions made on such date. Notional Certificates and Class P Certificates are issued without Certificate Principal Amounts.

Certificate Register and Certificate Registrar: The register maintained and the registrar appointed pursuant to Section 3.02.

Certificateholder: The meaning provided in the definition of “Holder.”

Certification Parties: As defined in Section 6.20(e)(iv).

Certifying Person: As defined in Section 6.20(e)(iv).

Charged-off Loan: As of any date of determination, any Mortgage Loan other than a Covered Mortgage Loan that was delinquent in payment for a period of 180 days or more as of the last calendar day of the month immediately preceding the month in which such date of determination occurs, without giving effect to any grace period permitted by the related Mortgage Note; provided, however, that with respect to any such Mortgage Loan, (i) an equity analysis performed by the related Servicer supports charge-off over foreclosure, (ii) the related Mortgaged Property has not become REO Property, (iii) there are no active foreclosure or other loss mitigation activities and (iv) nothing has come to the attention of the related Servicer indicating that any such Mortgage Loan, at the time of its origination, violated any applicable federal, state or local law or regulation, including, without limitation, usury, truth-in-lending, consumer credit protection and privacy, equal credit opportunity, disclosure or predatory and abusive lending laws, applicable to the origination and servicing of such Mortgage Loan.

Class: All Certificates bearing the same class designation, and, in the case of REMIC I, all Lower Tier Interests bearing the same designation.

Class 1-A1 Cap Agreement: An interest rate cap agreement entered into on the Closing Date by the Trustee, not individually but solely in its capacity as Trustee of the Supplemental Interest Trust, with the applicable Cap Counterparty, for the benefit of the Class 1-A1 and Class X Certificates. Such agreement is attached hereto as Exhibit J.

Class 1-A1 Interest Rate Cap Amount: For the Class 1-A1 Cap Agreement and any Distribution Date, the amount, if any, to be paid by the Cap Counterparty to the Trustee for the account of the Supplemental Interest Trust pursuant to the Class 1-A1 Cap Agreement.

Class 1-A1 Reserve Fund: A separate account established by the Trustee that is held in the Supplemental Interest Trust for the benefit of the Holders of the Class 1-A1 and Class X Certificates.

Class 1-A9 Cap Agreement: An interest rate cap agreement entered into on the Closing Date by the Trustee, not individually but solely in its capacity as Trustee of the Supplemental Interest Trust, with the applicable Cap Counterparty, for the benefit of the Class 1-A9 and Class X Certificates. Such agreement is attached hereto as Exhibit J.

Class 1-A9 Interest Rate Cap Amount: For the Class 1-A9 Cap Agreement and any Distribution Date, the amount, if any, to be paid by the Cap Counterparty to the Trustee for the account of the Supplemental Interest Trust pursuant to the Class 1-A9 Cap Agreement.

Class 1-A9 Reserve Fund: A separate account established by the Trustee that is held in the Supplemental Interest Trust for the benefit of the Holders of the Class 1-A9 and Class X Certificates.

Class 3-A1 Cap Agreement: An interest rate cap agreement entered into on the Closing Date by the Trustee, not individually but solely in its capacity as Trustee of the Supplemental Interest Trust, with the applicable Cap Counterparty, for the benefit of the Class 3-A1 and Class X Certificates. Such agreement is attached hereto as Exhibit J.

Class 3-A1 Interest Rate Cap Amount: For the Class 3-A1 Cap Agreement and any Distribution Date, the amount, if any, to be paid by the Cap Counterparty to the Trustee for the account of the Supplemental Interest Trust pursuant to the Class 3-A1 Cap Agreement.

Class 3-A1 Reserve Fund: A separate account established by the Trustee that is held in the Supplemental Interest Trust for the benefit of the Holders of the Class 3-A1 and Class X Certificates.

Class I Components: Any of the Class I Components of the Class 12-A3, Class 12-A6, Class 12-A7 or Class 12-A8 Certificates.

Class LT-R Certificates: Each Class LT-R Certificate executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A and evidencing the residual interest in REMIC I.

Class Notional Amount: With respect to each Class of Notional Certificates (or in the case of the Class 12-A3, Class 12-A6, Class 12-A7 or Class 12-A8, each Class I Component thereof), as follows:

• With respect to any Distribution Date and the Class AX1 Certificates, the product of (1) a fraction, the numerator of which is the weighted average of the Net Mortgage Rates of the AX1 Mortgage Loans minus 7.00% and the denominator of which is 6.00%, and (2) the total Scheduled Principal Balance of the AX1 Mortgage Loans.

• With respect to any Distribution Date and the Class AX2 Certificates, the product of (1) a fraction, the numerator of which is the weighted average of the Net Mortgage Rates of the AX2 Mortgage Loans minus 8.00% and the denominator of which is 6.00%, and (2) the total Scheduled Principal Balance of the AX2 Mortgage Loans.

• With respect to any Distribution Date and the Class AX3 Certificates, the product of (1) a fraction, the numerator of which is the weighted average of the Net Mortgage Rates of the AX3 Mortgage Loans minus 7.50% and the denominator of which is 6.00%, and (2) the total Scheduled Principal Balance of the AX3 Mortgage Loans.

• With respect to any Distribution Date and the Class 1-A7 Certificates, the aggregate Class Principal Amount of the Class 1-A1 and Class 1-A9 Certificates immediately preceding such Distribution Date.

• With respect to any Distribution Date and the Class 2-A2 Certificates, the aggregate Class Principal Amount of the Class 2-A3 and Class 2-A4 Certificates immediately preceding such Distribution Date.

• With respect to any Distribution Date and the Class 3-A6 Certificates, the Class Principal Amount of the Class 3-A1 Certificates immediately preceding such Distribution Date.

• With respect to any Distribution Date and the Class 4-A5 Certificates, six times the Class Principal Amount of the Class 4-A4 Certificates immediately preceding such Distribution Date.

• With respect to any Distribution Date and the Class 5-A2 Certificates, the Class Principal Amount of the Class 5-A1 Certificates immediately preceding such Distribution Date.

• With respect to any Distribution Date and the Class 7-A2 Certificates, the Class Principal Amount of the Class 7-A1 Certificates immediately preceding such Distribution Date.

• With respect to any Distribution Date and the Class 8-A2 Certificates, the aggregate Class Principal Amounts of the Class 8-A4 and Class 8-A5 Certificates immediately preceding such Distribution Date.

• With respect to any Distribution Date and the Class 10-A2 Certificates, the aggregate Class Principal Amount of the Class 10-A4 and Class 10-A5 Certificates immediately preceding such Distribution Date.

• With respect to any Distribution Date and the Class 12-A2 Certificates, 99.27150870547% of the aggregate Class Principal Amount of the Class 12-A4 and Class 12-A5 Certificates immediately preceding such Distribution Date.

• With respect to any Distribution Date and the Class 12-A3 Certificates, 0.18212282663% of the aggregate Class Principal Amount of the Class 12-A4 and Class 12-A5 Certificates immediately preceding such Distribution Date.

• With respect to any Distribution Date and the Class 12-A6 Certificates, 0.18212282663% of the aggregate Class Principal Amount of the Class 12-A4 and Class 12-A5 Certificates immediately preceding such Distribution Date.

• With respect to any Distribution Date and the Class 12-A7 Certificates, 0.18212282663% of the aggregate Class Principal Amount of the Class 12-A4 and Class 12-A5 Certificates immediately preceding such Distribution Date.

• With respect to any Distribution Date and the Class 12-A8 Certificates, 0.18212282663% of the aggregate Class Principal Amount of the Class 12-A4 and Class 12-A5 Certificates immediately preceding such Distribution Date.

Class P Certificate: The Class P Certificate executed by the Trustee and authenticated by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A, evidencing beneficial ownership of the Class P Distributable Amount.

Class P Components: Any of the Class P Components of the Class 12-A3, Class 12-A6, Class 12-A7 or Class 12-A8 Certificates.

Class P Distributable Amount: With respect to each Distribution Date, all Prepayment Penalty Amounts received during the related Due Period with respect to Mortgage Loans in Collateral Group 11 for which the Seller holds the servicing rights, as set forth on the Mortgage Loan Schedule.

Class Percentage: With respect to each Class of the Subordinate Certificates, for each Distribution Date, the percentage obtained by dividing the Class Principal Amount of such Class immediately prior to such Distribution Date by the sum of the aggregate Class Principal Amount of all Classes of Senior Certificates and the aggregate Class Principal Amount of all Classes of Subordinate Certificates immediately prior to such date.

Class Principal Amount: With respect to each Class of Certificates other than any Class of Notional Certificates and the Class P and Class X Certificates, the aggregate of the Certificate Principal Amounts of all Certificates of such Class at the date of determination. With respect to each Class of Notional Certificates, zero. With respect to each Class of Lower Tier Interest and any date of determination, the initial Class Principal Amount, if any, as set forth in the Preliminary Statement as reduced by all distributions of principal and all losses previously allocated to such Class.

Class R-2 Interest: The sole residual interest in REMIC II.

Class Table: The table, attached as Exhibit S hereto, setting forth the characteristics of each Class of Certificates (and the Exchange and Exchangeable Classes).

Clearing Agency: An organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act. As of the Closing Date, the Clearing Agency shall be The Depository Trust Company.

Clearing Agency Participant: A broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

Clearstream: Clearstream Banking Luxembourg, and any successor thereto.

Closing Date: May 30, 2007.

Code: The Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

Collateral Group: Any of Collateral Groups PO1, PO2, PO3, 1, 2, 3, 4, 5, 7, 8, 9, 10, 11 or 12.

Collateral Group PO1: The group of Discount Mortgage Loans (or portions thereof) in Subgroup 1-A with a Net Mortgage Rate of 0.00%.

Collateral Group PO2: The group of Discount Mortgage Loans (or portions thereof) in Subgroup 2-A that have been stripped to a Net Mortgage Rate of 0.00%.

Collateral Group PO3: The group of Discount Mortgage Loans (or portions thereof) in Subgroup 3-A that have been stripped to a Net Mortgage Rate of 0.00%.

Collateral Group 1: The group of Mortgage Loans (or portions thereof) in Subgroup 1-A and Subgroup 1-B that have been stripped to a Net Mortgage Rate of 5.75%.

Collateral Group 2: The group of Mortgage Loans (or portions thereof) in Subgroup 1-B and Subgroup 1-C that have been stripped of a Net Mortgage Rate of 7.00%.

Collateral Group 3: The group of Mortgage Loans (or portions thereof) in Subgroup 2-A and Subgroup 2-B that have been stripped of a Net Mortgage Rate of 5.00%.

Collateral Group 4: The group of Mortgage Loans (or portions thereof) in Subgroup 2-B and Subgroup 2-C that have been stripped of a Net Mortgage Rate of 6.00%.

Collateral Group 5: The group of Mortgage Loans (or portions thereof) in Subgroup 2-C and Subgroup 2-D that have been stripped of a Net Mortgage Rate of 7.00%.

Collateral Group 7: The group of Mortgage Loans (or portions thereof) in Subgroup 2-D and Subgroup 2-E that have been stripped of a Net Mortgage Rate of 7.50%.

Collateral Group 8: The group of Mortgage Loans (or portions thereof) in Subgroup 2-E and Subgroup 2-F that have been stripped of a Net Mortgage Rate of 8.00%.

Collateral Group 9: The group of Mortgage Loans (or portions thereof) in Subgroup 3A-A and Subgroup 3A-B that have been stripped of a Net Mortgage Rate of 6.00%.

Collateral Group 10: The group of Mortgage Loans (or portions thereof) in Subgroup 3A-B and Subgroup 3A-C that have been stripped of a Net Mortgage Rate of 6.75%.

Collateral Group 11: The group of Mortgage Loans in Pool 3B.

Collateral Group 12: The group of Mortgage Loans (or portions thereof) in Subgroup 3A-C and Subgroup 3A-D that have been stripped of a Net Mortgage Rate of 7.50%.

Collection Account: A separate account established and maintained by the Master Servicer pursuant to Section 4.01.

Commission: U.S. Securities and Exchange Commission.

Combination Group: Any combination of Exchange Certificates set forth on Appendix A to the Exchange Trust Agreement.

Compensating Interest Payment: With respect to any Distribution Date, an amount equal to the aggregate amount of any Prepayment Interest Shortfalls required to be paid by the Servicers with respect to such Distribution Date. The Master Servicer shall not be responsible to make any Compensating Interest Payment.

Component: Each of the Class 12-A3, Class 12-A6, Class 12-A7 or Class 12-A8 Certificates shall be issued in two non-severable Components: the Class I and Class P Components. The Class I Components shall be issued with a Certificate Interest Rate and Class Notional Amount; the Class P Components shall not be issued with either a Certificate Interest Rate or a balance but shall evidence the right to receive distributions pursuant to Section 5.06.

Component Certificate: Each of the Class 12-A3, Class 12-A6, Class 12-A7 and Class 12-A8 Certificates.

Component Interest Rate: None.

Component Notional Amount: None.

Component Principal Amount: None.

Component Writedown Amount: Not applicable.

Control: The meaning specified in Section 8-106 of the UCC.

Conventional Loan: A Mortgage Loan that is not insured by the United States Federal Housing Administration or guaranteed by the United States Veterans Administration.

Converted Mortgage Loan: None.

Convertible Mortgage Loan: None.

Cooperative Corporation: The entity that holds title (fee or an acceptable leasehold estate) to the real property and improvements constituting the Cooperative Property and which governs the Cooperative Property, which Cooperative Corporation must qualify as a Cooperative Housing Corporation under Section 216 of the Code.

Cooperative Loan: Any Mortgage Loan secured by Cooperative Shares and a Proprietary Lease.

Cooperative Loan Documents: As to any Cooperative Loan, (i) the Cooperative Shares, together with a stock power in blank; (ii) the original executed Security Agreement and the assignment of the Security Agreement endorsed in blank; (iii) the original executed Proprietary Lease and the assignment of the Proprietary Lease endorsed in blank; (iv) the original executed Recognition Agreement and the assignment of the Recognition Agreement (or a blanket assignment of all Recognition Agreements) endorsed in blank; (v) the executed UCC-1 financing statement with evidence of recording thereon, which has been filed in all places required to perfect the security interest in the Cooperative Shares and the Proprietary Lease; and (vi) executed UCC-3 financing statements (or copies thereof) or other appropriate UCC financing statements required by state law, evidencing a complete and unbroken line from the mortgagee to the Trustee with evidence of recording thereon (or in a form suitable for recordation).

Cooperative Property: The real property and improvements owned by the Cooperative Corporation, that includes the allocation of individual dwelling units to the holders of the Cooperative Shares of the Cooperative Corporation.

Cooperative Shares: Shares issued by a Cooperative Corporation.

Cooperative Unit: A single-family dwelling located in a Cooperative Property.

Corporate Trust Office: With respect to the Trustee, the principal corporate trust office at which, at any particular time, its corporate trust business shall be administered, which office at the date hereof is located at (a) for purposes of presentment, exchange and surrender of the Certificates, Wells Fargo Bank, N.A., Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust, LMT 2007-5 and (b) for all other purposes, Wells Fargo Bank, N.A., 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Client Services Manager, LMT 2007-5.

Corresponding Class: With respect to any class of REMIC II Interests, the Class of Certificates so designated in the Preliminary Statement hereto. With respect to any Class of Certificates, the class or classes of Lower Tier Interests so designated in the Preliminary Statement hereto.

Covered Mortgage Loan: Any mortgage loan that is covered by a Primary Mortgage Insurance Policy.

Credit Score: With respect to any Mortgage Loan, a numerical assessment of default risk with respect to the Mortgagor under such Mortgage Loan, determined on the basis of a methodology developed by Fair, Isaac & Co., Inc.

Credit Support Depletion Date: With respect to each Mortgage Pool, the Distribution Date on which, giving effect to all distributions on such date, the aggregate Certificate Principal Amount of the related Subordinate Certificates is reduced to zero.

Credit Support Percentage: As to any Class of Subordinate Certificates and any Distribution Date, the sum of the Class Percentages of all related Classes of Certificates that rank lower in priority than such Class.

Custodial Agreement: Each custodial agreement attached as Exhibit K hereto, and any custodial agreement subsequently executed by the Trustee substantially in the form thereof.

Custodian: Each custodian appointed by the Trustee pursuant to the Custodial Agreement, and any successor thereto. The initial custodians shall be Wells Fargo Bank, N.A., U.S. Bank National Association, LaSalle Bank, National Association and Deutsche Bank National Trust Company.

Cut-off Date: May 1, 2007.

Cut-off Date Aggregate Principal Balance: With respect to the Mortgage Loans in the Trust Fund on the Closing Date, the Aggregate Principal Balance for all such Mortgage Loans as of the Cut-off Date.

Debt Service Reduction: With respect to any Mortgage Loan, a reduction of the Scheduled Payment that the related Mortgagor is obligated to pay on any Due Date as a result of any proceeding under Bankruptcy law or any similar proceeding.

Deceased Holder: Not applicable.

Deferred Interest: Not applicable.

Deficiency Amount: Not applicable.

Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under such Mortgage Loan, which valuation results from a proceeding under Bankruptcy law or any similar proceeding.

Definitive Certificate: A Certificate of any Class issued in definitive, fully registered, certificated form.

Deleted Mortgage Loan: A Mortgage Loan that is repurchased from the Trust Fund pursuant to the terms hereof or as to which one or more Qualifying Substitute Mortgage Loans are substituted therefor.

Depositor: Structured Asset Securities Corporation, a Delaware corporation having its principal place of business in New York, or its successors in interest.

Designated Agreement: The Sale and Servicing Agreement dated as of May 1, 2007, between FNMA and LBH, in its capacity as servicer under that agreement.

Designated Mortgage Loan: Any mortgage loan separately securitized and listed on Schedule C hereto.

Designated Rate: For Collateral Group 1, 5.75%. For Collateral Groups 2 and 5, 7.00%. For Collateral Groups 4 and 9, 6.00%. For Collateral Group 3, 5.00%. For Collateral Groups 7 and 12, 7.50%. For Collateral Group 8, 8.00%. For Collateral Group 10, 6.75%. For Collateral Groups PO1, PO2 and PO3, 0.00%.

Determination Date: With respect to each Distribution Date and any Servicer, as specified in the applicable Servicing Agreement.

Discount Mortgage Loan: With respect to Pool 1, any related Mortgage Loan with a Net Mortgage Rate of less than 5.75%. With respect to Pool 2, any related Mortgage Loan with a Net Mortgage Rate of less than 5.00%. With respect to Pool 3A, any related Mortgage Loan with a Net Mortgage Rate of less than 6.00%.

Disqualified Organization: A “disqualified organization” as defined in Section 860E(e)(5) of the Code.

Distressed Mortgage Loan: Any Mortgage Loan that at the date of determination is delinquent in payment for a period of 90 days or more without giving effect to any grace period permitted by the related Mortgage Note or for which the applicable Servicer or the Trustee has accepted a deed in lieu of foreclosure.

Distribution Date: The 25th day of each month, or, if such 25th day is not a Business Day, the next succeeding Business Day commencing in June 2007.

Distribution Date Statement: As defined in Section 4.03(a) hereof.

Document Transfer Event: Not applicable.

Due Date: With respect to any Mortgage Loan, the date on which a Scheduled Payment is due under the related Mortgage Note.

Due Period: With respect to any Distribution Date, the period commencing on the second day of the month immediately preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

Eligible Account: Either (i) an account or accounts maintained with a federal or state chartered depository institution or trust company acceptable to the Rating Agencies or (ii) an account or accounts the deposits in which are insured by the FDIC to the limits established by such corporation, provided that any such deposits not so insured shall be maintained in an account at a depository institution or trust company whose commercial paper or other short term debt obligations (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short term debt or deposit obligations of such holding company or depository institution, as the case may be) have been rated by each Rating Agency in its highest short-term rating category, or (iii) a segregated trust account or accounts (which shall be a “special deposit account”) maintained with the Trustee or any other federal or state chartered depository institution or trust company, acting in its fiduciary capacity, in a manner acceptable to the Trustee and the Rating Agencies. Eligible Accounts may bear interest.

Eligible Investments: Any one or more of the following obligations or securities:

(i) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America (“Direct Obligations”);

(ii) federal funds, or demand and time deposits in, certificates of deposits of, or bankers’ acceptances issued by, any depository institution or trust company (including U.S. subsidiaries of foreign depositories and the Trustee or any agent of the Trustee, acting in its respective commercial capacity) incorporated or organized under the laws of the United States of America or any state thereof and subject to supervision and examination by federal or state banking authorities, so long as at the time of investment or the contractual commitment providing for such investment the commercial paper or other short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short-term debt or deposit obligations of such holding company or deposit institution, as the case may be) have been rated by each Rating Agency in its highest short-term rating category or one of its two highest long-term rating categories;

(iii) repurchase agreements collateralized by Direct Obligations or securities guaranteed by GNMA, FNMA or FHLMC with any registered broker/dealer subject to Securities Investors’ Protection Corporation jurisdiction or any commercial bank insured by the FDIC, if such broker/dealer or bank has an uninsured, unsecured and unguaranteed obligation rated by each Rating Agency in its highest short-term rating category;

(iv) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which have a credit rating from each Rating Agency, at the time of investment or the contractual commitment providing for such investment, at least equal to one of the two highest short-term credit ratings of each Rating Agency; provided, however, that securities issued by any particular corporation will not be Eligible Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Trust Fund to exceed 20% of the sum of the Aggregate Principal Balance and the aggregate principal amount of all Eligible Investments in the Certificate Account; provided, further, that such securities will not be Eligible Investments if they are published as being under review with negative implications from any Rating Agency;

(v) commercial paper (including both non interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 180 days after the date of issuance thereof) rated by each Rating Agency in its highest short-term ratings;

(vi) a Qualified GIC;

(vii) certificates or receipts representing direct ownership interests in future interest or principal payments on obligations of the United States of America or its agencies or instrumentalities (which obligations are backed by the full faith and credit of the United States of America) held by a custodian in safekeeping on behalf of the holders of such receipts; and

(viii) any other demand, money market fund, common trust fund or time deposit or obligation, or interest-bearing or other security or investment (including those managed or advised by the Trustee or any Affiliate thereof), (A) rated in the highest rating category by each Rating Agency rating such investment or (B) that would not adversely affect the then current rating by any Rating Agency of any of the Certificates. Such investments in this subsection (viii) may include money market mutual funds or common trust funds, including any other fund for which Wells Fargo Bank, N.A. (in its commercial capacity), the Trustee, the Master Servicer or an affiliate thereof serves as an investment advisor, administrator, shareholder servicing agent, and/or custodian or subcustodian, notwithstanding that (x) Wells Fargo Bank, N.A. (in its commercial capacity), the Trustee, the Master Servicer or an affiliate thereof charges and collects fees and expenses from such funds for services rendered, (y) Wells Fargo Bank, N.A. (in its commercial capacity), the Trustee, the Master Servicer or an affiliate thereof charges and collects fees and expenses for services rendered pursuant to this Agreement, and (z) services performed for such funds and pursuant to this Agreement may converge at any time. The Trustee or an affiliate thereof is specifically authorized to charge and collect from the Trust Fund such fees as are collected from all investors in such funds for services rendered to such funds (but not to exceed investment earnings thereon);

provided, however, that no such instrument shall be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations, provided that any such investment will be a “permitted investment” within the meaning of Section 860G(a)(5) of the Code.

Employee Discount Rate: Not applicable.

Employee Mortgage Loan: None.

ERISA: The Employee Retirement Income Security Act of 1974, as amended.

ERISA-Qualifying Underwriting: A best efforts or firm commitment underwriting or private placement that meets the requirements of an Underwriter’s Exemption.

ERISA-Restricted Certificate: Any Class 12-A3, Class 12-A6, Class 12-A7, Class 12-A8, Class 1B4, Class 1B5, Class 1B6, Class 2B4, Class 2B5, Class 2B6, Class 3B4, Class 3B5, Class 3B6, Class X, Class P, Class R or Class LT-R Certificate or any Certificate with a rating below the lowest applicable rating permitted under the Underwriter’s Exemption.

ERISA-Restricted Trust Certificate: Any Class 1-A1, Class 1-A9 and Class 3-A1 Certificate.

Escrow Account: Any account established and maintained by the applicable Servicer pursuant to the applicable Servicing Agreement.

Euroclear: JPMorgan Chase Bank, Brussels office, as operator of the Euroclear System.

Event of Default: Any one of the conditions or circumstances enumerated in Section 6.14(a).

Excess Loss: Any Bankruptcy Loss, or portion thereof, in excess of the then-applicable Bankruptcy Loss Limit, any Fraud Loss, or portion thereof, in excess of the then-applicable Fraud Loss Limit, and any Special Hazard Loss, or portion thereof, in excess of the then-applicable Special Hazard Loss Limit.

Exchange Act: The Securities and Exchange Act of 1934, as amended.

Exchange Act Signing Party: Either the Depositor or the Master Servicer, to be determined by mutual agreement between such parties.

Exchange Class or Exchange Certificates: The Classes of Certificates identified as such, and issued under, the Exchange Trust Agreement.

Exchangeable Classes or Exchangeable Certificates: The Classes of Certificates identified as such, and issued under, the Exchange Trust Agreement.

Exchange Trust Agreement: The Exchange Trust Agreement dated as of May 1, 2007, entered into by and among the Depositor and the Trustee for the issuance of the Exchange and Exchangeable Certificates.

Exchange Trustee: Wells Fargo Bank, N.A., in its capacity as trustee under the Exchange Trust Agreement.

FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

FHLMC or Freddie Mac: The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

Final Scheduled Distribution Date: With respect to all Collateral Groups, the Distribution Date in June 2037.

Financial Asset: The meaning specified in Section 8-102(a)(9) of the UCC.

Financial Intermediary: A broker, dealer, bank or other financial institution or other Person that clears through or maintains a custodial relationship with a Clearing Agency Participant.

First Payment Default Mortgage Loan: Any Mortgage Loan (i) originated by LBB specified in Section 1.04(e) of the Mortgage Loan Sale and Assignment Agreement in respect of which the related Mortgagor does not make the first payment due to the Seller within the time frame required under such section or (ii) originated by LBB specified in Section 1.04(e) of the Mortgage Loan Sale Agreement in respect of which the related Mortgagor does not make the first or second payment due to the Seller within the time frame required under such section.

Fitch: Fitch Ratings or any successor in interest.

FNMA or Fannie Mae: The Federal National Mortgage Association, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

Form 8-K Disclosure Information: As defined in Section 6.20(f)(i).

Form 10-K Certification: The certification required pursuant to Rule 13a-14 under the Exchange Act.

FPD Premium: With respect to any First Payment Default Mortgage Loan repurchased under Section 1.04(e) of the Mortgage Loan Sale and Assignment Agreement, the excess, if any of the FPD Purchase Price over the Purchase Price for such Mortgage Loan.

FPD Purchase Price: With respect to any First Payment Default Mortgage Loan, an amount equal to the sum of (a) the greater of (i) 100% of the unpaid principal balance of such Mortgage Loan and (ii) the price at which such Mortgage Loan was originally purchased by the Seller as set forth on Schedule B, and (b) accrued interest thereon at the applicable Mortgage Rate from the date as to interest was last paid to (but not including) the Due Date in the Collection Period immediately preceding the related Distribution Date.

Fraud Loss: Any Realized Loss on a Liquidated Mortgage Loan sustained by reason of a default arising from fraud, dishonesty or misrepresentation in connection with such Liquidated Mortgage Loan, as reported by a Servicer to the Master Servicer.

Fraud Loss Limit: As of the Cut-off Date with respect to the Mortgage Loans in Pool 1, initially, $3,548,428. As of the Cut-off Date with respect to the Mortgage Loans in Pool 2, initially $6,970,052. As of the Cut-off Date with respect to the Mortgage Loans in Pools 3A and 3B, collectively, initially $2,972,416. In addition, on each anniversary of the Cut-off Date, the Fraud Loss Limit for Pool 1 will be reduced as follows: (a) on the first and second anniversaries of the Cut-off Date, to an amount equal to the lesser of (1) such Fraud Loss Limit as of the most recent anniversary of the Cut-off Date and (2) 1.00% of the aggregate Scheduled Principal Balance of the related Mortgage Loans, as of the most recent anniversary of the Cut-off Date, and (b) on the third through the fifth anniversaries of the Cut-off Date, to an amount equal to the lesser of (1) such Fraud Loss Limit as of the most recent anniversary of the Cut-off Date and (2) 0.50% of the aggregate Scheduled Principal Balance of the related Mortgage Loans, as of the most recent anniversary of the Cut-off Date and thereafter, to zero. Similarly, on each anniversary of the Cut-off Date, the Fraud Loss Limit for Pool 2 will be reduced as follows: (a) on the first and second anniversaries of the Cut-off Date, to an amount equal to the lesser of (1) such Fraud Loss Limit as of the most recent anniversary of the Cut-off Date and (2) 1.00% of the aggregate Scheduled Principal Balance of the related Mortgage Loans, as of the most recent anniversary of the Cut-off Date, and (b) on the third through fifth anniversaries of the Cut-off Date, to an amount equal to the lesser of (1) such Fraud Loss Limit as of the most recent anniversary of the Cut-off Date and (2) 0.50% of the aggregate Scheduled Principal Balance of the related Mortgage Loans, as of the most recent anniversary of the Cut-off Date and thereafter, to zero. Finally, on each anniversary of the Cut-off Date, the Fraud Loss Limit for Pool 3A and Pool 3B will be reduced as follows: (a) on the first through the third anniversaries of the Cut-off Date, to an amount equal to the lesser of (1) such Fraud Loss Limit as of the most recent anniversary of the Cut-off Date and (2) 1.00% of the aggregate Scheduled Principal Balance of the related Mortgage Loans, as of the most recent anniversary of the Cut-off Date, and (b) on the fourth and fifth anniversaries of the Cut-off Date, to an amount equal to the lesser of (1) such Fraud Loss Limit as of the most recent anniversary of the Cut-off Date and (2) 0.50% of the aggregate Scheduled Principal Balance of the related Mortgage Loans, as of the most recent anniversary of the Cut-off Date and thereafter, to zero.

Global Securities: The global certificates representing the Book-Entry Certificates.

GNMA: The Government National Mortgage Association, a wholly owned corporate instrumentality of the United States within HUD.

Group 1 Percentage: With respect to any Distribution Date and the Class 1-A6, Class 1-A8 and Class 1-A12 Certificates, the percentage obtained by dividing (x) the aggregate Class Principal Amount of the Class 1-A6, Class 1-A8 and Class 1-A12 Certificates immediately prior to such date, by (y) the aggregate Class Principal Amount of the Class 1-A1, Class 1-A3, Class 1-A4, Class 1-A6, Class 1-A8, Class 1-A9, Class 1-A10, Class 1-A11 and Class 1-A12 Certificates. For any Distribution Date and the Class 1-A3 and Class 1-A4 Certificates, the percentage obtained by dividing (x) the sum of (I) the aggregate Class Principal Amount of the Class 1-A3 and Class 1-A4 Certificates immediately prior to such date and (II) $37,430,500, by (y) the aggregate Class Principal Amount of the Class 1-A1, Class 1-A3, Class 1-A4, Class 1-A9, Class 1-A10 and Class 1-A11 Certificates.

Group 1 Priority Amount: With respect to any Distribution Date and the Class 1-A6, Class 1-A8 and Class 1-A12 Certificates, the lesser of (i) the sum of (x) the product of the related Group 1 Percentage for such date, the Shift Percentage for such date and the Scheduled Principal Amount for Collateral Group 1 for such date and (y) the product of the related Group 1 Percentage for such date, the Shift Percentage for such date and the Unscheduled Principal Amount for Collateral Group 1 for such date, and (ii) the sum of the Class Principal Amounts of such Classes of Certificates immediately prior to such date. For any Distribution Date and the Class 1-A3 and Class 1-A4 Certificates, the lesser of (i) the sum of (x) the product of the related Group 1 Percentage for such date, the Shift Percentage for such date and the remaining the Scheduled Principal Amount for Collateral Group 1 for such date after distributions have been made to the Class 1-A6, Class 1-A8 and Class 1-A12 Certificates, and (y) the product of the related Group 1 Percentage for such date, the Shift Percentage for such date and the remaining Unscheduled Principal Amount for Collateral Group 1 for such date distributions have been made to the Class 1-A6, Class 1-A8 and Class 1-A12 Certificates, and (ii) the sum of the Class Principal Amounts of such Classes of Certificates immediately prior to such date. Notwithstanding the foregoing, on and after the Group 1 Credit Support Depletion Date, such Classes will each be entitled to its pro rata share of the Senior Principal Distribution Amount for Collateral Group 1.

Group 1 Subordinate Certificates: Any of the Class 1M, Class 1B1, Class 1B2, Class 1B3, Class 1B4, Class 1B5 and Class 1B6 Certificates.

Group 1 Credit Support Depletion Date: With respect to the Distribution Date on which the Class Principal Amounts of the Group 1 Subordinate Certificates have each been reduced to zero.

Group 2 Subordinate Certificates: Any of the Class 2B1, Class 2B2, Class 2B3, Class 2B4, Class 2B5 and Class 2B6 Certificates.

Group 2 Credit Support Depletion Date: With respect to the Distribution Date on which the Class Principal Amounts of the Group 2 Subordinate Certificates have each been reduced to zero.

Group 3 Subordinate Certificates: Any of the Class 3B1, Class 3B2, Class 3B3, Class 3B4, Class 3B5 and Class 3B6 Certificates.

Group 3 Credit Support Depletion Date: With respect to the Distribution Date on which the Class Principal Amounts of the Group 3 Subordinate Certificates have each been reduced to zero.

Group 3 Percentage: With respect to any Distribution Date and the Class 3-A7 and Class 3-A8 Certificates, the percentage obtained by dividing (x) the aggregate Class Principal Amount of the Class 3-A7 and Class 3-A8 Certificates immediately prior to such date, by (y) the aggregate Class Principal Amount of the Class 3-A1, Class 3-A2, Class 3-A5, Class 3-A7, Class 3-A8, Class 3-A9 and Class 3-A10 Certificates. For any Distribution Date and the Class 3-A9 and Class 3-A10 Certificates, the percentage obtained by dividing (x) the sum of (I) the aggregate Class Principal Amount of the Class 3-A9 and Class 3-A10 Certificates immediately prior to such date and (II) $23,259,000, by (y) the aggregate Class Principal Amount of the Class 3-A1, Class 3-A2, Class 3-A5, Class 3-A9 and Class 3-A10 Certificates.

Group 3 Priority Amount: With respect to any Distribution Date and the Class 3-A7 and Class 3-A8 Certificates, the lesser of (i) the sum of (x) the product of the related Group 3 Percentage for such date, the Shift Percentage for such date and the Scheduled Principal Amount for Collateral Group 3 for such date and (y) the product of the related Group 3 Percentage for such date, the Shift Percentage for such date and the Unscheduled Principal Amount for Collateral Group 3 for such date, and (ii) the sum of the Class Principal Amounts of such Classes of Certificates immediately prior to such date. For any Distribution Date and the Class 3-A9 and Class 3-A10 Certificates, the lesser of (i) the sum of (x) the product of the related Group 3 Percentage for such date, the Shift Percentage for such date and the remaining Scheduled Principal Amount for Collateral Group 3 for such date after distributions have been made to the Class 3-A7 and Class 3-A8 Certificates, and (y) the product of the related Group 3 Percentage for such date, the Shift Percentage for such date and the remaining Unscheduled Principal Amount for Collateral Group 3 for such date after distributions have been made to the Class 3-A7 and Class 3-A8 Certificates, and (ii) the sum of the Class Principal Amounts of such Classes of Certificates immediately prior to such date. Notwithstanding the foregoing, on and after the Group 3 Credit Support Depletion Date, such Classes will each be entitled to its pro rata share of the Senior Principal Distribution Amount for Collateral Group 3.

Group Subordinate Amount: With respect to any Collateral Group (other than Collateral Groups PO2 and PO3) and any Distribution Date, the excess of the Non-AP Pool Balance for the immediately preceding Distribution Date for that Collateral Group over the sum of the Certificate Principal Amounts of the related Non-AP Senior Certificates immediately prior to that Distribution Date.

Hard Prepayment Penalties: Any prepayment premiums that are subject to prepayment penalty amounts in connection with any voluntary prepayments in full, and certain voluntary prepayments in part, regardless of whether such prepayments are made concurrently with the sale of the related mortgaged property and as identified in Schedule F hereto, in the case of the Mortgage Loans or Schedule C hereto, in the case of the Designated Mortgage Loans.

Holder or Certificateholder: The registered owner of any Certificate as recorded on the books of the Certificate Registrar except that, solely for the purposes of taking any action or giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor, the Trustee, the Master Servicer, any Servicer, the Cap Counterparty or any Affiliate thereof shall be deemed not to be outstanding in determining whether the requisite percentage necessary to effect any such consent has been obtained, except that, in determining whether the Trustee shall be protected in relying upon any such consent, only Certificates which a Responsible Officer of the Trustee knows to be so owned shall be disregarded. The Trustee may request and conclusively rely on certifications by the Depositor, the Master Servicer and any Servicer in determining whether any Certificates are registered to an Affiliate of the Depositor, the Master Servicer, the Cap Counterparty or any Servicer. After a Section 7.01(c) Purchase Event other than in Sections 5.02(a) through (h) and 11.03(a) and (b) herein, and, except in the case of the Class LT-R Certificates, Sections 3.03, 3.04, 3.05, 3.06, 3.07, 3.09 and 5.07(c) and (f) herein, all references in this Agreement to “Holder” or “Certificateholder” shall be deemed to be references to the LTURI-holder, as recorded on the books of the Certificate Registrar, as holder of the Lower Tier REMIC 1 Uncertificated Regular Interests.

HUD: The United States Department of Housing and Urban Development, or any successor thereto.

Independent: When used with respect to any Accountants, a Person who is “independent” within the meaning of Rule 2-01(b) of the Commission’s Regulation S-X. When used with respect to any other Person, a Person who (a) is in fact independent of another specified Person and any Affiliate of such other Person, (b) does not have any material direct financial interest in such other Person or any Affiliate of such other Person, and (c) is not connected with such other Person or any Affiliate of such other Person as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

Individual Redemption Certificate: Not applicable.

Initial LIBOR Rate: 5.32%.

Initial Optional Termination Date: As defined in Section 7.01(b).

Insurance Policy: Any Primary Mortgage Insurance Policy and any standard hazard insurance policy, flood insurance policy, earthquake insurance policy or title insurance policy relating to the Mortgage Loans or the Mortgaged Properties, to be in effect as of the Closing Date or thereafter during the term of this Agreement.

Insurance Proceeds: Amounts paid by the insurer under any Insurance Policy, other than amounts (i) to cover expenses incurred by or on behalf of a Servicer in connection with procuring such proceeds, (ii) to be applied to restoration or repair of the related Mortgaged Property, (iii) required to be paid over to the Mortgagor pursuant to law or the related Mortgage Note or (iv) to be applied toward payment of any Retained Interest.

Interest Distribution Amount: Not applicable.

Interest Shortfall: With respect to any Class of Certificates (including any interest-bearing Component thereof but excluding the Class AP2, Class AP3, Class PO1, Class 4-A4 and Class X Certificates) and any Distribution Date, any Accrued Certificate Interest not distributed (or added to principal) with respect to any previous Distribution Date, other than due to any Net Prepayment Interest Shortfalls.

Intervening Assignments: The original intervening assignments of the Mortgage, notice of transfer or equivalent instrument.

Latest Possible Maturity Date: With respect to the Collateral Groups, the Distribution Date in June 2040.

LBB: Lehman Brothers Bank, FSB.

LBH: Lehman Brothers Holdings Inc., or any successor in interest.

LIBOR: (a) With respect to the first Accrual Period, the Initial LIBOR Rate. With respect to each subsequent Accrual Period, a per annum rate determined on the LIBOR Determination Date in the following manner by the Trustee on the basis of the “Interest Settlement Rate” set by the British Bankers’ Association (the “BBA”) for one-month United States dollar deposits, (1) as such rates appear on the Reuters screen “LIBOR01,” as of 11:00 a.m. (London time) on such LIBOR Determination Date or (2) if such rate does not appear on the Reuters screen “LIBOR01” as of 11:00 a.m. (London time), the Trustee will obtain such rate from the Bloomberg L.P. page “US0001M.”

(b) If any such rate is not published for such LIBOR Determination Date, LIBOR for such date will be the most recently published Interest Settlement Rate as it appears on Reuters screen “LIBOR01.” In the event that the BBA no longer sets an Interest Settlement Rate, the Trustee will designate an alternative index that has performed, or that the Trustee expects to perform, in a manner substantially similar to the BBA’s Interest Settlement Rate. The Trustee will select a particular index as the alternative index only if it receives an Opinion of Counsel, which opinion shall be an expense reimbursed from the Certificate Account pursuant to Section 4.04, that the selection of such index will not cause any of the REMICs to lose their classification as REMICs for federal income tax purposes.

The establishment of LIBOR by the Trustee and the Trustee’s subsequent calculation of the Certificate Interest Rate applicable to the LIBOR Certificates for the relevant Accrual Period, in the absence of manifest error, will be final and binding.

LIBOR Business Day: Any day on which banks in London, England and The City of New York are open and conducting transactions in foreign currency and exchange.

LIBOR Certificate: Any Certificate (or Component) whose Certificate Interest Rate adjusts on the basis of LIBOR.

LIBOR Component: None.

LIBOR Determination Date: For any LIBOR Certificate, the second LIBOR Business Day immediately preceding the commencement of each Accrual Period other than the first Accrual Period.

Liquidated Mortgage Loan: Any Charged-off Loan or defaulted Mortgage Loan as to which the Mortgage Loan or related REO Property has been disposed of and as to which the Master Servicer or the applicable Servicer has determined that all amounts that it expects to recover on behalf of the Trust Fund from or on account of such Mortgage Loan have been recovered.

Liquidation Expenses: Expenses that are incurred by the Master Servicer or a Servicer in connection with the liquidation of any defaulted Mortgage Loan and are not recoverable under the applicable Primary Mortgage Insurance Policy, including, without limitation, foreclosure and rehabilitation expenses, legal expenses and unreimbursed amounts expended pursuant to Sections 9.06, 9.16 or 9.22.

Liquidation Proceeds: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee’s sale, foreclosure sale or otherwise, or the sale of the related Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan, including any amounts remaining in the related Escrow Account, together with an net proceeds received on a monthly basis with respect to any properties acquired on behalf of the Holders by foreclosure or deed in lieu of foreclosure.

Living Holder: Not applicable.

Loan-to-Value Ratio: With respect to any Mortgage Loan and any date of determination, the ratio, expressed as a percentage, of (a) of the principal balance of such Mortgage Loan on such date, over (b) the Original Value thereof.

London Business Day: Any day on which banks are open for dealing in foreign currency and exchange in London, England and New York City.

Lower Tier Interest: Any one of the interests in a Lower Tier REMIC, as described in the Preliminary Statement.

Lower Tier REMIC: REMIC I or REMIC II, as described in the Preliminary Statement.

Lower Tier REMIC I Uncertificated Regular Interests: Lower Tier Interests of REMIC I constituting regular interests held in uncertificated form.

LTURI holder: The holder of Lower Tier REMIC I Uncertificated Regular Interests, which, upon the occurrence of a Section 7.01(c) Purchase Event, shall be the Master Servicer or its designee, and including any trustee in its capacity as trustee of any privately placed securitization.

Maintenance: With respect to any Cooperative Unit, the rent or fee paid by the Mortgagor to the Cooperative Corporation pursuant to the Proprietary Lease.

Master Servicer: Aurora Loan Services LLC, or any successor in interest, or if any successor master servicer shall be appointed as herein provided, then such successor master servicer.

Master Servicing Fee: As to any Distribution Date, an amount equal to one-twelfth the product of (a) the Master Servicing Fee Rate and (b) the outstanding principal balance of each Mortgage Loan.

Master Servicing Fee Rate: 0.00% per annum.

Master Servicer Remittance Date: With respect to each Distribution Date, one Business Day immediately preceding such Distribution Date.

Material Defect: As defined in Section 2.02(c) hereof.

MERS: Mortgage Electronic Registration Systems, Inc., a Delaware Corporation, or any successor in interest thereto.

MERS Mortgage Loan: Any Mortgage Loan as to which the related Mortgage, or an Assignment of Mortgage, has been or will be recorded in the name of MERS, as agent for the holder from time to time of the Mortgage Note.

Moody’s: Moody’s Investors Service, Inc., or any successor in interest.

Mortgage: A mortgage, deed of trust or other instrument encumbering a fee simple interest in real property securing a Mortgage Note, together with improvements thereto.

Mortgage File: The mortgage documents listed in Section 2.01(b) pertaining to a particular Mortgage Loan required to be delivered to the Trustee or a Custodian pursuant to this Agreement.

Mortgage Loan: A Mortgage and the related notes or other evidences of indebtedness secured by each such Mortgage or a manufactured housing contract conveyed, transferred, sold, assigned to or deposited with the Trustee pursuant to Section 2.01 or Section 2.05, including without limitation, each Mortgage Loan listed on the Mortgage Loan Schedule, as amended from time to time.

Mortgage Loan Sale Agreement: The agreement dated as of May 1, 2007, for the sale of the Mortgage Loans by LBH to the Depositor.

Mortgage Loan Schedule: The schedule attached hereto as Schedule A, which shall identify each Mortgage Loan, as such schedule may be amended from time to time to reflect the addition of Mortgage Loans to, or the deletion of Mortgage Loans from, the Trust Fund. Such schedule shall set forth, among other things, the following information with respect to each Mortgage Loan: (i) the Mortgage Loan identifying number; (ii) the Mortgagor’s name; (iii) the street address of the Mortgaged Property including the city, state and zip code; (iv) the original principal amount of the Mortgage Loan; (v) the Mortgage Rate at origination; (vi) the monthly payment of principal and interest at origination; (vii) the Mortgage Pool, Collateral Group or Group to which such Mortgage Loan has been assigned, (viii) the Servicer of such Mortgage Loan, (ix) the term and method of calculation of Prepayment Penalty Amounts, (x) whether such Mortgage Loan is an Employee Mortgage Loan, (xi) the initial Custodian for such Mortgage Loan, and (xii) whether such Mortgage Loan is a Simple Interest Mortgage Loan. The Depositor shall be responsible for providing the Trustee and the Master Servicer with all amendments to the Mortgage Loan Schedule.

Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage under a Mortgage Loan.

Mortgage Pool: Any of Pool 1, Pool 2, Pool 3A or Pool 3B.

Mortgage Rate: As to any Mortgage Loan, the per annum rate at which interest accrues on such Mortgage Loan, as determined under the related Mortgage Note as reduced by any Relief Act Reductions.

Mortgaged Property: Either of (x) the fee simple interest in real property, together with improvements thereto including any exterior improvements to be completed within 120 days of disbursement of the related Mortgage Loan proceeds, or (y) in the case of a Cooperative Loan, the related Cooperative Shares and Proprietary Lease, securing the indebtedness of the Mortgagor under the related Mortgage Loan.

Mortgagor: The obligor on a Mortgage Note.

Negative Amortization Certificate: None.

Net Liquidation Proceeds: With respect to any Liquidated Mortgage Loan, the related Liquidation Proceeds net of unreimbursed expenses incurred in connection with liquidation or foreclosure and unreimbursed Advances, Servicing Advances, Servicing Fees and Retained Interest, if any, received and retained in connection with the liquidation of such Mortgage Loan.

Net Mortgage Rate or NMR: With respect to any Mortgage Loan, the Mortgage Rate thereof reduced by the sum of the applicable Servicing Fee Rate, the applicable Retained Interest Rate, if any, and, if applicable and specified on the Mortgage Loan Schedule, the premium rate on any lender-provided mortgage insurance. The Net Mortgage Rate of any Employee Mortgage Loan shall be calculated without regard to any increase in the Mortgage Rate thereof as a result of the related Mortgagor ceasing to be an employee of the Underwriter or any of its affiliates.

Net Prepayment Interest Shortfall: With respect to each Collateral Group and any Distribution Date, the excess, if any, of any Prepayment Interest Shortfalls with respect to the Mortgage Loans for such date over the sum of any amounts paid by the Servicers with respect to such shortfalls and any amount that is required to be paid by the Master Servicer in respect of such shortfalls pursuant to this Agreement.

Net Simple Interest Excess: With respect to any Distribution Date, the excess, if any, of (a) the amount of the payments received by the applicable Servicer and the Master Servicer in the related Collection Period allocable to interest in respect of Simple Interest Mortgage Loans, calculated in accordance with the Simple Interest Method, net of the related Servicing Fees, over (b) 30 days’ interest at the weighted average (by principal balance) of the Net Mortgage Rates of the Simple Interest Mortgage Loans as of the first day of the related Collection Period, as determined by the related Servicer, on the aggregate principal balance of such Simple Interest Mortgage Loans for such Distribution Date, carried to six decimal places, rounded down, and calculated on the basis of a 360-day year consisting of twelve 30-day months. For this purpose, the amount of interest received in respect of any Simple Interest Mortgage Loans in any month shall be deemed (a) to include any Advances of interest made by the related Servicer, the Master Servicer or the Trustee (solely in its capacity as successor servicer) in such month in respect of such Simple Interest Mortgage Loans and (b) to be reduced by any amounts paid to the related Servicer, the Master Servicer or the Trustee (solely in its capacity as successor servicer) in such month in reimbursement of Advances previously made by the Servicer, the Master Servicer or the Trustee (solely in its capacity as successor servicer) in respect of such Simple Interest Mortgage Loans.

Net Simple Interest Shortfall: With respect to any Distribution Date, the excess, if any, of (a) 30 days’ interest at the weighted average (by principal balance) of the Net Mortgage Rates of the Simple Interest Mortgage Loans as of the first day of the related Collection Period, as determined by the related Servicer, on the aggregate principal balance of such Simple Interest Mortgage Loans for such Distribution Date, carried to six decimal places, rounded down, and calculated on the basis of a 360-day year consisting of twelve 30-day months, over (b) the amount of the payments received by the related Servicer or the Master Servicer in the related Collection Period allocable to interest in respect of such Simple Interest Mortgage Loans, calculated in accordance with the Simple Interest Method, net of the related Servicing Fees.

Non-AP Pool Balance: As to any Collateral Group (other than Collateral Groups PO2 and PO3) and any Distribution Date, the sum of the related Applicable Fractions of the Scheduled Principal Balance of each Mortgage Loan included in the applicable Collateral Group for such Distribution Date.

Non-AP Senior Certificate: Any Senior Certificate other than a Notional Certificate and Class AP2 and Class AP3 Certificates issued with a Certificate (or Component) Principal Balance.

Non-Book-Entry Certificate: Any Certificate other than a Book-Entry Certificate.

Non-MERS Mortgage Loan: Any Mortgage Loan other than a MERS Mortgage Loan.

Non-permitted Foreign Holder: As defined in Section 3.03(f).

Non-U.S. Person: Any person other than a “United States person” within the meaning of Section 7701(a)(30) of the Code.

Notice of Nonpayment: Not applicable.

Notional Amount: With respect to any Notional Certificate and any Distribution Date, such Certificate’s Percentage Interest of the Class Notional Amount of such Class of Certificates for such Distribution Date.

Notional Certificate: Any Class of Certificates issued with a Class Notional Amount (or Component issued with a Component Notional Amount), as identified in the Class Table.

Notional Principal Contract Value: $67,455.

Offering Document: Either private placement memorandum relating to the Privately Offered Certificates, or the Prospectus.

Offered Certificates: The Certificates other than the Privately Offered Certificates, the Class P Certificates, the Class X Certificates and the Class LT-R Certificates.

Officer’s Certificate: A certificate signed by the Chairman of the Board, any Vice Chairman, the President, any Vice President or any Assistant Vice President of a Person, and in each case delivered to the Trustee.

Opinion of Counsel: A written opinion of counsel, reasonably acceptable in form and substance to the Trustee or the Depositor, as applicable, and who may be in-house or outside counsel to the Depositor, the Master Servicer, the Trustee or a Servicer but which must be Independent outside counsel with respect to any such opinion of counsel concerning the transfer of any Residual Certificate or concerning certain matters with respect to ERISA, or the taxation, or the federal income tax status, of each REMIC. For purpose of Section 2.01(c)(i), the Opinion of Counsel referred to therein may take the form of a memorandum of law or other acceptable assurance.

Original Credit Support Percentage: With respect to each Class of Subordinate Certificates, the sum of the Class Percentages of all related Classes of Certificates that rank lower in priority than such Class on the Closing Date.

Original Group Subordinate Amount: With respect to any Pool, the related Group Subordinate Amounts as of the Cut-off Date for the related Collateral Group or Collateral Groups as of the Cut-off Date.

Original Value: With respect to any Mortgage Loan, the lesser of (a) the Appraised Value of a Mortgaged Property at the time the related Mortgage Loan was originated and (b) if the Mortgage Loan was made to finance the acquisition of the related Mortgaged Property, the purchase price paid for the Mortgaged Property by the Mortgagor at the time the related Mortgage Loan was originated.

Originator: The entity that originated a Mortgage Loan.

PAC Certificate: None.

PAC Principal Amount: None.

PAC Principal Amount Schedule: None.

Paying Agent: Any paying agent appointed pursuant to Section 3.08.

Percentage Interest: With respect to any Certificate and the related Class, such Certificate’s percentage interest in the undivided beneficial ownership interest in the Trust Fund evidenced by all Certificates of the same Class as such Certificate. With respect to any Certificate other than a Notional Certificate, the Percentage Interest evidenced thereby shall equal the initial Certificate Principal Amount (or Component Notional Amount) thereof divided by the initial Class Principal Amount (or Component Notional Amount) of all Certificates of the same Class. With respect to any Notional Certificate, the Percentage Interest evidenced thereby shall equal the initial Class Notional Amount divided by the initial Class Notional Amount of all Certificates of the same Class. With respect to the Class P, Class X, Class R and Class LT-R Certificates, the Percentage Interest evidenced thereby shall be as specified on the face thereof, or otherwise be equal to 100%.

Permitted Servicing Amendment: Any amendment to any Servicing Agreement pursuant to Section 11.03(a)(iii) hereunder in connection with any servicing transfer or transfer of any servicing rights.

Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Placement Agent: Lehman Brothers Inc.

Plan Asset Regulations: The Department of Labor regulations set forth in 29 C.F.R. 2510.3-101.

Plan: An employee benefit plan or other retirement arrangement which is subject to Section 406 of ERISA and/or Section 4975 of the Code or any entity whose underlying assets include such plan's or arrangement's assets by reason of their investment in the entity.

Pool 1: The aggregate of the Mortgage Loans identified on the Mortgage Loan Schedule as being included in Pool 1.

Pool 2: The aggregate of the Mortgage Loans identified on the Mortgage Loan Schedule as being included in Pool 2.

Pool 3A: The aggregate of the Mortgage Loans identified on the Mortgage Loan Schedule as being included in Pool 3A.

Pool 3B: The aggregate of the Mortgage Loans identified on the Mortgage Loan Schedule as being included in Pool 3B.

Preference Amount: Not applicable.

Prepayment Interest Shortfall: With respect to any Distribution Date and any Principal Prepayment, the difference between (i) one full month’s interest at the applicable Mortgage Rate (after giving effect to any applicable Relief Act Reduction), as reduced by the applicable Servicing Fee Rate, the Master Servicing Fee Rate and the applicable Retained Interest Rate, if any, on the outstanding principal balance of such Mortgage Loan immediately prior to such prepayment and (ii) the amount of interest actually received with respect to such Mortgage Loan in connection with such Principal Prepayment.

Prepayment Penalty Amounts: With respect to any Distribution Date, all premiums or charges paid by obligors due to principal prepayments.

Prepayment Period: With respect to any Distribution Date the period specified as such in the related Servicing Agreement.

Primary Mortgage Insurance Policy: Mortgage guaranty insurance, if any, on an individual Mortgage Loan, as evidenced by a policy or certificate.

Principal Prepayment: Any Mortgagor payment of principal (other than a Balloon Payment) or other recovery of principal on a Mortgage Loan that is recognized as having been received or recovered in advance of its scheduled Due Date and applied to reduce the principal balance of the Mortgage Loan in accordance with the terms of the Mortgage Note or the related Servicing Agreement.

Privately Offered Certificates: The Class 12-A3, Class 12-A6, Class 12-A7, Class 12-A8, Class 1B4, Class 1B5, Class 1B6, Class 2B4, Class 2B5, Class 2B6, Class 3B4, Class 3B5 and Class 3B6 Certificates.

Proceeding: Any suit in equity, action at law or other judicial or administrative proceeding.

Proprietary Lease: With respect to any Cooperative Unit, a lease or occupancy agreement between a Cooperative Corporation and a holder of related Cooperative Shares.

Prospectus: The prospectus supplement dated May 29, 2007, together with the accompanying prospectus dated May 22, 2007, relating to the Offered Certificates.

Purchase Price: With respect to the repurchase of a Mortgage Loan pursuant to this Agreement, an amount equal to the sum of (a) 100% of the unpaid principal balance of such Mortgage Loan, (b) accrued interest thereon at the Mortgage Rate, from the date as to which interest was last paid to (but not including) the Due Date immediately preceding the related Distribution Date, (c) any costs and damages incurred by the Trust Fund with respect to such Mortgage Loan in connection with any violation of any federal, state or local predatory or abusive lending laws or other similar laws and (d) any unreimbursed Servicing Advances with respect to such Mortgage Loan. The Master Servicer or the applicable Servicer (or the Trustee, if applicable) shall be reimbursed from the Purchase Price for any Mortgage Loan or related REO Property for any Advances made with respect to such Mortgage Loan that are reimbursable to the Master Servicer, such Servicer or the Trustee under this Agreement or the related Servicing Agreement, as well as any unreimbursed Servicing Advances and accrued and unpaid Master Servicing Fees or Servicing Fees, as applicable.

QIB: As defined in Section 3.03(c).

Qualified GIC: A guaranteed investment contract or surety bond providing for the investment of funds in the Collection Account or the Certificate Account and insuring a minimum, fixed or floating rate of return on investments of such funds, which contract or surety bond shall:

(a) be an obligation of an insurance company or other corporation whose long-term debt is rated by each Rating Agency in one of its two highest rating categories or, if such insurance company has no long-term debt, whose claims paying ability is rated by each Rating Agency in one of its two highest rating categories, and whose short-term debt is rated by each Rating Agency in its highest rating category;

(b) provide that the Trustee may exercise all of the rights under such contract or surety bond without the necessity of taking any action by any other Person;

(c) provide that if at any time the then current credit standing of the obligor under such guaranteed investment contract is such that continued investment pursuant to such contract of funds would result in a downgrading of any rating of the Certificates, the Trustee shall terminate such contract without penalty and be entitled to the return of all funds previously invested thereunder, together with accrued interest thereon at the interest rate provided under such contract to the date of delivery of such funds to the Trustee;

(d) provide that the Trustee’s interest therein shall be transferable to any successor trustee hereunder; and

(e) provide that the funds reinvested thereunder and accrued interest thereon be returnable to the Collection Account or the Certificate Account, as the case may be, not later than the Business Day prior to any Distribution Date.

Qualified Insurer: An insurance company duly qualified as such under the laws of the states in which the related Mortgaged Properties are located, duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided and whose claims paying ability is rated by each Rating Agency in its highest rating category or whose selection as an insurer will not adversely affect the rating of the Certificates.

Qualifying Substitute Mortgage Loan: In the case of a Mortgage Loan substituted for a Deleted Mortgage Loan, a Mortgage Loan that, on the date of substitution, (i) has a Scheduled Principal Balance (together with that of any other mortgage loan substituted for the same Deleted Mortgage Loan) as of the Due Date in the month in which such substitution occurs not in excess of the Scheduled Principal Balance of the related Deleted Mortgage Loan; provided, however, that, to the extent that the Scheduled Principal Balance of such Mortgage Loan is less than the Scheduled Principal Balance of the related Deleted Mortgage Loan, then a Substitution Amount shall be paid by the party effecting such substitution to the Trustee for deposit into the Certificate Account, and shall be treated as a Principal Prepayment hereunder; (ii) has a Net Mortgage Rate not lower than the Net Mortgage Rate of the related Deleted Mortgage Loan and a Net Mortgage Rate within the Net Mortgage Rate parameters of the related Subgroup; (iii) has a remaining stated term to maturity not more than eighteen months longer than, and not more than eighteen months shorter than, the remaining term to stated maturity of the related Deleted Mortgage Loan; provided, however, in no case shall such substitute Mortgage Loan have a remaining stated term to maturity later than the Final Scheduled Distribution Date; (iv) (A) has a Loan-to-Value Ratio as of the date of such substitution of not greater than 80%; provided, however, that if the related Deleted Mortgage Loan has a Loan-to-Value Ratio of greater than 80% as of the date of substitution, then the Loan-to-Value Ratio of such substitute Mortgage Loan may be greater than 80% but shall not be greater than the Loan-to-Value Ratio of the related Deleted Mortgage Loan and (B) the addition of such substitute Mortgage Loan does not increase the weighted average Loan-to-Value Ratio, as of the date of substitution of the Mortgage Pool by more than 5%; (v) will comply with all of the representations and warranties relating to Mortgage Loans set forth herein, as of the date as of which such substitution occurs; (vi) is not a Cooperative Loan unless the related Deleted Mortgage Loan was a Cooperative Loan; (vii) if applicable, has the same index as and a margin not less than that of the related Deleted Mortgage Loan; (viii) has not been delinquent for a period of more than 30 days more than once in the twelve months immediately preceding such date of substitution; (ix) is covered by a Primary Mortgage Insurance Policy if the related Deleted Mortgage Loan is so covered, and the Loan-to-Value Ratio of such Mortgage Loan is greater than 80%; and (x) has a Credit Score not greater than 20 points lower than the Credit Score of the related Deleted Mortgage Loan; provided, however, that if the Deleted Mortgage Loan does not have a Credit Score, then such substitute Mortgage Loan shall have a Credit Score equal to or greater than 700. In the event that either one mortgage loan is substituted for more than one Deleted Mortgage Loan or more than one mortgage loan is substituted for one or more Deleted Mortgage Loans, then (a) the Scheduled Principal Balance referred to in clause (i) above shall be determined such that the aggregate Scheduled Principal Balance of all such substitute Mortgage Loans shall not exceed the aggregate Scheduled Principal Balance of all Deleted Mortgage Loans and (b) each of (1) the rate referred to in clause (ii) above, (2) the remaining term to stated maturity referred to in clause (iii) above, (3) the Loan-to-Value Ratio referred to in clause (iv) above and (4) the Credit Score referred to in clause (x) above shall be determined on a weighted average basis, provided that the final scheduled maturity date of any Qualifying Substitute Mortgage Loan shall not exceed the Final Scheduled Distribution Date of any Class of Certificates. Whenever a Qualifying Substitute Mortgage Loan is substituted for a Deleted Mortgage Loan pursuant to this Agreement, the party effecting such substitution shall certify such qualification in writing to the Trustee. Notwithstanding any provision herein to the contrary, a Qualifying Substitute Mortgage Loan shall be deemed to have the same Applicable Fraction as that of the Deleted Mortgage Loan for which it was substituted.

Rating Agency: Each of Fitch, Moody’s and S&P.

Realized Loss: (a) With respect to each Liquidated Mortgage Loan, an amount equal to (i) the unpaid principal balance of such Mortgage Loan as of the date of liquidation, plus (ii) interest at the applicable Net Mortgage Rate from the date as to which interest was last paid up to the last day of the month of such liquidation, minus (iii) Liquidation Proceeds received, net of amounts that are reimbursable to the Master Servicer or the applicable Servicer with respect to such Mortgage Loan (other than Advances of principal and interest) including expenses of liquidation, and (b) with respect to each Mortgage Loan that has become the subject of a Deficient Valuation, the difference between the unpaid principal balance of such Mortgage Loan immediately prior to such Deficient Valuation and the unpaid principal balance of such Mortgage Loan as reduced by the Deficient Valuation. In determining whether a Realized Loss on a Liquidated Mortgage Loan is a Realized Loss of interest or principal, Liquidation Proceeds shall be allocated, first, to payment of expenses related to such Liquidated Mortgage Loan (including payment of any Retained Interest), then to accrued unpaid interest and finally to reduce the principal balance of the Mortgage Loan.

Recognition Agreement: With respect to any Cooperative Loan, an agreement between the related Cooperative Corporation and the originator of such Mortgage Loan to establish the rights of such originator in the related Cooperative Property.

Record Date: With respect to any Distribution Date and each Class of Certificates (other than the LIBOR Certificates), the close of business on the last Business Day of the month immediately preceding the month in which such Distribution Date occurs; and with respect to any Distribution Date and the LIBOR Certificates, the Business Day immediately preceding the related Distribution Date.

Redemption Certificate: None.

Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Regulation S: Regulation S promulgated under the Securities Act or any successor provision thereto, in each case as the same may be amended from time to time; and all references to any rule, section or subsection of, or definition or term contained in, Regulation S means such rule, section, subsection, definition or term, as the case may be, or any successor thereto, in each case as the same may be amended from time to time.

Regulation S Global Security: The meaning specified in Section 3.01(c).

Reimbursement Amount: Not applicable.

Released Mortgage Loan: As of any transfer date as set forth in the related Servicing Agreement, any Mortgage Loan other than a Covered Mortgage Loan that was delinquent in payment for a period of time equal to the later to occur of (i) 210 days or more or (ii) 30 days or more after such Mortgage Loan became a Charged-off Loan, in each case as of the last calendar day of the month immediately proceeding the month in which such transfer date occurs, without giving effect to any grace period permitted by the related Mortgage Note, and for which foreclosure proceedings have not been initiated.

Released Mortgage Transferee: The Master Servicer.

Relevant Servicing Criteria: The Servicing Criteria applicable to each party, as set forth on Exhibit Q attached hereto. Multiple parties can have responsibility for the same Relevant Servicing Criteria. With respect to a Servicing Function Participant engaged by the Master Servicer, the Paying Agent, the Trustee, each Custodian or a Servicer, the term “Relevant Servicing Criteria” may refer to a portion of the Relevant Servicing Criteria applicable to such parties.

Relevant UCC: The Uniform Commercial Code as in effect in the applicable jurisdiction.

Relief Act Reduction: With respect to any Mortgage Loan as to which there has been a reduction in the amount of interest collectible thereon as a result of application of the Servicemembers Civil Relief Act, as amended, or any similar state law or local statute, any amount by which interest collectible on such Mortgage Loan for the Due Date in the related Due Period is less than interest accrued thereon for the applicable one-month period at the Mortgage Rate without giving effect to such reduction.

REMIC: Each of REMIC I, REMIC II and REMIC III, as described in the Preliminary Statement hereto.

REMIC Provisions: The provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 86OG of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations, including proposed regulations and rulings, and administrative pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

REO Property: A Mortgaged Property acquired by the Trust Fund through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan or otherwise treated as having been acquired pursuant to the REMIC Provisions.

Reportable Event: As defined in Section 6.20(f)(i).

Reporting Servicer: As defined in Section 6.20(e)(i).

Residual Certificate: Any Class LT-R or Class R Certificate.

Responsible Officer or responsible officer: When used with respect to the Trustee, any Vice President, Assistant Vice President, the Secretary, any assistant secretary, any Trust Officer, the Treasurer, or any assistant treasurer, working in its Corporate Trust Office and having direct responsibility for the administration of this Agreement.

Restricted Certificate: Any Class X, Class P, Class R, Class LT-R, Class 1B4, Class 1B5, Class 1B6, Class 2B4, Class 2B5, Class 2B6, Class 3B4, Class 3B5, Class 3B6, Class 12-A3, Class 12-A6, Class 12-A7 or Class 12-A8 Certificate and any Restricted Global Security.

Restricted Global Security: The meaning specified in Section 3.01(c).

Retained Interest: Not applicable.

Retained Interest Mortgage Loan: Not applicable.

Retained Interest Holder: Not applicable.

Retained Interest Rate: Not applicable.

Retained Mortgage File: Not applicable.

Rules: As defined in Section 6.20(c).

S&P: Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor in interest.

Sarbanes Oxley Act: The Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder (including any interpretations thereof by the Commission’s staff).

Sarbanes-Oxley Certification: A written certification covering the activities of all Servicing Function Participants and signed by an officer of the Exchange Act Signing Party that complies with Section 302 of the Sarbanes-Oxley Act, as amended from time to time.

Scheduled Certificate: None.

Scheduled Component: None.

Scheduled Payment: Each scheduled payment of principal and interest (or of interest only, if applicable) to be paid by the Mortgagor on a Mortgage Loan, as reduced (except where otherwise specified herein) by the amount of any related Debt Service Reduction (excluding all amounts of principal and interest that were due on or before the Cut-off Date whenever received) and, in the case of an REO Property, an amount equal to the Scheduled Payment that would have been due on the related Mortgage Loan if such Mortgage Loan had remained in existence. In the case of any bi-weekly payment Mortgage Loan, all payments due on such Mortgage Loan during any Due Period shall be deemed collectively to constitute the Scheduled Payment due on such Mortgage Loan in such Due Period.

Scheduled Principal Amount: With respect to each Distribution Date and any Collateral Group (other than Collateral Groups PO2 and PO3), the amount described in clause (i) of the definition of Senior Principal Distribution Amount with respect to such Collateral Group.

Scheduled Principal Balance: With respect to (i) any Mortgage Loan (other than a Simple Interest Mortgage Loan) as of any Distribution Date, the principal balance of such Mortgage Loan at the close of business on the Cut-off Date, after giving effect to principal payments due on or before the Cut-off Date, whether or not received, less an amount equal to principal payments due after the Cut-off Date and on or before the Due Date in the related Due Period, whether or not received from the Mortgagor or advanced by the applicable Servicer or the Master Servicer, and all amounts allocable to unscheduled principal payments (including Principal Prepayments, Net Liquidation Proceeds, Insurance Proceeds and condemnation proceeds, in each case to the extent identified and applied prior to or during the applicable Prepayment Period) and (ii) any REO Property as of any Distribution Date, the Scheduled Principal Balance of the related Mortgage Loan on the Due Date immediately preceding the date of acquisition of such REO Property by or on behalf of the Trustee (reduced by any amount applied as a reduction of principal on the Mortgage Loan). With respect to a Liquidated Mortgage Loan, the Scheduled Principal Balance will equal zero. With respect to any Mortgage Loan as of the Cut-off Date, as specified in the Mortgage Loan Schedule. In the case of a Simple Interest Mortgage Loan, references herein to such Mortgage Loan’s Scheduled Principal Balance shall mean its actual unpaid principal balance. The actual unpaid principal balance of a Simple Interest Mortgage Loan with respect to any Distribution Date shall be determined by subtracting from such Mortgage Loan’s unpaid principal balance as of the end of the preceding Collection Period the amount of the borrower’s fixed monthly payment for the related Collection Period that is not allocated to the payment of interest applying the Simple Interest Method.

Section 7.01(c) Purchase Event: The purchase of all the Lower Tier REMIC 1 Uncertificated Regular Interests.

Securities Act: The Securities Act of 1933, as amended.

Security Agreement: With respect to any Cooperative Loan, the agreement between the owner of the related Cooperative Shares and the originator of the related Mortgage Note that defines the terms of the security interest in such Cooperative Shares and the related Proprietary Lease.

Seller: LBH or any successor in interest, as the context may require.

Senior Certificate: Any Certificate (including any Exchangeable or Exchange Certificate) other than a Subordinate Certificate or a Class P, Class X or Class LT-R Certificate.

Senior Percentage: With respect to each Collateral Group (other than Collateral Groups PO2 and PO3) and any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the sum of the Class Principal Amounts of each Class of Non-AP Senior Certificates for the such Collateral Group immediately prior to such Distribution Date, to the extent that such Classes are outstanding on such date, and the denominator of which is the related Non-AP Pool Balance as of the beginning of the related Due Period.

Senior Prepayment Percentage: With respect to each Collateral Group (other than Collateral Groups PO2 and PO3) and any Distribution Date occurring during the five years beginning on the first Distribution Date, 100%. With respect to each Collateral Group and for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date, the related Senior Percentage plus the following percentage of the related Subordinate Percentage for such Distribution Date: for any Distribution Date in the first year thereafter, 70%; for any Distribution Date in the second year thereafter, 60%; for any Distribution Date in the third year thereafter, 40%; for any Distribution Date in the fourth year thereafter, 20%; and for any subsequent Distribution Date, 0%; provided, however, that if on any of the foregoing Distribution Dates the Senior Percentage for a Collateral Group exceeds the initial Senior Percentage for such Collateral Group, the Senior Prepayment Percentage for such Collateral Group for such Distribution Date shall once again equal 100% for such Distribution Date, provided, further, if that Collateral Group is any of Collateral Groups PO1, 1 or 2, the Senior Prepayment Percentage for each of Collateral Groups PO1, 1 and 2 will once again equal 100%; if that Collateral Group is any of Collateral Groups 3, 4, 5, 7 or 8, the Senior Prepayment Percentage for each of Collateral Groups 3, 4, 5, 7 and 8 will once again equal 100%; and if that Collateral Group is either of Collateral Groups 9, 10, 11 or 12, the Senior Prepayment Percentage for each of Collateral Groups 9, 10, 11 and 12 will once again equal 100%.

Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage for any of Collateral Groups PO1, 1 or 2 below the level in effect for the most recent prior period set forth in the paragraph above shall be effective on any Distribution Date if, as of the first Distribution Date as to which any such decrease applies, (i) the average outstanding principal balance on such Distribution Date and for the preceding five Distribution Dates of all Mortgage Loans in such Collateral Groups that were delinquent 60 days or more (including for this purpose any REO Property or Mortgage Loans in foreclosure or bankruptcy and Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust Fund if the related Mortgage Loan had remained in existence) is greater than or equal to 50% of the related Group Subordinate Amounts, immediately prior to such Distribution Date or (ii) cumulative Realized Losses with respect to the Mortgage Loans in such Collateral Groups exceed (a) with respect to the Distribution Date on or after the fifth anniversary but prior to the sixth anniversary of the first Distribution Date, 30% of the related Original Group Subordinate Amount, (b) with respect to the Distribution Date on or after the sixth anniversary but prior to the seventh anniversary of the first Distribution Date, 35% of the related Original Group Subordinate Amount, (c) with respect to the Distribution Date on or after the seventh anniversary but prior to the eighth anniversary of the first Distribution Date, 40% of the related Original Group Subordinate Amount, (d) with respect to the Distribution Date on or after the eighth anniversary but prior to the ninth anniversary of the first Distribution Date, 45% of the related Original Group Subordinate Amount and (e) with respect to the Distribution Date on or after the ninth anniversary of the first Distribution Date or thereafter, 50% of the related Original Group Subordinate Amount.

Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage for any of Collateral Groups 3, 4, 5, 7 or 8 below the level in effect for the most recent prior period set forth in the paragraph above shall be effective on any Distribution Date if, as of the first Distribution Date as to which any such decrease applies, (i) the average outstanding principal balance on such Distribution Date and for the preceding five Distribution Dates of all Mortgage Loans in such Collateral Groups that were delinquent 60 days or more (including for this purpose any REO Property or Mortgage Loans in foreclosure or bankruptcy and Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust Fund if the related Mortgage Loan had remained in existence) is greater than or equal to 50% of the related Group Subordinate Amounts, immediately prior to such Distribution Date or (ii) cumulative Realized Losses with respect to the Mortgage Loans in such Collateral Groups exceed (a) with respect to the Distribution Date on or after the fifth anniversary but prior to the sixth anniversary of the first Distribution Date, 30% of the related Original Group Subordinate Amount, (b) with respect to the Distribution Date on or after the sixth anniversary but prior to the seventh anniversary of the first Distribution Date, 35% of the related Original Group Subordinate Amount, (c) with respect to the Distribution Date on or after the seventh anniversary but prior to the eighth anniversary of the first Distribution Date, 40% of the related Original Group Subordinate Amount, (d) with respect to the Distribution Date on or after the eighth anniversary but prior to the ninth anniversary of the first Distribution Date, 45% of the related Original Group Subordinate Amount and (e) with respect to the Distribution Date on or after the ninth anniversary of the first Distribution Date or thereafter, 50% of the related Original Group Subordinate Amount.

Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage for any of Collateral Groups 9, 10, 11 or 12 below the level in effect for the most recent prior period set forth in the paragraph above shall be effective on any Distribution Date if, as of the first Distribution Date as to which any such decrease applies, (i) the average outstanding principal balance on such Distribution Date and for the preceding five Distribution Dates of all Mortgage Loans in such Collateral Groups that were delinquent 60 days or more (including for this purpose any REO Property or Mortgage Loans in foreclosure or bankruptcy and Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust Fund if the related Mortgage Loan had remained in existence) is greater than or equal to 50% of the related Group Subordinate Amounts, immediately prior to such Distribution Date or (ii) cumulative Realized Losses with respect to the Mortgage Loans in such Collateral Groups exceed (a) with respect to the Distribution Date on or after the fifth anniversary but prior to the sixth anniversary of the first Distribution Date, 30% of the related Original Group Subordinate Amount, (b) with respect to the Distribution Date on or after the sixth anniversary but prior to the seventh anniversary of the first Distribution Date, 35% of the related Original Group Subordinate Amount, (c) with respect to the Distribution Date on or after the seventh anniversary but prior to the eighth anniversary of the first Distribution Date, 40% of the related Original Group Subordinate Amount, (d) with respect to the Distribution Date on or after the eighth anniversary but prior to the ninth anniversary of the first Distribution Date, 45% of the related Original Group Subordinate Amount and (e) with respect to the Distribution Date on or after the ninth anniversary of the first Distribution Date or thereafter, 50% of the related Original Group Subordinate Amount.

After the Class Principal Amount of each Class of Senior Certificates for a Collateral Group has been reduced to zero, the Senior Prepayment Percentage for such Collateral Group shall be 0%.

Senior Principal Distribution Amount: For any Collateral Group (other than Collateral Groups PO2 and PO3) and any Distribution Date, the sum of the following amounts:

(i) the product of (a) the related Senior Percentage for such date and (b) the principal portion (multiplied by the related Applicable Fraction) of each Scheduled Payment (without giving effect to any Debt Service Reduction occurring prior to the Bankruptcy Coverage Termination Date), on each Mortgage Loan in the related Collateral Group due during the related Due Period;

(ii) the product of (a) the related Senior Prepayment Percentage for such date and (b) each of the following amounts (multiplied by the related Applicable Fraction): (1) each Principal Prepayment on the Mortgage Loans in the related Collateral Group collected during the related Prepayment Period, (2) each other unscheduled collection, including any Subsequent Recovery, Insurance Proceeds and Net Liquidation Proceeds (other than with respect to any Mortgage Loan in the related Collateral Group that was finally liquidated during the related Prepayment Period) representing or allocable to recoveries of principal received during the related Prepayment Period, and (3) the principal portion of all proceeds of the purchase of any Mortgage Loan in the related Collateral Group (or, in the case of a permitted substitution, amounts representing a principal adjustment) actually received by the Trustee during the related Prepayment Period;

(iii) with respect to unscheduled recoveries allocable to principal of any Mortgage Loan in the related Collateral Group that was finally liquidated during the related Prepayment Period, the lesser of (a) the related net Liquidation Proceeds allocable to principal (multiplied by the related Applicable Fraction) and (b) the product of the related Senior Prepayment Percentage for such date and the Scheduled Principal Balance (multiplied by the related Applicable Fraction) of such related Mortgage Loan at the time of liquidation; and

(iv) any amounts described in clauses (i) through (iii) for any previous Distribution Date that remain unpaid.

If on any Distribution Date the Class Principal Amount of the Class or Classes of Non-AP Senior Certificates related to any Collateral Group have been reduced to zero, the Senior Principal Distribution Amount for such Class or Classes of Non-AP Senior Certificates for such date (following such reduction) and each subsequent Distribution Date shall be zero.

Senior Principal Priorities: The priorities for distribution of principal to the Senior Certificates as set forth in
Exhibit O.

Servicer: Any Servicer that has entered into any of the Servicing Agreements identified on Exhibit E hereto, or any successors in interest. The initial Servicers shall be Aurora Loan Services LLC, IndyMac Bank, F.S.B., National City Mortgage Co., PHH Mortgage Corporation, Countywide Home Loans Servicing LP, GreenPoint Mortgage Funding, Inc. and Colonial Savings, F.A.

Servicer Remittance Date: The day in each month on which each Servicer is required to remit payments to the account maintained by the Master Servicer, as specified in the related Servicing Agreement, which is the 18th day of each month (or if such 18th day is not a Business Day, for all Servicers other than Colonial Savings, FA and GreenPoint Mortgage Funding, Inc., the next succeeding Business Day; for Colonial Savings, FA and GreenPoint Mortgage Funding, Inc., the immediately preceding Business Day).

Service(s)(ing): In accordance with Regulation AB, the act of managing or collecting payments on the Mortgage Loans or any other assets of the Trust Fund by an entity that meets the definition of “servicer” set forth in Item 1101 of Regulation AB. For clarification purposes, any uncapitalized occurrence of this term shall have the meaning commonly understood by participants in the residential mortgage-backed securitization market.

Servicing Advances: Expenditures incurred by a Servicer in connection with the liquidation or foreclosure of a Mortgage Loan which are eligible for reimbursement under the related Servicing Agreement.

Servicing Agreement: Each servicing agreement or reconstituted servicing agreement between each Servicer and the Seller and acknowledged by the Trustee dated as of May 1, 2007, identified on Exhibit E hereto, and any other servicing agreement entered into between a successor servicer and the Seller or the Trustee pursuant to the terms hereof.

Servicing Criteria: The criteria set forth in paragraph (d) of Item 1122 of Regulation AB, as such may be amended from time to time.

Servicing Fee: As to any Distribution Date and each Mortgage Loan, an amount equal to the product of (a) one-twelfth of the Servicing Fee Rate and (b) the outstanding principal balance of such Mortgage Loan as of the first day of the month preceding the month of such Distribution Date.

Servicing Fee Rate: With respect to each Mortgage Loan, the rate specified in the applicable Servicing Agreement.

Servicing Function Participant: Any Subservicer, Subcontractor or any other Person, other than a Servicer, each Custodian, the Master Servicer, the Paying Agent and the Trustee, that is participating in the servicing function within the meaning of Regulation AB, unless such Person’s activities relate only to 5% or less of the Mortgage Loans.

Servicing Officer: Any officer of the Master Servicer involved in or responsible for the administration and servicing or master servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished by the Master Servicer to the Trustee and the Custodian, as such list may from time to time be amended.

Shift Percentage: With respect to each Distribution Date occurring during the five years beginning on the first Distribution Date, 0%. With respect to each Distribution Date occurring on or after the fifth anniversary of the first Distribution Date, the following percentage for such Distribution Date; for any Distribution Date in the first year thereafter, 30%; for any Distribution Date in the second year thereafter, 40%; for any Distribution Date in the third year thereafter, 60%; for any Distribution Date in the fourth year thereafter, 80%; and for any subsequent Distribution Date, 100%.

Simple Interest Method: With respect to a Simple Interest Mortgage Loan, the method of allocating a payment to principal and interest, pursuant to which the portion of such payment that is allocated to interest is equal to the product of the applicable rate of interest multiplied by the unpaid principal balance multiplied by the period of time elapsed since the preceding payment of interest was made and divided by either 360 or 365, as specified in the related Mortgage Note and the remainder of such payment is allocated to principal.

Simple Interest Mortgage Loan: Any Mortgage Loan specified as a “DSI Loan” in the Mortgage Loan Schedule attached hereto as Schedule A.

Soft Prepayment Penalties: Any prepayment premiums that are subject to prepayment penalty amounts in connection with any voluntary prepayments in full, and certain voluntary prepayments in part, except when such prepayments are made concurrently with the sale of the related mortgaged property as set forth on Schedule E, in the case of the Mortgage Loans, and Schedule C, in the case of the Designated Mortgage Loans.

Special Hazard Loss: With respect to the Mortgage Loans, (x) any Realized Loss arising out of any direct physical loss or damage to a Mortgaged Property which is caused by or results from any cause, exclusive of any loss covered by a hazard policy or a flood insurance policy required to be maintained in respect of such Mortgaged Property and any loss caused by or resulting from (i) normal wear and tear, (ii) conversion or other dishonest act on the part of the Trustee, the Master Servicer, any Servicer or any of their agents or employees, or (iii) errors in design, faulty workmanship or faulty materials, unless the collapse of the property or a part thereof ensues, or (y) any Realized Loss arising from or related to the presence or suspected presence of hazardous wastes, or hazardous substances on a Mortgaged Property unless such loss is covered by a hazard policy or flood insurance policy required to be maintained in respect of such Mortgaged Property, in any case, as reported by any Servicer to the Master Servicer.

Special Hazard Loss Limit: As of the Cut-off Date with respect to the Mortgage Loans in Pool 1 initially, $1,774,214. As of the Cut-off Date with respect to the Mortgage Loans in Pool 2, initially $2,329,187. As of the Cut-off Date with respect to the Mortgage Loans in Pool 3A and Pool 3B collectively, initially $2,140,139, which amount shall be reduced from time to time to an amount equal on any Distribution Date to the lesser of (a) the greatest of (i) 1.00% of the aggregate of the Scheduled Principal Balances of the related Mortgage Loans; (ii) twice the Scheduled Principal Balance of the related Mortgage Loan having the highest Scheduled Principal Balance, and (iii) the aggregate Scheduled Principal Balances of the related Mortgage Loans secured by Mortgaged Properties located in the single California postal zip code area having the highest aggregate Scheduled Principal Balance of Mortgage Loans of any such postal zip code area and (b) the related Special Hazard Loss Limit as of the Closing Date less the amount, if any, of Special Hazard Losses incurred with respect to the Mortgage Loans since the Closing Date.

Specified Rating: Not applicable.

Startup Day: The day designated as such pursuant to Section 10.01(b) hereof.

Subcontractor: Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the mortgage-backed securities market) of the Mortgage Loans but performs one or more discrete material functions required to be performed under this Agreement, each Custodial Agreement, each Servicing Agreement or any subservicing agreement, as identified in Item 1122(d) of Regulation AB with respect to the Mortgage Loans under the direction or authority of the Trustee, the Master Servicer, a Custodian or a Servicer.

Subgroups: Each of the subgroupings of Mortgage Loans described below:

“Subgroup 1-A”: The Mortgage Loans in Pool 1 with Net Mortgage Rates of less than 5.75%.

“Subgroup 1-B”: The Mortgage Loans in Pool 1 with Net Mortgage Rates of greater than or equal to 5.75% and less than 7.00%.

“Subgroup 1-C”: The Mortgage Loans in Pool 1 with Net Mortgage Rates of greater than or equal to 7.00%.

“Subgroup 2-A”: The Mortgage Loans in Pool 2 with Net Mortgage Rates of less than 5.00%.

“Subgroup 2-B”: The Mortgage Loans in Pool 2 with Net Mortgage Rates of greater than or equal to 5.00% and less than 6.00%.

“Subgroup 2-C”: The Mortgage Loans in Pool 2 with Net Mortgage Rates of greater than or equal to 6.00% and less than 7.00%.

“Subgroup 2-D”: The Mortgage Loans in Pool 2 with Net Mortgage Rates of greater than or equal to 7.00% and less than 7.50%.

“Subgroup 2-E”: The Mortgage Loans in Pool 2 with Net Mortgage Rates of greater than or equal to 7.50% and less than 8.00%.

“Subgroup 2-F”: The Mortgage Loans in Pool 2 with Net Mortgage Rates of greater than or equal to 8.00%.

“Subgroup 3A-A”: The Mortgage Loans in Pool 3A with Net Mortgage Rates of less than 6.00%.

“Subgroup 3A-B”: The Mortgage Loans in Pool 3A with Net Mortgage Rates of greater than or equal to 6.00% and less than 6.75%.

“Subgroup 3A-C”: The Mortgage Loans in Pool 3A with Net Mortgage Rates of greater than or equal to 6.75% and less than 7.50%.

“Subgroup 3A-D”: The Mortgage Loans in Pool 3A with Net Mortgage Rates of greater than or equal to 7.50%.

Subordinate Certificates: Any of the Class M1, Class 1B1, Class 1B2, Class 1B3, Class 1B4, Class 1B5, Class 1B6, Class 2B1, Class 2B2, Class 2B3, Class 2B4, Class 2B5, Class 2B6, Class 3B1, Class 3B2, Class 3B3, Class 3B4, Class 3B5 or Class 3B6 Certificates.

Subordinate Certificate Writedown Amount: As to any Distribution Date and the Group 1 Subordinate Certificates, Group 2 Subordinate Certificates or Group 3 Subordinate Certificates, as applicable, the amount by which (i) the sum of the Class Principal Amounts of the related Senior Certificates (after giving effect to the distribution of principal and the application of Realized Losses in reduction of the Certificate Principal Amounts of such Certificates on such Distribution Date) exceeds (ii) the aggregate Scheduled Principal Balance of the Mortgage Loans in the related Collateral Group or Groups such Distribution Date.

Subordinate Class Percentage: With respect to any Distribution Date and any Class of Group 1 Subordinate Certificates, the percentage obtained by dividing the Class Principal Amount of such Class immediately prior to such Distribution Date by the aggregate Certificate Principal Amount of all Group 1 Subordinate Certificates immediately prior to such Distribution Date. With respect to any Distribution Date and any Class of Group 2 Subordinate Certificates, the percentage obtained by dividing the Class Principal Amount of such Class immediately prior to such Distribution Date by the aggregate Certificate Principal Amount of all Group 2 Subordinate Certificates immediately prior to such Distribution Date. With respect to any Distribution Date and any Class of Group 3 Subordinate Certificates, the percentage obtained by dividing the Class Principal Amount of such Class immediately prior to such Distribution Date by the aggregate Certificate Principal Amount of all Group 3 Subordinate Certificates immediately prior to such Distribution Date.

Subordinate Percentage: With respect to each Collateral Group (other than Collateral Groups PO2 and PO3) and any Distribution Date, the difference between 100% and the related Senior Percentage for such Distribution Date.

Subordinate Prepayment Percentage: With respect to each Collateral Group (other than Collateral Groups PO2 and PO3) and any Distribution Date, the difference between 100% and the related Senior Prepayment Percentage for such Distribution Date.

Subordinate Principal Distribution Amount: For any Collateral Group (other than Collateral Groups PO2 and PO3) and any Distribution Date, the sum of the following:

(i) the product of (a) the related Subordinate Percentage for such date and (b) the principal portion (multiplied by the related Applicable Fraction) of each Scheduled Payment (without giving effect to any Debt Service Reduction occurring prior to the applicable Bankruptcy Coverage Termination Date) on each Mortgage Loan in the related Collateral Group due during the related Due Period;

(ii) the product of (a) the related Subordinate Prepayment Percentage for such date and (b) each of the following amounts (multiplied by the related Applicable Fraction): (1) each Principal Prepayment on the Mortgage Loans in the related Collateral Group collected during the related Prepayment Period, (2) each other unscheduled collection, including any Subsequent Recovery, Insurance Proceeds and Net Liquidation Proceeds (other than with respect to any Mortgage Loan in the related Collateral Group that was finally liquidated during the related Prepayment Period) representing or allocable to recoveries of principal received during the related Prepayment Period, and (3) the principal portion of all proceeds of the purchase of any Mortgage Loan in the related Collateral Group (or, in the case of a permitted substitution, amounts representing a principal adjustment) actually received by the Trustee during the related Prepayment Period;

(iii) with respect to unscheduled recoveries allocable to principal of any Mortgage Loan in the related Collateral Group that was finally liquidated during the related Prepayment Period, the related net Liquidation Proceeds allocable to principal (multiplied by the related Applicable Fraction) less any related amount paid pursuant to subsection (iii) of the definition of Senior Principal Distribution Amount for the related Mortgage Pool; and

(iv) any amounts described in clauses (i) through (iii) for any previous Distribution Date that remain unpaid.

Subsequent Recovery: The amount, if any, recovered by the related Servicer or the Master Servicer with respect to a Liquidated Mortgage Loan with respect to which a Realized Loss has been incurred after liquidation and disposition of such Mortgage Loan.

Subservicer: Any Person that (i) is considered to be a Servicing Function Participant, (ii) services Mortgage Loans on behalf of any Servicer or Additional Servicer, and (iii) is responsible for the performance (whether directly or through subservicers or Subcontractors) of Servicing functions required to be performed under this Agreement, any related Servicing Agreement or any subservicing agreement that are identified in Item 1122(d) of Regulation AB.

Substitution Amount: The amount, if any, by which the Scheduled Principal Balance of a Deleted Mortgage Loan exceeds the Scheduled Principal Balance of the related Qualifying Substitute Mortgage Loan, or aggregate Scheduled Principal Balance, if applicable, plus unpaid interest thereon at the applicable Net Mortgage Rate from the date on which interest was first paid through the end of the Due Period in which such substitution occurs, and any related unpaid Advances or Servicing Advances or unpaid Servicing Fees, and the amount of any costs and damages incurred by the Trustee or the Trust Fund associated with a violation of any applicable federal, state or local predatory or abusive lending law in connection with the origination of such Deleted Mortgage Loan.

Supplemental Interest Trust: The corpus of a trust created pursuant to Section 5.07 of this Agreement and designated as the “Supplemental Interest Trust,” consisting of the Class 1-A1, Class 1-A9 and Class 3-A1 Cap Agreements.

Supplemental Prepayment Trust: The corpus of a trust created pursuant to Section 5.06 of this Agreement and designated as the “Supplemental Prepayment Trust,” for the benefit of the Class 12-A8 and Class 12-A3 Certificateholders, consisting of the right to receive Soft Prepayment Penalties and Hard Prepayment Penalties, respectively, in respect of the Designated Mortgage Loans.

TAC Certificate: None.

TAC Principal Amount: None.

TAC Principal Amount Schedule: None.

Tax Matters Person: The “tax matters person” as specified in the REMIC Provisions.

Telerate Page 3750: The display currently so designated as “Page 3750” on the Reuters Telerate Service (or such other page selected by the Trustee as may replace Page 3750 on that service for the purpose of displaying daily comparable rates on prices).

Termination Price: As defined in Section 7.01 hereof.

Title Insurance Policy: A title insurance policy maintained with respect to a Mortgage Loan.

Transfer Agreement: As defined in the Mortgage Loan Sale Agreement.

Transferor: Each seller of Mortgage Loans to LBB or the Seller, pursuant to a Transfer Agreement.

Trust Fund: The corpus of the Lehman Mortgage Trust 2007-5 created pursuant to this Agreement, consisting of the Mortgage Loans (other than any Retained Interest), the assignment of the Depositor’s rights under the Mortgage Loan Sale Agreement, such amounts as shall from time to time be held in the Collection Account, the Certificate Account, any Escrow Account, the Insurance Policies, any REO Property and the other items referred to in, and conveyed to the Trustee under, Section 2.01(a).

Trust Fund Termination Event: As defined in Section 7.01(a).

Trustee: Wells Fargo Bank, N.A., not in its individual capacity but solely as Trustee, or any successor in interest, or if any successor trustee or any co-trustee shall be appointed as herein provided, then such successor trustee and such co-trustee, as the case may be.

UCC: The Uniform Commercial Code as adopted in the State of New York.

Undercollateralization Distribution: As defined in Section 5.02(i).

Undercollateralized Class or Classes: With respect to any Distribution Date and any Class of Non-AP Senior Certificates relating to a Collateral Group as to which the total Certificate Principal Amount thereof, after giving effect to distributions pursuant to Sections 5.02(a) and (b) on such date, is greater than the Non-AP Pool Balance of the related Collateral Group for such Distribution Date, in the case of the Senior Certificates (other than the Notional Certificates).

Underlying REMIC Certificates: The following Classes of Certificates, issued hereunder in uncertificated form to the Exchange Trustee: Class 1-A6, Class 1-A10, Class 1-A11, Class 1-A12, Class 2-A3, Class 2-A4, Class 3-A7, Class 3-A8, Class 3-A9, Class 3-A10, Class 4-A2, Class 4-A4, Class 4-A5, Class 5-A1, Class 5-A2, Class 7-A2, Class 7-A4, Class 7-A5, Class 8-A2, Class 8-A4, Class 8-A5, Class 9-A2, Class 9-A3, Class 10-A2, Class 10-A4, Class 10-A5, Class 11-A1, Class 11-A2, Class 12-A4 and Class 12-A5 Certificates.

Underwriter: Lehman Brothers Inc.

Underwriter’s Exemption: Prohibited Transaction Exemption 2007-5, 72 Fed. Reg. 13130 (2007), as amended (or any successor thereto), or any substantially similar administrative exemption granted by the U.S. Department of Labor.

Unpaid Basis Risk Shortfall: With respect to any Distribution Date and each of the Class 1-A1, Class 1-A9 and Class 3-A1 Certificates, the aggregate of all Basis Risk Shortfalls with respect to each such Class remaining unpaid from previous Distribution Dates, plus interest accrued thereon at the applicable Certificate Interest Rate.

Unscheduled Principal Amount: With respect to each Distribution Date and any Collateral Group (other than Collateral Groups PO2 and PO3), the amount described in clauses (ii) and (iii) (without application of the related Senior Prepayment Percentage) of the definition of Senior Principal Distribution Amount with respect to such Collateral Group.

Voting Interests: The portion of the voting rights of all the Certificates that is allocated to any Certificate for purposes of the voting provisions of this Agreement. At all times during the term of this Agreement until the Class Notional Amount of each Class of Notional Certificates has been reduced to zero, 1% of all Voting Interests shall be allocated to each Class of Notional Certificates and the remaining Classes of Certificates (other than the Class LT-R Certificates) shall be allocated the remaining percentage of all Voting Interests. After the Class Notional Amount of each Class of Notional Certificate has been reduced to zero, 100% of all Voting Interests shall be allocated to the remaining Classes of Certificates (other than the Class LT-R Certificates). Voting Interests allocated to the Notional Certificates shall be allocated among the Certificates of each such Class in proportion to their Notional Amounts. Voting Interests shall be allocated among the other Classes of Certificates (and among the Certificates of each such Class) in proportion to their Class Principal Amounts (or Certificate Principal Amounts). Voting Interests allocated to a Class of Exchange Certificates shall be proportionately allocated to the related Class or Classes of Exchangeable Certificates on the basis of the related exchange proportions. In the case of the purchase by the Master Servicer of the Lower Tier REMIC I Uncertificated Regular Interests pursuant to a Section 7.01(c) Purchase Event, the LTURI holder shall be allocated 100% of the Voting Interests and upon such purchase any provisions in this Agreement which require a vote by, a direction or notice given by, an action taken by, a request in writing by or the consent of, any percentage of the Holders of the Certificates or any Class of Certificates may be exercised by the LTURI holder.

WAC: Shall have the same meaning as “Average Rate.”

WHFIT: Shall mean a “widely held fixed investment trust” as that term is defined in Treasury Regulations section 1.671-5(b)(22) or successor provisions.

WHFIT Regulations: Shall mean Treasury Regulations section 1.671-5, as amended.

WHMT: Shall mean a “widely held mortgage trust” as that term is defined in Treasury Regulations section 1.671-5(b)(23) or successor provisions.

Section 1.02. Calculations Respecting Mortgage Loans.

Calculations required to be made pursuant to this Agreement with respect to any Mortgage Loan in the Trust Fund shall be made based upon current information as to the terms of the Mortgage Loans and reports of payments received from the Mortgagor on such Mortgage Loans and payments to be made to the Trustee as supplied to the Trustee by the Master Servicer or the Cap Counterparty. The Trustee shall not be required to recompute, verify or recalculate the information supplied to it by the Master Servicer or the Cap Counterparty.

ARTICLE II

DECLARATION OF TRUST;
ISSUANCE OF CERTIFICATES

Section 2.01. Creation and Declaration of Trust Fund; Conveyance of Mortgage Loans.

(a) Concurrently with the execution and delivery of this Agreement, the Depositor does hereby transfer, assign, set over, deposit with and otherwise convey to the Trustee, without recourse, subject to Sections 2.02, 2.04, 2.05 and 2.06, in trust, all the right, title and interest of the Depositor in and to the Mortgage Loans. Such conveyance includes, without limitation, the right to all distributions of principal and interest received on or with respect to the Mortgage Loans on and after the Cut-off Date (other than payments of principal and interest due on or before such date) and all such payments due after such date but received prior to such date and intended by the related Mortgagors to be applied after such date, together with all of the Depositor’s right, title and interest in and to the Collection Account and all amounts from time to time credited to and the proceeds of the Collection Account, the Certificate Account and all amounts from time to time credited to and the proceeds of the Certificate Account, any Basis Risk Reserve Fund, any Escrow Account established pursuant to Section 9.06 hereof and all amounts from time to time credited to and the proceeds of any such Escrow Account, any REO Property and the proceeds thereof, the Depositor’s rights under any Insurance Policies related to the Mortgage Loans, and the Depositor’s security interest in any collateral pledged to secure the Mortgage Loans, including the Mortgaged Properties and any Additional Collateral, and any proceeds of the foregoing, to have and to hold, in trust; and the Trustee declares that, subject to the review provided for in Section 2.02, it (or a Custodian on its behalf) has received and shall hold the Trust Fund, as trustee, in trust, for the benefit and use of the Holders of the Certificates and for the purposes and subject to the terms and conditions set forth in this Agreement, and, concurrently with such receipt, has caused to be executed, authenticated and delivered to or upon the order of the Depositor, in exchange for the Trust Fund, Certificates in the authorized denominations evidencing the entire ownership of the Trust Fund.

Concurrently with the execution and delivery of this Agreement and any Cap Agreement, the Depositor does hereby assign to the Trustee all of its rights and interest under the Mortgage Loan Sale Agreement including all rights of the Seller under the Servicing Agreements and Transfer Agreements (other than first payment date default or early payment date default rights against the related Transferor but including any rights against the Seller for First Payment Default Mortgage Loans under Section 1.04(e) of the Mortgage Loan Sale Agreement) to the extent assigned under such Mortgage Loan Sale Agreement or the Assignment Agreement (as applicable). The Trustee hereby accepts such assignment, and shall be entitled to exercise all rights of the Depositor under the Mortgage Loan Sale Agreement as if, for such purpose, it were the Depositor. The foregoing sale, transfer, assignment, set-over, deposit and conveyance does not and is not intended to result in creation or assumption by the Trustee of any obligation of the Depositor, the Seller, or any other Person in connection with the Mortgage Loans or any other agreement or instrument relating thereto except as specifically set forth herein. The Depositor hereby authorizes and directs the Trustee, solely in its capacity as Trustee of the Supplemental Interest Trust created hereunder, to execute and deliver any Cap Agreement. The Seller, the Master Servicer, the Depositor and the Certificateholders acknowledge and agree that the Trustee is executing any Cap Agreement solely in its capacity as trustee of the Supplemental Interest Trust, and not in its individual capacity. The Trustee shall have no duty or responsibility to enter into any other interest rate cap agreement upon the expiration or termination of any such Cap Agreement.

In addition, concurrently with the execution and delivery of this Agreement, the Depositor does hereby transfer, assign, set over, and otherwise convey to the Trustee, without recourse, in trust, all right, title and interest of the Depositor in and to the Depositor’s right to receive Prepayment Penalty Amounts in respect of (i) the Mortgage Loans and (ii) in respect of the Supplemental Prepayment Trust, the Designated Mortgage Loans and all the Depositor’s rights in that regard with respect to the Designated Agreement. With respect to clause (ii), such conveyance includes all such amounts received on or after the Cut-off Date.

It is agreed and understood by the Depositor and the Trustee (and the Depositor has so represented and recognized in the Mortgage Loan Sale Agreement) that it is not intended that any Mortgage Loan to be included in the Trust Fund be a (i) “High-Cost Home Loan” as defined in the New Jersey Home Ownership Act effective November 27, 2003; (ii) “High-Cost Home Loan” as defined in the New Mexico Home Loan Protection Act effective January 1, 2004; (iii) “High-Cost Home Mortgage Loans” as defined in the Massachusetts Predatory Home Loan Practices Act effective November 7, 2004 and (iv) “High Cost Home Loans” as defined in the Indiana Home Loan Practices Act effective January 1, 2005.

(b) In connection with such transfer and assignment, the Depositor does hereby deliver and deposit with, or cause to be delivered to and deposited with, the Trustee, and/or any Custodian acting on the Trustee’s behalf, if applicable, the following documents or instruments with respect to each Mortgage Loan (each a “Mortgage File”) so transferred and assigned:

(i) with respect to each Mortgage Loan, the original Mortgage Note endorsed without recourse in proper form to the order of the Trustee, as shown in Exhibit B-4, or in blank (in each case, with all necessary intervening endorsements as applicable);

(ii) the original of any guarantee, security agreement or pledge agreement executed in connection with the Mortgage Note, assigned to the Trustee;

(iii) with respect to each Mortgage Loan other than a Cooperative Loan, the original recorded Mortgage with evidence of recording indicated thereon and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon or, if such Mortgage or power of attorney has been submitted for recording but has not been returned from the applicable public recording office, has been lost or is not otherwise available, a copy of such Mortgage or power of attorney, as the case may be, certified to be true and complete copy of the original submitted for recording. If, in connection with any Mortgage Loan, the Depositor cannot deliver the Mortgage with evidence of recording thereon on or prior to the Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage has been lost, the Depositor shall deliver or cause to be delivered to the Trustee (or the applicable Custodian), in the case of a delay due to recording, a true copy of such Mortgage, pending delivery of the original thereof, together with an Officer’s Certificate of the Depositor certifying that the copy of such Mortgage delivered to the Trustee (or the applicable Custodian) is a true copy and that the original of such Mortgage has been forwarded to the public recording office, or, in the case of a Mortgage that has been lost, a copy thereof (certified as provided for under the laws of the appropriate jurisdiction) and a written Opinion of Counsel acceptable to the Trustee and the Depositor that an original recorded Mortgage is not required to enforce the Trustee’s interest in the Mortgage Loan;

(iv) the original of each assumption, modification or substitution agreement, if any, relating to the Mortgage Loans, or, as to any assumption, modification or substitution agreement which cannot be delivered on or prior to the Closing Date because of a delay caused by the public recording office where such assumption, modification or substitution agreement has been delivered for recordation, a photocopy of such assumption, modification or substitution agreement, pending delivery of the original thereof, together with an Officer’s Certificate of the Depositor certifying that the copy of such assumption, modification or substitution agreement delivered to the Trustee (or the applicable Custodian) is a true copy and that the original of such agreement has been forwarded to the public recording office;

(v) with respect to each Non-MERS Mortgage Loan other than a Cooperative Loan, an original Assignment of Mortgage, in form and substance acceptable for recording. The Mortgage shall be assigned either (A) in blank, without recourse or (B) to “Wells Fargo Bank, N.A., as Trustee of the Lehman Mortgage Trust 2007-5,” without recourse;

(vi) if applicable, such original intervening assignments of the Mortgage, notice of transfer or equivalent instrument (each, an “Intervening Assignment”), as may be necessary to show a complete chain of assignment from the originator, or, in the case of an Intervening Assignment that has been lost, a written Opinion of Counsel acceptable to the Depositor that such original Intervening Assignment is not required to enforce the Trustee’s interest in the Mortgage Loans;

(vii) the original Primary Mortgage Insurance Policy or certificate, if private mortgage guaranty insurance is required;

(viii) with respect to each Mortgage Loan other than a Cooperative Loan, the original mortgagee title insurance policy or attorney’s opinion of title and abstract of title;

(ix) the original of any security agreement, chattel mortgage or equivalent executed in connection with the Mortgage or as to any security agreement, chattel mortgage or their equivalent that cannot be delivered on or prior to the Closing Date because of a delay caused by the public recording office where such document has been delivered for recordation, a photocopy of such document, pending delivery of the original thereof, together with an Officer’s Certificate of the Depositor certifying that the copy of such security agreement, chattel mortgage or their equivalent delivered to the Trustee (or the applicable Custodian) is a true copy and that the original of such document has been forwarded to the public recording office;

(x) with respect to any Cooperative Loan, the Cooperative Loan Documents;

(xi) in connection with any pledge of Additional Collateral, the original additional collateral pledge and security agreement executed in connection therewith, assigned to the Trustee; and

(xii) with respect to any manufactured housing contract, any related manufactured housing sales contract, installment loan agreement or participation interest.

The parties hereto acknowledge and agree that the form of endorsement attached hereto as Exhibit B-4 is intended to effect the transfer to the Trustee, for the benefit of the Certificateholders, of the Mortgage Notes and the Mortgages.

(c) (1) Assignments of Mortgage with respect to each Non-MERS Mortgage Loan other than a Cooperative Loan shall be recorded; provided, however, that such Assignments of Mortgage need not be recorded if, in the Opinion of Counsel (which must be from Independent counsel) (which Opinion of Counsel may be in the form of a memorandum of law) acceptable to the Trustee and the Rating Agencies, recording in such states is not required to protect the Trustee’s interest in the related Non-MERS Mortgage Loans. Subject to the preceding sentence, as soon as practicable after the Closing Date (but in no event more than 3 months thereafter except to the extent delays are caused by the applicable recording office), the Trustee, at the expense of the Depositor and with the cooperation of the applicable Servicer, shall cause to be properly recorded by such Servicer in each public recording office where the related Mortgages are recorded each Assignment of Mortgage referred to in subsection (b)(v) above with respect to each Non-MERS Mortgage Loan. With respect to each Cooperative Loan, the Trustee, at the expense of the Depositor and with the cooperation of the applicable Servicer, shall cause such Servicer to take such actions as are necessary under applicable law in order to perfect the interest of the Trustee in the related Mortgaged Property.

(ii) With respect to each MERS Mortgage Loan, the applicable Servicer, at the expense of the Depositor and with the cooperation of the Trustee, shall take such actions as are necessary to cause the Trustee to be clearly identified as the owner of each such Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

(d) In instances where a Title Insurance Policy is required to be delivered to the Trustee, or to the applicable Custodian on behalf of the Trustee, under clause (b)(viii) above and is not so delivered, the Depositor will provide a copy of such Title Insurance Policy to the Trustee, or to the applicable Custodian on behalf of the Trustee, as promptly as practicable after the execution and delivery hereof, but in any case within 180 days of the Closing Date.

(e) For Mortgage Loans (if any) that have been prepaid in full after the Cut-off Date and prior to the Closing Date, the Depositor, in lieu of delivering the above documents, herewith delivers to the Trustee, or to the applicable Custodian on behalf of the Trustee, an Officer’s Certificate which shall include a statement to the effect that all amounts received in connection with such prepayment that are required to be deposited in the applicable Collection Account pursuant to Section 4.01 have been so deposited. All original documents that are not delivered to the Trustee or the applicable Custodian on behalf of the Trustee shall be held by a Servicer in trust for the benefit of the Trustee and the Certificateholders.

(f) The Depositor shall have the right to receive any and all loan-level information regarding the characteristics and performance of the Mortgage Loans upon request, and to publish, disseminate or otherwise utilize such information in its discretion, subject to applicable laws and regulations.

Section 2.02. Acceptance of Trust Fund by Trustee: Review of Documentation for Trust Fund.

(a) The Trustee, by execution and delivery hereof, acknowledges receipt by it or a Custodian on behalf of the Trustee, of the Mortgage Files pertaining to the Mortgage Loans listed on the Mortgage Loan Schedule, subject to review thereof by the Trustee, or by the applicable Custodian on behalf of the Trustee, under this Section 2.02. The Trustee, or the applicable Custodian on behalf of the Trustee, will execute and deliver to the Trustee, the Depositor, the Servicers and the Master Servicer on the Closing Date an Initial Certification in the form annexed hereto as Exhibit B-1 (or in the form annexed to the applicable Custodial Agreement as Exhibit B-1, as applicable.

(b) Within 45 days after the Closing Date, the Trustee or the applicable Custodian will, on behalf of the Trustee and for the benefit of Holders of the Certificates, review each Mortgage File to ascertain that all required documents set forth in Section 2.01 have been received and appear on their face to contain the requisite signatures by or on behalf of the respective parties thereto, and shall deliver to the Trustee, the Depositor, the Servicers and the Master Servicer an Interim Certification in the form annexed hereto as Exhibit B-2 (or in the form annexed to the applicable Custodial Agreement as Exhibit B-2, as applicable to the effect that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan prepaid in full or any Mortgage Loan specifically identified in such certification as not covered by such certification), (i) all of the applicable documents specified in Section 2.01(b) are in its possession and (ii) such documents have been reviewed by it and appear to relate to such Mortgage Loan. The Trustee, or the applicable Custodian on behalf of the Trustee, shall make sure that the documents are executed and endorsed, but shall be under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that the same are valid, binding, legally effective, properly endorsed, genuine, enforceable or appropriate for the represented purpose or that they have actually been recorded or are in recordable form or that they are other than what they purport to be on their face. Neither the Trustee nor any Custodian shall have any responsibility for verifying the genuineness or the legal effectiveness of or authority for any signatures of or on behalf of any party or endorser.

(c) If in the course of the review described in paragraph (b) above the Trustee or the applicable Custodian discovers any document or documents constituting a part of a Mortgage File that is missing, does not appear regular on its face (i.e., is mutilated, damaged, defaced, torn or otherwise physically altered) or appears to be unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule (each, a “Material Defect”), the Trustee, or the applicable Custodian on behalf of the Trustee, shall promptly identify the Mortgage Loan to which such Material Defect relates in the Interim Certification delivered to the Depositor, the Master Servicer and the Trustee. Within 90 days of its receipt of such notice, the Transferor, or if the Transferor does not do so, the Depositor shall be required to cure such Material Defect (and, in such event, the Depositor shall provide the Trustee with an Officer’s Certificate confirming that such cure has been effected). If the applicable Transferor or the Depositor, as applicable, does not so cure such Material Defect, it shall, if a loss has been incurred with respect to such Mortgage Loan that would, if such Mortgage Loan were not purchased from the Trust Fund, constitute a Realized Loss, and such loss is attributable to the failure of the applicable Transferor or the Depositor to cure such Material Defect, repurchase the related Mortgage Loan from the Trust Fund at the Purchase Price. A loss shall be deemed to be attributable to the failure of the applicable Transferor or the Depositor to cure a Material Defect if, as determined by the Depositor, upon mutual agreement with the Master Servicer acting in good faith, absent such Material Defect, such loss would not have been incurred. Within the two-year period following the Closing Date, the Depositor may, in lieu of repurchasing a Mortgage Loan pursuant to this Section 2.02, substitute for such Mortgage Loan a Qualifying Substitute Mortgage Loan subject to the provisions of Section 2.05. The failure of the Trustee or the applicable Custodian to give the notice contemplated herein within 45 days after the Closing Date shall not affect or relieve the Depositor of its obligation to repurchase any Mortgage Loan pursuant to this Section 2.02 or any other Section of this Agreement requiring the repurchase of Mortgage Loans from the Trust Fund.

(d) Within 180 days following the Closing Date, the Trustee, or the applicable Custodian, shall deliver to the Trustee, the Depositor, the Servicers and the Master Servicer a Final Certification substantially in the form annexed hereto as Exhibit B-3 (or in the form annexed to the applicable Custodial Agreement as Exhibit B-3, as applicable evidencing the completeness of the Mortgage Files in its possession or control, with any exceptions noted thereto.

(e) Nothing in this Agreement shall be construed to constitute an assumption by the Trust Fund, the Trustee or the Certificateholders of any unsatisfied duty, claim or other liability on any Mortgage Loan or to any Mortgagor.

(f) Each of the parties hereto acknowledges that each Custodian shall perform the applicable review of the Mortgage Loans covered by its Custodial Agreement and deliver the respective certifications thereof as provided in this Section 2.02.

(g) Notwithstanding anything to the contrary contained herein, the parties hereto acknowledge that the functions of the Trustee with respect to the custody, acceptance, inspection and release of Mortgage Files, including but not limited to certain insurance policies and documents contemplated by this Agreement or the Servicing Agreement(s), and preparation and delivery of the certifications shall be performed by the Custodians pursuant to the terms and conditions of the Custodial Agreements.

(h) The Trustee, solely in its capacity as Trustee, is hereby authorized and directed by the Depositor to execute and deliver, concurrently with the execution of this Agreement, the Custodial Agreements and Servicing Agreements.

Section 2.03. Representations and Warranties of the Depositor.

(a) The Depositor hereby represents and warrants to the Trustee, for the benefit of Certificateholders, and to the Master Servicer, as of the Closing Date or such other date as is specified, that:

(i) the Depositor is a corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and has full corporate power and authority to own its property, to carry on its business as presently conducted, to enter into and perform its obligations under this Agreement, and to create the trust pursuant hereto;

(ii) the execution and delivery by the Depositor of this Agreement have been duly authorized by all necessary corporate action on the part of the Depositor; neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Depositor or its properties or the certificate of incorporation or bylaws of the Depositor;

(iii) the execution, delivery and performance by the Depositor of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except such as has been obtained, given, effected or taken prior to the date hereof;

(iv) this Agreement has been duly executed and delivered by the Depositor and, assuming due authorization, execution and delivery by the Trustee and the Master Servicer, constitutes a valid and binding obligation of the Depositor enforceable against it in accordance with its terms except as such enforceability may be subject to (A) applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally and (B) general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law;

(v) there are no actions, suits or proceedings pending or, to the knowledge of the Depositor, threatened or likely to be asserted against or affecting the Depositor, before or by any court, administrative agency, arbitrator or governmental body (A) with respect to any of the transactions contemplated by this Agreement or (B) with respect to any other matter which in the judgment of the Depositor will be determined adversely to the Depositor and will if determined adversely to the Depositor materially and adversely affect it or its business, assets, operations or condition, financial or otherwise, or adversely affect its ability to perform its obligations under this Agreement; and

(vi) immediately prior to the transfer and assignment of the Mortgage Loans to the Trustee, the Depositor was the sole owner of record and holder of each Mortgage Loan, and the Depositor had good and marketable title thereto, and had full right to transfer and sell each Mortgage Loan to the Trustee free and clear, subject only to (1) liens of current real property taxes and assessments not yet due and payable and, if the related Mortgaged Property is a condominium unit, any lien for common charges permitted by statute, (2) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the related Mortgaged Property is located and specifically referred to in the lender’s Title Insurance Policy or attorney’s opinion of title and abstract of title delivered to the originator of such Mortgage Loan, and (3) such other matters to which like properties are commonly subject which do not, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage, of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and had full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement.

(b) The representations and warranties of each Transferor with respect to the related Mortgage Loans in the applicable Transfer Agreement, which have been assigned to the Trustee hereunder, were made as of the date specified in the applicable Transfer Agreement (or underlying agreement, if such Transfer Agreement is in the form of an assignment of a prior agreement). To the extent that any fact, condition or event with respect to a Mortgage Loan constitutes a breach of both (i) a representation or warranty of the applicable Transferor under the applicable Transfer Agreement and (ii) a representation or warranty of LBH under the Mortgage Loan Sale Agreement, the only right or remedy of the Trustee or of any Certificateholder shall be the Trustee’s right to enforce the obligations of the applicable Transferor under any applicable representation or warranty made by it. The Trustee acknowledges that LBH shall have no obligation or liability with respect to any breach of a representation or warranty made by it with respect to the Mortgage Loans if the fact, condition or event constituting such breach also constitutes a breach of a representation or warranty made by the applicable Transferor in the applicable Transfer Agreement, without regard to whether such Transferor fulfills its contractual obligations in respect of such representation or warranty. The Trustee further acknowledges that the Depositor shall have no obligation or liability with respect to any breach of any representation or warranty with respect to the Mortgage Loans under any circumstances.

Section 2.04. Discovery of Breach.

It is understood and agreed that the representations and warranties (i) of the Depositor set forth in Section 2.03 hereof, (ii) of LBH set forth in the Mortgage Loan Sale Agreement and assigned to the Trustee by the Depositor hereunder and (iii) of each Transferor, assigned by LBH to the Depositor pursuant to the Mortgage Loan Sale Agreement and assigned to the Trustee by the Depositor hereunder, shall each survive delivery of the Mortgage Files and the Assignment of Mortgage of each Mortgage Loan to the Trustee and shall continue throughout the term of this Agreement. Upon discovery by any of the Depositor, the Master Servicer or the Trustee of a breach of any of such representations and warranties that adversely and materially affects the value of the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties; provided, to the extent that knowledge of such breach with respect to any Mortgage Loan is known by any officer, director, employee or agent of Aurora Loan Services LLC acting in any capacity other than as Master Servicer hereunder, the Master Servicer shall not be deemed to have knowledge of any such breach until an officer of the Master Servicer has actual knowledge thereof. Within 90 days of the discovery of a breach of any representation or warranty given to the Trustee by the Depositor, any Transferor or LBH and assigned to the Trustee hereunder, the Depositor, such Transferor or LBH shall either (a) cure such breach in all material respects, (b) repurchase such Mortgage Loan or any property acquired in respect thereof from the Trustee at the Purchase Price (or in the case of a First Payment Default Mortgage Loan, the FPD Purchase Price) or (c) within the two year period following the Closing Date, substitute a Qualifying Substitute Mortgage Loan for the affected Mortgage Loan. In the event of the discovery of a breach of any representation and warranty of any Transferor assigned to the Trustee, the Trustee shall enforce its rights under the applicable Transfer Agreement and the Mortgage Loan Sale Agreement for the benefit of the Certificateholders. As provided in the Mortgage Loan Sale Agreement, if any Transferor substitutes for a Mortgage Loan for which there is a breach of any representations and warranties in the related Transfer Agreement which adversely and materially affects the value of such Mortgage Loan and such substitute mortgage loan is not a Qualifying Substitute Mortgage Loan, under the terms of the Mortgage Loan Sale Agreement, LBH will, in exchange for such Substitute Mortgage Loan, either (i) provide the applicable Purchase Price for the affected Mortgage Loan or (ii) within two years of the Closing Date, substitute such affected Mortgage Loan with a Qualifying Substitute Mortgage Loan.

Section 2.05. Repurchase, Purchase or Substitution of Mortgage Loans.

(a) With respect to any Mortgage Loan repurchased by the Depositor pursuant to this Agreement by LBH pursuant to the Mortgage Loan Sale Agreement or by any Transferor pursuant to the applicable Transfer Agreement, the principal portion of the funds (including the FPD Purchase Price in the case of any First Payment Default Mortgage Loan) received by the Trustee in respect of such repurchase of a Mortgage Loan will be considered a Principal Prepayment and the Purchase Price or FPD Purchase Price, as applicable, shall be deposited in the Certificate Account. The Trustee, upon receipt by LBH or a Transferor of the full amount of the Purchase Price for a Deleted Mortgage Loan, or upon its receipt of notification from the applicable Custodian that it has received the Mortgage File for a Qualifying Substitute Mortgage Loan substituted for a Deleted Mortgage Loan (and any applicable Substitution Amount), shall release or cause to be released and reassigned to the Depositor, LBH or the applicable Transferor, as applicable, the related Mortgage File for the Deleted Mortgage Loan and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as shall be necessary to vest in such party or its designee or assignee title to any Deleted Mortgage Loan released pursuant hereto, free and clear of all security interests, liens and other encumbrances created by this Agreement, which instruments shall be prepared by the applicable Servicer or the Trustee (or the applicable Custodian), and the Trustee shall have no further responsibility with respect to the Mortgage File relating to such Deleted Mortgage Loan. The Seller indemnifies and holds the Trust Fund, the Trustee, the Depositor and each Certificateholder harmless against any and all taxes, claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses that the Trust Fund, the Trustee, the Depositor and any Certificateholder may sustain in connection with any actions of the Seller relating to a repurchase of a Mortgage Loan other than in compliance with the terms of this Section 2.05 and the Mortgage Loan Sale Agreement, to the extent that any such action causes (i) any federal or state tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on “prohibited transactions” under Section 860F(2) of the Code, or (ii) any REMIC created hereunder to fail to qualify as a REMIC at any time that any Certificate is outstanding.

(b) With respect to each Qualifying Substitute Mortgage Loan to be delivered to the Trustee (or the applicable Custodian) pursuant to the terms of this Article II in exchange for a Deleted Mortgage Loan: (i) the Depositor, the applicable Transferor or LBH must deliver to the Trustee (or the applicable Custodian) the Mortgage File for the Qualifying Substitute Mortgage Loan containing the documents set forth in Section 2.01(b) along with a written certification certifying as to the delivery of such Mortgage File and containing the granting language set forth in Section 2.01(a); and (ii) the Depositor will be deemed to have made, with respect to such Qualifying Substitute Mortgage Loan, each of the representations and warranties made by it with respect to the related Deleted Mortgage Loan. As soon as practicable after the delivery of any Qualifying Substitute Mortgage Loan hereunder, the Master Servicer, at the expense of the Depositor and at the direction and with the cooperation of the applicable Servicer, shall, with respect to a Qualifying Substitute Mortgage Loan that is a Non-MERS Mortgage Loan, cause the Assignment of Mortgage to be recorded by such Servicer if required pursuant to Section 2.01(c)(i), or such Servicer shall, with respect to a Qualifying Substitute Mortgage Loan that is a MERS Mortgage Loan, cause to be taken such actions as are necessary to cause the Trustee to be clearly identified as the owner of each such Mortgage Loan on the records of MERS if required pursuant to Section 2.01(c)(ii).

(c) Notwithstanding any other provision of this Agreement, the right to substitute Mortgage Loans pursuant to this Article II shall be subject to the additional limitations that no substitution of a Qualifying Substitute Mortgage Loan for a Deleted Mortgage Loan shall be made unless the Trustee has received an Opinion of Counsel (at the expense of the party seeking to make the substitution) that, under current law, such substitution will not (A) affect adversely the status of any REMIC established hereunder as a REMIC, or of the related “regular interests” as “regular interests” in any such REMIC, or (B) cause any such REMIC to engage in a prohibited transaction or prohibited contribution pursuant to the REMIC Provisions.

Section 2.06. Grant Clause.

(a) It is intended that the conveyance of the Depositor’s right, title and interest in and to property constituting the Trust Fund pursuant to this Agreement shall constitute, and shall be construed as, a sale of such property and not a grant of a security interest to secure a loan. However, if such conveyance is deemed to be in respect of a loan, it is intended that: (1) the rights and obligations of the parties shall be established pursuant to the terms of this Agreement; (2) the Depositor hereby grants to the Trustee for the benefit of the Holders of the Certificates a first priority security interest to secure repayment of an obligation in an amount equal to the aggregate Class Principal Amount of the Certificates (or the aggregate principal balance of the Lower tier REMIC I Uncertificated Regular Interests, if applicable) in all of the Depositor’s right, title and interest in, to and under, whether now owned or hereafter acquired, the Trust Fund and all proceeds of any and all property constituting the Trust Fund to secure payment of the Certificates or Lower Tier REMIC I Uncertificated Regular Interests, as applicable; and (3) this Agreement shall constitute a security agreement under applicable law. If such conveyance is deemed to be in respect of a loan and the Trust created by this Agreement terminates prior to the satisfaction of the claims of any Person holding any Certificate or Lower Tier REMIC I Uncertificated Regular Interests, as applicable, the security interest created hereby shall continue in full force and effect and the Trustee shall be deemed to be the collateral agent for the benefit of such Person, and all proceeds shall be distributed as herein provided.

(b) The Depositor shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans and the other property described above, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. The Depositor will, at its own expense, make all initial filings on or about the Closing Date and shall forward a copy of such filing or filings to the Trustee. Without limiting the generality of the foregoing, the Depositor shall prepare and forward for filing, or shall cause to be forwarded for filing, at the expense of the Depositor, all filings necessary to maintain the effectiveness of any original filings necessary under the relevant UCC to perfect the Trustee’s security interest in or lien on the Mortgage Loans, including without limitation (x) continuation statements, and (y) such other statements as may be occasioned by (1) any change of name of the Seller, the Depositor or the Trustee, (2) any change of location of the jurisdiction of organization of the Seller or the Depositor, (3) any transfer of any interest of the Seller or the Depositor in any Mortgage Loan or (4) any change under the relevant UCC or other applicable laws. Neither the Seller nor the Depositor shall organize under the law of any jurisdiction other than the State under which each is organized as of the Closing Date (whether changing its jurisdiction of organization or organizing under an additional jurisdiction) without giving 30 days prior written notice of such action to its transferee, including the Trustee. Before effecting such change, the Seller or the Depositor proposing to change its jurisdiction of organization shall prepare and file in the appropriate filing office any financing statements or other statements necessary to continue the perfection of the interests of its transferees, including the Trustee, in the Mortgage Loans. In connection with the transactions contemplated by this Agreement, each of the Seller and the Depositor authorizes its transferee to file in any filing office any initial financing statements, any amendments to financing statements, any continuation statements, or any other statements or filings described in this paragraph (b).

ARTICLE III

THE CERTIFICATES

Section 3.01. The Certificates.

(a) The Certificates shall be issuable in registered form only and shall be securities governed by Article 8 of the New York Uniform Commercial Code. The Book-Entry Certificates will be evidenced by one or more certificates, beneficial ownership of which will be held in the dollar denominations in Certificate Principal Amount or Notional Amount, as applicable, or in the Percentage Interests, specified herein. Each Class of Book-Entry Certificates shall be issued in the minimum denominations in Certificate Principal Amount (or Notional Amount) or Percentage Interest specified in the Preliminary Statement hereto and in integral multiples of $1 or 5% (in the case of Certificates issued in Percentage Interests) in excess thereof. Each Class of Non-Book Entry Certificates other than the Residual Certificate shall be issued in definitive, fully registered form in the minimum denominations in Certificate Principal Amount (or Notional Amount) specified in the Preliminary Statement hereto and in integral multiples of $1 in excess thereof. The Residual Certificates shall each be issued as a single Certificate and maintained in definitive, fully registered form in a minimum denomination equal to 100% of the Percentage Interest of such Class. The Class P and Class X Certificates shall be maintained in definitive, fully registered form and shall be issued in a minimum denomination equal to 10% of the Percentage Interest of such class. The Certificates may be issued in the form of typewritten certificates. One Certificate of each Class of Certificates other than any Class of Residual Certificates may be issued in any denomination in excess of the minimum denomination.

(b) The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized signatory. Each Certificate shall, on original issue, be authenticated by the Trustee upon the order of the Depositor upon receipt by the Trustee (or the Custodian on its behalf) of the Mortgage Files described in Section 2.01. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein, executed by an authorized signatory of the Trustee or the Authenticating Agent, if any, by manual signature, and such certification upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. At any time and from time to time after the execution and delivery of this Agreement, the Depositor may deliver Certificates executed by the Depositor to the Trustee or the Authenticating Agent for authentication and the Trustee or the Authenticating Agent shall authenticate and deliver such Certificates as in this Agreement provided and not otherwise.

(c) The Privately Offered Certificates offered and sold in reliance on the exemption from registration under Rule 144A under the Securities Act shall be issued initially in the form of one or more permanent global Certificates in definitive, fully registered form without interest coupons with the applicable legends set forth in Exhibit A added to the forms of such Certificates (each, a “Restricted Global Security”), which, in the case of the Privately Offered Certificates, shall be deposited on behalf of the subscribers for such Certificates represented thereby with the Trustee, as custodian for DTC and registered in the name of a nominee of DTC, duly executed and authenticated by the Trustee as hereinafter provided. The aggregate principal amounts of the Restricted Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee or DTC or its nominee, as the case may be, as hereinafter provided.

The Privately Offered Certificates sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of one or more permanent global Certificates in definitive, fully registered form without interest coupons with the applicable legends set forth in Exhibit A hereto added to the forms of such Certificates (each, a “Regulation S Global Security”), which, in the case of the Privately Offered Certificates, shall be deposited on behalf of the subscribers for such Certificates represented thereby with the Trustee, as custodian for DTC and registered in the name of a nominee of DTC, duly executed and authenticated by the Trustee as hereinafter provided. The aggregate principal amounts of the Regulation S Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee or DTC or its nominee, as the case may be, as hereinafter provided.

The Privately Offered Certificates sold to an “accredited investor” under Rule 501(a)(1), (2), (3) or (7) under the Act shall be issued initially in the form of one or more Definitive Certificates.

Section 3.02. Registration.

The Trustee is hereby appointed, and hereby accepts its appointment as, Certificate Registrar in respect of the Certificates (and, after a Section 7.01(c) Purchase Event, the Lower Tier REMIC I Uncertificated Regular Interests, if applicable) and shall maintain books for the registration and for the transfer of Certificates (and, after a Section 7.01(c) Purchase Event, the Lower Tier REMIC I Uncertificated Regular Interests, if applicable) (the “Certificate Register”). A registration book shall be maintained for the Certificates (and, after a Section 7.01(c) Purchase Event, the Lower Tier REMIC I Uncertificated Regular Interests, if applicable) collectively. The Certificate Registrar may resign or be discharged or removed and a new successor may be appointed by the Trustee in accordance with the procedures and requirements set forth in Sections 6.06 and 6.07 hereof with respect to the resignation, discharge or removal of the Trustee and the appointment of a successor Trustee. The Certificate Registrar may appoint, by a written instrument delivered to the Holders and the Master Servicer, any bank or trust company to act as co-registrar under such conditions as the Certificate Registrar may prescribe; provided, however, that the Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment.

Upon the occurrence of a Section 7.01(c) Purchase Event, the Master Servicer shall provide the Trustee with written notice of the identity of any transferee of the Master Servicer’s interest in the Lower Tier REMIC I Uncertificated Regular Interests, which notice shall contain a certification that such transferee is permitted LTURI holder. The Lower Tier REMIC I Uncertificated Regular Interests may only be transferred in whole and not in part to no more than one LTURI holder at a time who is either (1) an affiliate of the Master Servicer or (2) a trustee of a privately placed securitization. The Trustee and the Depositor shall treat the Person in whose name the Lower Tier REMIC I Uncertificated Regular Interests are registered on the books of the Certificate Registrar as the LTURI holder for all purposes hereunder.

Section 3.03. Transfer and Exchange of Certificates.

(a) A Certificate (other than Book-Entry Certificates which shall be subject to Section 3.09 hereof) may be transferred by the Holder thereof only upon presentation and surrender of such Certificate at the office of the Certificate Registrar duly endorsed or accompanied by an assignment duly executed by such Holder or his duly authorized attorney in such form as shall be satisfactory to the Certificate Registrar. Upon the transfer of any Certificate in accordance with the preceding sentence, the Trustee shall execute, and the Trustee or any Authenticating Agent shall authenticate and deliver to the transferee, one or more new Certificates of the same Class and evidencing, in the aggregate, the same aggregate Certificate Principal Amount or Percentage Interest as the Certificate being transferred. No service charge shall be made to a Certificateholder for any registration of transfer of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration of transfer of Certificates.

(b) A Certificate may be exchanged by the Holder thereof for any number of new Certificates of the same Class, in authorized denominations, representing in the aggregate the same Certificate Principal Amount or Percentage Interest as the Certificate surrendered, upon surrender of the Certificate to be exchanged at the office of the Certificate Registrar duly endorsed or accompanied by a written instrument of transfer duly executed by such Holder or his duly authorized attorney in such form as is satisfactory to the Certificate Registrar. Certificates delivered upon any such exchange will evidence the same obligations, and will be entitled to the same rights and privileges, as the Certificates surrendered. No service charge shall be made to a Certificateholder for any exchange of Certificates (except as provided in the Exchange Trust Agreement), but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any exchange of Certificates. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, and the Trustee or the Authenticating Agent shall authenticate, date and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

(c) By acceptance of a Restricted Certificate or a Regulation S Global Security, whether upon original issuance or subsequent transfer, each Holder of such a Certificate acknowledges the restrictions on the transfer of such Certificate set forth thereon and agrees that it will transfer such a Certificate only as provided herein. In addition, each Holder of a Regulation S Global Security shall be deemed to have represented and warranted to the Trustee, the Certificate Registrar and any of their respective successors that: (i) such Person (A) if the offer or sale was made to it prior to the expiration of the 40-day distribution compliance period within the meaning of Regulation S, is not a U.S. person within the meaning of Regulation S and (B) was, at the time the buy order was originated, outside the United States and (ii) such Person understands that such Certificates have not been registered under the Securities Act, and that (x) until the expiration of the 40-day distribution compliance period (within the meaning of Regulation S), no offer, sale, pledge or other transfer of such Certificates or any interest therein shall be made in the United States or to or for the account or benefit of a U.S. person (each as defined in Regulation S), (y) if in the future it decides to offer, resell, pledge or otherwise transfer such Certificates, such Certificates may be offered, resold, pledged or otherwise transferred only (A) to a person which the seller reasonably believes is a “qualified institutional buyer” (a “QIB”) as defined in Rule 144A under the Securities Act, that is purchasing such Certificates for its own account or for the account of a qualified institutional buyer to which notice is given that the transfer is being made in reliance on Rule 144A or (B) in an offshore transaction (as defined in Regulation S) in compliance with the provisions of Regulation S, in each case in compliance with the requirements of this Agreement; and it will notify such transferee of the transfer restrictions specified in this Section.

The following restrictions shall apply with respect to the transfer and registration of transfer of a Restricted Certificate to a transferee that takes delivery in the form of a Definitive Certificate:

(i) The Certificate Registrar shall register the transfer of a Restricted Certificate if the requested transfer is (x) to the Depositor, the Servicers or the Placement Agent or to an affiliate (as defined in Rule 405 under the Securities Act) of the Depositor or the Placement Agent or (y) being made to a QIB by a transferor that has provided the Trustee with a certificate in the form of Exhibit F hereto; and

(ii) The Certificate Registrar shall register the transfer of a Restricted Certificate if the requested transfer is being made to an “accredited investor” under Rule 501(a)(1), (2), (3) or (7) under the Securities Act by a transferor who furnishes to the Trustee a letter of the transferee substantially in the form of Exhibit G hereto.

(d) No transfer of an ERISA-Restricted Certificate in the form of a Definitive Certificate shall be made to any Person or shall be effective unless the Trustee has received (A) a certificate substantially in the form of Exhibit H hereto (or Exhibit D-1, in the case of a Residual Certificate) from such transferee or (B) other than in the case of the Class 12-A3, Class 12-A6, Class 12-A7 and Class 12-A8, an Opinion of Counsel reasonably satisfactory to the Trustee to the effect that the purchase and holding of such a Certificate will not constitute or result in prohibited transactions under Title I of ERISA or Section 4975 of the Code and will not subject the Trustee, the Master Servicer or the Depositor to any obligation in addition to those undertaken in the Agreement; provided, however, that the Trustee will not require such certificate or opinion in the event that, as a result of a change of law or otherwise, the Trustee receives an Opinion of Counsel to the effect that the purchase and holding of an ERISA-Restricted Certificate by a Plan or a Person that is purchasing or holding such a Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under Title I of ERISA or Section 4975 of the Code. Each Transferee of an ERISA-Restricted Certificate that is a Book-Entry Certificate shall be deemed to have made the representations set forth in Exhibit H. The preparation and delivery of the certificate and opinions referred to above shall not be an expense of the Trust Fund, the Trustee, the Master Servicer or the Depositor.

Notwithstanding the foregoing, no opinion or certificate shall be required for the initial issuance of the ERISA-Restricted Certificates. The Trustee shall have no obligation to monitor transfers of Book-Entry Certificates that are ERISA-Restricted Certificates and shall have no liability for transfers of such Certificates in violation of the transfer restrictions. The Trustee shall be under no liability to any Person for any registration of transfer of any ERISA-Restricted Certificate that is in fact not permitted by this Section 3.03(d) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Trustee in accordance with the foregoing requirements. The Trustee shall be entitled, but not obligated, to recover from any Holder of any ERISA-Restricted Certificate that was in fact a Plan or a Person acting on behalf of a Plan any payments made on such ERISA-Restricted Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Holder of such Certificate that is not such a Plan or Person acting on behalf of a Plan.

(i) No transfer of an ERISA-Restricted Trust Certificate shall be made prior to the termination of the related Cap Agreement unless the Trustee shall have received a representation letter from the transferee of such Certificate, substantially in the form set forth in Exhibit H, to the effect that either (i) such transferee is neither a Plan nor a Person acting on behalf of any such Plan or using the assets of any such Plan to effect such transfer or (ii) the acquisition and holding of the ERISA-Restricted Trust Certificate are eligible for exemptive relief under Prohibited Transaction Class Exemption (“PTCE”) 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23 or the statutory exemption for non-fiduciary service providers under Section 408(b)(17) of ERISA. Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA-Restricted Trust Certificate prior to the termination of the related Cap Agreement to or on behalf of a Plan without the delivery to the Trustee of a representation letter as described above shall be void and of no effect. If the ERISA-Restricted Trust Certificate is a Book-Entry Certificate, prior to the termination of the related Cap Agreement, the transferee will be deemed to have made a representation as provided in clause (i) or (ii) of this paragraph, as applicable.

If any ERISA-Restricted Trust Certificate, or any interest therein, is acquired or held in violation of the provisions of the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of an ERISA-Restricted Trust Certificate, or interest therein, was effected in violation of the provisions of the preceding paragraph shall indemnify to the extent permitted by law and hold harmless the Depositor, the Trustee, the Trustee and the Master Servicer from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

To the extent permitted under applicable law (including, but not limited to, ERISA), the Trustee shall not be under any liability to any Person for any registration of transfer of any ERISA-Restricted Trust Certificate that is in fact not permitted by this Section 3.03(d)(ii) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Trustee in accordance with the foregoing requirements.

(e) As a condition of the registration of transfer or exchange of any Certificate, the Certificate Registrar may require the certified taxpayer identification number of the owner of the Certificate and the payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith; provided, however, that the Certificate Registrar shall have no obligation to require such payment or to determine whether or not any such tax or charge may be applicable. No service charge shall be made to the Certificateholder for any registration, transfer or exchange of Certificate, except as provided in the Exchange Trust Agreement.

(f) Notwithstanding anything to the contrary contained herein, no Residual Certificate may be owned, pledged or transferred, directly or indirectly, by or to (i) a Disqualified Organization or (ii) an individual, corporation or partnership or other person unless such person is (A) not a Non-U.S. Person or (B) is a Non-U.S. Person that holds a Residual Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service Form W-8ECI or successor form at the time and in the manner required by the Code (any such person who is not covered by clause (A) or (B) above is referred to herein as a “Non-permitted Foreign Holder”).

Prior to and as a condition of the registration of any transfer, sale or other disposition of a Residual Certificate, the proposed transferee shall deliver to the Trustee an affidavit in substantially the form attached hereto as Exhibit D-1 representing and warranting, among other things, that such transferee is neither a Disqualified Organization, an agent or nominee acting on behalf of a Disqualified Organization, nor a Non-permitted Foreign Holder (any such transferee, a “Permitted Transferee”) and the proposed transferor shall deliver to the Trustee an affidavit in substantially the form attached hereto as Exhibit D-2. In addition, the Trustee may (but shall have no obligation to) require, prior to and as a condition of any such transfer, the delivery by the proposed transferee of an Opinion of Counsel, addressed to the Depositor and the Trustee satisfactory in form and substance to the Depositor, that such proposed transferee or, if the proposed transferee is an agent or nominee, the proposed beneficial owner, is not a Disqualified Organization, agent or nominee thereof, or Non-permitted Foreign Holder. Notwithstanding the registration in the Certificate Register of any transfer, sale, or other disposition of a Residual Certificate to a Disqualified Organization, an agent or nominee thereof, or Non-permitted Foreign Holder, such registration shall be deemed to be of no legal force or effect whatsoever and such Disqualified Organization, agent or nominee thereof, or Non-permitted Foreign Holder shall not be deemed to be a Certificateholder for any purpose hereunder, including, but not limited to, the receipt of distributions on such Residual Certificate. The Trustee shall not be under any liability to any person for any registration or transfer of a Residual Certificate to a Disqualified Organization, agent or nominee thereof, or Non-permitted Foreign Holder or for the maturity of any payments due on such Residual Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of the Agreement, so long as the transfer was effected in accordance with this Section 3.03(f), unless a Responsible Officer of the Trustee shall have actual knowledge at the time of such transfer or the time of such payment or other action that the transferee is a Disqualified Organization, agent or nominee thereof, or Non-permitted Foreign Holder. The Trustee shall be entitled to recover from any Holder of a Residual Certificate that was a Disqualified Organization, agent or nominee thereof, or Non-permitted Foreign Holder at the time it became a Holder or any subsequent time it became a Disqualified Organization, agent or nominee thereof, or Non-permitted Foreign Holder, all payments made on such Residual Certificate at and after either such times (and all costs and expenses, including but not limited to attorneys’ fees, incurred in connection therewith). Any payment (not including any such costs and expenses) so recovered by the Trustee shall be paid and delivered to the last preceding Holder of such Residual Certificate.

If any purported transferee shall become a registered Holder of a Residual Certificate in violation of the provisions of this Section 3.03(f), then upon receipt of written notice to the Trustee that the registration of transfer of such Residual Certificate was not in fact permitted by this Section 3.03(f), the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of such registration of transfer of such Residual Certificate. The Trustee shall be under no liability to any Person for any registration of transfer of a Residual Certificate that is in fact not permitted by this Section 3.03(f), for making any payment due on such Certificate to the registered Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered upon receipt of the affidavit described in the preceding paragraph of this Section 3.03(f).

(g) Each Holder of a Residual Certificate, by such Holder’s acceptance thereof, shall be deemed for all purposes to have consented to the provisions of this section.

(h) Notwithstanding any provision to the contrary herein, so long as a Global Security representing any of the Privately Offered Certificates remains outstanding and is held by or on behalf of DTC, transfers of a Global Security representing any such Certificates, in whole or in part, shall only be made in accordance with Section 3.01 and this Section 3.03(h).

(A) Subject to clauses (B) and (C) of this Section 3.03(h), transfers of a Global Security representing any of the Privately Offered Certificates shall be limited to transfers of such Global Security, in whole or in part, to nominees of DTC or to a successor of DTC or such successor’s nominee.

(B) Restricted Global Security to Regulation S Global Security. If a holder of a beneficial interest in a Restricted Global Security deposited with or on behalf of DTC wishes at any time to exchange its interest in such Restricted Global Security for an interest in a Regulation S Global Security, or to transfer its interest in such Restricted Global Security to a Person who wishes to take delivery thereof in the form of an interest in a Regulation S Global Security, such holder, provided such holder is not a U.S. person, may, subject to the rules and procedures of DTC, exchange or cause the exchange of such interest for an equivalent beneficial interest in the Regulation S Global Security. Upon receipt by the Trustee, as Certificate Registrar, of (I) instructions from DTC directing the Trustee, as Certificate Registrar, to cause to be credited a beneficial interest in a Regulation S Global Security in an amount equal to the beneficial interest in such Restricted Global Security to be exchanged but not less than the minimum denomination applicable to such holder’s Certificates held through a Regulation S Global Security, (II) a written order given in accordance with DTC’s procedures containing information regarding the participant account of DTC and, in the case of a transfer pursuant to and in accordance with Regulation S, the Euroclear or Clearstream account to be credited with such increase and (III) a certificate in the form of Exhibit N-1 hereto given by the holder of such beneficial interest stating that the exchange or transfer of such interest has been made in compliance with the transfer restrictions applicable to the Regulation S Global Securities, including that the holder is not a U.S. person, and pursuant to and in accordance with Regulation S, the Trustee, as Certificate Registrar, shall reduce the principal amount of the Restricted Global Security and increase the principal amount of the Regulation S Global Security by the aggregate principal amount of the beneficial interest in the Restricted Global Security to be exchanged, and shall instruct Euroclear or Clearstream, as applicable, concurrently with such reduction, to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Regulation S Global Security equal to the reduction in the principal amount of the Restricted Global Security.

(C) Regulation S Global Security to Restricted Global Security. If a holder of a beneficial interest in a Regulation S Global Security deposited with or on behalf of DTC wishes at any time to transfer its interest in such Regulation S Global Security to a Person who wishes to take delivery thereof in the form of an interest in a Restricted Global Security, such holder may, subject to the rules and procedures DTC, exchange or cause the exchange of such interest for an equivalent beneficial interest in a Restricted Global Security. Upon receipt by the Trustee, as Certificate Registrar, of (I) instructions from DTC directing the Trustee, as Certificate Registrar, to cause to be credited a beneficial interest in a Restricted Global Security in an amount equal to the beneficial interest in such Regulation S Global Security to be exchanged but not less than the minimum denomination applicable to such holder’s Certificates held through a Restricted Global Security, to be exchanged, such instructions to contain information regarding the participant account with DTC to be credited with such increase, and (II) a certificate in the form of Exhibit N-2 hereto given by the holder of such beneficial interest and stating, among other things, that the Person transferring such interest in such Regulation S Global Security reasonably believes that the Person acquiring such interest in a Restricted Global Security is a QIB, is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A under the Securities Act and in accordance with any applicable securities laws of any State of the United States or any other jurisdiction, then the Trustee, as Certificate Registrar, will reduce the principal amount of the Regulation S Global Security and increase the principal amount of the Restricted Global Security by the aggregate principal amount of the beneficial interest in the Regulation S Global Security to be transferred and the Trustee, as Certificate Registrar, shall instruct DTC, concurrently with such reduction, to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Restricted Global Security equal to the reduction in the principal amount of the Regulation S Global Security.

(D) Other Exchanges. In the event that a Global Security is exchanged for Certificates in definitive registered form without interest coupons, pursuant to Section 3.09(c) hereof, such Certificates may be exchanged for one another only in accordance with such procedures as are substantially consistent with the provisions above (including certification requirements intended to insure that such transfers comply with Rule 144A, comply with Rule 501(a)(1), (2), (3) or (7) or are to non-U.S. persons in compliance with Regulation S under the Securities Act, as the case may be), and as may be from time to time adopted by the Trustee.

(E) Restrictions on U.S. Transfers. Transfers of interests in a Regulation S Global Security to U.S. persons (as defined in Regulation S) shall be limited to transfers made pursuant to the provisions of Section 3.03(h)(C).

Section 3.04. Cancellation of Certificates.

Any Certificate surrendered for registration of transfer or exchange shall be cancelled and retained in accordance with normal retention policies with respect to cancelled certificates maintained by the Certificate Registrar.

Section 3.05. Replacement of Certificates.

If (i) any Certificate is mutilated and is surrendered to the Trustee or any Authenticating Agent or (ii) the Trustee or any Authenticating Agent receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and there is delivered to the Trustee or the Authenticating Agent such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee and any Authenticating Agent that such destroyed, lost or stolen Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and the Trustee or any Authenticating Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Certificate Principal Amount (or Notional Amount). Upon the issuance of any new Certificate under this Section 3.05, the Trustee and Authenticating Agent may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee or the Authenticating Agent) connected therewith. Any replacement Certificate issued pursuant to this Section 3.05 shall constitute complete and indefeasible evidence of ownership in the applicable Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

Section 3.06. Persons Deemed Owners.

Subject to the provisions of Section 3.09 with respect to Book-Entry Certificates, the Depositor, the Master Servicer, the Trustee, the Certificate Registrar and any agent of any of them may treat the Person in whose name any Certificate is registered upon the books of the Certificate Registrar as the owner of such Certificate for the purpose of receiving distributions pursuant to Sections 5.01 and 5.02 and for all other purposes whatsoever, and neither the Depositor, the Master Servicer, the Trustee, the Certificate Registrar nor any agent of any of them shall be affected by notice to the contrary.

Section 3.07. Temporary Certificates.

(a) Pending the preparation of definitive Certificates, upon the order of the Depositor, the Trustee shall execute and shall authenticate and deliver temporary Certificates that are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Certificates in lieu of which they are issued and with such variations as the authorized officers executing such Certificates may determine, as evidenced by their execution of such Certificates.

(b) If temporary Certificates are issued, the Depositor will cause definitive Certificates to be prepared without unreasonable delay. After the preparation of definitive Certificates, the temporary Certificates shall be exchangeable for definitive Certificates upon surrender of the temporary Certificates at the office or agency of the Trustee without charge to the Holder. Upon surrender for cancellation of any one or more temporary Certificates, the Trustee shall execute and authenticate and deliver in exchange therefor a like aggregate Certificate Principal Amount of definitive Certificates of the same Class in the authorized denominations. Until so exchanged, the temporary Certificates shall in all respects be entitled to the same benefits under this Agreement as definitive Certificates of the same Class.

Section 3.08. Appointment of Paying Agent.

The Trustee may appoint a Paying Agent (which may be the Trustee) for the purpose of making distributions to Certificateholders hereunder. The Trustee shall cause such Paying Agent (if other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent will hold all sums held by it for the payment to Certificateholders in an Eligible Account, on behalf of the Trustee, in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to the Certificateholders. All funds remitted by the Trustee to any such Paying Agent for the purpose of making distributions shall be paid to Certificateholders on each Distribution Date and any amounts not so paid shall be returned on such Distribution Date to the Trustee. If the Paying Agent is not the Trustee, the Trustee shall cause to be remitted to the Paying Agent on or before the Business Day prior to each Distribution Date, by wire transfer in immediately available funds, the funds to be distributed on such Distribution Date. Any Paying Agent shall be either a bank or trust company or otherwise authorized under law to exercise corporate trust powers. As of the Closing Date, the Trustee is the Paying Agent.

At any time during the period that a Form 10-K is being filed with respect to the Trust in accordance with the Exchange Act and the rules and regulations of the Commission, the Trustee shall not appoint a Paying Agent that is not the Trustee unless that Paying Agent first agrees in writing with the Trustee (i) to deliver an assessment of compliance and an accountant’s attestation in such manner and at such times in compliance with Section 9.25(a) and 9.25(b) of this Agreement, (ii) to comply with the provisions of Section 9.25(a), 9.25(b), 6.20(e)(i) and 6.20(e)(iv)of this Agreement and (iii) to indemnify the Depositor and the Master Servicer, and their respective directors, officers, employees and agents and the Trust Fund and hold each of them harmless as set forth in Section 6.23. For so long as the Depositor is subject to Exchange Act reporting requirements with respect to the Trust, the Paying Agent (if other than the Trustee) shall give prior written notice to the Sponsor, the Master Servicer, the Trustee and the Depositor of the appointment of any Subcontractor by it and a written description (in form and substance reasonably satisfactory to the Sponsor and the Depositor) of the role and function of each Subcontractor utilized by the Paying Agent, as applicable, specifying (A) the identity of each such Subcontractor and (B) which elements of the servicing criteria set forth under Item 1122(d) of Regulation AB will be addressed in assessments of compliance provided by each Subcontractor for which the Paying Agent does not elect to take responsibility for assessing compliance with the Servicing Criteria in accordance with Regulation AB Telephone Interpretation 17.06. In addition, for so long as the Depositor is subject to Exchange Act reporting requirements with respect to the Trust, the Paying Agent (including the Trustee in its capacity as Paying Agent, to the extent not already required of the Trustee under this Agreement) shall notify the Sponsor, the Master Servicer, the Trustee and the Depositor within five (5) calendar days of knowledge thereof (i) of any legal proceedings pending under the Paying Agent of the type described in Item 1117 (§ 229.1117) of Regulation AB, (ii) any merger, consolidation or sale of substantially all of the assets of the Paying Agent and (iii) if the Paying Agent shall become (but only to the extent not previously disclosed) at any time an affiliate of any of the parties listed on Exhibit I hereto or any of their affiliates. On or before March 1st of each year, the Depositor shall distribute the information in Exhibit I to the Paying Agent.

Any Paying Agent (if other than the Trustee) agrees to indemnify the Depositor, the Trustee (if other than the Paying Agent) and the Master Servicer, and each of their respective directors, officers, employees and agents and the Trust Fund and hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon the failure by such Paying Agent to deliver any information, report or certification when and as required under Section 6.20 and Section 9.25(a). This indemnification shall survive the termination of this Agreement or the termination of such Paying Agent hereunder.

In addition, the Paying Agent (if other than the Trustee) (i) may not be an originator of Mortgage Loans, the Master Servicer, a Servicer, the Depositor or an affiliate of the Depositor unless the Paying Agent is in an institutional trust department of the Paying Agent, (ii) must be authorized to exercise corporate trust powers under the laws of its jurisdiction of organization and (iii) must be rated at least “A/F1” by Fitch, if Fitch is a Rating Agency that has rated the Paying Agent, or the equivalent rating by S&P. If no successor Paying Agent shall have been appointed and shall have accepted appointment within 60 days after the Paying Agent ceases to be the Paying Agent pursuant to this Section 3.08, then the Trustee shall perform the duties of the Paying Agent pursuant to this Agreement. The Trustee shall notify the Rating Agencies of any change of Paying Agent.

Section 3.09. Book-Entry Certificates.

(i) Each Class of Book-Entry Certificates, upon original issuance, shall be issued in the form of one or more typewritten Certificates representing the Book-Entry Certificates, to be delivered to The Depository Trust Company, or its custodian, the initial Clearing Agency, by, or on behalf of, the Depositor. The Book-Entry Certificates shall initially be registered on the Certificate Register in the name of the nominee of the Clearing Agency, and no Certificate Owner will receive a definitive certificate representing such Certificate Owner’s interest in the Book-Entry Certificates, except as provided in Section 3.09(c). Unless Definitive Certificates have been issued to Certificate Owners of Book-Entry Certificates pursuant to Section 3.09(c):

(ii) the provisions of this Section 3.09 shall be in full force and effect;

(iii) the Depositor, the Master Servicer, the Paying Agent, the Certificate Registrar and the Trustee may deal with the Clearing Agency for all purposes (including the making of distributions on the Book-Entry Certificates) as the authorized representatives of the Certificate Owners and the Clearing Agency shall be responsible for crediting the amount of such distributions to the accounts of such Persons entitled thereto, in accordance with the Clearing Agency’s normal procedures;

(iv) to the extent that the provisions of this Section 3.09 conflict with any other provisions of this Agreement, the provisions of this Section 3.09 shall control; and

(v) the rights of Certificate Owners shall be exercised only through the Clearing Agency and the Clearing Agency Participants and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency and/or the Clearing Agency Participants. Unless and until Definitive Certificates are issued pursuant to Section 3.09(c), the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal of and interest on the Book-Entry Certificates to such Clearing Agency Participants.

(b) Whenever notice or other communication to the Certificateholders is required under this Agreement, unless and until Definitive Certificates shall have been issued to Certificate Owners pursuant to Section 3.09(c), the Trustee shall give all such notices and communications specified herein to be given to Holders of the Book-Entry Certificates to the Clearing Agency.

(c) If (i) (A) the Depositor advises the Trustee in writing that the Clearing Agency is no longer willing or able to discharge properly its responsibilities with respect to the Book-Entry Certificates, and (B) the Trustee or the Depositor is unable to locate a qualified successor or (ii) after the occurrence of an Event of Default, Certificate Owners representing beneficial interests aggregating not less than 50% of the Class Principal Amount (or Class Notional Amount) of a Class of Book-Entry Certificates identified as such to the Trustee by an Officer’s Certificate from the Clearing Agency advise the Trustee and the Clearing Agency through the Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Certificate Owners of a Class of Book-Entry Certificates, the Trustee shall notify or cause the Certificate Registrar to notify the Clearing Agency to effect notification to all Certificate Owners, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee of the Book-Entry Certificates by the Clearing Agency, accompanied by registration instructions from the Clearing Agency for registration, the Trustee shall issue the Definitive Certificates. Neither the Transferor nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Clearing Agency shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable, with respect to such Definitive Certificates and the Trustee shall recognize the holders of the Definitive Certificates as Certificateholders hereunder. None of the Seller, the Depositor, the Underwriter, the Master Servicer or the Trustee shall have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book Entry Certificates held by the Clearing Agency or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Section 3.10. Deposit of Underlying REMIC Certificates under the Exchange Trust Agreement.

The Underlying REMIC Certificates shall be issued in uncertificated form to the Underwriter and transferred by the Underwriter to the Exchange Trustee to be held in trust pursuant to terms of the Exchange Trust Agreement.

ARTICLE IV

ADMINISTRATION OF THE TRUST FUND

Section 4.01. Collection Account.

(a) On the Closing Date, the Master Servicer shall open and shall thereafter maintain a segregated account held in trust (the “Collection Account”), entitled, Aurora Loan Services LLC, as Master Servicer, in trust for the benefit of the Holders of Lehman Mortgage Trust Mortgage Pass-Through Certificates, Series 2007-5.” The Collection Account shall relate solely to the Certificates issued by the Trust Fund hereunder, and funds in such Collection Account shall not be commingled with any other monies.

(b) The Collection Account shall be an Eligible Account. If an existing Collection Account ceases to be an Eligible Account, the Master Servicer shall establish a new Collection Account that is an Eligible Account within 30 days and transfer all funds on deposit in such existing Collection Account into such new Collection Account.

(c) The Master Servicer shall give to the Trustee prior written notice of the name and address of the depository institution at which the Collection Account is maintained and the account number of such Collection Account. No later than 2:00 p.m. New York City time on each Master Servicer Remittance Date, the entire amount on deposit in the Collection Account (subject to permitted withdrawals set forth in Section 4.02), excluding any amounts that are not included in the Available Distribution Amount for such Distribution Date (other than amounts due or reimbursable to the Trustee or Custodians pursuant to this Agreement), shall be remitted to the Trustee for deposit into the Certificate Account by wire transfer in immediately available funds. The Master Servicer, at its option and with prior notice to the Trustee, may choose to make daily remittances from the Collection Account to the Trustee for deposit into the Certificate Account.

(d) The Master Servicer shall deposit or cause to be deposited into the Collection Account, no later than two Business Days following the Closing Date, any amounts representing Scheduled Payments (or in the case of any Simple Interest Mortgage Loans, representing scheduled interest payments, but actual principal payments) on the Mortgage Loans due after the Cut-off Date and received by the Master Servicer on or before the Closing Date. Thereafter, the Master Servicer shall deposit or cause to be deposited in the Collection Account on the earlier of the applicable Master Servicer Remittance Date and two Business Days following receipt thereof, the following amounts received or payments made by it (other than in respect of principal of and interest on the Mortgage Loans due on or before the Cut-off Date):

(i) all payments on account of principal, including Principal Prepayments and late collections, as indicated in the Mortgage Loan Schedule, on the Mortgage Loans;

(ii) all payments on account of interest on the Mortgage Loans including Prepayment Penalty Amounts (other than payments due prior to the Cut-off Date), net of the applicable Servicing Fee and Master Servicing Fee with respect to each such Mortgage Loan, but only to the extent of the amount permitted to be withdrawn or withheld from the Collection Account in accordance with Sections 5.04 and 9.21;

(iii) any unscheduled payment or other recovery with respect to a Mortgage Loan not otherwise specified in this paragraph (d), including any Subsequent Recovery, all Net Liquidation Proceeds with respect to the Mortgage Loans and REO Property, and all amounts received in connection with the operation of any REO Property, net of any unpaid Servicing Fees and Master Servicing Fees with respect to such Mortgage Loans, but only to the extent of the amount permitted to be withdrawn or withheld from the Collection Account in accordance with Sections 5.04 and 9.21; provided that if the applicable Servicer is also the Retained Interest Holder with respect to any Mortgage Loan, payments on account of interest on the Mortgage Loans as to which such Servicer is the Retained Interest Holder may also be made net of the related Retained Interest with respect to each such Mortgage Loan.

(iv) all Insurance Proceeds;

(v) all Advances made by the Master Servicer or any Servicer pursuant to Section 5.04 or the applicable Servicing Agreement;

(vi) all proceeds of any Mortgage Loan purchased by any Person and any Substitution Amounts related to any Qualifying Substitute Mortgage Loan;

(vii) all amounts paid by any Servicer with respect to Net Simple Interest Shortfalls and Prepayment Interest Shortfalls;

(viii) the Purchase Price or FPD Purchase Price (including any FPD Premium) of any Mortgage Loan repurchased by the Depositor, the Seller, the Master Servicer or any other Person and any Substitution Amount related to any Qualifying Substitute Mortgage Loan; and

(ix) all Prepayment Penalty Amounts received in respect of the Designated Mortgage Loans.

The Master Servicer shall also deposit from its own funds into the Collection Account (to the extent not already received from the related Servicer), without right of reimbursement, an amount equal to any Net Simple Interest Shortfall (to the extent not offset by Net Simple Interest Excess) for the related Collection Period.

(e) Funds in the Collection Account may be invested in Eligible Investments (selected by and at the written direction of the Master Servicer) which shall mature not later than the earlier of (a) the Master Servicer Remittance Date or (b) the day on which the funds in such Collection Account are required to be remitted to the Trustee for deposit into the Certificate Account, and any such Eligible Investment shall not be sold or disposed of prior to its maturity. All such Eligible Investments shall be made in the name of the Master Servicer in trust for the benefit of the Trustee and Holders of the Certificates. All income and gain realized from any such investment shall be for the benefit of the Master Servicer as compensation and shall be subject to its withdrawal on order from time to time, and shall not be part of the Trust Fund. The amount of any losses incurred in respect of any such investments shall be deposited in the Collection Account by the Master Servicer out of its own funds, without any right of reimbursement therefor, immediately as realized. The foregoing requirements for deposit in the Collection Account are exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments of interest on funds in the Collection Account and payments in the nature of late payment charges or assumption fees need not be deposited by the Master Servicer in the Collection Account and may be retained by the Master Servicer or the applicable Servicer as additional servicing compensation. If the Master Servicer deposits in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account.

Section 4.02. Application of Funds in the Collection Account.

The Master Servicer may, from time to time, make, or cause to be made, withdrawals from the Collection Account for the following purposes:

(i) to reimburse itself or any Servicer for Advances made by it or by such Servicer pursuant to Section 5.04 or the applicable Servicing Agreement; provided, however, that the Master Servicer’s right to reimburse itself pursuant to this subclause is limited to amounts received on or in respect of particular Mortgage Loans (including, for this purpose, Liquidation Proceeds and amounts representing Insurance Proceeds with respect to the property subject to the related Mortgage) which represent late recoveries (net of the applicable Servicing Fee and the Master Servicing Fee) of payments of principal or interest respecting which any such Advance was made; provided, further, that following the final liquidation of a Mortgage Loan, the Master Servicer may reimburse itself for previously unreimbursed Advances in excess of Liquidation Proceeds or Insurance Proceeds with respect to such Mortgage Loans from any funds in the Collection Account, it being understood, in the case of any such reimbursement, that the Master Servicer’s or Servicer’s right thereto shall be prior to the rights of the Certificateholders;

(ii) to reimburse itself or any Servicer for any Servicing Advances made by it or by such Servicer that it or such Servicer determines in good faith will not be recoverable from amounts representing late recoveries of payments of principal or interest respecting the particular Mortgage Loan as to which such Servicing Advance was made or from Liquidation Proceeds or Insurance Proceeds with respect to such Mortgage Loan, it being understood, in the case of any such reimbursement, that such Master Servicer’s or Servicer’s right thereto shall be prior to the rights of the Certificateholders;

(iii) to reimburse itself or any Servicer from Liquidation Proceeds for Liquidation Expenses and for amounts expended by it pursuant to Sections 9.20 and 9.22(a) or the applicable Servicing Agreement in good faith in connection with the restoration of damaged property and, to the extent that Liquidation Proceeds after such reimbursement exceed the unpaid principal balance of the related Mortgage Loan, together with accrued and unpaid interest thereon at the applicable Mortgage Rate less the applicable Servicing Fee and the Master Servicing Fee for such Mortgage Loan to the Due Date next succeeding the date of its receipt of such Liquidation Proceeds, to pay to itself out of such excess the amount of any unpaid assumption fees, late payment charges or other Mortgagor charges on the related Mortgage Loan and to retain any excess remaining thereafter as additional servicing compensation, it being understood, in the case of any such reimbursement or payment, that such Master Servicer’s or Servicer’s right thereto shall be prior to the rights of the Certificateholders;

(iv) to reimburse itself or any Servicer for expenses incurred by and recoverable by or reimbursable to it or such Servicer pursuant to Section 9.04, 9.05, 9.06, 9.16 or 9.22(a) or pursuant to the applicable Servicing Agreement, and to reimburse itself for any expenses reimbursable to it pursuant to Section 10.01(c);

(v) to pay to the applicable Person, with respect to each Mortgage Loan or REO Property acquired in respect thereof that has been repurchased by such Person pursuant to this Agreement, all amounts received thereon and not distributed on the date on which the related repurchase was effected, and to pay to the applicable Person any Advances and Servicing Advances to the extent specified in the definition of Purchase Price, any FPD Premium, or any amounts paid by LBH for shortfalls in the Purchase Price for repurchases of First Payment Default Mortgage Loans pursuant to Section 1.04(f) of the Mortgage Loan Sale Agreement relating to the Seller paying the difference if the FPD Purchase Price is less than the Purchase Price;

(vi) to pay to itself income earned on the investment of funds deposited in the Collection Account;

(vii) to make payments to the Trustee for deposit into the Certificate Account in the amounts and in the manner provided for in Section 4.01(c);

(viii) to make distributions of any Retained Interest to the Retained Interest Holder on each Distribution Date (other than any Retained Interest not deposited into the Collection Account in accordance with Section 4.01(d)(iii));

(ix) to make payment to itself, the Trustee and others pursuant to any provision of this Agreement;

(x) to withdraw funds deposited in error in the Collection Account;

(xi) to clear and terminate the Collection Account pursuant to Section 7.02;

(xii) to reimburse the Trustee and a successor Master Servicer (solely in its capacity as successor Master Servicer), for any fee or advance occasioned by a termination of the Master Servicer, and the assumption of such duties by the Trustee or a successor Master Servicer appointed by the Trustee pursuant to Section 6.14, in each case to the extent not reimbursed by the terminated Master Servicer, it being understood, in the case of any such reimbursement or payment, that the right of the successor Master Servicer or the Trustee thereto shall be prior to the rights of the Certificateholders;

(xiii) to reimburse any Servicer for such amounts as are due thereto under the applicable Servicing Agreement and have not been retained by or paid to such Servicer to the extent provided in such Servicing Agreement; and

(xiv) to the extent of any previous Advances made by the Master Servicer with respect to Simple Interest Mortgage Loans, to pay itself (or the applicable Servicer) an amount equal to Net Simple Interest Excess for the related Collection Period to the extent not offset by Net Simple Interest Shortfalls.

In the event that the Master Servicer fails on any Master Servicer Remittance Date to remit to the Trustee any amounts required to be so remitted to the Trustee pursuant to subclause (vii) on such date, the Master Servicer shall pay the Trustee, for the account of the Trustee, interest calculated at the “prime rate” (as published in the “Money Rates” section of The Wall Street Journal) on such amounts not timely remitted for the period from and including that Master Servicer Remittance Date through the date such funds are remitted to and received by the Trustee.

In connection with withdrawals pursuant to subclauses (i), (iii), (iv), (vi) and (xiv) above, the Master Servicer’s or Servicer’s entitlement thereto is limited to collections or other recoveries on the related Mortgage Loan, except as provided herein. The Master Servicer shall therefore keep and maintain a separate accounting for each Mortgage Loan it master services for the purpose of justifying any withdrawal from the Collection Account it maintains pursuant to subclauses (i), (iii), (iv) and (vi) above.

Section 4.03. Reports to Certificateholders.

(a) On each Distribution Date on or prior to a Section 7.01(c) Purchase Event or a Trust Fund Termination Event, the Trustee shall prepare (based solely on information provided by the Master Servicer and the Cap Counterparty (other than item (xx) below, which shall be determined solely by the Trustee)) and shall make available to each Certificateholder and each Rating Agency a report (the “Distribution Date Statement”), setting forth the following information (on the basis of Mortgage Loan level information obtained from the Master Servicer (other than with respect to item (xix) below)):

(i) the aggregate amount of the distribution to be made on such Distribution Date to the Holders of each Class of Certificates, other than any Class of Notional Certificates, and in respect of any Component, to the extent applicable, allocable to principal on the Mortgage Loans, including any Subsequent Recovery, Liquidation Proceeds and Insurance Proceeds, stating separately the amount attributable to scheduled principal payments and unscheduled payments in the nature of principal in each Mortgage Pool;

(ii) the aggregate amount of the distribution to be made on such Distribution Date to the Holders of each Class of Certificates, other than the Class PO1, Class AP2, Class AP3 and Class 4-A4 Certificates, and in respect of any Component, allocable to interest, including any Accrual Amount added to the Class Principal Amount of any Class of Accrual Certificates;

(iii) the amount, if any, of any distribution to the Holders of a Residual Certificate;

(iv) for each Collateral Group and in the aggregate, (A) the aggregate amount of any Advances required to be made as of the end of the month immediately preceding the month in which such Distribution Date occurs by or on behalf of the Master Servicer or a Servicer (or the Trustee solely in its capacity as successor Master Servicer) with respect to such Distribution Date, (B) the aggregate amount of such Advances actually made, and (C) the amount, if any, by which (A) above exceeds (B) above;

(v) the Aggregate Principal Balance of the Mortgage Loans and the Non-AP Pool Balance of each Mortgage Pool for such Distribution Date, after giving effect to payments allocated to principal reported under clause (i) above;

(vi) the Class Principal Amount (or Class Notional Amount) of each Class of Certificates, to the extent applicable, and the Component Principal Amount or Component Notional Amount, as applicable, of each Component as of such Distribution Date after giving effect to payments allocated to principal reported under clause (i) above (and to the addition of any Accrual Amount in the case of any Class of Accrual Certificates), separately identifying any reduction of any of the foregoing Certificate Principal Amounts, Component Principal Amounts or Component Notional Amounts due to Realized Losses;

(vii) for each Collateral Group and in the aggregate, any Realized Losses realized with respect to the Mortgage Loans (x) in the applicable Prepayment Period and (y) in the aggregate since the Cut-off Date, stating separately the amount of Special Hazard Losses, Fraud Losses and Bankruptcy Losses and the aggregate amount of such Realized Losses, and the remaining Special Hazard Loss Amount, Fraud Loss Amount and Bankruptcy Loss Amount;

(viii) the amount of the Master Servicing Fees and Servicing Fees paid during the Due Period to which such distribution relates;

(ix) the number and aggregate outstanding principal balance of Mortgage Loans, as reported to the Trustee by the Master Servicer, (a) remaining outstanding, (b) delinquent 30 to 59 days, (c) delinquent 60 to 89 days, (d) delinquent 90 or more days, (e) as to which foreclosure proceedings have been commenced, all as of the close of business on the last Business Day of the calendar month immediately before the month in which that Distribution Date occurs, (f) in bankruptcy, (g) that are REO Properties, (h) that are Charged-off Loans and (i) that are Released Mortgage Loans (the information in this item (ix) will be calculated using the MBA delinquency method);

(x) the deemed principal balance of each REO Property as of the close of business on the last Business Day of the calendar month immediately preceding the month in which such Distribution Date occurs;

(xi) with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the principal balance of such Mortgage Loan and the number of such Mortgage Loans as of the close of business on the last Business Day of the calendar month immediately preceding the month in which such Distribution Date occurs;

(xii) with respect to substitution of Mortgage Loans in the preceding calendar month, the Scheduled Principal Balance of each Deleted Mortgage Loan, and of each Qualifying Substitute Mortgage Loan;

(xiii) the aggregate outstanding Interest Shortfalls and Net Prepayment Interest Shortfalls, if any, for each Class of Certificates, after giving effect to distributions made on such Distribution Date;

(xiv) the Certificate Interest Rate or Component Interest Rate applicable to such Distribution Date with respect to each Class of Certificates and each Component, respectively;

(xv) if applicable, the amount of any shortfall (i.e., the difference between the aggregate amounts of principal and interest which Certificateholders would have received if there were sufficient available amounts in the Certificate Account and the amounts actually distributed);

(xvi) the amount of any payments distributed to the Class X Certificates for such Distribution Date;

(xvii) the aggregate outstanding Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls, if any, after giving effect to the distribution made on such Distribution Date;

(xviii) the amount of any payments made by the Cap Counterparty to the Trustee on behalf of the Supplemental Interest Trust under any Cap Agreement;

(xix) a statement as to whether any exchanges of Exchangeable Certificates or Exchange Certificates have taken place since the preceding Distribution Date, and, if applicable, the Class of Certificates, certificate balances, including notional balances, certificate interest rates, and any interest and principal paid, including any shortfalls allocated, of any classes of certificates that were received by the Certificateholder as a result of such exchange;

(xx) the amount of any Class P Distributable Amount allocated to the Class P Certificates for that Distribution Date;

(xxi) the amount of any FPD Premiums, if any, for such Distribution Date;

(xxii) the amount of any Soft Prepayment Penalties and Hard Prepayment Penalties collected by the Master Servicer in respect of the Designated Mortgage Loans and paid to the Class P Components of the Class 12-A8 Certificates, in the case of Soft Prepayment Penalties, and the Class 12-A3 Certificates, in the case of Hard Prepayment Penalties;

(xxiii) the amount of any Soft Prepayment Penalties and Hard Prepayment Penalties collected by the Servicers in respect of the Mortgage Loans and paid to the Class P Components of the Class 12-A6 Certificates, in the case of Soft Prepayment Penalties, and the Class 12-A7 Certificates, in the case of Hard Prepayment Penalties;

In addition to the information listed above, for every year in which the Depositor is subject to Exchange Act reporting with respect to the Certificates, such Distribution Date Statement shall also include, to the extent that the Trustee shall have received any such information from the Depositor, the Sponsor, the Master Servicer or the Servicer, as applicable, no later than four Business Days prior to the related Distribution Date, such other information as is required by Form 10-D, including, but not limited to, the information required by Item 1121 (§ 229.1121) of Regulation AB, other than those data elements specified in Item 1121(a)(11), (12) and (14) for as long as reports on From 10-D are required to be filed by the Trustee pursuant to Section 6.20.

In the case of information furnished pursuant to subclauses (i), (ii) and (vii) above, the amounts shall be expressed as a dollar amount per $1,000 of original principal amount of Certificates.

On any Distribution Date after the occurrence of a Section 7.01(c) Purchase Event, the information required by subclauses (i), (iii), (iv), (v), (vii), (viii), (ix), (x), (xi), (xii) and (xvi) shall be provided to the Holder of the LT-R Certificate and the LTURI Holder with regard to the Lower Tier REMIC I Uncertificated Regular Interests in lieu of the Certificates.

The Trustee shall make such report and any additional loan level information (and, at its option, any additional files containing the same information in an alternative format) available each month to the Certificateholders and the Rating Agencies via the Trustee’s internet website. The Trustee’s internet website shall initially be located at “www.ctslink.com.” Assistance in using the website can be obtained by calling the Trustee’s customer service desk at 1-866-846-4526. Such parties that are unable to use the website are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Trustee shall have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Trustee shall provide timely and adequate notification to all above parties regarding any such changes.

The foregoing information and reports shall be prepared and determined by the Trustee based solely on Mortgage Loan data provided to the Trustee by the Master Servicer (in a format attached hereto as Exhibit V or in such other format mutually agreed to by the Trustee and the Master Servicer) no later than 2:00 p.m. Eastern Time four Business Days prior to the Distribution Date (or such other time period set forth in Section 9.23(b)) In preparing or furnishing Mortgage Loan data to the Trustee, the Master Servicer shall be entitled to rely conclusively on the accuracy of the information or data regarding the Mortgage Loans (including any First Payment Default Mortgage Loan) and the related REO Property that has been provided to the Master Servicer by each Servicer, and the Master Servicer shall not be obligated to verify, recompute, reconcile or recalculate any such information or data. In preparing or furnishing the foregoing information to the Certificateholders, the Trustee shall be entitled to rely conclusively on the accuracy and completeness of the information and data regarding the Mortgage Loans and the related REO Property, that has been provided to the Trustee by the Master Servicer, and (ii) regarding the Cap Agreements, that has been provided to the Trustee by the Cap Counterparty, and the Trustee shall not be obligated to verify, recompute, reconcile or recalculate any such information or data. The Trustee shall be entitled to conclusively rely on the Mortgage Loan data provided by the Master Servicer and shall have no liability for any errors or omissions in such Mortgage Loan data.

(b) Upon the reasonable advance written request of any Certificateholder that is a savings and loan, bank or insurance company, which request, if received by the Trustee, will be promptly forwarded to the Master Servicer, the Master Servicer shall provide, or cause to be provided, (or, to the extent that such information or documentation is not required to be provided by a Servicer under the applicable Servicing Agreement, shall use reasonable efforts to obtain such information and documentation from such Servicer, and provide) to such Certificateholder such reports and access to information and documentation regarding the Mortgage Loans as such Certificateholder may reasonably deem necessary to comply with applicable regulations of the Office of Thrift Supervision or its successor or other regulatory authorities with respect to investment in the Certificates; provided, however, that the Master Servicer shall be entitled to be reimbursed by such Certificateholder for such Master Servicer’s actual expenses incurred in providing such reports and access.

(c) Within 90 days, or such shorter period as may be required by statute or regulation, after the end of each calendar year, the Trustee shall make available to each Person who at any time during the calendar year was a Certificateholder of record, a report summarizing the items provided to Certificateholders pursuant to Section 4.03(a)(i) and (ii) on an annual basis as may be required to enable such Holders to prepare their federal income tax returns. Such information shall include the amount of original issue discount accrued on each Class of Certificates and information regarding the expenses of the Trust Fund. The Trustee shall be deemed to have satisfied this requirement if it forwards such information in any other format permitted by the Code. The Master Servicer shall provide the Trustee with such information (to the extent available to the Master Servicer pursuant to this Agreement and each Servicing Agreement) as is necessary for the Trustee to prepare such reports (and the Trustee may rely solely upon such information).

(d) The Trustee shall, to the extent reasonably available, furnish any other information that is required by the Code and regulations thereunder to be made available to Certificateholders. The Master Servicer shall, to the extent reasonably available, provide the Trustee with such information as is necessary for the Trustee to prepare such reports (and the Trustee may rely solely upon such information).

(e) So long as not prohibited by applicable law, the Master Servicer shall provide to the Depositor or to any party designated by the Depositor, as promptly as practicable upon the Depositor’s request, any and all loan-level information that the Depositor may request in any format reasonably requested by the Depositor.

Section 4.04. Certificate Account.

(a) The Trustee shall establish and maintain in its name, as Trustee, a trust account (the “Certificate Account”), entitled “Certificate Account, Wells Fargo Bank, N.A., as Trustee, in trust for the benefit of the Holders of Lehman Mortgage Trust Mortgage Pass-Through Certificates, Series 2007-5” until disbursed pursuant to the terms of this Agreement. The Certificate Account shall be an Eligible Account. If the existing Certificate Account ceases to be an Eligible Account, the Trustee shall establish a new Certificate Account that is an Eligible Account within 20 Business Days and transfer all funds on deposit in such existing Certificate Account into such new Certificate Account. The Certificate Account shall relate solely to the Certificates issued hereunder and funds in the Certificate Account shall be held separate and apart from and shall not be commingled with any other monies including, without limitation, other monies of the Trustee held under this Agreement.

(b) The Trustee shall cause to be deposited into the Certificate Account on the day on which, or, if such day is not a Business Day, the Business Day immediately following the day on which, any monies are remitted by the Master Servicer to the Trustee, all such amounts.

(c) The Trustee shall make withdrawals from the Certificate Account only for the following purposes:

(i) to withdraw amounts deposited in the Certificate Account in error;

(ii) to pay itself any investment income earned with respect to funds in the Certificate Account invested in Eligible Investments as set forth in subsection (d) below, and to make payments to itself or the Custodians prior to making distributions pursuant to Section 5.02 for any expenses or other indemnification owing to the Trustee and others pursuant to any provision of this Agreement or the Custodial Agreements;

(iii) to make payments of the Master Servicing Fee (to the extent not already withheld or withdrawn from the Collection Account by the Master Servicer) to the Master Servicer;

(iv) to make distributions to the Certificateholders pursuant to Article V; and

(v) to clear and terminate the Certificate Account pursuant to Section 7.02.

(d) The Trustee may invest, or cause to be invested, funds held in the Certificate Account, which funds, if invested, shall be invested in Eligible Investments (which may be obligations of the Trustee or its affiliates described in paragraph (viii) of the definition thereof). All such investments must be payable on demand or mature no later than the next Distribution Date, and shall not be sold or disposed of prior to their maturity. All such Eligible Investments will be made in the name of the Trustee (in its capacity as such) or its nominee. All income and gain realized from any such investment shall be compensation for the Trustee and shall be subject to its withdrawal on order from time to time. The amount of any losses incurred in respect of any such investments shall be paid by the Trustee for deposit in the Certificate Account out of its own funds, without any right of reimbursement therefor, immediately as realized. Funds held in the Certificate Account that are not invested shall be held uninvested.

ARTICLE V

DISTRIBUTIONS TO HOLDERS OF CERTIFICATES

Section 5.01. Distributions Generally.

(a) Subject to Section 7.01 respecting (a) the final distribution on the Certificates and (b) distributions on the Lower Tier REMIC I Uncertificated Regular Interests, on each Distribution Date the Trustee or the Paying Agent shall make distributions in accordance with this Article V. Such distributions shall be made by wire transfer if the Certificateholder has provided the Trustee with wire instructions or by check mailed to the address of such Certificateholder as it appears in the books of the Trustee if the Certificateholder has not provided the Trustee with wire instructions in immediately available funds to an account specified in the request and at the expense of such Certificateholder; provided, however, that the final distribution in respect of any Certificate shall be made only upon presentation and surrender of such Certificate at the applicable Corporate Trust Office; provided, further, that the foregoing provisions shall not apply to any Class of Certificates as long as such Certificate remains a Book-Entry Certificate in which case all payments made shall be made through the Clearing Agency and its Clearing Agency Participants. Notwithstanding such final distribution of principal of any of the Certificates, each Residual Certificate will remain outstanding until the termination of each related REMIC and the payment in full of all other amounts due with respect to such Residual Certificate and at such time such final payment in retirement of any such Residual Certificate will be made only upon presentation and surrender of such Certificate at the Corporate Trust Office of the Trustee. If any payment required to be made on the Certificates or the Lower Tier REMIC I Uncertificated Regular Interests is to be made on a day that is not a Business Day, then such payment will be made on the next succeeding Business Day.

(b) All distributions or allocations made with respect to Certificateholders within each Class on each Distribution Date shall be allocated among the outstanding Certificates in such Class equally in proportion to their respective initial Certificate Principal Amounts (or initial Notional Amounts).

Section 5.02. Distributions from the Certificate Account.

(a) On each Distribution Date, the Trustee (or the Paying Agent on behalf of the Trustee) shall withdraw from the Certificate Account, the Available Distribution Amount (other than the Class P Distributable Amount) with respect to each Collateral Group, and shall distribute such amount to the Holders of record of each Class of Certificates, in the following order of priority:

(i) from the Available Distribution Amount for each Collateral Group, to payment of Accrued Certificate Interest on each Class of Senior Certificates (other than the Class 4-A4, Class AP2 and Class AP3 Certificates) and any interest bearing component relating to such Collateral Group (reduced, in each case, by any Net Prepayment Interest Shortfalls relating to such Collateral Group allocated to that Class of Certificates or component thereof on that Distribution Date, as described herein); provided, however, that any shortfall in available amounts for that Collateral Group shall be allocated among the related Classes of Senior Certificates and any such component related to that Collateral Group in proportion to the amount of such interest (as so reduced) that would otherwise be distributable thereon; provided, further, that prior to their Accretion Termination Date, such amounts otherwise distributable to the Class 3-A5 Certificates shall instead be added to the Class Principal Amount thereof and will be distributed as provided in Section 5.02(a)(iii);

(ii) from the Available Distribution Amount for each Collateral Group, to payment of any outstanding Interest Shortfalls on each Class of Senior Certificates (other than the Class 4-A4, Class AP2 and Class AP3 Certificates) and any interest-bearing component thereof relating to that Collateral Group; provided, however, that any shortfall in available amounts for that Collateral Group shall be allocated among the related Classes of Senior Certificates and any such component related to that Collateral Group in proportion to the amount of such interest (as so reduced) that would otherwise be distributable thereon; provided, further, that prior to their Accretion Termination Date, such amounts otherwise distributable to the Class 3-A5 Certificates shall instead be added to the Class Principal Amount thereof and will be distributed as provided in Section 5.02(a)(iii);

(iii) from the remaining Available Distribution Amount for each Collateral Group to the Senior Certificates (other than any related Notional Certificates) as set forth in the Senior Principal Priorities attached as Exhibit O hereto;

(iv) from the remaining Available Distribution Amounts for the Collateral Groups (other than Collateral Groups PO1, 1 and 2), concurrently, as follows:

(A) from the remaining Available Distribution Amounts for Collateral Groups 3, 4, 5, 7 and 8, to the Class AP2 Certificates to the extent of the remaining Available Distribution Amounts for such Collateral Groups, any related AP Deferred Amount for such Class and Distribution Date, until the Certificate Principal Amount thereof has been reduced to zero; provided, however, that (A) distributions pursuant to this priority shall not exceed the aggregate Subordinate Principal Distribution Amount for such Collateral Groups for such date; and (B) such amounts will not reduce the Certificate Principal Amount of the Class AP2 Certificates;

(B) from the remaining Available Distribution Amounts for Collateral Groups 9, 10, 11 and 12, to the Class AP3 Certificates to the extent of the remaining Available Distribution Amounts for such Collateral Groups, any related AP Deferred Amount for such Class and Distribution Date, until the Certificate Principal Amount thereof has been reduced to zero; provided, however, that (A) distributions pursuant to this priority shall not exceed the aggregate Subordinate Principal Distribution Amount for such Collateral Groups for such date; and (B) such amounts will not reduce the Certificate Principal Amount of the Class AP3 Certificates;

(v) from the remaining Available Distribution Amounts for Collateral Groups PO1, 1 and 2, to the Group 1 Subordinate Certificates, subject to the prior distribution of amounts pursuant to Section 5.02(f), in the following order of priority:

(A) to the Class M1 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, as reduced by such Class’s allocable share of any Net Prepayment Interest Shortfalls for such Distribution Date;

(B) to the Class M1 Certificates, any Interest Shortfall for such Class on such Distribution Date;

(C) to the Class M1 Certificates, in reduction of the Class Principal Amount thereof, such Class’s Subordinate Class Percentage of the Subordinate Principal Distribution Amount for each such Collateral Group on such Distribution Date, except as provided in Section 5.02(d), until the Class Principal Amount thereof has been reduced to zero;

(D) to the Class 1B1 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, as reduced by such Class’s allocable share of any Net Prepayment Interest Shortfalls for such Distribution Date;

(E) to the Class 1B1 Certificates, any Interest Shortfall for such Class on such Distribution Date;

(F) to the Class 1B1 Certificates, in reduction of the Class Principal Amount thereof, such Class’s Subordinate Class Percentage of the Subordinate Principal Distribution Amount for each such Collateral Group on such Distribution Date, except as provided in Section 5.02(d), until the Class Principal Amount thereof has been reduced to zero;

(G) to the Class 1B2 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, as reduced by such Class’s allocable share of any Net Prepayment Interest Shortfalls for such Distribution Date;

(H) to the Class 1B2 Certificates, any Interest Shortfall for such Class on such Distribution Date;

(I) to the Class 1B2 Certificates, in reduction of the Class Principal Amount thereof, such Class’s Subordinate Class Percentage of the Subordinate Principal Distribution Amount for each such Collateral Group on such Distribution Date, except as provided in Section 5.02(d), until the Class Principal Amount thereof has been reduced to zero;

(J) to the Class 1B3 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, as reduced by such Class’s allocable share of any Net Prepayment Interest Shortfalls for such Distribution Date;

(K) to the Class 1B3 Certificates, any Interest Shortfall for such Class on such Distribution Date;

(L) to the Class 1B3 Certificates, in reduction of the Class Principal Amount thereof, such Class’s Subordinate Class Percentage of the Subordinate Principal Distribution Amount for each such Collateral Group on such Distribution Date, except as provided in Section 5.02(d), until the Class Principal Amount thereof has been reduced to zero;

(M) to the Class 1B4 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, as reduced by such Class’s allocable share of any Net Prepayment Interest Shortfalls for such Distribution Date;

(N) to the Class 1B4 Certificates, any Interest Shortfall for such Class on such Distribution Date;

(O) to the Class 1B4 Certificates, in reduction of the Class Principal Amount thereof, such Class’s Subordinate Class Percentage of the Subordinate Principal Distribution Amount for each such Collateral Group on such Distribution Date, except as provided in Section 5.02(d), until the Class Principal Amount thereof has been reduced to zero;

(P) to the Class 1B5 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, as reduced by such Class’s allocable share of any Net Prepayment Interest Shortfalls for such Distribution Date;

(Q) to the Class 1B5 Certificates, any Interest Shortfall for such Class on such Distribution Date;

(R) to the Class 1B5 Certificates, in reduction of the Class Principal Amount thereof, such Class’s Subordinate Class Percentage of the Subordinate Principal Distribution Amount for each such Collateral Group on such Distribution Date, except as provided in Section 5.02(d), until the Class Principal Amount thereof has been reduced to zero;

(S) to the Class 1B6 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, as reduced by such Class’s allocable share of any Net Prepayment Interest Shortfalls for such Distribution Date;

(T) to the Class 1B6 Certificates, any Interest Shortfall for such Class on such Distribution Date; and

(U) to the Class 1B6 Certificates, in reduction of the Class Principal Amount thereof, such Class’s Subordinate Class Percentage of the Subordinate Principal Distribution Amount for each such Collateral Group on Distribution Date, except as provided in Section 5.02(d), until the Class Principal Amount thereof has been reduced to zero; and

(vi) from the remaining Available Distribution Amount for Collateral Groups 3, 4, 5, 7 and 8, to the Group 2 Subordinate Certificates, subject to the prior distribution of amounts pursuant to Section 5.02(g), in the following order of priority:

(A) to the Class 2B1 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, as reduced by such Class’s allocable share of any Net Prepayment Interest Shortfalls for such Distribution Date;

(B) to the Class 2B1 Certificates, any Interest Shortfall for such Class on such Distribution Date;

(C) to the Class 2B1 Certificates, in reduction of the Class Principal Amount thereof, such Class’s Subordinate Class Percentage of the Subordinate Principal Distribution Amount for each such Collateral Group on such Distribution Date, except as provided in Section 5.02(d), until the Class Principal Amount thereof has been reduced to zero;

(D) to the Class 2B2 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, as reduced by such Class’s allocable share of any Net Prepayment Interest Shortfalls for such Distribution Date;

(E) to the Class 2B2 Certificates, any Interest Shortfall for such Class on such Distribution Date;

(F) to the Class 2B2 Certificates, in reduction of the Class Principal Amount thereof, such Class’s Subordinate Class Percentage of the Subordinate Principal Distribution Amount for each such Collateral Group on such Distribution Date, except as provided in Section 5.02(d), until the Class Principal Amount thereof has been reduced to zero;

(G) to the Class 2B3 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, as reduced by such Class’s allocable share of any Net Prepayment Interest Shortfalls for such Distribution Date;

(H) to the Class 2B3 Certificates, any Interest Shortfall for such Class on such Distribution Date;

(I) to the Class 2B3 Certificates, in reduction of the Class Principal Amount thereof, such Class’s Subordinate Class Percentage of the Subordinate Principal Distribution Amount for each such Collateral Group on such Distribution Date, except as provided in Section 5.02(d), until the Class Principal Amount thereof has been reduced to zero;

(J) to the Class 2B4 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, as reduced by such Class’s allocable share of any Net Prepayment Interest Shortfalls for such Distribution Date;

(K) to the Class 2B4 Certificates, any Interest Shortfall for such Class on such Distribution Date;

(L) to the Class 2B4 Certificates, in reduction of the Class Principal Amount thereof, such Class’s Subordinate Class Percentage of the Subordinate Principal Distribution Amount for each such Collateral Group on such Distribution Date, except as provided in Section 5.02(d), until the Class Principal Amount thereof has been reduced to zero;

(M) to the Class 2B5 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, as reduced by such Class’s allocable share of any Net Prepayment Interest Shortfalls for such Distribution Date;

(N) to the Class 2B5 Certificates, any Interest Shortfall for such Class on such Distribution Date;

(O) to the Class 2B5 Certificates, in reduction of the Class Principal Amount thereof, such Class’s Subordinate Class Percentage of the Subordinate Principal Distribution Amount for each such Collateral Group on such Distribution Date, except as provided in Section 5.02(d), until the Class Principal Amount thereof has been reduced to zero;

(P) to the Class 2B6 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, as reduced by such Class’s allocable share of any Net Prepayment Interest Shortfalls for such Distribution Date;

(Q) to the Class 2B6 Certificates, any Interest Shortfall for such Class on such Distribution Date; and

(R) to the Class 2B6 Certificates, in reduction of the Class Principal Amount thereof, such Class’s Subordinate Class Percentage of the Subordinate Principal Distribution Amount for each such Collateral Group on Distribution Date, except as provided in Section 5.02(d), until the Class Principal Amount thereof has been reduced to zero;

(vii) from the remaining Available Distribution Amount for Collateral Groups 9, 10, 11 and 12, to the Group 3 Subordinate Certificates, subject to the prior distribution of amounts pursuant to Section 5.02(h), in the following order of priority:

(A) to the Class 3B1 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, as reduced by such Class’s allocable share of any Net Prepayment Interest Shortfalls for such Distribution Date;

(B) to the Class 3B1 Certificates, any Interest Shortfall for such Class on such Distribution Date;

(C) to the Class 3B1 Certificates, in reduction of the Class Principal Amount thereof, such Class’s Subordinate Class Percentage of the Subordinate Principal Distribution Amount for each such Collateral Group on such Distribution Date, except as provided in Section 5.02(d), until the Class Principal Amount thereof has been reduced to zero;

(D) to the Class 3B2 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, as reduced by such Class’s allocable share of any Net Prepayment Interest Shortfalls for such Distribution Date;

(E) to the Class 3B2 Certificates, any Interest Shortfall for such Class on such Distribution Date;

(F) to the Class 3B2 Certificates, in reduction of the Class Principal Amount thereof, such Class’s Subordinate Class Percentage of the Subordinate Principal Distribution Amount for each such Collateral Group on such Distribution Date, except as provided in Section 5.02(d), until the Class Principal Amount thereof has been reduced to zero;

(G) to the Class 3B3 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, as reduced by such Class’s allocable share of any Net Prepayment Interest Shortfalls for such Distribution Date;

(H) to the Class 3B3 Certificates, any Interest Shortfall for such Class on such Distribution Date;

(I) to the Class 3B3 Certificates, in reduction of the Class Principal Amount thereof, such Class’s Subordinate Class Percentage of the Subordinate Principal Distribution Amount for each such Collateral Group on such Distribution Date, except as provided in Section 5.02(d), until the Class Principal Amount thereof has been reduced to zero;

(J) to the Class 3B4 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, as reduced by such Class’s allocable share of any Net Prepayment Interest Shortfalls for such Distribution Date;

(K) to the Class 3B4 Certificates, any Interest Shortfall for such Class on such Distribution Date;

(L) to the Class 3B4 Certificates, in reduction of the Class Principal Amount thereof, such Class’s Subordinate Class Percentage of the Subordinate Principal Distribution Amount for each such Collateral Group on such Distribution Date, except as provided in Section 5.02(d), until the Class Principal Amount thereof has been reduced to zero;

(M) to the Class 3B5 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, as reduced by such Class’s allocable share of any Net Prepayment Interest Shortfalls for such Distribution Date;

(N) to the Class 3B5 Certificates, any Interest Shortfall for such Class on such Distribution Date;

(O) to the Class 3B5 Certificates, in reduction of the Class Principal Amount thereof, such Class’s Subordinate Class Percentage of the Subordinate Principal Distribution Amount for each such Collateral Group on such Distribution Date, except as provided in Section 5.02(d), until the Class Principal Amount thereof has been reduced to zero;

(P) to the Class 3B6 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, as reduced by such Class’s allocable share of any Net Prepayment Interest Shortfalls for such Distribution Date;

(Q) to the Class 3B6 Certificates, any Interest Shortfall for such Class on such Distribution Date; and

(R) to the Class 3B6 Certificates, in reduction of the Class Principal Amount thereof, such Class’s Subordinate Class Percentage of the Subordinate Principal Distribution Amount for each such Collateral Group on Distribution Date, except as provided in Section 5.02(d), until the Class Principal Amount thereof has been reduced to zero.

(b) Net Prepayment Interest Shortfalls for each Collateral Group shall be allocated among the Senior Certificates related to such Collateral Group (including any interest-bearing Component thereof and excluding the Class 4-A4, Class PO1, Class AP2 and Class AP3 Certificates) and the Subordinate Certificates pro rata based on (i) in the case of the related Non-AP Senior Certificates (and any such Component), the Accrued Certificate Interest otherwise distributable thereon, and (ii) in the case of the Subordinate Certificates, interest accrued on the related Apportioned Principal Balances.

(c) After the applicable Credit Support Depletion Date, the Senior Distribution Amount with respect to each Collateral Group (other than Collateral Groups PO1, PO2 and PO3) remaining after distribution of interest to the related Non-AP Senior Certificates on such date shall be distributed among the related Classes of Senior Certificates proportionately, on the basis of their respective Class Principal Amounts immediately prior to such Distribution Date, regardless of the priorities and amounts set forth in Section 5.02(a)(iii).

(d) With respect to each Class of Subordinate Certificates (other than the Class 1M, Class 2B1 or Class 3B1 Certificates), if on any Distribution Date the Credit Support Percentage for that Class is less than the Original Credit Support Percentage for such Class, then, notwithstanding anything to the contrary in Section 5.02(a), no distribution of amounts described in clauses (ii) and (iii) of the definition of the related Subordinate Principal Distribution Amount will be made to any related Subordinate Certificates of lower priority. Any such amounts will be distributed proportionately to such Class of related Subordinate Certificates entitled to distributions in respect such clauses (ii) and (iii) of the definition of Subordinate Principal Distribution Amount on such date. Any amount not distributed in respect of any Class on any Distribution Date pursuant to the immediately preceding paragraph shall be allocated among the remaining Classes of related Subordinate Certificates in proportion to their respective Class Principal Amounts.

(e) On each Distribution Date, the Trustee shall distribute to the Holder of the Class R Certificate any amounts remaining in REMIC III for such Distribution Date after application of all amounts described in paragraph (a) of this Section 5.02. Any distributions pursuant to this paragraph (e) shall not reduce the Class Principal Amount of the Class R Certificate.

(f) On each Distribution Date prior to the related Credit Support Depletion Date but after the date on which the total Certificate Principal Amount of the Non-AP Senior Certificate or Certificates relating to Collateral Groups PO1, 1 and 2 have been reduced to zero, amounts otherwise distributable as principal on each Class of Group 1 Subordinate Certificates pursuant to Section 5.02(a)(v), in reverse order of priority, in respect of such Class’s Subordinate Class Percentage of the related Subordinate Principal Distribution Amount for the Collateral Group relating to such retired Certificates, shall be distributed as principal to such Non-AP Senior Certificates remaining outstanding pursuant to Section 5.02(a)(iii) until the Class Principal Amounts thereof have been reduced to zero, provided that on such Distribution Date (a) the Aggregate Subordinate Percentage for Collateral Groups PO1, 1 and 2 for such Distribution Date is less than 200% of such Aggregate Subordinate Percentage for the Group 1 Subordinate Certificates, as of the Cut-off Date or (b) the average outstanding principal balance of the Mortgage Loans in any of Collateral Groups PO1, 1 and 2 that are delinquent 60 days or more for the last six months (including for this purpose any REO Property or Mortgage Loans in foreclosure or bankruptcy and the Scheduled Payments that would have been due on Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust Fund if the related Mortgage Loan had remained in existence) as a percentage of the related Group Subordinate Amount is greater than or equal to 50%.

(g) On each Distribution Date prior to the related Credit Support Depletion Date but after the date on which the total Certificate Principal Amount of the Non-AP Senior Certificate or Certificates relating to Collateral Groups 3, 4, 5, 7 and 8 have been reduced to zero, amounts otherwise distributable as principal on each Class of Group 2 Subordinate Certificates pursuant to Section 5.02(a)(vi), in reverse order of priority, in respect of such Class’s Subordinate Class Percentage of the related Subordinate Principal Distribution Amount for the Collateral Group relating to such retired Certificates, shall be distributed as principal to such Non-AP Senior Certificates remaining outstanding pursuant to Section 5.02(a)(iii) until the Class Principal Amounts thereof have been reduced to zero, provided that on such Distribution Date (a) the Aggregate Subordinate Percentage for Collateral Groups 3, 4, 5, 7 and 8 for such Distribution Date is less than 200% of such Aggregate Subordinate Percentage for the Group 2 Subordinate Certificates, as of the Cut-off Date or (b) the average outstanding principal balance of the Mortgage Loans in any of Collateral Groups 3, 4, 5, 7 and 8 that are delinquent 60 days or more for the last six months (including for this purpose any REO Property or Mortgage Loans in foreclosure or bankruptcy and the Scheduled Payments that would have been due on Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust Fund if the related Mortgage Loan had remained in existence) as a percentage of the related Group Subordinate Amount is greater than or equal to 50%.

(h) On each Distribution Date prior to the related Credit Support Depletion Date but after the date on which the total Certificate Principal Amount of the Non-AP Senior Certificate or Certificates relating to Collateral Groups 9, 10, 11 and 12 have been reduced to zero, amounts otherwise distributable as principal on each Class of Group 3 Subordinate Certificates pursuant to Section 5.02(a)(vii), in reverse order of priority, in respect of such Class’s Subordinate Class Percentage of the related Subordinate Principal Distribution Amount for the Collateral Group relating to such retired Certificates, shall be distributed as principal to such Non-AP Senior Certificates remaining outstanding pursuant to Section 5.02(a)(iii) until the Class Principal Amounts thereof have been reduced to zero, provided that on such Distribution Date (a) the Aggregate Subordinate Percentage for Collateral Groups 9, 10, 11 and 12 for such Distribution Date is less than 200% of such Aggregate Subordinate Percentage for the Group 3 Subordinate Certificates, as of the Cut-off Date or (b) the average outstanding principal balance of the Mortgage Loans in any of Collateral Groups 9, 10, 11 and 12 that are delinquent 60 days or more for the last six months (including for this purpose any REO Property or Mortgage Loans in foreclosure or bankruptcy and the Scheduled Payments that would have been due on Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust Fund if the related Mortgage Loan had remained in existence) as a percentage of the related Group Subordinate Amount is greater than or equal to 50%.

(i) On each Distribution Date on which the Class Principal Amounts of the Non-AP Senior Certificates relating to one or more Collateral Groups have been reduced to zero, any amounts distributable pursuant to Sections 5.02(f), (g) or (h) will be allocated, as to each applicable Class of Subordinate Certificates, in proportion to such Class’s Subordinate Class Percentage of the Subordinate Principal Distribution Amount for the Collateral Group relating to each such retired Senior Certificate. On each Distribution Date on which the Non-AP Senior Certificates for one or more Collateral Groups remain outstanding, any amounts distributable pursuant to Sections 5.02(f), (g) or (h) will be distributed in proportion to the aggregate Certificate Principal Amount of such Certificates relating to each such Collateral Group.

(j) (A) On any Distribution Date on which any Non-AP Senior Certificate or Certificates relating to Collateral Groups PO1, 1 or 2 constitute an Undercollateralized Class or Classes, all amounts otherwise distributable as principal on the Group 1 Subordinate Certificates, in reverse order of priority (other than amounts necessary to pay any AP Deferred Amounts or unpaid Interest Shortfalls) (or, following the applicable Credit Support Depletion Date, such other amounts described in the immediately following sentence), will be distributed as principal to such Undercollateralized Class or Classes pursuant to Section 5.02(a)(iii), until the total Certificate Principal Amount of the Undercollateralized Class or Classes equals the Non-AP Pool Balance of the related Collateral Group, (such distribution, an “Undercollateralization Distribution”). In the event that any Non-AP Senior Certificate or Certificates relating to Collateral Groups PO1, 1 or 2 constitute an Undercollateralized Class or Classes on any Distribution Date following the related Credit Support Depletion Date, related Undercollateralization Distributions will be made from any Available Distribution Amount for such Collateral Groups not related to an Undercollateralized Class or Classes remaining after all required amounts have been distributed to the Non-AP Senior Certificates related to such other Collateral Groups. In addition, the amount of any unpaid Interest Shortfalls with respect to an Undercollateralized Class on any Distribution Date (including any Interest Shortfalls for such Distribution Date) will be distributed to such Undercollateralized Class or Classes prior to the payment of any related Undercollateralization Distributions from amounts otherwise distributable as principal on the Group 1 Subordinate Certificates, in reverse order of priority (or, following the related Credit Support Depletion Date, as provided in the preceding sentence).

(k) (B) On any Distribution Date on which any Non-AP Senior Certificate or Certificates relating to Collateral Groups 3, 4, 5, 7 or 8 constitute an Undercollateralized Class or Classes, all amounts otherwise distributable as principal on the Group 2 Subordinate Certificates, in reverse order of priority (other than amounts necessary to pay any AP Deferred Amounts or unpaid Interest Shortfalls) (or, following the applicable Credit Support Depletion Date, such other amounts described in the immediately following sentence), will be distributed as principal to such Undercollateralized Class or Classes pursuant to Section 5.02(a)(iii), until the total Certificate Principal Amount of the Undercollateralized Class or Classes equals the Non-AP Pool Balance of the related Collateral Group, (such distribution, also an “Undercollateralization Distribution”). In the event that any Non-AP Senior Certificate or Certificates relating to Collateral Groups 3, 4, 5, 7 or 8 constitute an Undercollateralized Class or Classes on any Distribution Date following the related Credit Support Depletion Date, related Undercollateralization Distributions will be made from any Available Distribution Amount for such Collateral Groups not related to an Undercollateralized Class or Classes remaining after all required amounts have been distributed to the Non-AP Senior Certificates related to such other Collateral Groups. In addition, the amount of any unpaid Interest Shortfalls with respect to an Undercollateralized Class on any Distribution Date (including any Interest Shortfalls for such Distribution Date) will be distributed to such Undercollateralized Class or Classes prior to the payment of any related Undercollateralization Distributions from amounts otherwise distributable as principal on the Group 2 Subordinate Certificates, in reverse order of priority (or, following the related Credit Support Depletion Date, as provided in the preceding sentence).

(l) (B) On any Distribution Date on which any Non-AP Senior Certificate or Certificates relating to Collateral Groups 9, 10, 11 or 12 constitute an Undercollateralized Class or Classes, all amounts otherwise distributable as principal on the Group 3 Subordinate Certificates, in reverse order of priority (other than amounts necessary to pay any AP Deferred Amounts or unpaid Interest Shortfalls) (or, following the applicable Credit Support Depletion Date, such other amounts described in the immediately following sentence), will be distributed as principal to such Undercollateralized Class or Classes pursuant to Section 5.02(a)(iii), until the total Certificate Principal Amount of the Undercollateralized Class or Classes equals the Non-AP Pool Balance of the related Collateral Group, (such distribution, also an “Undercollateralization Distribution”). In the event that any Non-AP Senior Certificate or Certificates relating to Collateral Groups 9, 10, 11 or 12 constitute an Undercollateralized Class or Classes on any Distribution Date following the related Credit Support Depletion Date, related Undercollateralization Distributions will be made from any Available Distribution Amount for such Collateral Groups not related to an Undercollateralized Class or Classes remaining after all required amounts have been distributed to the Non-AP Senior Certificates related to such other Collateral Groups. In addition, the amount of any unpaid Interest Shortfalls with respect to an Undercollateralized Class on any Distribution Date (including any Interest Shortfalls for such Distribution Date) will be distributed to such Undercollateralized Class or Classes prior to the payment of any related Undercollateralization Distributions from amounts otherwise distributable as principal on the Group 3 Subordinate Certificates, in reverse order of priority (or, following the related Credit Support Depletion Date, as provided in the preceding sentence).

(B) If on any Distribution Date the Non-AP Senior Certificates relating to more than one Collateral Group are Undercollateralized Classes, the distribution described in paragraph (A), (B) or (C) above will be made in proportion to the amount by which the total Certificate Principal Amount of the Non-AP Senior Certificate or Certificates relating to each such Collateral Group, after giving effect to distributions pursuant to Section 5.02(a) on such Distribution Date, exceeds the Non-AP Pool Balance for the related Collateral Group for such Distribution Date.

(m) On each Distribution Date occurring after a Section 7.01(c) Purchase Event but on or prior to a Trust Fund Termination Event, the Trustee (or the Paying Agent on behalf of the Trustee), shall withdraw from the Certificate Account the Available Distribution Amount (to the extent such amount is on deposit in the Certificate Account), and shall allocate such amount to the interests issued in respect of the Lower Tier REMIC 1 Uncertificated Regular Interests created pursuant to this Agreement and shall distribute such amount first, to the Trustee, any amounts reimbursable pursuant to Section 4.04(b)(i) and not previously reimbursed to the Trustee, second, to the LTURI-holder, any remaining Available Distribution Amount to the extent payable on the Lower Tier REMIC 1 Uncertificated Regular Interests as provided in the Preliminary Statement, and third, to the Class LT-R Certificates.

(n) On each Distribution Date prior to the Accretion Termination Date for the Class 3-A5 Certificates, the Accrual Amount allocable to the Class 3-A5 Certificates for such date will be distributed first to the Class 3-A1 Certificates, until the Class Principal Amount thereof has been reduced to zero, then to the Class 3-A5 Certificates. On each such date, the Accrual Amount for the Class 3-A5 Certificates for such date will be added to the Class Principal Amount thereof. On each Distribution Date on or after the Accretion Termination Date for the Class 3-A5 Certificates, Accrued Certificate Interest will no longer be added to the Class Principal Amount thereof but will instead be distributed as interest thereon such date.

(o) On each Distribution Date, all FPD Premiums to which the Trust Fund is entitled received with respect to a First Payment Default Mortgage Loan, shall be distributed to the Class 2-A2, Class 8-A2 and Class 12-A2 Certificates. Any FPD Premium received on a Mortgage Loan in Pool 1 will be allocated to the Class 2-A2 Certificates, any FPD Premium received on each Mortgage Loan in Pool 2 will be allocated to the Class 8-A2 Certificates and any FPD Premium received on a Mortgage Loan in Pools 3A and 3B will be allocated to the Class 12-A2 certificates.

(p) For federal income tax purposes, the Trustee shall treat the beneficial owners of the Class 2-A2, Class 8-A2 and Class 12-A2 Certificates (each an “FPD Certificate”) as having entered into a cash-settled option contract. Pursuant to each cash-settled option contract, each FPD Certificate has the right to receive amounts in respect of FPD Premiums. Any payments to an FPD Certificate in light of the foregoing shall not be payments with respect to a “regular interest” in a REMIC within the meaning of Code Section 860G(a)(1). Notwithstanding the priority and sources of payments set forth in Article V or otherwise, the Trustee shall account for all distributions in respect of FPD Premiums on an FPD Certificate as set forth in this section. For purposes of providing tax information reporting with respect to the FPD Certificates, the Trustee shall treat each cash-settled option contract described in this paragraph as having a value of $10,000 as of the Closing Date.

(q) On each Distribution Date, the Trustee shall distribute the Class P Distributable Amount for such date to the Holder of the Class P Certificates.

(r) On each Distribution Date, the Trustee shall distribute any Soft Prepayment Penalties collected by the Servicers and remitted by the Master Servicer to the Trustee in respect of the Mortgage Loans in the Collateral Groups (other than Collateral Group 11) on the preceding Master Servicer Remittance Date to the Holders of the Class 12-A6 Certificates and any Hard Prepayment Penalties collected by the Servicers and remitted by the Master Servicer to the Trustee in respect of the Mortgage Loans in the Collateral Groups (other than Collateral Group 11) on the preceding Master Servicer Remittance Date to the Holders of the Class 12-A7 Certificates (in each case in respect of the Class P Component thereof), regardless of whether the Class Notional Amount of the respective Class I Components thereof has been reduced to zero.

Section 5.03. Allocation of Realized Losses.

(a) On any Distribution Date, (i) the related Applicable Fraction of the principal portion of each Realized Loss (other than any Excess Loss) in respect of a Mortgage Loan in Collateral Group PO2 and PO3 will be allocated to and reduce the Certificate Principal Amount of the Class AP2 and Class AP3 Certificates, respectively, until the Certificate Principal Amount thereof has been reduced to zero; and (ii) the related Applicable Fraction of the principal portion of each Realized Loss (other than any Excess Loss) in respect of a Mortgage Loan, shall be allocated in the following order of priority:

(A) Such losses experienced by Pool 1 shall be allocated in the following order of priority:

first, to the Class 1B6 Certificates, in reduction of their Class Principal Amount, until the Class Principal Amount thereof has been reduced to zero;

second, to the Class 1B5 Certificates, in reduction of their Class Principal Amount, until the Class Principal Amount thereof has been reduced to zero;

third, to the Class 1B4 Certificates, in reduction of their Class Principal Amount, until the Class Principal Amount thereof has been reduced to zero;

fourth, to the Class 1B3 Certificates, in reduction of their Class Principal Amount, until the Class Principal Amount thereof has been reduced to zero;

fifth, to the Class 1B2 Certificates, in reduction of their Class Principal Amount, until the Class Principal Amount thereof has been reduced to zero;

sixth, to the Class 1B1 Certificates, in reduction of their Class Principal Amount, until the Class Principal Amount thereof has been reduced to zero;

seventh, to the Class 1M Certificates, in reduction of their Class Principal Amount, until the Class Principal Amount thereof has been reduced to zero; and

eighth, to the related Classes of Non-AP Senior Certificates, pro rata, in accordance with their respective Class Principal Amounts provided, however, that any Realized Loss allocated (1) to the Class 1-A6 Certificates shall instead be allocated to the Class 1-A12 Certificates until the Class Principal Amount thereof has been reduced to zero, (2) to the Class 1-A3 and Class 1-A9 Certificates shall instead be allocated to the Class 1-A8 Certificates until the Class Principal Amount thereof has been reduced to zero, (3) to the Class 1-A10 Certificates shall instead be allocated to the Class 1-A11 Certificates until the Class Principal Amount thereof has been reduced to zero, and (4) to the Class 2-A3 Certificates shall instead be allocated to the Class 2-A2 Certificates until the Class Principal Amount thereof has been reduced to zero; and

(B) Such losses experienced by Pool 2 shall be allocated in the following order of priority:

first, to the Class 2B6 Certificates, in reduction of their Class Principal Amount, until the Class Principal Amount thereof has been reduced to zero;

second, to the Class 2B5 Certificates, in reduction of their Class Principal Amount, until the Class Principal Amount thereof has been reduced to zero;

third, to the Class 2B4 Certificates, in reduction of their Class Principal Amount, until the Class Principal Amount thereof has been reduced to zero;

fourth, to the Class 2B3 Certificates, in reduction of their Class Principal Amount, until the Class Principal Amount thereof has been reduced to zero;

fifth, to the Class 2B2 Certificates, in reduction of their Class Principal Amount, until the Class Principal Amount thereof has been reduced to zero;

sixth, to the Class 2B1 Certificates, in reduction of their Class Principal Amount, until the Class Principal Amount thereof has been reduced to zero; and

seventh, to the related Classes of Non-AP Senior Certificates, pro rata, in accordance with their respective Class Principal Amounts provided, however, that any Realized Loss allocated (1) to the Class 3-A7 Certificates shall instead be allocated to the Class 3-A8 Certificates until the Class Principal Amount thereof has been reduced to zero, (2) to the Class 3-A9 Certificates shall instead be allocated to the Class 3-A10 Certificates until the Class Principal Amount thereof has been reduced to zero, (3) to the Class 7-A4 Certificates shall instead be allocated to the Class 7-A5 Certificates until the Class Principal Amount thereof has been reduced to zero, and (4) to the Class 8-A4 Certificates shall instead be allocated to the Class 8-A5 Certificates until the Class Principal Amount thereof has been reduced to zero; and

(C) Such losses experienced by Pools 3A and 3B shall be allocated in the following order of priority:

first, to the Class 3B6 Certificates, in reduction of their Class Principal Amount, until the Class Principal Amount thereof has been reduced to zero;

second, to the Class 3B5 Certificates, in reduction of their Class Principal Amount, until the Class Principal Amount thereof has been reduced to zero;

third, to the Class 3B4 Certificates, in reduction of their Class Principal Amount, until the Class Principal Amount thereof has been reduced to zero;

fourth, to the Class 3B3 Certificates, in reduction of their Class Principal Amount, until the Class Principal Amount thereof has been reduced to zero;

fifth, to the Class 3B2 Certificates, in reduction of their Class Principal Amount, until the Class Principal Amount thereof has been reduced to zero;

sixth, to the Class 3B1 Certificates, in reduction of their Class Principal Amount, until the Class Principal Amount thereof has been reduced to zero; and

seventh, to the related Classes of Non-AP Senior Certificates, pro rata, in accordance with their respective Class Principal Amounts provided, however, that any Realized Loss allocated (1) to the Class 9-A2 Certificates shall instead be allocated to the Class 9-A3 Certificates until the Class Principal Amount thereof has been reduced to zero, (2) to the Class 10-A4 Certificates shall instead be allocated to the Class 10-A5 Certificates until the Class Principal Amount thereof has been reduced to zero, (3) to the Class 11-A1 Certificates shall instead be allocated to the Class 11-A2 Certificates until the Class Principal Amount thereof has been reduced to zero, and (4) to the Class 12-A4 Certificates shall instead be allocated to the Class 12-A5 Certificates until the Class Principal Amount thereof has been reduced to zero.

In addition, any Realized Loss (including any Excess Loss) allocated to an Exchange Class shall be proportionately allocated to the related Exchangeable Class or Classes.

(b) With respect to any Distribution Date, the related Applicable Fraction of the principal portion of any Excess Loss in respect of a Mortgage Loan in any Collateral Group shall be allocated, pro rata, to the related Subordinate Certificates and related Non-AP Senior Certificate or Certificates on the basis of the Apportioned Principal Balances of the Classes of Subordinate Certificates and Class Principal Amounts of the related Non-AP Senior Certificates (and in the same manner as specified in clause eighth of subsection (A) seventh of subsection (B) above or seventh of subsection (C) above) as applicable.

(c) Any Realized Losses allocated to a Class of Certificates pursuant to Section 5.03(a) shall be allocated among the Certificates of such Class in proportion to their respective Certificate Principal Amounts. Any allocation of Realized Losses pursuant to this paragraph (c) shall be accomplished by reducing the Certificate Principal Amounts of the related Certificates on the related Distribution Date in accordance with Section 5.03(d). Realized Losses allocated to any Accrual Certificates will be allocated on the basis of the lesser of their original Class Principal Amount and their current Class Principal Amount.

(d) Realized Losses allocated in accordance with this Section 5.03 shall be allocated on the Distribution Date in the month following the month in which such loss was incurred and, in the case of the principal portion thereof, after giving effect to distributions made on such Distribution Date, except that the aggregate amount of Realized Losses to be allocated to the Class AP Certificates on such Distribution Date will be taken into account in determining distributions in respect of any related AP Deferred Amount for such date.

(e) On each Distribution Date, the Subordinate Certificate Writedown Amount for such date shall effect a corresponding reduction in the Class Principal Amount of the lowest ranking Class of outstanding related Subordinate Certificates, which reduction shall occur on such Distribution Date after giving effect to distributions made on such Distribution Date.

Section 5.04. Advances by the Master Servicer and the Trustee.

(a) Advances shall be made in respect of each Master Servicer Remittance Date as provided herein. If, on any Determination Date, the Master Servicer determines that any Scheduled Payments (or in the case of Simple Interest Mortgage Loans, the amount of any scheduled interest payments) due during the related Due Period (other than Balloon Payments) have not been received, the Master Servicer shall, or cause the applicable Servicer to, advance such amount on the Master Servicer Remittance Date immediately following such Determination Date, less an amount, if any, to be set forth in an Officer’s Certificate to be delivered to the Trustee on such Determination Date, which if advanced the Master Servicer or the applicable Servicer has determined would not be recoverable from amounts received with respect to such Mortgage Loan, including late payments, Liquidation Proceeds, Insurance Proceeds or otherwise. If the Master Servicer determines that an Advance is required, it shall on the Master Servicer Remittance Date immediately following such Determination Date either (i) remit to the Trustee from its own funds (or funds advanced by the applicable Servicer) for deposit in the Certificate Account immediately available funds in an amount equal to such Advance, (ii) cause to be made an appropriate entry in the records of the Collection Account that funds in such account being held for future distribution or withdrawal have been, as permitted by this Section 5.04, used by the Master Servicer to make such Advance, and remit such immediately available funds to the Trustee for deposit in the Certificate Account or (iii) make Advances in the form of any combination of clauses (i) and (ii) aggregating the amount of such Advance. Any funds being held in the Collection Account for future distribution to Certificateholders and so used shall be replaced by the Master Servicer from its own funds by remittance to the Trustee for deposit in the Certificate Account on or before any future Master Servicer Remittance Date to the extent that funds in the Certificate Account on such Master Servicer Remittance Date shall be less than payments to Certificateholders required to be made on the related Distribution Date. Notwithstanding anything to the contrary herein, in the event the Master Servicer determines in its reasonable judgment that an Advance is non-recoverable, the Master Servicer shall be under no obligation to make such Advance. The Trustee shall be entitled to conclusively rely upon any determination by the Master Servicer that an Advance, if made, would constitute a non-recoverable advance. The Master Servicer and each Servicer shall be entitled to be reimbursed from the Collection Account for all Advances made by it as provided in Section 4.02.

(b) In the event that the Master Servicer fails for any reason to make an Advance required to be made pursuant to this Section 5.04, the Trustee, solely in its capacity as successor Master Servicer pursuant to Section 6.14, shall, on or before the related Distribution Date, deposit in the Certificate Account an amount equal to the excess of (a) Advances required to be made by the Master Servicer that would have been deposited in such Certificate Account over (b) the amount of any Advance made by the Master Servicer and Servicers with respect to such Distribution Date; provided, however, that the Trustee shall be required to make such Advance only if it is not prohibited by law from doing so and it has determined that such Advance would be recoverable from amounts to be received with respect to such Mortgage Loan, including late payments, Liquidation Proceeds, Insurance Proceeds, or otherwise. The Trustee shall be entitled to be reimbursed from the Certificate Account for Advances made by it pursuant to this Section 5.04 as if it were the Master Servicer.

Section 5.05. Compensating Interest Payments.

The Master Servicer shall not be responsible for making any Compensating Interest Payments not made by the Servicers. Any Compensating Interest Payments made by the Servicers shall be a component of the Available Distribution Amount.

Section 5.06. Distributions from the Supplemental Prepayment Trust.

A separate trust is hereby established (the “Supplemental Prepayment Trust”), the corpus of which shall be held by the Trustee, in trust, for the benefit of the Class 12-A3 and Class 12-A8, Certificateholders. The assets of the Supplemental Prepayment Trust shall consist of (i) Soft Prepayment Penalties and Hard Prepayment Penalties in respect of the Designated Mortgage Loans received by the Trustee and identified as such. Such assets shall be held separate and apart from, and shall not be commingled with, any other monies, including, without limitation, other monies of the Trustee held pursuant to this Agreement. Distributions from the Supplemental Prepayment Trust shall be made concurrently as follows:

(a) On each Distribution Date, the Trustee (or the Paying Agent on behalf of the Trustee), shall withdraw from the Supplemental Prepayment Trust, any Soft Prepayment Penalties remitted by the Master Servicer to the Trustee in respect of the Designated Mortgage Loans on the preceding Master Servicer Remittance Date, and shall distribute such amount to the Holders of the Class 12-A8 Certificates (in respect of the Class P Component thereof), regardless of whether the Class Notional Amount of the Class I Component thereof has been reduced to zero.

(b) On each Distribution Date, the Trustee (or the Paying Agent on behalf of the Trustee), shall withdraw from the Supplemental Prepayment Trust, any Hard Prepayment Penalties remitted by the Master Servicer to the Trustee in respect of the Designated Mortgage Loans on the preceding Master Servicer Remittance Date, and shall distribute such amount to the Holders of the Class 12-A3 Certificates (in respect of the Class P Component thereof), regardless of whether the Class Notional Amount of the Class I Component thereof has been reduced to zero.

The Trustee (or the Paying Agent on behalf of the Trustee) shall make the distributions pursuant to this Section 5.06 in respect of the Class P Components of the Class 12-A3 and Class 12-A8 Certificates until the earlier to occur of (1) the termination of the trust fund to which the Designated Mortgage Loans were conveyed or (2) the final scheduled maturity date relating to such trust fund, which is the distribution date in June 2037.

It is the intent of the parties hereto that the segregated pool of assets consisting of any collections in respect of the amounts payable to the Class P Components (other than in the case of the Class 12-A3 and Class 12-A8 Certificates) constitutes, for federal income tax purposes, a grantor trust as described in Subpart E of Part I of Subchapter J of the Code and Treasury Regulation §301.7701-4(c)(2) and a widely held mortgage trust within the meaning of Treasury Regulation 1.671-5(b)(23).

Section 5.07. Supplemental Interest Trust.

The Trustee is hereby directed by the Depositor to accept the Cap Agreements on behalf of a trust, separate from the Trust Fund, for the benefit of the Class 1-A1, Class 1-A9, Class 3-A1 and Class X Certificateholders in the form presented to it by the Depositor and shall have no responsibility for the contents, adequacy or sufficiency of the Cap Agreements, including without limitation, the representations and warranties contained therein.

Section 5.08. The Reserve Funds.

(a) On the Closing Date, the Trustee shall establish and maintain in the name of the Trustee, in the Supplemental Interest Trust for the benefit of the holders of the Class 1-A1 and Class X Certificates, the Class 1-A1 Reserve Fund, for the benefit of the holders of the Class 1-A9 and Class X Certificates, the Class 1-A9 Reserve Fund, and for the benefit of the holders of the Class 3-A1 and Class X Certificates, the Class 3-A1 Reserve Fund, into which the Depositor shall deposit $1,000 each. The Trustee shall hold the Class 1-A1 Cap Agreement, Class 1-A9 Cap Agreement and the Class 3-A1 Cap Agreement as an asset in the Class 1-A1 Reserve Fund, Class 1-A9 Reserve Fund and the Class 3-A1 Reserve Fund, respectively. The Class 1-A1 Reserve Fund, Class 1-A9 Reserve Fund and the Class 3-A1 Reserve Fund shall each be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including without limitation other moneys of the Trustee held pursuant to this Agreement. The Class 1-A1 Reserve Fund, Class 1-A9 Reserve Fund and the Class 3-A1 Reserve Fund shall not be an asset of any REMIC or the Trust Fund established hereby. The Trustee shall deposit promptly upon receipt in the Class 1-A1 Reserve Fund, Class 1-A9 Reserve Fund and the Class 3-A1 Reserve Fund any amounts received from the Class 1-A1 Cap Agreement, Class 1-A9 Cap Agreement and the Class 3-A1 Cap Agreement, respectively.

(b) On each Distribution Date, the Trustee, on behalf of the Supplemental Interest Trust, shall distribute amounts on deposit in the Class 1-A1 Reserve Fund, first, to the Holders of the Class 1-A1 Certificates, in an amount up to any Basis Risk Shortfalls thereon and second, to the Holders of the Class 1-A1 Certificates, in an amount up to any Unpaid Basis Risk Shortfalls thereon. Any remaining amounts shall be retained in the Class 1-A1 Reserve Fund for distribution on future Distribution Dates.

(c) On each Distribution Date, the Trustee, on behalf of the Supplemental Interest Trust, shall distribute amounts on deposit in the Class 1-A9 Reserve Fund, first, to the Holders of the Class 1-A9 Certificates, in an amount up to any Basis Risk Shortfalls thereon and second, to the Holders of the Class 1-A9 Certificates, in an amount up to any Unpaid Basis Risk Shortfalls thereon. Any remaining amounts shall be retained in the Class 1-A9 Reserve Fund for distribution on future Distribution Dates.

(d) On each Distribution Date, the Trustee, on behalf of the Supplemental Interest Trust, shall distribute amounts on deposit in the Class 3-A1 Reserve Fund, first, to the Holders of the Class 3-A1 Certificates, in an amount up to any Basis Risk Shortfalls thereon and second, to the Holders of the Class 3-A1 Certificates, in an amount up to any Unpaid Basis Risk Shortfalls thereon. Any remaining amounts shall be retained in the Class 3-A1 Reserve Fund for distribution on future Distribution Dates.

(e) Upon the earliest to occur of (i) the Distribution Date on which the Class Principal Amount of the Class 1-A1 Certificates is reduced to zero, (ii) a Section 7.01(c) Purchase Event or (iii) a Trust Fund Termination Event, any amounts remaining in the Class 1-A1 Reserve Fund and any future amounts payable under the Class 1-A1 Cap Agreement shall be distributed to the Class X Certificateholder.

(f) Upon the earliest to occur of (i) the Distribution Date on which the Class Principal Amount of the Class 1-A9 Certificates is reduced to zero, (ii) a Section 7.01(c) Purchase Event or (iii) a Trust Fund Termination Event, any amounts remaining in the Class 1-A9 Reserve Fund and any future amounts payable under the Class 1-A9 Cap Agreement shall be distributed to the Class X Certificateholder.

(g) Upon the earliest to occur of (i) the Distribution Date on which the Class Principal Amount of the Class 3-A1 Certificates is reduced to zero, (ii) a Section 7.01(c) Purchase Event or (iii) a Trust Fund Termination Event, any amounts remaining in the Class 3-A1 Reserve Fund and any future amounts payable under the Class 3-A1 Cap Agreement shall be distributed to the Class X Certificateholder.

(h) Funds in the Class 1-A1 Reserve Fund, Class 1-A9 Reserve Fund and the Class 3-A1 Reserve Fund shall be invested in Eligible Investments. The Class X Certificates shall evidence ownership of the Class 1-A1 Reserve Fund, Class 1-A9 Reserve Fund and the Class 3-A1 Reserve Fund for federal income tax purposes and LBH on behalf of the Holders thereof shall direct the Trustee, in writing, as to investment of amounts on deposit therein. LBH shall be liable for any losses incurred on such investments. In the absence of written instructions from LBH as to investment of funds on deposit in the Class 1-A1 Reserve Fund, Class 1-A9 Reserve Fund and the Class 3-A1 Reserve Fund, such funds shall remain uninvested. The Trustee shall account for the Supplemental Interest Trust as a disregarded entity as long as there is a single holder of the Class X Certificates and, in no event, as an asset of any REMIC created pursuant to this Agreement.

(i) For federal income tax purposes, the Trustee shall treat the holders of the Class 1-A1 Certificates, Class 1-A9 Certificates and the Class 3-A1 Certificates as having entered into a notional principal contract with the holders of the Class X Certificates. Pursuant to such notional principal contract, all holders of the Class X Certificates shall be treated as having agreed to pay Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls to the holders of the Class 1-A1 Certificates, Class 1-A9 Certificates and the Class 3-A1 Certificates. Any payments to the Class 1-A1 Certificates, Class 1-A9 Certificates and the Class 3-A1 Certificates in light of the foregoing shall not be payments with respect to a “regular interest” in a REMIC within the meaning of Code Section 860G(a)(1). Notwithstanding the priority and sources of payments set forth in Article V hereof or otherwise, the Trustee shall account for all distributions on the Class 1-A1 Certificates, Class 1-A9 Certificates and the Class 3-A1 Certificates as set forth in this section. For purposes of providing tax information reporting with respect to the Class 1-A1 Certificates, Class 1-A9 Certificates and the Class 3-A1 Certificates, the Trustee shall treat the notional principal contract described in this paragraph as having a value equal to the Notional Principal Contract Value as of the Closing Date.

ARTICLE VI

CONCERNING THE TRUSTEE; EVENTS OF DEFAULT

Section 6.01. Duties of Trustee.

(a) The Trustee, except during the continuance of an Event of Default, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Any permissive right of the Trustee provided for in this Agreement shall not be construed as a duty of the Trustee. If an Event of Default has occurred and has not otherwise been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by this Agreement and use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs, unless the Trustee is acting as Master Servicer, in which case it shall use the same degree of care and skill as the Master Servicer hereunder.

(b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they are on their face in the form required by this Agreement; provided, however, that the Trustee shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Master Servicer or any Servicer to the Trustee pursuant to this Agreement, and shall not be required to recalculate or verify any numerical information furnished to the Trustee pursuant to this Agreement. Subject to the immediately preceding sentence, if any such resolution, certificate, statement, opinion, report, document, order or other instrument is found not to conform on its face to the form required by this Agreement in a material manner the Trustee shall notify the Person providing such resolutions, certificates, statements, opinions, reports or other documents of the non-conformity, and if the instrument is not corrected to the Trustee’s satisfaction, the Trustee will provide notice thereof to the Certificateholders and will, at the expense of the Trust Fund, which expense shall be reasonable given the scope and nature of the required action, take such further action as directed by the Certificateholders.

(c) The Trustee shall not have any liability arising out of or in connection with this Agreement, except for its negligence or willful misconduct. No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

(i) The Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders as provided in Section 6.18 hereof;

(ii) For all purposes under this Agreement, the Trustee shall not be deemed to have notice of any Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the address provided in Section 11.07, and such notice references the Holders of the Certificates and this Agreement;

(iii) For all purposes under this Agreement, the Trustee shall not be deemed to have notice of any Event of Default (other than resulting from a failure by the Master Servicer to (i) remit funds (or make Advances) when required to do so or (ii) furnish information to the Trustee when required to do so) unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at its Corporate Trust Office, and such notice references the Holders of the Certificates and this Agreement;

(iv) No provision of this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer under this Agreement;

(v) The Trustee shall not be responsible for any act or omission of the Master Servicer, any Servicer, the Depositor, the Seller, the Cap Counterparty or the Custodian.

(d) The Trustee shall have no duty hereunder with respect to any complaint, claim, demand, notice or other document it may receive or which may be alleged to have been delivered to or served upon it by the parties as a consequence of the assignment of any Mortgage Loan hereunder; provided, however, that the Trustee shall promptly remit to the Master Servicer upon receipt any such complaint, claim, demand, notice or other document (i) which is delivered to the address of the Trustee provided in Section 11.07 and makes reference to this series of Certificate or this Agreement, (ii) of which a Responsible Officer has actual knowledge, and (iii) which contains information sufficient to permit the Trustee to make a determination that the real property to which such document relates is a Mortgaged Property.

(e) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of any the Certificateholders of any Class holding Certificates which evidence, as to such Class, Percentage Interests aggregating not less than 25% as to the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee under this Agreement.

(f) The Trustee shall not be required to perform services under this Agreement, or to expend or risk its own funds or otherwise incur financial liability for the performance of any of its duties hereunder or the exercise of any of its rights or powers if there is reasonable ground for believing that the timely payment of its fees and expenses or the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer or any Servicer under this Agreement or any Servicing Agreement except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer in accordance with the terms of this Agreement.

(g) The Trustee shall not be held liable by reason of any insufficiency in the Collection Account resulting from any investment loss on any Eligible Investment included therein (except to the extent that the Trustee is the obligor and has defaulted thereon).

(h) The Trustee, except as otherwise provided herein, shall not have any duty (A) to see to any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (B) to see to any insurance or claim under any Insurance Policy, and (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund or the Supplemental Interest Trust other than from funds available in the Certificate Account. Except as otherwise provided herein, the Trustee shall not have any duty to confirm or verify the contents of any reports or certificates of the Master Servicer or any Servicer, delivered to the Trustee pursuant to this Agreement believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties.

(i) The Trustee shall not be liable in its individual capacity for an error of judgment made in good faith by a Responsible Officer or other officers of the Trustee unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts.

(j) Notwithstanding anything in this Agreement to the contrary, neither the Trustee nor any Paying Agent shall be liable for special, indirect or consequential losses or damages of any kind whatsoever (including, but not limited to, lost profits), even if the Trustee or such Paying Agent, as applicable, has been advised of the likelihood of such loss or damage and regardless of the form of action.

(k) For so long as the Depositor is subject to the Exchange Act reporting with respect to the Certificates, the Trustee shall give prior written notice to the Sponsor, the Master Servicer and the Depositor of the appointment of any Subcontractor by it and a written description (in form and substance satisfactory to the Sponsor and the Depositor) of the role and function of each Subcontractor utilized by the Trustee specifying (A) the identity of each such Subcontractor and (B) which elements of the servicing criteria set forth under Item 1122(d) of Regulation AB will be addressed in assessments of compliance provided by each such Subcontractor for which the Trustee does not elect to take responsibility for assessing compliance with the Servicing Criteria in accordance with Regulation AB Telephone Interpretation 17.06.

(l) This Agreement shall not be construed to render the Trustee an agent of the Master Servicer or any Servicer.

Section 6.02. Certain Matters Affecting the Trustee.

Except as otherwise provided in Section 6.01:

(a) The Trustee may request, and may rely and shall be protected in acting or refraining from acting upon any resolution, Officer’s Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) The Trustee may consult with counsel and any advice of its counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(c) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(d) Unless an Event of Default shall have occurred and be continuing, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document (provided the same appears regular on its face), unless requested in writing to do so by the Holders of at least a majority in Class Principal Amount (or Percentage Interest) of each Class of Certificates; provided, however, that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability or payment of such estimated expenses from the Certificateholders as a condition to proceeding. The reasonable expense thereof shall be paid by the party requesting such investigation and if not reimbursed by the requesting party shall be reimbursed to the Trustee by the Trust Fund;

(e) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians or attorneys, which agents, custodians or attorneys shall have any and all of the rights, powers, duties and obligations of the Trustee conferred on them by such appointment, provided that the Trustee shall continue to be responsible for its duties and obligations hereunder to the extent provided herein, and provided further that the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by the Trustee;

(f) The Trustee shall not be under any obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto, in each case at the request, order or direction of any of the Certificateholders pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby;

(g) The right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act; and

(h) The Trustee shall not be required to give any bond or surety in respect of the execution of the Trust Fund or Supplemental Interest Trust created hereby or the powers granted hereunder.

Section 6.03. Trustee Not Liable for Certificates.

The Trustee makes no representations as to the validity or sufficiency of this Agreement, the Exchange Trust Agreement or the Certificates (other than the certificate of authentication on the Certificates) or the Lower Tier REMIC 1 Uncertificated Regular Interests, or of any Mortgage Loan, or related document save that the Trustee represents that, assuming due execution and delivery by the other parties hereto, this Agreement has been duly authorized, executed and delivered by it and constitutes its valid and binding obligation, enforceable against it in accordance with its terms except that such enforceability may be subject to (A) applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally, and (B) general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law. The Trustee shall not be accountable for the use or application by the Depositor of funds paid to the Depositor in consideration of the assignment of the Mortgage Loans to the Trust Fund by the Depositor or for the use or application of any funds deposited into the Certificate Account, any Escrow Account or any other fund or account maintained with respect to the Certificates. The Trustee shall not be responsible for the legality or validity of this Agreement or the Exchange Trust Agreement or the validity, priority, perfection or sufficiency of the security for the Certificates or the Lower Tier REMIC 1 Uncertificated Regular Interests issued or intended to be issued hereunder. Except as otherwise provided herein, the Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to record this Agreement.

Section 6.04. Trustee May Own Certificates.

The Trustee and any Affiliate or agent of the Trustee in its individual or any other capacity may become the owner or pledgee of Certificates and may transact banking and trust business with the other parties hereto and their Affiliates with the same rights it would have if it were not Trustee or such agent.

Section 6.05. Eligibility Requirements for Trustee .

The Trustee hereunder shall at all times be (i) an institution whose accounts are insured by the FDIC, (ii) a corporation or national banking association, organized and doing business under the laws of any State or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority and (iii) not an Affiliate of the Master Servicer or any Servicer. If such corporation or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then, for the purposes of this Section, the combined capital and surplus of such corporation or national banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In addition, the Trustee (i) may not be an originator of Mortgage Loans, the Master Servicer, a Servicer, the Depositor or an affiliate of the Depositor unless the Trustee is in an institutional trust department of the Trustee, (ii) must be authorized to exercise corporate trust powers under the laws of its jurisdiction of organization and (iii) must be rated at least “A/F1” by Fitch, if Fitch is a Rating Agency that has rated the Trustee, or the equivalent rating by S&P or Moody’s. In case at any time the Trustee shall cease to be eligible in accordance with provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 6.06.

Section 6.06. Resignation and Removal of Trustee.

(a) The Trustee may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Depositor and the Master Servicer. Upon receiving such notice of resignation, the Depositor will promptly appoint a successor trustee, one copy of which instrument shall be delivered to the resigning Trustee, one copy to the successor trustee and one copy to the Master Servicer. If no successor trustee shall have been so appointed and shall have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

(b) If at any time (i) the Trustee shall cease to be eligible in accordance with the provisions of Section 6.05 and shall fail to resign after written request therefor by the Depositor, (ii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, (iii) the Trustee shall fail to observe or perform in any material respect any of the covenants or agreements of the Trustee contained in this Agreement, including any failure to provide the information, reports, assessments or attestations required pursuant to Subsection 9.25(a) or 9.25(b) hereof, (iv) a tax is imposed or threatened with respect to the Trust Fund by any state in which the Trustee or the Trust Fund held by the Trustee is located, (v) the continued use of the Trustee would result in a downgrading of the rating by any Rating Agency of any Class of Certificates with a rating, (vi) the Paying Agent shall fail to provide the information required pursuant to Sections 9.25(a) and (b) hereof or (vii) the Depositor desires to replace the Trustee with a successor Trustee, then the Depositor or the Master Servicer shall remove the Trustee or the Paying Agent, as applicable, and the Depositor shall appoint a successor trustee acceptable to the Master Servicer by written instrument, one copy of which instrument shall be delivered to the Trustee so removed, one copy each to the successor trustee and one copy to the Master Servicer.

(c) The Holders of more than 50% of the Class Principal Amount (or Percentage Interest) of each Class of Certificates may at any time upon 30 days’ written notice to the Trustee and to the Depositor remove the Trustee by such written instrument, signed by such Holders or their attorney-in-fact duly authorized, one copy of which instrument shall be delivered to the Depositor, one copy to the Trustee and one copy to the Master Servicer; the Depositor shall thereupon appoint a successor trustee in accordance with this Section mutually acceptable to the Depositor and the Master Servicer.

(d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in Section 6.07.

Section 6.07. Successor Trustee.

(a) Any successor trustee appointed as provided in Section 6.06 shall execute, acknowledge and deliver to the Depositor, the Master Servicer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein. A predecessor trustee shall deliver to the Trustee or any successor trustee (or assign to the Trustee its interest under the Custodial Agreement, to the extent permitted thereunder), all Mortgage Files and documents and statements related to each Mortgage File held by it hereunder, and shall duly assign, transfer, deliver and pay over to the successor trustee the entire Trust Fund, together with all necessary instruments of transfer and assignment or other documents properly executed necessary to effect such transfer and such of the records or copies thereof maintained by the predecessor trustee in the administration hereof as may be requested by the successor trustee and shall thereupon be discharged from all duties and responsibilities under this Agreement. In addition, the Master Servicer and the predecessor trustee shall execute and deliver such other instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor trustee all such rights, powers, duties and obligations.

(b) No successor trustee shall accept appointment as provided in this Section unless at the time of such appointment such successor trustee shall be eligible under the provisions of Section 6.05.

(c) Upon acceptance of appointment by a successor trustee as provided in this Section, the predecessor trustee shall mail notice of the succession of such trustee to all Holders of Certificates at their addresses as shown in the Certificate Register and to any Rating Agency. The expenses of such mailing shall be borne by the predecessor trustee.

(d) Upon the resignation or removal of the Trustee pursuant to this Section 6.06, the Trustee shall deliver the amounts held in its possession for the benefit of the Certificateholders to the successor trustee upon the appointment of the successor trustee.

Section 6.08. Merger or Consolidation of Trustee.

Any Person into which the Trustee may be merged or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Persons succeeding to the corporate trust business of the Trustee, shall be the successor to the Trustee hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, provided that such Person shall be eligible under the provisions of Section 6.05. Unless and until a Form 15 suspension notice shall have been filed, as a condition to a succession to the Trustee under this Agreement by any Person (i) into which the Trustee may be merged or consolidated, or (ii) which may be appointed as a successor to the Trustee, the Trustee shall notify the Sponsor, the Master Servicer and the Depositor, at least 15 calendar days prior to the effective date of such succession or appointment, of such succession or appointment and shall furnish to the Sponsor, the Master Servicer and the Depositor in writing and in form and substance reasonably satisfactory to the Sponsor, the Master Servicer and the Depositor, all information reasonably necessary for the Trustee to accurately and timely report, pursuant to Section 6.20, the event under Item 6.02 of Form 8-K pursuant to the Exchange Act (if such reports under the Exchange Act are required to be filed under the Exchange Act).

Section 6.09. Appointment of Co-Trustee, Separate Trustee or Custodian.

(a) Notwithstanding any other provisions hereof, at any time, the Trustee, the Depositor or the Certificateholders evidencing more than 50% of the Class Principal Amount (or Percentage Interest) of every Class of Certificates shall have the power from time to time to appoint one or more Persons, approved by the Trustee, to act either as co-trustees jointly with the Trustee, or as separate trustees, or as custodians, for the purpose of holding title to, foreclosing or otherwise taking action with respect to any Mortgage Loan outside the state where the Trustee has its principal place of business where such separate trustee or co-trustee is necessary or advisable (or the Trustee has been advised by the Master Servicer that such separate trustee or co-trustee is necessary or advisable) under the laws of any state in which a property securing a Mortgage Loan is located or for the purpose of otherwise conforming to any legal requirement, restriction or condition in any state in which a property securing a Mortgage Loan is located or in any state in which any portion of the Trust Fund is located. The separate Trustees, co-trustees, or custodians so appointed shall be trustees or custodians for the benefit of all the Certificateholders and shall have such powers, rights and remedies as shall be specified in the instrument of appointment; provided, however, that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Trustee. The obligation of the Trustee to make Advances pursuant to Section 5.04 and 6.14 hereof shall not be affected or assigned by the appointment of a co-trustee. Notwithstanding the foregoing, if such co-custodian or co-trustee is determined to be a Servicing Function Participant no such co-custodian or co-trustee shall be vested with any powers, rights and remedies under this Agreement unless such party has agreed to comply with all Regulation AB requirements set forth under this Agreement or the related Custodial Agreement, as applicable.

(b) Every separate trustee, co-trustee, and custodian shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i) all powers, duties, obligations and rights conferred upon the Trustee in respect of the receipt, custody and payment of monies shall be exercised solely by the Trustee;

(ii) all other rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee, co-trustee, or custodian jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations, including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction, shall be exercised and performed by such separate trustee, co-trustee, or custodian;

(iii) no trustee or custodian hereunder shall be personally liable by reason of any act or omission of any other trustee or custodian hereunder; and

(iv) the Trustee or the Certificateholders evidencing more than 50% of the Aggregate Voting Interests of the Certificates may at any time accept the resignation of or remove any separate trustee, co-trustee or custodian, so appointed by it or them, if such resignation or removal does not violate the other terms of this Agreement.

(c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee, co-trustee or custodian shall refer to this Agreement and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy given to the Master Servicer.

(d) Any separate trustee, co-trustee or custodian may, at any time, constitute the Trustee its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee, co-trustee or custodian shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

(e) No separate trustee, co-trustee or custodian hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.05 hereunder and no notice to Certificateholders of the appointment shall be required under Section 6.07 hereof.

(f) The Trustee agrees to instruct the co-trustees, if any, to the extent necessary to fulfill the Trustee’s obligations hereunder.

(g) The Trustee shall pay the reasonable compensation of the co-trustees requested by the Trustee to be so appointed (which compensation shall not reduce any compensation payable to the Trustee ) and, if paid by the Trustee, shall be a reimbursable expense pursuant to Section 6.12.

Section 6.10. Authenticating Agents.

(a) The Trustee may appoint one or more Authenticating Agents which shall be authorized to act on behalf of the Trustee in authenticating Certificates. Wherever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent must be a corporation organized and doing business under the laws of the United States of America or of any state, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.

(b) Any Person into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any Person succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

(c) Any Authenticating Agent may at any time resign by giving at least 30 days’ advance written notice of resignation to the Trustee and the Depositor. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Depositor. Upon receiving a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.10, the Trustee may appoint a successor Authenticating Agent, shall give written notice of such appointment to the Depositor and shall mail notice of such appointment to all Holders of Certificates. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 6.10. No Authenticating Agent shall have responsibility or liability for any action taken by it as such at the direction of the Trustee. Any Authenticating Agent shall be entitled to reasonable compensation for its services and, if paid by the Trustee, it shall be a reimbursable expense pursuant to Section 6.12.

Section 6.11. Indemnification of Trustee.

The Trustee and its directors, officers, employees and agents shall be entitled to indemnification from the Trust Fund for any loss, liability or expense incurred in connection with any legal proceeding or incurred without negligence or willful misconduct on its part, arising out of, or in connection with, the acceptance or administration of the trusts created hereunder or in connection with the performance of its duties hereunder or under the Exchange Trust Agreement, the Mortgage Loan Sale Agreement, the Transfer Agreement, any Servicing Agreement or the Custodial Agreements, including any applicable fees and expenses payable pursuant to Section 6.12 and the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties hereunder, provided that:

(i) with respect to any such claim, the Trustee shall have given the Depositor, the Master Servicer and the Holders written notice thereof promptly after a Responsible Officer of the Trustee shall have knowledge thereof provided that the failure to provide such prompt written notice shall not affect the Trustee’s right to indemnification hereunder;

(ii) while maintaining control over its own defense, the Trustee shall cooperate and consult fully with the Depositor and the Master Servicer in preparing such defense; and

(iii) notwithstanding anything to the contrary in this Section 6.11, the Trust Fund shall not be liable for settlement of any such claim by the Trustee entered into without the prior consent of the Depositor and the Master Servicer, which consent shall not be unreasonably withheld.

The Trustee shall be further indemnified by the Seller for and held harmless against, any loss, liability or expense arising out of, or in connection with, the provisions set forth in the fourth paragraph of Section 2.01(a) hereof, including, without limitation, all costs, liabilities and expenses (including reasonable legal fees and expenses) of investigating and defending itself against any claim, action or proceeding, pending or threatened, relating to the provisions of such paragraph.

The provisions of this Section 6.11 shall survive any termination of this Agreement and the resignation or removal of the Trustee and shall be construed to include, but not be limited to any loss, liability or expense under any environmental law.

Section 6.12. Fees and Expenses of Trustee and Custodian.

The Trustee shall be entitled to receive, and is authorized to pay itself, any investment income and earnings on the Certificate Account. The Trustee shall be entitled to reimbursement of all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with this Agreement (including fees and expenses of its counsel and all persons not regularly in its employment and any amounts described in Section 10.01 to which the Trustee is entitled as provided therein), except for expenses, disbursements and advances that either (i) do not constitute “unanticipated expenses” within the meaning of Treasury Regulation Section 1.860G-1(b)(3)(ii) or (ii) arise from its negligence, bad faith or willful misconduct. Each Custodian shall receive compensation and reimbursement or payment of its expenses under the applicable Custodial Agreement as provided therein; provided that, to the extent required under the Custodial Agreement, the Trustee is hereby authorized to pay such compensation or indemnity amounts from amounts on deposit in the Certificate Account prior to any distributions to Certificateholders pursuant to Section 5.02 hereof.

Section 6.13. Collection of Monies.

Except as otherwise expressly provided in this Agreement, the Trustee may demand payment or delivery of, and shall receive and collect, all money and other property payable to or receivable by it pursuant to this Agreement. The Trustee shall hold all such money and property received by it as part of the Trust Fund and shall distribute it as provided in this Agreement. If the Trustee shall not have timely received amounts to be remitted with respect to the Mortgage Loans from the Master Servicer, the Trustee shall request the Master Servicer to make such distribution as promptly as practicable or legally permitted. If the Trustee shall subsequently receive any such amounts, it may withdraw such request.

Section 6.14. Events of Default; Trustee To Act; Appointment of Successor.

(a) The occurrence of any one or more of the following events shall constitute an “Event of Default”:

(i) Any failure by the Master Servicer to furnish to the Trustee the Mortgage Loan data sufficient to prepare the reports described in Section 4.03(a) (other than with respect to the information referred to in clause (xviii) of such Section 4.03(a)) which continues unremedied for a period of two (2) Business Days after the date upon which written notice of such failure shall have been given to such Master Servicer by the Trustee or to such Master Servicer and the Trustee by the Holders of not less than 25% of the Class Principal Amount of each Class of Certificates affected thereby; or

(ii) Any failure by the Master Servicer to duly perform, within the required time period and without notice, its obligations to provide any certifications required pursuant to Sections 9.25 or 9.26; or

(iii) Except with respect to those items listed in clause (ii) above, any failure by the Master Servicer to duly perform, within the required time period, without notice or grace period, its obligations to provide any information, data or materials required to be provided hereunder pursuant to Sections 9.23 and 9.29(b), including any items required to be included in any Exchange Act report; or

(iv) Any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in this Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the Holders of more than 50% of the Aggregate Voting Interests of the Certificates; or

(v) A decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer, and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days or any Rating Agency reduces or withdraws or threatens to reduce or withdraw the rating of the Certificates because of the financial condition or loan servicing capability of such Master Servicer; or

(vi) The Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the Master Servicer or of or relating to all or substantially all of its property; or

(vii) The Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or

(viii) The Master Servicer shall be dissolved, or shall dispose of all or substantially all of its assets, or consolidate with or merge into another entity or shall permit another entity to consolidate or merge into it, such that the resulting entity does not meet the criteria for a successor servicer as specified in Section 9.27 hereof; or

(ix) If a representation or warranty set forth in Section 9.14 hereof shall prove to be incorrect as of the time made in any respect that materially and adversely affects the interests of the Certificateholders, and the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or cured within 30 days after the date on which written notice of such incorrect representation or warranty shall have been given to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the Holders of more than 50% of the Aggregate Voting Interests of the Certificates; or

(x) A sale or pledge of any of the rights of the Master Servicer hereunder or an assignment of this Agreement by the Master Servicer or a delegation of the rights or duties of the Master Servicer hereunder shall have occurred in any manner not otherwise permitted hereunder and without the prior written consent of the Trustee and Certificateholders holding more than 50% of the Aggregate Voting Interests of the Certificates; or

(xi) The Master Servicer has notice or actual knowledge that any Servicer at any time is not either a Fannie Mae- or Freddie Mac- approved Seller/Servicer, and the Master Servicer has not terminated the rights and obligations of such Servicer under the applicable Servicing Agreement and replaced such Servicer with a Fannie Mae- or Freddie Mac -approved servicer within 60 days of the date the Master Servicer receives such notice or acquires such actual knowledge.

(xii) After receipt of notice from the Trustee, any failure of the Master Servicer to deposit into the Certificate Account any payment required to be made for the benefit of Certificateholders under the terms of this Agreement, including any Advance, on the Master Servicer Remittance Date immediately preceding the related Distribution Date which such failure continues unremedied for a period of one Business Day after the date upon which notice of such failure shall have been given to the Master Servicer by the Trustee.

If an Event of Default described in clauses (i) through (xi) of this Section shall occur, then, in each and every case, subject to applicable law, so long as any such Event of Default shall not have been remedied within any period of time prescribed by this Section, the Trustee, by notice in writing to the Master Servicer may, and shall, if so directed by Certificateholders evidencing more than 50% of the Class Principal Amount of each Class of Certificates, terminate all of the rights and obligations of the Master Servicer hereunder and in and to the Mortgage Loans and the proceeds thereof. If an Event of Default described in clause (xii) of this Section shall occur, then, in each and every case, subject to applicable law, so long as such Event of Default shall not have been remedied within the time period prescribed by clause (xii) of this Section 6.14, the Trustee, by notice in writing to the Master Servicer, shall promptly terminate all of the rights and obligations of the Master Servicer hereunder and in and to the Mortgage Loans and the proceeds thereof. On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer, and only in its capacity as Master Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee; provided, however, the parties acknowledge that notwithstanding the preceding sentence there may be a transition period, not to exceed 90 days, in order to effect the transfer of the Master Servicing obligations to the Trustee. The Trustee is hereby authorized and empowered to execute and deliver, on behalf of the defaulting Master Servicer as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents or otherwise. The defaulting Master Servicer agrees to cooperate with the Trustee in effecting the termination of the defaulting Master Servicer’s responsibilities and rights hereunder as Master Servicer including, without limitation, notifying Servicers of the assignment of the master servicing function and providing the Trustee or its designee all documents and records in electronic or other form reasonably requested by it to enable the Trustee or its designee to assume the defaulting Master Servicer’s functions hereunder and the transfer to the Trustee (or its designee) for administration by it of all amounts which shall at the time be or should have been deposited by the defaulting Master Servicer and any other account or fund maintained with respect to the Certificates or thereafter received with respect to the Mortgage Loans. The Master Servicer being terminated (or the Trust Fund, if the Master Servicer is unable to fulfill its obligations hereunder) as a result of an Event of Default shall bear all reasonable costs and expenses of a master servicing transfer, including but not limited to those of the Trustee reasonably allocable to specific employees and overhead, legal fees and expenses, accounting and financial consulting fees and expenses, and costs of amending the Agreement, if necessary.

The Trustee shall be entitled to be reimbursed from the Master Servicer (or by the Trust Fund, if the Master Servicer is unable to fulfill its obligations hereunder) for all costs associated with the transfer of master servicing from the predecessor Master Servicer, including, without limitation, any costs or expenses associated with the complete transfer of all master servicing data and the completion, correction or manipulation of such servicing data as may be required by the Trustee to correct any errors or insufficiencies in the master servicing data or otherwise to enable the Trustee to master service the Mortgage Loans properly and effectively. If the terminated Master Servicer does not pay such reimbursement within thirty (30) days of its receipt of an invoice therefore, such reimbursement shall be an expense of the Trust and the Trustee shall be entitled to withdraw such reimbursement from amounts on deposit in the Certificate Account pursuant to Section 4.04; provided that the terminated Master Servicer shall reimburse the Trust for any such expense incurred by the Trust; and provided, further, that the Trustee shall decide whether and to what extent it is in the best interest of the Certificateholders to pursue any remedy against any party obligated to make such reimbursement.

Notwithstanding the termination of its activities as Master Servicer, each terminated Master Servicer shall continue to be entitled to reimbursement to the extent provided in Section 4.02 to the extent such reimbursement relates to the period prior to such Master Servicer’s termination.

If any Event of Default shall occur, the Trustee, upon a Responsible Officer of the Trustee becoming aware of the occurrence thereof, shall promptly notify each Rating Agency of the nature and extent of such Event of Default. The Trustee shall immediately give written notice to the Master Servicer upon the Master Servicer’s failure to remit funds to the Trustee on the Master Servicer Remittance Date.

(b) On and after the time the Master Servicer receives a notice of termination from the Trustee pursuant to Section 6.14(a) or the Trustee receives the resignation of the Master Servicer evidenced by an Opinion of Counsel pursuant to Section 9.28 but in any event within a period of time not to exceed 90 days after the Master Servicer or the Trustee receives such written notice pursuant to Section 6.14(a) or Section 9.28, respectively, the Trustee, unless another master servicer shall have been appointed, shall be the successor in all respects to the Master Servicer in its capacity as such under this Agreement and the transactions set forth or provided for herein and shall have all the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Master Servicer hereunder, including the obligation to make Advances; provided, however, that any failure to perform such duties or responsibilities caused by the Master Servicer’s failure to provide information required by this Agreement shall not be considered a default by the Trustee hereunder. In addition, the Trustee shall have no responsibility for any act or omission of the Master Servicer prior to the issuance of any notice of termination and within a period of time in not to exceed 90 days after the Master Servicer or the Trustee receives such written notice pursuant to Section 6.14(a) or Section 9.28, as applicable. The Trustee shall have no liability relating to the representations and warranties of the Master Servicer set forth in Section 9.14. In the Trustee’s capacity as such successor, the Trustee shall have the same limitations on liability herein granted to the Master Servicer. As compensation therefor, the Trustee shall be entitled to receive all compensation payable to the Master Servicer under this Agreement, including the Master Servicing Fee.

(c) Notwithstanding the above, the Trustee may, if it shall be unwilling to continue to so act, or shall, if it is unable to so act, petition a court of competent jurisdiction to appoint, or appoint on its own behalf any established housing and home finance institution servicer, master servicer, servicing or mortgage servicing institution having a net worth of not less than $15,000,000 and meeting such other standards for a successor master servicer as are set forth in this Agreement, as the successor to such Master Servicer in the assumption of all of the responsibilities, duties or liabilities of the Master Servicer hereunder. Any entity designated by the Trustee as a successor master servicer may be an Affiliate of the Trustee; provided, however, that, unless such Affiliate meets the net worth requirements and other standards set forth herein for a successor master servicer, the Trustee, in its individual capacity shall agree, at the time of such designation, to be and remain liable to the Trust Fund for such Affiliate’s actions and omissions in performing its duties hereunder. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted to the Master Servicer hereunder. The Trustee and such successor shall take such actions, consistent with this Agreement, as shall be necessary to effectuate any such succession and may make other arrangements with respect to the servicing to be conducted hereunder which are not inconsistent herewith. The Master Servicer shall cooperate with the Trustee and any successor master servicer in effecting the termination of the Master Servicer’s responsibilities and rights hereunder including, without limitation, notifying Mortgagors of the assignment of the master servicing functions and providing the Trustee and successor master servicer, as applicable, all documents and records in electronic or other form reasonably requested by it to enable it to assume the Master Servicer’s functions hereunder and the transfer to the Trustee or such successor master servicer, as applicable, all amounts which shall at the time be or should have been deposited by the Master Servicer in the Collection Account and any other account or fund maintained with respect to the Certificates or the Lower Tier REMIC 1 Uncertificated Regular Interests or thereafter be received with respect to the Mortgage Loans. Neither the Trustee nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Master Servicer to deliver, or any delay in delivering, cash, documents or records to it, (ii) the failure of the Master Servicer to cooperate as required by this Agreement, (iii) the failure of the Master Servicer to deliver the Mortgage Loan data to the Trustee as required by this Agreement or (iv) restrictions imposed by any regulatory authority having jurisdiction over the Master Servicer.

Notwithstanding anything herein to the contrary, in no event shall the Trustee be liable for any Master Servicing Fee or Servicing Fee or for any differential in the amount of the Master Servicing Fee or Servicing Fee paid hereunder or under the applicable Servicing Agreement and the amount necessary to induce any successor master servicer or successor servicer to act as successor master servicer or successor servicer under this Agreement or the applicable Servicing Agreement and the transactions set forth or provided for herein.

Section 6.15. Additional Remedies of Trustee Upon Event of Default.

During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 6.14, shall have the right, in its own name and as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

Section 6.16. Waiver of Defaults.

More than 50% of the Aggregate Voting Interests of Certificateholders may waive any default or Event of Default by the Master Servicer in the performance of its obligations hereunder, except that a default in the making of any required deposit to the Certificate Account that would result in a failure of the Trustee to make any required payment of principal of or interest on the Certificates may only be waived with the consent of 100% of the affected Certificateholders. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

Section 6.17. Notification to Holders.

Upon termination of the Master Servicer or appointment of a successor to the Master Servicer, in each case as provided herein, the Trustee shall promptly mail notice thereof by first class mail to the Certificateholders at their respective addresses appearing on the Certificate Register and the Cap Counterparty. The Trustee shall also, within 45 days after the occurrence of any Event of Default known to a Responsible Officer of the Trustee, give written notice thereof to the Certificateholders, unless such Event of Default shall have been cured or waived prior to the issuance of such notice and within such 45-day period.

Section 6.18. Directions by Certificateholders and Duties of Trustee During Event of Default.

Subject to the provisions of Section 8.01 hereof, during the continuance of any Event of Default, Holders of Certificates evidencing not less than 25% of the Class Principal Amount (or Percentage Interest) of each Class of Certificates affected thereby may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; provided, however, that the Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the trusts or powers vested in it by this Agreement (including, without limitation, (i) the conducting or defending of any administrative action or litigation hereunder or in relation hereto and (ii) the terminating of the Master Servicer or any successor master servicer from its rights and duties as master servicer hereunder) at the request, order or direction of any of the Certificateholders, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby; and, provided further, that, subject to the provisions of Section 8.01, the Trustee shall have the right to decline to follow any such direction if the Trustee determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith determines that the action or proceeding so directed would involve it in personal liability for which it is not indemnified to its satisfaction or be unjustly prejudicial to the non-assenting Certificateholders.

Section 6.19. Action Upon Certain Failures of the Master Servicer and Upon Event of Default.

In the event that the Trustee shall have actual knowledge of any action or inaction of the Master Servicer that would become an Event of Default upon the Master Servicer’s failure to remedy the same after notice, the Trustee shall give notice thereof to the Master Servicer and the Cap Counterparty, as applicable.

Section 6.20. Preparation of Tax Returns and Other Reports.

(a) Tax Returns and Information Reporting.

(i) The Trustee shall prepare or cause to be prepared on behalf of the Trust Fund, based upon information calculated in accordance with this Agreement pursuant to instructions given by the Depositor, and the Trustee shall file federal tax returns, all in accordance with Article X hereof. If the Trustee determines that a state tax return or other return is required, then, at its sole expense, the Trustee shall prepare and file such state income tax returns and such other returns as may be required by applicable law relating to the Trust Fund, and, if required by state law, and shall file any other documents to the extent required by applicable state tax law (to the extent such documents are in the Trustee’s possession). The Trustee shall forward copies to the Depositor of all such returns and supplemental tax information and such other information within the Trustee’s control as the Depositor may reasonably request in writing. The Trustee shall furnish to each Certificateholder, such forms and such information within the control of the Trustee as are required by the Code and the REMIC Provisions to be furnished to them (other than any Form 1099s). The Master Servicer will indemnify the Trustee for any liability of or assessment against the Trustee resulting from any error in any of such tax or information returns directly resulting from or arising out of errors in the information provided by such Master Servicer.

(ii) In addition, the Trustee shall prepare, sign and file all of the tax returns in respect of the grantor trusts referred to in Section 5.06 and Section 11.15. The expenses of preparing and filing such returns shall be borne by the Trustee without any right of reimbursement therefor.

(iii) The Trustee shall treat the Supplemental Prepayment Trust as a WHFIT that is a WHMT. The Trustee shall report as required under the WHFIT Regulations to the extent such information as is reasonably necessary to enable the Trustee to do so is provided to the Trustee on a timely basis. For this purpose, the Trustee may assume that DTC is the only middleman listed as the registered Holder for the related Certificates. The Trustee shall not be liable for any tax reporting penalties that may arise under the WHFIT Regulations as a result of the Depositor incorrectly determining the status of the Supplemental Prepayment Trust as a WHFIT.

The Trustee shall report required WHFIT information using the accrual method. The Trustee shall make available WHFIT information to holders annually. In addition, the Trustee shall not be responsible or liable for providing subsequently amended, revised or updated information to any holder, unless requested by the holder.

The Trustee shall not be liable for failure to meet the reporting requirements of the WHFIT Regulations nor for any penalties thereunder if such failure is due to: (i) the lack of reasonably necessary information being provided to the Trustee, (ii) incomplete, inaccurate or untimely information being provided to the Trustee or (iii) the inability of the Trustee, after good faith efforts, to alter its existing information reporting systems to capture information necessary to fully comply with the WHFIT Regulations for the 2007 calendar year. Each owner of Certificate representing, in whole or in part, beneficial ownership of an interest in a WHFIT, by acceptance of its interest in such Certificate, will be deemed to have agreed to provide the Trustee with information regarding any sale of such Certificate, including the price, amount of proceeds and date of sale. Absent receipt of such information, and unless informed otherwise by the Depositor, the Trustee may assume there is no secondary market trading of WHFIT interests.

To the extent required by the WHFIT Regulations, the Trustee shall use reasonable efforts to publish on an appropriate website the CUSIPs for the Certificates that represent ownership of a WHFIT. The CUSIPs so published will represent the Rule 144A CUSIPs. The Trustee shall make reasonable good faith efforts to keep the website accurate and updated to the extent CUSIPs have been received. Absent the receipt of a CUSIP, the Trustee shall use a reasonable identifier number in lieu of a CUSIP. The Trustee shall not be liable for investor reporting delays that result from the receipt of inaccurate or untimely CUSIP information.

(b) The Trustee shall prepare and file with the Internal Revenue Service (“IRS”), on behalf of the Trust Fund and each of the REMICs specified in the Preliminary Statement, an application for an employer identification number on IRS Form SS-4 or by any other acceptable method. The Trustee shall also file a Form 8811 as required. The Trustee, upon receipt from the IRS of the Notice of Taxpayer Identification Number Assigned, shall upon request promptly forward a copy of such notice to the Depositor. The Trustee shall have no obligation to verify the information in any Form 8811 or Form SS-4 filing.

(c) The Depositor shall prepare or cause to be prepared the initial current report on Form 8-K. Thereafter, the Trustee shall, in accordance with industry standards and the rules of the Commission as in effect from time to time (the “Rules”), prepare and file with the Commission via the Electronic Data Gathering and Retrieval System (“EDGAR”), the reports listed in subsections (d) through (f) of this Section 6.20 in respect of the Trust Fund as and to the extent required under the Exchange Act.

(d) Reports Filed on Form 10-D.

(i) Within 15 days after each Distribution Date (subject to permitted extensions under the Exchange Act), the Trustee shall prepare and file on behalf of the Trust Fund any Form 10-D required by the Exchange Act, in form and substance as required by the Exchange Act. The Trustee shall file each Form 10-D with a copy of the related Distribution Date Statement. Any disclosure in addition to the Distribution Date Statement that is required to be included on Form 10-D (“Additional Form 10-D Disclosure”) shall be determined and prepared by and at the direction of the Depositor pursuant to the following paragraph and the Trustee will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D Disclosure, except as set forth in the next paragraph.

(ii) As set forth on Exhibit L-1 hereto, within five calendar days after the related Distribution Date, (A) certain parties to the transaction contemplated hereby shall be required to provide to the Trustee and the Depositor, to the extent known by a responsible officer (or with respect to the Trustee, Responsible Officer) thereof, in EDGAR-compatible form (which may be Word or Excel documents easily convertible to EDGAR format), or in such other form as otherwise agreed upon by the Trustee and such party, the form and substance of any Additional Form 10-D Disclosure, if applicable, and include with such Additional Form 10-D Disclosure Notification in the form attached hereto as Exhibit L-4, and (B) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-D Disclosure on Form 10-D. The Sponsor will be responsible for any reasonable fees and expenses assessed or incurred by the Trustee in connection with including any Additional Form 10-D Disclosure on Form 10-D pursuant to this paragraph.

(iii) After preparing the Form 10-D, the Trustee shall forward electronically a copy of the Form 10-D to the Exchange Act Signing Party for review and approval. If the Master Servicer is the Exchange Act Signing Party and the Form 10-D includes Additional Form 10-D Disclosure, then the Form 10-D shall also be electronically distributed to the Depositor for review and approval. The Trustee will make available to the Exchange Act Signing Party the monthly statement to certificateholders containing the information with respect to exchanges required to be included in such report for each Distribution Date and the Exchange Act Signing Party shall have the right to ask the Trustee reasonable questions regarding any information reported in a certificateholder statement regarding any exchange. The Exchange Act Signing Party shall have the right to rely on any such information provided to it by the Trustee. No later than two Business Days prior to the 15th calendar day after the related Distribution Date, a duly authorized representative of the Exchange Act Signing Party shall sign the Form 10-D and return an electronic or fax copy of such signed Form 10-D (with an original executed hard copy to follow by overnight mail) to the Trustee. If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the Trustee will follow the procedures set forth in subsection (g)(ii) of this Section 6.20. Promptly (but no later than one Business Day) after the deadline for filing such report with the Commission, the Trustee will make available on its internet website a final executed copy of each Form 10-D prepared and filed by the Trustee. Each party to this Agreement acknowledges that the performance by the Trustee of its duties under this Section 6.20(d) related to the timely preparation and filing of Form 10-D is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under this Section 6.20(d). The Trustee shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 10-D, where such failure results from the Trustee’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 10-D, not resulting from its own negligence, bad faith or willful misconduct.

(iv) Form 10-D requires the registrant to indicate (by checking "yes" or "no") that it “(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.” At the date of filing of each report on Form 10-D with respect to the Trust Fund, the Depositor shall be deemed to represent to the Trustee that as of such date the Depositor has filed all such required reports during the preceding 12 months and that it has been subject to such filing requirement for the past 90 days. The Depositor shall notify the Trustee in writing, no later than the fifth calendar day after the related Distribution Date with respect to the filing of a report on Form 10-D if the answer to the questions should be “no.” The Trustee shall be entitled to rely on such representations in preparing, executing and/or filing any such report.

(e) Reports Filed on Form 10-K.

(i) Within 90 days after the end of each fiscal year of the Trust Fund for which the Trust Fund is subject to Exchange Act reporting requirements or such earlier date as may be required by the Exchange Act (the “10-K Filing Deadline”) (it being understood that the fiscal year for the Trust Fund ends on December 31st of each year), commencing in March 2008, the Trustee shall prepare and file on behalf of the Trust Fund a Form 10-K, in form and substance as required by the Exchange Act. To facilitate the Trustee's preparation of the From 10-K, the Depositor shall provide to the Trustee, no later than 30 days prior to the 10-K Filing Deadline, a template of the Form-10K in an Edgar-compatible format. Each such Form 10-K shall include the following items, in each case to the extent they have been delivered to the Trustee within the applicable time frames set forth in this Agreement and in the related Servicing Agreements and Custodial Agreement, (A) an annual compliance statement for each Servicer, each Additional Servicer and the Master Servicer, as described under Section 9.26 hereof and in each Servicing Agreement, (B)(I) the annual reports on assessment of compliance with servicing criteria for each Servicer, the Custodian, each Additional Servicer, the Master Servicer, any Servicing Function Participant, the Paying Agent (if other than the Trustee) and the Trustee (each, a “Reporting Servicer”), as described under Section 9.25(a) hereof and in each Servicing Agreement and Custodial Agreement, and (II) if any Reporting Servicer’s report on assessment of compliance with servicing criteria described under Section 9.25(a) hereof or in any Servicing Agreement or Custodial Agreement identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any Reporting Servicer’s report on assessment of compliance with servicing criteria described under Section 9.25(a) hereof or in the any Servicing Agreement or Custodial Agreement is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, (C)(I) the registered public accounting firm attestation report for each Reporting Servicer, as described under Section 9.25(b) hereof and in each Servicing Agreement and Custodial Agreement and (II) if any registered public accounting firm attestation report described under Section 9.25(b) hereof or in any Servicing Agreement or Custodial Agreement identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such registered public accounting firm attestation report is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, and (D) a Sarbanes-Oxley Certification. Any disclosure or information in addition to (A) through (D) above that is required to be included on Form 10-K (“Additional Form 10-K Disclosure”) shall be determined and prepared by and at the direction of the Depositor pursuant to the following paragraph and the Trustee will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Disclosure, except as set forth in the next paragraph.

(ii) As set forth on Exhibit L-2 hereto, no later than March 15 of each year that the Trust Fund is subject to the Exchange Act reporting requirements, commencing in 2008, (A) certain parties to the transaction contemplated hereby shall be required to provide to the Trustee and the Depositor, to the extent known by a responsible officer (or with respect to the Trustee, Responsible Officer) thereof, in EDGAR-compatible form (which may be Word or Excel documents easily convertible to EDGAR format), or in such other form as otherwise agreed upon by the Trustee and such party, the form and substance of any Additional Form 10-K Disclosure, if applicable, and include with such Additional Form 10-K Disclosure, an Additional Disclosure Notification in the form attached hereto as Exhibit L-4, and (B) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-K Disclosure on Form 10-K. The Trustee has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit L-2 of their duties under this paragraph or proactively solicit or procure from such parties any Form 10-K Disclosure Information. The Sponsor will be responsible for any reasonable fees and expenses assessed or incurred by the Trustee in connection with including any Additional Form 10-K Disclosure on Form 10-K pursuant to this paragraph.

(iii) After preparing the Form 10-K, the Trustee shall forward electronically a copy of the Form 10-K to the Exchange Act Signing Party for review and approval. If the Master Servicer is the Exchange Act Signing Party and the Form 10-K includes Additional Form 10-K Disclosure, then the Form 10-K shall also be electronically distributed to the Depositor for review and approval. No later than the close of business New York City time on the 4th Business Day prior to the 10-K Filing Deadline, a duly authorized representative of the Exchange Act Signing Party shall sign the Form 10-K and return an electronic or fax copy of such signed Form 10-K (with an original executed hard copy to follow by overnight mail) to the Trustee. If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Trustee will follow the procedures set forth in subsection (g) of this Section 6.20. Promptly (but no later than one Business Day) after the deadline for filing such report with the Commission, the Trustee will make available on its internet website a final executed copy of each Form 10-K prepared and filed by the Trustee. The parties to this Agreement acknowledge that the performance by the Trustee of its duties under this Section 6.20(e) related to the timely preparation and filing of Form 10-K is contingent upon such parties (and any Additional Servicer or Servicing Function Participant) strictly observing all applicable deadlines in the performance of their duties under this Section 6.20(e), Section 9.25(a), Section 9.25(b) and Section 9.26. The Trustee shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 10-K, where such failure results from the Trustee’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.

(iv) Each Form 10-K shall include the Sarbanes-Oxley Certification. The Trustee, the Paying Agent and, if the Depositor is the Exchange Act Signing Party, the Master Servicer, shall, and the Trustee, the Paying Agent and the Master Servicer (if applicable) shall cause any Servicing Function Participant engaged by it to, provide to the Person who signs the Sarbanes-Oxley Certification (the “Certifying Person”), by March 15 of each year in which the Trust Fund is subject to the reporting requirements of the Exchange Act (each, a “Back-Up Certification”), in the form attached hereto as Exhibit P-1 (or, in the case of (x) the Paying Agent, such other form as agreed to between the Paying Agent and the Exchange Act Signing Party, and (y) the Trustee, the form attached hereto as Exhibit P-2), upon which the Certifying Person, the entity for which the Certifying Person acts as an officer, and such entity’s officers, directors and Affiliates (collectively with the Certifying Person, “Certification Parties”) can reasonably rely. The senior officer of the Exchange Act Signing Party shall serve as the Certifying Person on behalf of the Trust Fund. In the event the Master Servicer, the Trustee, the Paying Agent or any Servicing Function Participant engaged by such parties is terminated or resigns pursuant to the terms of this Agreement, such party or Servicing Function Participant shall provide a Back-Up Certification to the Certifying Person pursuant to this Section 6.20(e)(iv) with respect to the period of time it was subject to this Agreement.

(v) Each person (including their officers or directors) that signs any Form 10-K Certification shall be entitled to indemnification from the Trust Fund for any liability or expense incurred by it in connection with such certification, other than any liability or expense attributable to such Person’s own bad faith, negligence or willful misconduct. The provisions of this subsection shall survive any termination of this Agreement and the resignation or removal of such Person.

(vi) Form 10-K requires the registrant to indicate (by checking "yes" or "no") that it “(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.” At the date of filing of each report on Form 10-K with respect to the Trust Fund, the Depositor shall be deemed to represent to the Trustee that as of such date the Depositor has filed all such required reports during the preceding 12 months and that it has been subject to such filing requirement for the past 90 days. The Depositor shall notify the Trustee in writing, no later than March 15th with respect to the filing of a report on Form 10-K, if the answer to the questions should be “no.” The Trustee shall be entitled to rely on such representations in preparing, executing and/or filing any such report.

(f) Reports Filed on Form 8-K.

(i) Within four Business Days after the occurrence of an event requiring disclosure on Form 8-K (each such event, a “Reportable Event”), and if requested by the Depositor, the Trustee shall prepare and file on behalf of the Trust Fund any Form 8-K, as required by the Exchange Act, provided that the Depositor shall file the initial Form 8-K in connection with the issuance of the Certificates. Any disclosure or information related to a Reportable Event or that is otherwise required to be included on Form 8-K (“Form 8-K Disclosure Information”) shall be determined and prepared by and at the direction of the Depositor pursuant to the following paragraph and the Trustee will have no duty or liability for any failure hereunder to determine or prepare any Form 8-K Disclosure Information or any Form 8-K, except as set forth in the next paragraph.

(ii) As set forth on Exhibit L-3 hereto, for so long as the Trust Fund is subject to the Exchange Act reporting requirements, no later than Noon New York City time on the 2nd Business Day after the occurrence of a Reportable Event (A) certain parties to the transaction contemplated hereby shall be required to provide to the Trustee and the Depositor, to the extent known by a responsible officer thereof (or, with respect to the Trustee, a Responsible Officer thereof), in EDGAR-compatible form (which may be Word or Excel documents easily convertible to EDGAR format), or in such other form as otherwise agreed upon by the Trustee and such party, the form and substance of any Form 8-K Disclosure Information, if applicable, and include with such Form 8-K Disclosure Information, an Additional Disclosure Notification in the form attached hereto as Exhibit L-4, and (B) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Form 8-K Disclosure Information. The Trustee has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit L-3 of their duties under this paragraph or proactively solicit or procure from such parties any Form 8-K Disclosure Information. The Sponsor will be responsible for any reasonable fees and expenses assessed or incurred by the Trustee in connection with including any Form 8-K Disclosure Information on Form 8-K pursuant to this paragraph.

(iii) After preparing the Form 8-K, the Trustee shall forward electronically, no later than Noon New York City time on the 3rd Business Day after the Reportable Event, a copy of the Form 8-K to the Exchange Act Signing Party for review and approval. If the Master Servicer is the Exchange Act Signing Party, then the Form 8-K shall also be electronically distributed to the Depositor for review and approval. No later than Noon New York City time on the 4th Business Day after the Reportable Event, a senior officer of the Exchange Act Signing Party shall sign the Form 8-K and return an electronic or fax copy of such signed Form 8-K (with an original executed hard copy to follow by overnight mail) to the Trustee. If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Trustee will follow the procedures set forth in subsection (g) of this Section 6.20. Promptly (but no later than one Business Day) after the deadline for filing such Form with the Commission, the Trustee will make available on its internet website a final executed copy of each Form 8-K prepared and filed by it pursuant to this Section 6.20(f). The parties to this Agreement acknowledge that the performance by the Trustee of its duties under this Section 6.20(f) related to the timely preparation and filing of Form 8-K is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under this Section 6.20(f). The Trustee shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 8-K, where such failure results from the Trustee’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 8-K, not resulting from its own negligence, bad faith or willful misconduct.

(g) Suspension of Reporting Obligation; Amendments; Late Filings.

(i) On or before January 30th of the first year in which the Trustee is able to do so under applicable law, unless otherwise directed by the Depositor, the Trustee shall prepare and file a Form 15 relating to the automatic suspension of reporting in respect of the Trust Fund under the Exchange Act.

(ii) In the event that the Trustee becomes aware that it will be unable to timely file with the Commission all or any required portion of any Form 8-K, 10-D or 10-K required to be filed by this Agreement because required disclosure information was either not delivered to it or delivered to it after the delivery deadlines set forth in this Agreement or for any other reason, the Trustee will promptly notify the Depositor. In the case of Form 10-D and 10-K, the parties to this Agreement and each Servicer will cooperate to prepare and file a Form 12b-25 and a 10-D/A and 10-K/A as applicable, pursuant to Rule 12b-25 of the Exchange Act. In the case of Form 8-K, the Trustee will, upon receipt of all required Form 8-K Disclosure Information and upon the approval and direction of the Depositor, include such disclosure information on the next Form 10-D. In the event that any previously filed Form 8-K, 10-D or 10-K needs to be amended with respect to an additional disclosure item, the Trustee will notify the Depositor and any applicable party affected thereby and such parties will cooperate to prepare any necessary 8-K/A, 10-D/A or 10-K/A. Any Form 15, Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K shall be signed by a senior officer or a duly authorized representative, as applicable, of the Exchange Act Signing Party. The parties to this Agreement acknowledge that the performance by the Trustee of its duties under this Section 6.20(g) related to the timely preparation and filing of Form 15, a Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K is contingent upon each such party performing its duties under this Section. The Trustee shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare and/or timely file any such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, where such failure results from the Trustee’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, not resulting from its own negligence, bad faith or willful misconduct.

(h) Any party that signs any Exchange Act report that the Trustee is required to file shall provide to the Trustee prompt notice of the execution of such Exchange Act report along with the name and contact information for the person signing such report and shall promptly deliver to the Trustee the original executed signature page for such report. In addition, each of the parties agrees to provide to the Trustee such additional information related to such party as the Trustee may reasonably request, including evidence of the authorization of the person signing any certification or statement, financial information and reports, and such other information related to such party or its performance hereunder.

(i) The Depositor and the Master Servicer, by mutual agreement, shall determine which of the Depositor or the Master Servicer shall be the initial Exchange Act Signing Party. Upon such determination, the Depositor shall timely notify the Trustee, and such notice shall provide contact information for the Exchange Act Signing Party. If the Depositor and Master Servicer, at any time, mutually agree to change the identity of the Exchange Act Signing Party, the Depositor shall provide timely notice to the Trustee of any such change. Any notice delivered pursuant to this Section 6.20 may be by fax or electronic copy notwithstanding the notice provisions of Section 11.07.

Section 6.21. [Reserved]

Section 6.22. No Merger.

The Trustee shall not cause or otherwise knowingly permit the assets of the Trust Fund to be merged or consolidated with any other entity, except as a result of a final judicial determination.

Section 6.23. Indemnification by the Trustee and Paying Agent.

The Trustee (including in its capacity as Paying Agent) and any Paying Agent other than the Trustee each agrees to indemnify the Depositor and the Master Servicer, and each of their respective directors, officers, employees and agents and the Trust Fund and hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon the engagement by it of any Subcontractor in violation of Section 6.01(k) or any failure by it to deliver any assessment of compliance, information, report or certification when and as required under Sections 6.20 or 9.25(a).

Section 6.24. Compliance with Regulation AB.

Each of the parties hereto acknowledges and agrees that the purpose of Sections 6.01 and 6.20 of this Agreement is to facilitate compliance by the Sponsor, the Master Servicer, the Depositor and the Trustee with the provisions of Regulation AB, as such may be amended or clarified from time to time. Therefore, each of the parties agrees that (a) the obligations of the parties hereunder shall be interpreted in such a manner as to accomplish compliance with Regulation AB, (b) the parties’ obligations hereunder will be supplemented and modified as necessary to be consistent with any such amendments, interpretive advice or guidance from the Commission, convention or consensus among active participants in the asset-backed securities markets, or otherwise in respect of the requirements of Regulation AB and (c) the parties shall comply with reasonable requests made by the Sponsor, the Master Servicer, the Depositor or the Trustee for delivery of additional or different information, to the extent such information is available or reasonably attainable within such time frame as may be requested, as the Sponsor, the Master Servicer, the Depositor or the Trustee may determine in good faith is necessary to comply with the provisions of Regulation AB.

ARTICLE VII

PURCHASE AND TERMINATION
OF THE TRUST FUND

Section 7.01. Termination of Trust Fund Upon Repurchase or Liquidation of All Mortgage Loans.

(a) The respective obligations and responsibilities of the Trustee and the Master Servicer created hereby (other than the obligation of the Trustee to make payments to Certificateholders as set forth in Section 7.02, the obligation of the Trustee to make payments as set forth in Section 5.06 (relating to the Supplemental Prepayment Trust), the obligation of the Master Servicer to make a final remittance to the Trustee for deposit into the Certificate Account pursuant to Section 4.01 and the obligations of the Master Servicer to the Trustee pursuant to Sections 9.10 and 9.14), shall terminate upon the occurrence of the earlier of (i) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property, (ii) the sale of the property held by the Trust Fund in accordance with Section 7.01(b) and (iii) the Latest Possible Maturity Date (each, a “Trust Fund Termination Event”); provided, however, that in no event shall the Trust Fund or Supplemental Prepayment Trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James’s, living on the date hereof or beyond the Latest Possible Maturity Date. Upon the occurrence of a Trust Fund Termination Event, each REMIC shall be terminated in a manner that shall qualify as a “qualified liquidation” under the REMIC Provisions.

(b) On any Distribution Date occurring after the date on which the aggregate Scheduled Principal Balance of the Mortgage Loans is less than 10% of the Cut-off Date Aggregate Principal Balance (the “Initial Optional Termination Date”), the Master Servicer or LTURI-holders, as applicable, may, upon written direction to the Trustee (delivered no later than 30 days prior to the anticipated sale date), cause (i) the Trustee to sell (or arrange for the sale of) in consultation with the Master Servicer or LTURI-holders, as applicable, the assets of the Trust Fund and (ii) the Trust Fund to adopt a plan of complete liquidation pursuant to Section 7.03(a)(i) hereof to sell all of its property. The property of the Trust Fund shall be sold at a price (the “Termination Price”) equal to the sum of: (i) 100% of the unpaid principal balance of each Mortgage Loan on the day of such purchase plus interest accrued thereon at the applicable Mortgage Rate with respect to any Mortgage Loan to the Due Date in the Due Period immediately preceding the related Distribution Date to the date of such repurchase, (ii) the fair market value of any REO Property and any other property held by any REMIC, such fair market value to be determined by an appraiser or appraisers appointed by the Master Servicer and reasonably acceptable to the Trustee (reduced, in the case of REO Property, by (1) reasonably anticipated disposition costs (as determined by the Master Servicer plus interest accrued thereon at the applicable Net Mortgage Rate to the date of purchases) and (2) any amount by which the fair market value as so reduced exceeds the outstanding principal balance of the related Mortgage Loan) and (iii) any unreimbursed Servicing Advances with respect to each Mortgage Loan. The Master Servicer, each Servicer, the Trustee and each Custodian shall be reimbursed from the Termination Price for any Mortgage Loan or related REO Property for any Advances made or other amounts advanced with respect to the Mortgage Loans that are reimbursable to any such entity under this Agreement, the applicable Servicing Agreement or the applicable Custodial Agreement, together with any accrued and unpaid compensation and any other amounts due to the Master Servicer or the Trustee hereunder or the Servicers or the Custodians.

(c) On any Distribution Date occurring on or after the Initial Optional Termination Date, the Master Servicer, with the prior written consent of the Seller, which consent shall not be unreasonably withheld, has the option to purchase all of the Lower Tier REMIC 1 Uncertificated Regular Interests. Upon exercise of such option, the Lower Tier REMIC 1 Uncertificated Regular Interests shall be sold to the Master Servicer at a price (the “Lower Tier REMIC 1 Uncertificated Regular Interests Purchase Price”) equal to the sum of (i) 100% of the unpaid principal balance of each Mortgage Loan on the day of such purchase plus interest accrued thereon at the applicable Mortgage Rate with respect to any Mortgage Loan to the Due Date in the Collection Period immediately preceding the related Distribution Date to the date of such repurchase and (ii) the fair market value of any REO Property and any other property held by any REMIC, such fair market value to be determined by an independent appraiser or appraisers mutually agreed upon by the Master Servicer and the Trustee (reduced, in the case of REO Property, by (1) reasonably anticipated disposition costs and (2) any amount by which the fair market value as so reduced exceeds the outstanding principal balance of the related Mortgage Loan plus interest accrued thereon at the applicable Net Mortgage Rate to the date of such purchase). If the Master Servicer elects to exercise such option, each REMIC created pursuant to this Agreement (other than REMIC I) shall be terminated in such a manner so that the termination of each such REMIC shall qualify as a “qualified liquidation” under the REMIC Provisions and the Lower Tier REMIC 1 Uncertificated Regular Interests and the Class LT-R Certificates will evidence the entire beneficial interest in the property of the Trust Fund. Following a purchase of the Lower Tier REMIC 1 Uncertificated Regular Interests pursuant to this subsection, the Trust Fund (and REMIC I) will remain outstanding and final payment on the Certificates (other than the Class LT-R Certificates) will be made in accordance with Sections 7.03(a)(iii) and 5.02. The Trust Fund will terminate upon the occurrence of a Trust Fund Termination Event, in accordance with Section 7.01(a).

Section 7.02. Procedure Upon Termination of Trust Fund.

(a) Notice of any Trust Fund Termination Event and notice of the purchase of the Lower Tier REMIC 1 Uncertificated Regular Interests, specifying the Distribution Date upon which the final distribution to the Certificates (other than the Class LT-R Certificates, in the case of a purchase of the Lower Tier REMIC 1 Uncertificated Regular Interests) shall be made, shall be given promptly by the Trustee by first class mail to Certificateholders mailed no later than 5 Business Days after the Trustee has received notice from the Master Servicer of its election to cause (x) the sale of all of the property of the Trust Fund pursuant to Section 7.01(b), (y) the purchase of the Lower Tier REMIC 1 Uncertificated Regular Interests pursuant to Section 7.01(c) or (z) upon the final payment or other liquidation of the last Mortgage Loan or REO Property in the Trust Fund. In the case of a Trust Fund Termination Event, the Trustee shall also give notice to the Certificate Registrar (if the Trustee and the Certificate Registrar are not the same person) at the time notice is given to Holders of the Certificates.

In the case of a Trust Fund Termination Event, such notice shall specify (A) the Distribution Date upon which final distribution on the Certificates or Lower Tier REMIC 1 Uncertificated Regular Interests of all amounts required to be distributed to Certificateholders pursuant to Section 5.02 will be made upon presentation and surrender of the Certificates at the Corporate Trust Office, and (B) that the Record Date otherwise applicable to such Distribution Date is not applicable, distribution being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified. Upon any such Trust Fund Termination Event, the duties of the Certificate Registrar with respect to the Certificates or Lower Tier REMIC 1 Uncertificated Regular Interests shall terminate and the Trustee shall terminate or request the Master Servicer to terminate, the Collection Account it maintains, the Certificate Account and any other account or fund maintained with respect to the Certificates or Lower Tier REMIC 1 Uncertificated Regular Interests, subject to the Trustee’s obligation hereunder to hold all amounts payable to Certificateholders in trust without interest pending such payment.

In the case of a purchase of the Lower Tier REMIC 1 Uncertificated Regular Interests, such notice shall specify (A) the Distribution Date upon which final distribution on the Certificates (other than the Class LT-R Certificates) of all amounts required to be distributed to Certificateholders pursuant to Section 5.02 (other than any distributions to the Class LT-R Certificates in respect of REMIC I) will be made upon presentation and surrender of the Certificates (other than the Class LT-R Certificates) at the Corporate Trust Office of the Trustee, and (B) that the Record Date otherwise applicable to such Distribution Date is not applicable, distribution being made only upon presentation and surrender of the Certificates (other than the Class LT-R Certificates) at the office or agency of the Trustee therein specified. Upon any such purchase of the Lower Tier REMIC 1 Uncertificated Regular Interests, the duties of the Certificate Registrar with respect to the Certificates other than the Class LT-R Certificate shall terminate but the Trustee shall not terminate or request the Master Servicer to terminate, the Collection Account it maintains, the Certificate Account and any other account or fund maintained with respect to the Certificates, subject to the Trustee’s obligation hereunder to hold all amounts payable to Certificateholders in trust without interest pending such payment. For all Distribution Dates following the Distribution Date on which the Master Servicer purchases the Lower Tier REMIC 1 Uncertificated Regular Interests, all amounts that would be distributed on the Certificates (other than the Class LT-R Certificate and exclusive of amounts payable from any fund held outside of REMIC I) absent such purchase shall be payable to the LTURI-holder.

(b) In the event that all of the applicable Holders do not surrender their Certificates for cancellation within three months after the time specified in the above-mentioned written notice, the Trustee shall give a second written notice to such Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice any such Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps to contact such remaining Certificateholders concerning surrender of such Certificates, and the cost thereof shall be paid out of the amounts distributable to such Holders. If within two years after the second notice such Certificates shall not have been surrendered for cancellation, the Trustee shall, subject to applicable state law relating to escheatment, hold all amounts distributable to such Holders for the benefit of such Holders. No interest shall accrue on any amount held by the Trustee and not distributed to a Certificateholder due to such Certificateholder’s failure to surrender its Certificate(s) for payment of the final distribution thereon in accordance with this Section.

(c) Any reasonable expenses incurred by the Trustee in connection with any Trust Fund Termination Event or any purchase of the Lower Tier REMIC I Uncertificated Regular Interests shall be reimbursed from proceeds received from the liquidation of the Trust Fund.

Section 7.03. Additional Requirements for any Trust Fund Termination Events or Purchase of the Lower Tier REMIC 1 Uncertificated Regular Interests.

(a) Any termination of the Trust Fund pursuant to Section 7.01(a) or any termination of a REMIC pursuant to Section 7.01(c) shall be effected in accordance with the following additional requirements, unless the Trustee receives (at the request of the party exercising the option to purchase all of the Mortgage Loans or Lower Tier REMIC 1 Uncertificated Regular Interests pursuant to Section 7.01(b) or Section 7.01(c), respectively) an Opinion of Counsel (at the expense of such requesting party), addressed to the Trustee to the effect that the failure to comply with the requirements of this Section 7.03 will not result in an Adverse REMIC Event:

(i) Within 89 days prior to the time of the making of the final payment on the Certificates other than the Class LT-R Certificates, in the case of a purchase of the Lower Tier REMIC 1 Uncertificated Regular Interests, upon notification by the Master Servicer or an Affiliate of the Seller that it intends to exercise its option to cause the termination of the Trust Fund or purchase the Lower Tier REMIC 1 Uncertificated Regular Interests, the Trustee shall adopt a plan of complete liquidation on behalf of each REMIC (other than REMIC I, in the case of a purchase of the Lower Tier REMIC 1 Uncertificated Regular Interests), meeting the requirements of a qualified liquidation under the REMIC Provisions;

(ii) Any sale of the assets of the Trust Fund or the Lower Tier REMIC 1 Uncertificated Regular Interests pursuant to Section 7.02 shall be a sale for cash and shall occur at or after the time of adoption of such a plan of complete liquidation and prior to the time of making of the final payment on the Certificates (other than the Class LT-R Certificates, in the case of a purchase of the Lower Tier REMIC 1 Uncertificated Regular Interests);

(iii) On the date specified for final payment of the Certificates (other than the Class LT-R Certificates, in the case of a purchase of the Lower Tier REMIC 1 Uncertificated Regular Interests), the Trustee shall make final distributions of principal and interest on such Certificates in accordance with Section 5.02. In the case of a Trust Fund Termination Event, and, after payment of, or provision for any outstanding expenses, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Holders of the Residual Certificates all cash on hand after such final payment (other than cash retained to meet claims), and the Trust Fund (and each REMIC) shall terminate at that time; and

(iv) In no event may the final payment on the Certificates or the final distribution or credit to the Holders of the Residual Certificates in respect of the residual interest in any liquidated REMIC be made after the 89th day from the date on which the plan of complete liquidation for such REMIC is adopted.

(b) By its acceptance of a Residual Certificate, each Holder thereof hereby (i) authorizes the Trustee to take the action described in paragraph (a) above and (ii) agrees to take such other action as may be necessary to facilitate liquidation of each REMIC created under this Agreement, which authorization shall be binding upon all successor Residual Certificateholders.

(c) In connection with the termination of the Trust Fund or a Section 7.01(c) Purchase Event, the Trustee may request an Opinion of Counsel addressed to the Trustee (at the expense of the Depositor) to the effect that all of the requirements of a qualified liquidation under the REMIC Provisions have been met.

Section 7.04. Charged-off Loans and Released Mortgage Loans.

Notwithstanding anything to the contrary contained in this Agreement, each Charged-off Loan that becomes a Released Mortgage Loan shall be released from the Trust Fund as soon as practicable after becoming a Released Mortgage Loan and shall no longer be an asset of any REMIC. Each Released Mortgage Loan shall be transferred to the Released Mortgage Transferee, without recourse. The Trustee, upon receipt of certification from the Master Servicer that a Charged-off Loan has become a Released Mortgage Loan, shall execute such instruments of transfer, assignment or release, in each case, without recourse, as shall be provided by the Master Servicer and necessary to transfer such Released Mortgage Loan. Thereafter (i) the Released Mortgage Transferee shall be entitled to any amounts subsequently received in respect of any such Released Mortgage Loans, (ii) the Released Mortgage Transferee may designate any Servicer to service any such Released Mortgage Loan and (iii) the Released Mortgage Transferee may sell any such Released Mortgage Loan to a third party. For purposes of compliance with the REMIC Provisions, any such Released Mortgage Loan transferred to the Released Mortgage Transferee pursuant to this Section 7.04 and having any value as of the date of such transfer shall be treated as having been transferred by the related REMIC as additional compensation for services provided to such REMIC.

ARTICLE VIII

RIGHTS OF CERTIFICATEHOLDERS

Section 8.01. Limitation on Rights of Holders.

(a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or this Trust Fund, nor entitle such Certificateholder’s legal representatives or heirs to claim an accounting or take any action or proceeding in any court for a partition or winding up of this Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them. Except as otherwise expressly provided herein, no Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right to vote or in any manner otherwise control the Master Servicer or the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association, nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

(b) No Certificateholder, solely by virtue of its status as Certificateholder, shall have any right by virtue or by availing of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates evidencing not less than 25% of the Class Principal Amount (or Class Notional Amount) of Certificates of each Class shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the cost, expenses and liabilities to be incurred therein or thereby, and the Trustee, for sixty days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction inconsistent with such written request has been given such Trustee during such sixty-day period by such Certificateholders; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 8.02. Access to List of Holders.

(a) If the Trustee is not acting as Certificate Registrar, the Certificate Registrar will furnish or cause to be furnished to the Trustee, within fifteen days after receipt by the Certificate Registrar of a request by the Trustee in writing, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Certificateholders of each Class as of the most recent Record Date.

(b) If three or more Holders or Certificate Owners (hereinafter referred to as “Applicants”) apply in writing to the Trustee, and such application states that the Applicants desire to communicate with other Holders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such Applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, afford such Applicants reasonable access during the normal business hours of the Trustee to the most recent list of Certificateholders held by the Trustee or shall, as an alternative, send, at the Applicants’ expense, the written communication proffered by the Applicants to all Certificateholders at their addresses as they appear in the Certificate Register.

(c) Every Holder or Certificate Owner, if the Holder is a Clearing Agency, by receiving and holding a Certificate, agrees with the Depositor, the Master Servicer, the Certificate Registrar and the Trustee that neither the Depositor, the Master Servicer, the Certificate Registrar nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

Section 8.03. Acts of Holders of Certificates.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders or Certificate Owner, if the Holder is a Clearing Agency, may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where expressly required herein, to the Master Servicer. Such instrument or instruments (as the action embodies therein and evidenced thereby) are herein sometimes referred to as an “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agents shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and the Master Servicer, if made in the manner provided in this Section. Each of the Trustee and the Master Servicer shall promptly notify the others of receipt of any such instrument by it, and shall promptly forward a copy of such instrument to the others.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments or deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Whenever such execution is by an officer of a corporation or a member of a partnership on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c) The ownership of Certificates or Lower Tier REMIC I Uncertificated Regular Interests (whether or not such Certificates or Lower Tier REMIC I Uncertificated Regular Interests shall be overdue and notwithstanding any notation of ownership or other writing thereon made by anyone other than the Trustee) shall be proved by the Certificate Register, and none of the Trustee, the Master Servicer, or the Depositor shall be affected by any notice to the contrary.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Certificate or Lower Tier REMIC I Uncertificated Regular Interests shall bind every future Holder of the same Certificate and the Holder of every Certificate or Lower Tier REMIC I Uncertificated Regular Interests issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Master Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate or Lower Tier REMIC I Uncertificated Regular Interests.

ARTICLE IX

ADMINISTRATION AND SERVICING OF MORTGAGE LOANS
BY THE MASTER SERVICER

Section 9.01. Duties of the Master Servicer.

The Certificateholders, by their purchase and acceptance of the Certificates or Lower Tier REMIC I Uncertificated Regular Interests, appoint Aurora Loan Services LLC, as Master Servicer. For and on behalf of the Depositor, the Trustee and the Certificateholders, the Master Servicer shall master service the Mortgage Loans in accordance with the provisions of this Agreement and the provisions of the Servicing Agreements.

Section 9.02. Master Servicer Fidelity Bond and Master Servicer Errors and Omissions Insurance Policy.

(a) The Master Servicer, at its expense, shall maintain in effect a Fidelity Bond and an Errors and Omissions Insurance Policy, affording coverage with respect to all directors, officers, employees and other Persons acting on such Master Servicer’s behalf, and covering errors and omissions in the performance of the Master Servicer’s obligations hereunder. The Errors and Omissions Insurance Policy and the Fidelity Bond shall be in such form and amount that would meet the requirements of FNMA or FHLMC if it were the purchaser of the Mortgage Loans. The Master Servicer shall (i) require each Servicer to maintain an Errors and Omissions Insurance Policy and a Fidelity Bond in accordance with the provisions of the applicable Servicing Agreement, (ii) cause each Servicer to provide to the Master Servicer certificates evidencing that such policy and bond is in effect and to furnish to the Master Servicer any notice of cancellation, non-renewal or modification of the policy or bond received by it, as and to the extent provided in the applicable Servicing Agreement, and (iii) furnish copies of the certificates and notices referred to in clause (ii) to the Trustee upon its request. The Fidelity Bond and Errors and Omissions Insurance Policy may be obtained and maintained in blanket form.

(b) The Master Servicer shall promptly report to the Trustee any material changes that may occur in the Master Servicer Fidelity Bond or the Master Servicer Errors and Omissions Insurance Policy and shall furnish to the Trustee, on request, certificates evidencing that such bond and insurance policy are in full force and effect. The Master Servicer shall promptly report to the Trustee all cases of embezzlement or fraud, if such events involve funds relating to the Mortgage Loans. The total losses, regardless of whether claims are filed with the applicable insurer or surety, shall be disclosed in such reports together with the amount of such losses covered by insurance. If a bond or insurance claim report is filed with any of such bonding companies or insurers, the Master Servicer shall promptly furnish a copy of such report to the Trustee. Any amounts relating to the Mortgage Loans collected by the Master Servicer under any such bond or policy shall be promptly remitted by the Master Servicer to the Trustee for deposit into the Certificate Account. Any amounts relating to the Mortgage Loans collected by any Servicer under any such bond or policy shall be remitted to the Master Servicer to the extent provided in the applicable Servicing Agreement.

Section 9.03. Master Servicer’s Financial Statements and Related Information.

For each year this Agreement is in effect, the Master Servicer shall submit to each Rating Agency and the Depositor a copy of the annual audited financial statements of its corporate parent on or prior to March 31st of each year commencing on March 31, 2008.  Such financial statements shall include comparative balance sheets, income statements, statement of changes in shareholder's equity, statements of cash flows, a consolidating schedule showing consolidated subsidiaries and any related notes required pursuant to generally accepted accounting principles, certified by a nationally recognized firm of Independent Accountants to the effect that such financial statements were examined and prepared in accordance with generally accepted accounting principles applied on a basis consistent with that of the preceding year.

Section 9.04. Power to Act; Procedures.

(a) The Master Servicer shall master service the Mortgage Loans and shall have full power and authority, subject to the REMIC Provisions and the provisions of Article X hereof, and each Servicer shall have full power and authority (to the extent provided in the applicable Servicing Agreement) to do any and all things that it may deem necessary or desirable in connection with the servicing and administration of the Mortgage Loans, including but not limited to the power and authority (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages, (iii) to collect any Insurance Proceeds and Liquidation Proceeds, and (iv) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan, in each case, in accordance with the provisions of this Agreement and the applicable Servicing Agreement, as applicable; provided that the Master Servicer shall not take, or knowingly permit any Servicer to take, any action that is inconsistent with or prejudices the interests of the Trust Fund, the Trustee or the Certificateholders in any Mortgage Loan or the rights and interests of the Depositor, the Trustee and the Certificateholders under this Agreement. The Master Servicer further is authorized and empowered by the Trustee, on behalf of the Certificateholders and the Trustee, in its own name or in the name of any Servicer, when the Master Servicer or a Servicer, as the case may be, believes it is appropriate in its best judgment to register any Mortgage Loan with MERS, or cause the removal from the registration of any Mortgage Loan on the MERS system, to execute and deliver, on behalf of the Trustee and the Certificateholders or any of them, any and all instruments of assignment and other comparable instruments with respect to such assignment or re-recording of a Mortgage in the name of MERS, solely as nominee for the Trustee and its successors and assigns. The Master Servicer shall represent and protect the interests of the Trust Fund in the same manner as it protects its own interests in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan and shall not make or knowingly permit any Servicer to make any modification, waiver or amendment of any term of any Mortgage Loan that would cause any REMIC formed hereby to fail to qualify as a REMIC or result in the imposition of any tax under Section 860F(a) or Section 860G(d) of the Code. Without limiting the generality of the foregoing, the Master Servicer in its own name or in the name of a Servicer, and each Servicer, to the extent such authority is delegated to such Servicer by the Master Servicer under the applicable Servicing Agreement, is hereby authorized and empowered by the Trustee when the Master Servicer or applicable Servicer, as the case may be, believes it appropriate in its best judgment and in accordance with Accepted Servicing Practices and the applicable Servicing Agreement, to execute and deliver, on behalf of itself and the Certificateholders, the Trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties. The Trustee shall execute, upon request, any powers of attorney furnished to it (and reasonably acceptable to it) by the Master Servicer empowering the Master Servicer or any Servicer to execute and deliver instruments of satisfaction or cancellation, or of partial or full release or discharge, and to foreclose upon or otherwise liquidate Mortgaged Property, and to appeal, prosecute or defend in any court action relating to the Mortgage Loans or the Mortgaged Property, in accordance with the applicable Servicing Agreement and this Agreement, and the Trustee shall execute and deliver such other documents, as the Master Servicer may request, necessary or appropriate to enable the Master Servicer to master service the Mortgage Loans and carry out its duties hereunder, and allow each Servicer to service the Mortgage Loans in each case in accordance with Accepted Servicing Practices (and the Trustee shall have no liability for misuse of any such powers of attorney by the Master Servicer or any Servicer). If the Master Servicer or the Trustee has been advised that it is likely that the laws of the state in which action is to be taken prohibit such action if taken in the name of the Trustee or that the Trustee would be adversely affected under the “doing business” or tax laws of such state if such action is taken in its name, then upon request of the Trustee, the Master Servicer shall join with the Trustee in the appointment of a co-trustee pursuant to Section 6.09 hereof. In the performance of its duties hereunder, the Master Servicer shall be an independent contractor and shall not, except in those instances where it is taking action in the name of the Trustee, be deemed to be the agent of the Trustee. The Master Servicer shall indemnify the Trustee for any and all costs, liabilities and expenses incurred by the Trustee in connection with the negligent or willful misuse of such powers of attorney by the Master Servicer.

(b) In master servicing and administering the Mortgage Loans, the Master Servicer shall employ procedures and exercise the same care that it customarily employs and exercises in master servicing and administering loans for its own account, giving due consideration to Accepted Servicing Practices where such practices do not conflict with this Agreement. Consistent with the foregoing, the Master Servicer may, and may permit any Servicer to, in its discretion (i) waive any late payment charge or any prepayment charge or penalty interest in connection with the prepayment of a Mortgage Loan and (ii) extend the due dates for payments due on a Mortgage Note, provided, however, that the maturity of any Mortgage Loan shall not be extended past the Final Scheduled Distribution Date. In the event of any such modification, the Servicer or Master Servicer shall calculate the Scheduled Payment for such Mortgage Loan based on the modified terms of such Mortgage Loan and shall only be required to make Advances pursuant to Section 5.04 to the extent of such new Scheduled Payment. Notwithstanding anything to the contrary in this Agreement, the Master Servicer shall not make or knowingly permit any modification, waiver or amendment of any material term of any Mortgage Loan unless: (1) such Mortgage Loan is in default or default by the related Mortgagor is, in the reasonable judgment of the Master Servicer or the applicable Servicer, reasonably foreseeable, (2) in the case of a waiver of a Prepayment Penalty Amount if (a) such Mortgage Loan is in default or default by the related Mortgagor is reasonably foreseeable, and such waiver would maximize recovery of total proceeds taking into account the value of such Prepayment Penalty Amount and the related Mortgage Loan or (b) if the prepayment is not the result of a refinance by a Servicer or any of its affiliates and (i) the collection of the Prepayment Penalty Amount would be in violation of applicable laws or (ii) the collection of such Prepayment Penalty Amount would be considered “predatory” pursuant to written guidance published or issued by any applicable federal, state or local regulatory authority acting in its official capacity and having jurisdiction over such matters, and (3) such modification, waiver or amendment would not cause an Adverse REMIC Event. Notwithstanding anything to the contrary, the Master Servicer shall not without the Trustee’s written consent: (i) initiate any action, suit or proceeding solely under the Trustee’s name without indicating the Master Servicer’s representative capacity or (ii) take any action with the intent to cause, and which actually does cause, the Trustee to be registered to do business in any state.

Section 9.05. Servicing Agreements Between the Master Servicer and Servicers; Enforcement of Servicers’ Obligations.

(a) Each Servicing Agreement requires the applicable Servicer to service the Mortgage Loans in accordance with the provisions thereof. References in this Agreement to actions taken or to be taken by the Master Servicer include such actions taken or to be taken by a Servicer pursuant to a Servicing Agreement. Any fees, costs and expenses and other amounts payable to such Servicers shall be deducted from amounts remitted to the Master Servicer by the applicable Servicer (to the extent permitted by the applicable Servicing Agreement) and shall not be an obligation of the Trust Fund, the Trustee or the Master Servicer.

(b) The Master Servicer shall not be required to (i) take any action with respect to the servicing of any Mortgage Loan that the related Servicer is not required to take under the related Servicing Agreement and (ii) cause a Servicer to take any action or refrain from taking any action if the related Servicing Agreement does not require such Servicer to take such action or refrain from taking such action; in both cases notwithstanding any provision of this Agreement that requires the Master Servicer to take such action or cause a Servicer to take such action.

(c) The Master Servicer, for the benefit of the Trustee and the Certificateholders, shall enforce the obligations of each Servicer under the related Servicing Agreement, and shall use its reasonable best efforts to enforce the obligations of each Servicer under the related Servicing Agreement and shall, upon its obtaining actual knowledge of the failure of a Servicer to perform its obligations in accordance with the related Servicing Agreement, to the extent that the non-performance of any such obligations would have a material adverse effect on a Mortgage Loan, the Trust Fund or Certificateholders terminate the rights and obligations of such Servicer thereunder to the extent and in the manner permitted by each Servicing Agreement and either act as Servicer of the related Mortgage Loans or enter into a Servicing Agreement with a successor servicer. Such enforcement, including, without limitation, the legal prosecution of claims, termination of the Servicing Agreements and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Master Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor initially only (i) from a general recovery resulting from such enforcement only to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans or (ii) from a specific recovery of costs, expenses or attorneys’ fees against the party against whom such enforcement is directed, and then, to the extent that such amounts are insufficient to reimburse the Master Servicer for the costs of such enforcement, (iii) from the Collection Account.

(d) The Master Servicer shall be entitled to rely conclusively on any certifications or other information provided by each Servicer under the terms of each Servicing Agreement in its preparation of any certifications, notifications, filings or reports to be made in accordance with the terms hereof or as may be required by applicable law or regulation.

Section 9.06. Collection of Taxes, Assessments and Similar Items.

(a) To the extent provided in the applicable Servicing Agreement, the Master Servicer shall cause each Servicer to establish and maintain one or more custodial accounts at a depository institution (which may be a depository institution with which the Master Servicer or any Servicer establishes accounts in the ordinary course of its servicing activities), the accounts of which are insured to the maximum extent permitted by the FDIC (each, an “Escrow Account”) and shall deposit therein any collections of amounts received with respect to amounts due for taxes, assessments, water rates, Standard Hazard Insurance Policy premiums or any comparable items for the account of the Mortgagors. Withdrawals from any Escrow Account may be made (to the extent amounts have been escrowed for such purpose) only in accordance with the applicable Servicing Agreement. Each Servicer shall be entitled to all investment income not required to be paid to Mortgagors on any Escrow Account maintained by such Servicer. The Master Servicer shall make (or cause to be made) to the extent provided in the applicable Servicing Agreement advances to the extent necessary in order to effect timely payment of taxes, water rates, assessments, Standard Hazard Insurance Policy premiums or comparable items in connection with the related Mortgage Loan (to the extent that the Mortgagor is required, but fails, to pay such items), provided that it has determined that the funds so advanced are recoverable from escrow payments, reimbursement pursuant to Section 4.02(v) or otherwise.

(b) Costs incurred by the Master Servicer or by Servicers in effecting the timely payment of taxes and assessments on the properties subject to the Mortgage Loans may be added to the amount owing under the related Mortgage Note where the terms of the Mortgage Note so permit; provided, however, that the addition of any such cost shall not be taken into account for purposes of calculating the distributions to be made to Certificateholders. Such costs, to the extent that they are unanticipated, extraordinary costs, and not ordinary or routine costs shall be recoverable by the Master Servicer pursuant to Section 4.02(v).

Section 9.07. Termination of Servicing Agreements; Successor Servicers.

(a) The Master Servicer shall be entitled to terminate the rights and obligations of any Servicer under the applicable Servicing Agreement in accordance with the terms and conditions of such Servicing Agreement and without any limitation by virtue of this Agreement; provided, however, that in the event of termination of any Servicing Agreement by the Master Servicer or the related Servicer, the Master Servicer shall either act as Servicer of the related Mortgage Loans, or enter into a servicing agreement with a successor servicer. The parties acknowledge that notwithstanding the preceding sentence, there may be a transition period, not to exceed 90 days, in order to effect the transfer of servicing to a successor servicer.  The Master Servicer shall be entitled to be reimbursed from each Servicer (or by the Trust Fund, if such Servicer is unable to fulfill its obligations hereunder) for all costs associated with the transfer of servicing from the predecessor Servicer, including without limitation, any costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data, as may be required by the Master Servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the Master Servicer to service the Mortgage Loans properly and effectively.

(b) If the Master Servicer acts as Servicer, it will not assume liability for the representations and warranties of the Servicer, if any, that it replaces. The Master Servicer shall use reasonable efforts to have the successor servicer assume liability for the representations and warranties made by the terminated Servicer in respect of the related Mortgage Loans, and in the event of any such assumption by the successor servicer, the Trustee or the Master Servicer, as applicable, may, in the exercise of its business judgment, release the terminated Servicer from liability for such representations and warranties.

Section 9.08. Master Servicer Liable for Enforcement.

Notwithstanding any Servicing Agreement, the Master Servicer shall remain obligated and liable to the Trustee and the Certificateholders in accordance with the provisions of this Agreement, to the extent of its obligations hereunder, without diminution of such obligation or liability by virtue of such Servicing Agreement or arrangements. The Master Servicer shall use commercially reasonable efforts to ensure that the Mortgage Loans are serviced in accordance with the provisions of this Agreement and shall use commercially reasonable efforts to enforce the provisions of each Servicing Agreement for the benefit of the Certificateholders. The Master Servicer shall be entitled to enter into any agreement with the Servicers for indemnification of the Master Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification. Except as expressly set forth herein, the Master Servicer shall have no liability for the acts or omissions of such Servicer in the performance by a Servicer of its obligations under the related Servicing Agreement.

Section 9.09. No Contractual Relationship Between Servicers and Trustee or Depositor.

Any Servicing Agreement that may be entered into and any other transactions or services relating to the Mortgage Loans involving a Servicer in its capacity as such and not as an originator shall be deemed to be between such Servicer, the related Seller and the Master Servicer, and except to the extent expressly provided therein the Trustee and the Depositor shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to such Servicer except as set forth in Section 9.10 hereof.

Section 9.10. Assumption of Servicing Agreement by Trustee.

(a) In the event the Master Servicer shall for any reason no longer be the Master Servicer (including by reason of any Event of Default under this Agreement), after a period not to exceed ninety days after the issuance of any notice of termination pursuant to Section 6.14 or Section 9.28, as applicable, the Trustee shall, in accordance with Section 6.14, thereupon assume all of the rights and obligations of such Master Servicer hereunder and enforce the rights under each Servicing Agreement entered into with respect to the Mortgage Loans. The Trustee, its designee or any successor master servicer appointed by the Trustee shall be deemed to have assumed all of the Master Servicer’s interest herein and therein to the same extent as if such Servicing Agreement had been assigned to the assuming party, except that the Master Servicer shall not thereby be relieved of any liability or obligations of the Master Servicer under such Servicing Agreement accruing prior to its replacement as Master Servicer, and shall be liable to the Trustee, and hereby agrees to indemnify and hold harmless the Trustee from and against all costs, damages, expenses and liabilities (including reasonable attorneys’ fees) incurred by the Trustee as a result of such liability or obligations of the Master Servicer and in connection with the Trustee’s (or its designee) assumption (but not its performance, except to the extent that costs or liability of the Trustee are created or increased as a result of negligent or wrongful acts or omissions of the Master Servicer prior to its replacement as Master Servicer) of the Master Servicer’s obligations, duties or responsibilities thereunder; provided that the Master Servicer shall not indemnify or hold harmless the Trustee against negligent or willful misconduct of the Trustee.

(b) The Master Servicer that has been terminated shall, upon request of the Trustee but at the expense of such Master Servicer or, at the expense of the Trust Fund to the extent provided in this Agreement, deliver to the assuming party all documents and records relating to each Servicing Agreement and the related Mortgage Loans and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of each Servicing Agreement to the assuming party.

Section 9.11. “Due-on-Sale” Clauses; Assumption Agreements.

(a) To the extent provided in the applicable Servicing Agreement, to the extent Mortgage Loans contain enforceable due-on-sale clauses, and to the extent that the Master Servicer has knowledge of the conveyance of a Mortgaged Property, the Master Servicer shall use its reasonable best efforts to cause the Servicers to enforce such clauses in accordance with the applicable Servicing Agreement. If applicable law prohibits the enforcement of a due-on-sale clause or such clause is otherwise not enforced in accordance with the applicable Servicing Agreement, and, as a consequence, a Mortgage Loan is assumed, the original Mortgagor may be released from liability in accordance with the applicable Servicing Agreement.

(b) The Master Servicer or the related Servicer, as the case may be, shall be entitled to approve a request from a Mortgagor for the granting of an easement thereon in favor of another Person or any alteration or demolition of the related Mortgaged Property if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related Mortgage Loan, that the security for, and the timely and full collectibility of, such Mortgage Loan would not be materially adversely affected thereby. Any fee collected by the Master Servicer or the related Servicer for processing such a request will be retained by the Master Servicer or the such Servicer as additional servicing compensation.

Section 9.12. Release of Mortgage Files.

(a) Upon (i) becoming aware of the payment in full of any Mortgage Loan or, (ii) the receipt by the applicable Servicer of a notification that payment in full has been or will be escrowed in a manner customary for such purposes, the Master Servicer will, or will cause the applicable Servicer to, promptly notify the Trustee (or the applicable Custodian) by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment that are required to be deposited in the Collection Account maintained by the Master Servicer pursuant to Section 4.01 have been or will be so deposited) of a Servicing Officer and shall request the Trustee or the applicable Custodian, to deliver to the applicable Servicer the related Mortgage File. In lieu of sending a hard copy certification of a Servicing Officer, the Master Servicer may, or may cause a Servicer to, deliver the request for release in a mutually agreeable electronic format. To the extent that such a request, on its face, originates from a Servicing Officer, no signature shall be required. Upon receipt of such certification and request, the Trustee or the applicable Custodian, shall promptly release the related Mortgage File to the applicable Servicer and neither the Trustee nor the applicable Custodian shall have any further responsibility with regard to such Mortgage File. The Master Servicer is authorized, and each Servicer, to the extent such authority is delegated to the Servicer by the Master Servicer under the applicable Servicing Agreement, is authorized, to give, as agent for the Trustee, as the mortgagee under the Mortgage that secured the Mortgage Loan, an instrument of satisfaction (or assignment of mortgage without recourse) regarding the Mortgaged Property subject to the Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of such payment, it being understood and agreed that no expenses incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the Collection Account.

(b) From time to time and as appropriate for the servicing or foreclosure of, or other legal proceedings relating to, any Mortgage Loan and in accordance with Accepted Servicing Practices and the applicable Servicing Agreement, the Trustee shall execute such pleadings, request for trustee’s sale or other documents as shall be prepared and furnished to the Trustee by the Master Servicer, or by a Servicer (in form reasonably acceptable to the Trustee) and as are necessary to the prosecution of any such proceedings. The Trustee or the applicable Custodian, shall, upon request of the Master Servicer, or of a Servicer, and delivery to the Trustee or the applicable Custodian, of a trust receipt signed by a Servicing Officer substantially in the form annexed hereto as Exhibit C or in the form annexed to the applicable Custodial Agreement as Exhibit C, release the related Mortgage File held in its possession or control to the Master Servicer (or the applicable Servicer). Such trust receipt shall obligate the Master Servicer or applicable Servicer to return the Mortgage File to the Trustee or applicable Custodian, as applicable, when the need therefor by the Master Servicer or applicable Servicer no longer exists unless (i) the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that herein above specified, the trust receipt shall be released by the Trustee or the applicable Custodian, as applicable, to the Master Servicer (or the applicable Servicer) or (ii) the Mortgage File has been delivered directly or through a Servicer to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered directly or through a Servicer to the Trustee a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery.

Section 9.13. Documents, Records and Funds in Possession of Master Servicer To Be Held for Trustee.

(a) The Master Servicer shall transmit, or cause the applicable Servicer to transmit, to the Trustee such documents and instruments coming into the possession of the Master Servicer or such Servicer from time to time as are required by the terms hereof to be delivered to the Trustee. Any funds received by the Master Servicer or by a Servicer in respect of any Mortgage Loan or which otherwise are collected by the Master Servicer or by a Servicer as a Subsequent Recovery, Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan shall be held for the benefit of the Trustee and the Certificateholders subject to the Master Servicer’s right to retain or withdraw from the Collection Account the Master Servicing Fee and other amounts provided in this Agreement, and to the right of each Servicer to retain its Servicing Fee and other amounts as provided in the applicable Servicing Agreement. The Master Servicer shall, and shall (to the extent provided in the applicable Servicing Agreement) cause a Servicer to, provide access to information and documentation regarding the Mortgage Loans (i) to the Trustee, its agents and accountants at any time upon reasonable request and during normal business hours, and (ii) to Certificateholders that are savings and loan associations, banks or insurance companies, the Office of Thrift Supervision, the FDIC and the supervisory agents and examiners of such Office and Corporation or examiners of any other federal or state banking or insurance regulatory authority, in each case to the extent so required by applicable regulations of the Office of Thrift Supervision or such other regulatory authority, such access to be afforded without charge but only upon reasonable request in writing and during normal business hours at the offices of the Master Servicer designated by it. In fulfilling such a request the Master Servicer shall not be responsible for determining the sufficiency of such information.

(b) All Mortgage Files and funds collected or held by, or under the control of, the Master Servicer, or any Servicer, in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from a Subsequent Recovery, Liquidation Proceeds or Insurance Proceeds, shall be held by the Master Servicer, or by such Servicer, for and on behalf of the Trustee and the Certificateholders and shall be and remain the sole and exclusive property of the Trustee; provided, however, that the Master Servicer and each Servicer shall be entitled to setoff against, and deduct from, any such funds any amounts that are properly due and payable to the Master Servicer or such Servicer under this Agreement or the applicable Servicing Agreement and shall be authorized to remit such funds to the Trustee in accordance with this Agreement.

(c) The Master Servicer hereby acknowledges that concurrently with the execution of this Agreement, the Trustee shall own or, to the extent that a court of competent jurisdiction shall deem the conveyance of the Mortgage Loans from either Seller to the Depositor not to constitute a sale, the Trustee shall have a security interest in either Mortgage Loans and in all Mortgage Files representing such Mortgage Loans and in all funds now or hereafter held by, or under the control of, a Servicer or the Master Servicer that are collected by such Servicer or the Master Servicer in connection with such Mortgage Loans, whether as scheduled installments of principal and interest or as full or partial prepayments of principal or interest or as a Subsequent Recovery, Liquidation Proceeds or Insurance Proceeds or otherwise, and in all proceeds of the foregoing and proceeds of proceeds (but excluding any fee or other amounts to which such Servicer is entitled under the applicable Servicing Agreement, or the Master Servicer or the Depositor is entitled to hereunder); and the Master Servicer agrees that so long as the Mortgage Loans are assigned to and held by the Trustee or a Custodian, all documents or instruments constituting part of the Mortgage Files, and such funds relating to the Mortgage Loans which come into the possession or custody of, or which are subject to the control of, the Master Servicer or any Servicer shall be held by the Master Servicer or such Servicer for and on behalf of the Trustee as the Trustee’s agent and bailee for purposes of perfecting the Trustee’s security interest therein as provided by the applicable Uniform Commercial Code or other laws.

(d) The Master Servicer agrees that it shall not, and shall not authorize a Servicer to, create, incur or subject any Mortgage Loans, or any funds that are deposited in any custodial account, Escrow Account or the Collection Account, or any funds that otherwise are or may become due or payable to the Trustee, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, nor assert by legal action or otherwise any claim or right of setoff against any Mortgage Loan or any funds collected on, or in connection with, a Mortgage Loan.

Section 9.14. Representations and Warranties of the Master Servicer.

(a) The Master Servicer hereby represents and warrants to the Depositor and the Trustee, for the benefit of the Certificateholders, as of the Closing Date that:

(i) it is validly existing and in good standing under the jurisdiction of its formation, and as Master Servicer has full power and authority to transact any and all business contemplated by this Agreement and to execute, deliver and comply with its obligations under the terms of this Agreement, the execution, delivery and performance of which have been duly authorized by all necessary corporate action on the part of the Master Servicer;

(ii) the execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not (A) violate the Master Servicer’s certificate of formation or limited liability company agreement, (B) violate any law or regulation or any administrative decree or order to which it is subject or (C) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or by which it is bound or to which any of its assets are subject, which violation, default or breach would materially and adversely affect the Master Servicer’s ability to perform its obligations under this Agreement;

(iii) this Agreement constitutes, assuming due authorization, execution and delivery hereof by the other respective parties hereto, a legal, valid and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights in general, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(iv) the Master Servicer is not in default with respect to any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency to the extent that any such default would materially and adversely affect its performance hereunder;

(v) the Master Servicer is not a party to or bound by any agreement or instrument or subject to any certificate of formation or limited liability company provision or any other company restriction or any judgment, order, writ, injunction, decree, law or regulation that may materially and adversely affect its ability as Master Servicer to perform its obligations under this Agreement or that requires the consent of any third person to the execution of this Agreement or the performance by the Master Servicer of its obligations under this Agreement;

(vi) no litigation is pending or, to the best of the Master Servicer’s knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement;

(vii) the Master Servicer, or an affiliate thereof the primary business of which is the servicing of conventional residential mortgage loans, is an FNMA- and FHLMC approved seller/servicer;

(viii) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of or compliance by the Master Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations and orders (if any) as have been obtained;

(ix) the consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Master Servicer; and

(x) the Master Servicer has obtained an Errors and Omissions Insurance Policy and a Fidelity Bond in accordance with Section 9.02, each of which is in full force and effect, and each of which provides at least such coverage as is required hereunder.

(b) It is understood and agreed that the representations and warranties set forth in this Section 9.14 shall survive the execution and delivery of this Agreement. The Master Servicer shall indemnify the Depositor and the Trustee and hold them harmless against any loss, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Master Servicer’s representations and warranties contained in Section 9.14(a). Notwithstanding anything in this Agreement to the contrary, the Master Servicer shall not be liable for special, indirect or consequential losses or damages of any kind whatsoever (including, but not limited to, lost profits). It is understood and agreed that the enforcement of the obligation of the Master Servicer set forth in this Section to indemnify the Depositor and the Trustee as provided in this Section constitutes the sole remedy (other than as set forth in Section 6.14) of the Depositor and the Trustee, respecting a breach of the foregoing representations and warranties. Such indemnification shall survive any termination of the Master Servicer as Master Servicer hereunder, and any termination of this Agreement.

Any cause of action against the Master Servicer relating to or arising out of the breach of any representations and warranties made in this Section shall accrue upon discovery of such breach by either the Depositor, the Master Servicer or the Trustee or notice thereof by any one of such parties to the other parties.

(c) It is understood and agreed that the representations and warranties of the Depositor set forth in Sections 2.03(a) through (f) shall survive the execution and delivery of this Agreement. The Depositor shall indemnify the Master Servicer and hold it harmless against any loss, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Depositor’s representations and warranties contained in Sections 2.03(a) through (f) hereof. It is understood and agreed that the enforcement of the obligation of the Depositor set forth in this Section to indemnify the Master Servicer as provided in this Section constitutes the sole remedy of the Master Servicer respecting a breach by the Depositor of the representations and warranties in Sections 2.03(a) through (f) hereof.

Any cause of action against the Depositor relating to or arising out of the breach of the representations and warranties made in Sections 2.03(a) through (f) hereof shall accrue upon discovery of such breach by either the Depositor or the Master Servicer or notice thereof by any one of such parties to the other parties.

Section 9.15. Closing Certificate and Opinion.

On or before the Closing Date, the Master Servicer shall cause to be delivered to the Depositor, the Trustee and Lehman Brothers Inc. an Opinion of Counsel, dated the Closing Date, in form and substance reasonably satisfactory to the Depositor and Lehman Brothers Inc., as to the due authorization, execution and delivery of this Agreement by the Master Servicer and the enforceability thereof.

Section 9.16. Standard Hazard and Flood Insurance Policies.

For each Mortgage Loan (other than a Cooperative Loan), the Master Servicer shall maintain, or cause to be maintained by each Servicer, standard fire and casualty insurance and, where applicable, flood insurance, all in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable. It is understood and agreed that such insurance shall be with insurers meeting the eligibility requirements set forth in the applicable Servicing Agreement and that no earthquake or other additional insurance is to be required of any Mortgagor or to be maintained on property acquired in respect of a defaulted loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

Pursuant to Section 4.01, any amounts collected by the Master Servicer, or by any Servicer, under any insurance policies maintained pursuant to this Section 9.16 (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or released to the Mortgagor in accordance with the Master Servicer’s or a Servicer’s normal servicing procedures and Accepted Servicing Practices) shall be deposited into the Collection Account, subject to withdrawal pursuant to Section 4.02. Any cost incurred by the Master Servicer or any Servicer in maintaining any such insurance if the Mortgagor defaults in its obligation to do so shall be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of any such cost shall not be taken into account for purposes of calculating the distributions to be made to Certificateholders and shall be recoverable by the Master Servicer or such Servicer pursuant to Section 4.02(v).

Section 9.17. Presentment of Claims and Collection of Proceeds.

The Master Servicer shall, or shall cause each Servicer (to the extent provided in the applicable Servicing Agreement) to, prepare and present on behalf of the Trustee and the Certificateholders all claims under the Insurance Policies with respect to the Mortgage Loans, and take such actions (including the negotiation, settlement, compromise or enforcement of the insured’s claim) as shall be necessary to realize recovery under such policies. Any proceeds disbursed to the Master Servicer (or disbursed to a Servicer and remitted to the Master Servicer) in respect of such policies or bonds shall be promptly deposited in the Collection Account upon receipt, except that any amounts realized that are to be applied to the repair or restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the Master Servicer’s or a Servicer’s normal servicing procedures need not be so deposited (or remitted).

Section 9.18. Maintenance of the Primary Mortgage Insurance Policies.

(a) The Master Servicer shall not take, or knowingly permit any Servicer (consistent with the applicable Servicing Agreement) to take, any action that would result in non-coverage under any applicable Primary Mortgage Insurance Policy of any loss which, but for the actions of such Master Servicer or Servicer, would have been covered thereunder. To the extent that coverage is available, the Master Servicer shall use its best reasonable efforts to keep in force and effect, or to cause each Servicer to keep in force and effect (to the extent that the Mortgage Loan requires the Mortgagor to maintain such insurance), primary mortgage insurance applicable to each Mortgage Loan in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable. The Master Servicer shall not, and shall not permit any Servicer to, cancel or refuse to renew any such Primary Mortgage Insurance Policy that is in effect at the date of the initial issuance of the Certificates and is required to be kept in force hereunder except as required by applicable law or in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable.

(b) The Master Servicer agrees to present, or to cause each Servicer to present, on behalf of the Trustee and the Certificateholders, claims to the insurer under any Primary Mortgage Insurance Policies and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any Primary Mortgage Insurance Policies respecting defaulted Mortgage Loans. Pursuant to Section 4.01, any amounts collected by the Master Servicer or any Servicer under any Primary Mortgage Insurance Policies shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 4.02.

Section 9.19. Trustee To Retain Possession of Certain Insurance Policies and Documents.

The Trustee (or the applicable Custodian pursuant to the Custodial Agreement), shall retain possession and custody of the originals of the Primary Mortgage Insurance Policies or certificate of insurance if applicable and any certificates of renewal as to the foregoing as may be issued from time to time as contemplated by this Agreement. Until all amounts distributable in respect of the Certificates have been distributed in full and the Master Servicer otherwise has fulfilled its obligations under this Agreement, the Trustee (or any Custodian, as directed by the Trustee) shall also retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions of this Agreement. The Master Servicer shall promptly deliver or cause to be delivered to the Trustee (or the applicable Custodian pursuant to the Custodial Agreement), upon the execution or receipt thereof the originals of the Primary Mortgage Insurance Policies and any certificates of renewal thereof, and such other documents or instruments that constitute portions of the Mortgage File that come into the possession of the Master Servicer from time to time.

Section 9.20. Realization Upon Defaulted Mortgage Loans.

The Master Servicer shall use its reasonable best efforts to, or to cause a Servicer to, foreclose upon, repossess or otherwise comparably convert the ownership of Mortgaged Properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, all in accordance with the applicable Servicing Agreement. Alternatively, the Master Servicer may take, or authorize any Servicer to take, other actions in respect of a defaulted Mortgage Loan, which may include (i) accepting a short sale (a payoff of the Mortgage Loan for an amount less than the total amount contractually owed in order to facilitate a sale of the Mortgaged Property by the Mortgagor) or permitting a short refinancing (a payoff of the Mortgage Loan for an amount less than the total amount contractually owed in order to facilitate refinancing transactions by the Mortgagor not involving a sale of the Mortgaged Property), (ii) arranging for a repayment plan or (iii) agreeing to a modification in accordance with Section 9.04. In connection with such foreclosure or other conversion or action, the Master Servicer shall, consistent with Section 9.18, follow such practices and procedures as it shall reasonably determine to be in the best interests of the Trust Fund and the Certificateholders and which shall be consistent with its customary practices in performing its general mortgage servicing activities; provided that the Master Servicer shall not be liable in any respect hereunder if the Master Servicer is acting in connection with any such foreclosure or other conversion or action in a manner that is consistent with the provisions of this Agreement. Neither the Master Servicer, nor any Servicer, shall be required to expend its own funds or incur other reimbursable charges in connection with any foreclosure, or attempted foreclosure which is not completed, or toward the correction of any default on a related senior mortgage loan, or towards the restoration of any property unless it shall determine (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan to the Certificateholders after reimbursement to itself for such expenses or charges and (ii) that such expenses and charges will be recoverable to it through Liquidation Proceeds or Insurance Proceeds (as provided in Section 4.02).

Section 9.21. Compensation to the Master Servicer.

The Master Servicer shall be entitled to withdraw from the Collection Account, the Master Servicing Fee and any other amounts pursuant to Section 4.02(vi). Servicing compensation in the form of assumption fees, if any, late payment charges, as collected, if any, or otherwise shall be retained by the Master Servicer (or the applicable Servicer) and shall not be deposited in the Collection Account. If the Master Servicer does not retain or withdraw the Master Servicing Fee from the Collection Account as provided herein, the Master Servicer shall be entitled to direct the Trustee to pay the Master Servicing Fee to such Master Servicer by withdrawal from the Certificate Account. The Master Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder and shall not be entitled to reimbursement therefor except as provided in this Agreement. Pursuant to Section 4.01(e), all income and gain realized from any investment of funds in the Collection Account shall be for the benefit of the Master Servicer as additional compensation. The provisions of this Section 9.21 are subject to the provisions of Section 6.14(b).

Section 9.22. REO Property.

(a) In the event the Trust Fund acquires ownership of any REO Property in respect of any Mortgage Loan, the deed or certificate of sale shall be issued to the Trustee, or to its nominee, on behalf of the Certificateholders. The Master Servicer shall use its reasonable best efforts to sell, or, to the extent provided in the applicable Servicing Agreement, cause the applicable Servicer to sell, any REO Property as expeditiously as possible and in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable, but in all events within the time period, and subject to the conditions set forth in Article X hereof. Pursuant to its efforts to sell such REO Property, the Master Servicer shall protect and conserve, or cause the applicable Servicer to protect and conserve, such REO Property in the manner and to such extent required by the applicable Servicing Agreement, subject to Article X hereof.

(b) The Master Servicer shall deposit or cause to be deposited all funds collected and received by it, or recovered from any Servicer, in connection with the operation of any REO Property in the Collection Account.

(c) The Master Servicer and the applicable Servicer, upon the final disposition of any REO Property, shall be entitled to reimbursement for any related unreimbursed Advances as well as any unpaid Master Servicing Fees or Servicing Fees from Liquidation Proceeds received in connection with the final disposition of such REO Property; provided, that (without limitation of any other right of reimbursement that the Master Servicer or any Servicer shall have hereunder) any such unreimbursed Advances as well as any unpaid Master Servicing Fees or Servicing Fees may be reimbursed or paid, as the case may be, prior to final disposition, out of any net rental income or other net amounts derived from such REO Property.

(d) The Liquidation Proceeds from the final disposition of the REO Property, net of any payment to the Master Servicer and the applicable Servicer as provided above, shall be deposited in the Collection Account on or prior to the Determination Date in the month following receipt thereof and be remitted by wire transfer in immediately available funds to the Trustee for deposit into the Certificate Account on the next succeeding Master Servicer Remittance Date.

Section 9.23. Notices to the Depositor and the Trustee

(a) The Master Servicer shall promptly notify the Trustee, the Sponsor and the Depositor (i) of any legal proceedings pending against the Master Servicer of the type described in Item 1117 (§ 229.1117) of Regulation AB and (ii) if the Master Servicer shall become (but only to the extent not previously disclosed) at any time an affiliate of any of the parties listed on Exhibit I to this Agreement. On or before March 1st of each year, the Depositor shall distribute the information in Exhibit I to the Master Servicer.

(b) Not later than three Business Days prior to the Distribution Date of each month, the Master Servicer shall provide to the Trustee, the Sponsor and the Depositor notice of the occurrence of any material modifications, extensions or waivers of terms, fees, penalties or payments relating to the Mortgage Loans during the related Collection Period or that have cumulatively become material over time (Item 1121(a)(11) of Regulation AB) along with all information, data, and materials related thereto as may be required to be included in the related Distribution Report on Form 10-D. The parties to this Agreement acknowledge that the performance by the Master Servicer of its duties under this Section 9.23(b) related to the timely preparation and delivery of such information is contingent upon each applicable Servicer strictly observing all requirements and deadlines in the performance of their duties under their related Servicing Agreements. The Master Servicer shall have no liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare and/or timely deliver all such information where such failure results from the Master Servicer’s inability or failure to obtain or receive, on a timely basis, any information from any Servicer needed to prepare or deliver such information, which failure does not result from the Master Servicer’s own negligence, bad faith or willful misconduct.

Section 9.24. Reports to the Trustee.

(a) Not later than 30 days after each Distribution Date, the Master Servicer shall forward to the Trustee a statement, deemed to have been certified by a Servicing Officer, setting forth the status of the Collection Account maintained by the Master Servicer as of the close of business on the related Distribution Date, indicating that all distributions required by this Agreement to be made by the Master Servicer have been made (or if any required distribution has not been made by the Master Servicer, specifying the nature and status thereof) and showing, for the period covered by such statement, the aggregate of deposits into and withdrawals from the Collection Account maintained by the Master Servicer. Copies of such statement shall be provided by the Master Servicer to the Depositor, Attention: Contract Finance, and, upon request, any Certificateholders (or by the Trustee at the Master Servicer’s expense if the Master Servicer shall fail to provide such copies (unless (i) the Master Servicer shall have failed to provide the Trustee with such statement or (ii) the Trustee shall be unaware of the Master Servicer’s failure to provide such statement)).

(b) Not later than two Business Days following each Distribution Date, the Master Servicer shall deliver to the Person designated by the Depositor, in a format consistent with other electronic loan level reporting supplied by the Master Servicer in connection with similar transactions, “loan level” information with respect to the Mortgage Loans as of the related Determination Date (including information on any Net Prepayment Interest Shortfalls), to the extent that such information has been provided to the Master Servicer by the Servicers or by the Depositor.

(c) All information, reports and statements prepared by the Master Servicer under this Agreement shall be based on information supplied to the Master Servicer by the Servicers without independent verification thereof and the Master Servicer shall be entitled to rely on such information.

Section 9.25. Assessment of Compliance and Attestation Reports.

(a) Assessment of Compliance

(i) By March 15 of each year, commencing in March 2008, the Master Servicer, the Paying Agent (if other than the Trustee) and the Trustee, each at its own expense, shall furnish, and shall cause any Servicing Function Participant engaged by it to furnish, each at its own expense, to the Sponsor, the Depositor, the Master Servicer and the Trustee, a report on an assessment of compliance with the Relevant Servicing Criteria that contains (A) a statement by such party of its responsibility for assessing compliance with the Relevant Servicing Criteria, (B) a statement that such party used the Servicing Criteria to assess compliance with the Relevant Servicing Criteria, (C) such party’s assessment of compliance with the Relevant Servicing Criteria as of and for the fiscal year covered by the Form 10-K required to be filed pursuant to Section 6.20(e), including, if there has been any material instance of noncompliance with the Relevant Servicing Criteria, a discussion of each such failure and the nature and status thereof, and (D) a statement that a registered public accounting firm has issued an attestation report on such party’s assessment of compliance with the Relevant Servicing Criteria as of and for such period. If the Trustee and the Paying Agent are the same party, the Relevant Servicing Criteria of the Paying Agent shall be included in the Trustee’s report.

(ii) When the Master Servicer, the Paying Agent (if other than the Trustee) and the Trustee (or any Servicing Function Participant engaged by it) submit their assessments to the Trustee, such parties will also at such time include the assessment (and attestation pursuant to subsection (b) of this Section 9.25) of each Servicing Function Participant engaged by it and shall indicate to the Trustee what Relevant Servicing Criteria will be addressed in any such reports prepared by any such Servicing Function Participant.

(iii) Promptly after receipt of each report on assessment of compliance, the Trustee shall confirm that the assessments, taken as a whole, address all applicable Servicing Criteria and taken individually address the Relevant Servicing Criteria (and disclose the inapplicability of the Servicing Criteria not determined to be Relevant Criteria) for each party as set forth on Exhibit Q and on any similar exhibit set forth in each Servicing Agreement in respect of each Servicer, and each Custodial Agreement in respect of each Custodian, and shall notify the Depositor of any exceptions. By way of clarification and for the avoidance of doubt, it is acknowledged that the Trustee shall rely exclusively on Exhibit Q and on any similar exhibit set forth in the Servicing Agreement and Custodial Agreement to determine such applicable Servicing Criteria and Relevant Servicing Criteria, as the case may be, and shall not otherwise be reporting on the content of or sufficiency of such assessments.

(b) Attestation Reports

(i) By March 15 of each year, commencing in March 2008, the Master Servicer, the Paying Agent (if other than the Trustee) and the Trustee, each at its own expense, shall cause, and each such party shall cause any Servicing Function Participant engaged by it to cause, each at its own expense, a registered public accounting firm (which may also render other services to the Master Servicer, the Paying Agent and the Trustee, as the case may be) that is a member of the American Institute of Certified Public Accountants to furnish a report to the Sponsor, the Depositor, the Master Servicer and the Trustee, to the effect that (A) it has obtained a representation regarding certain matters from the management of such party, which includes an assertion that such party has complied with the Relevant Servicing Criteria, and (B) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the PCAOB, it is expressing an opinion as to whether such party’s compliance with the Relevant Servicing Criteria was fairly stated in all material respects, or it cannot express an overall opinion regarding such party’s assessment of compliance with the Relevant Servicing Criteria. If the Trustee and the Paying Agent are the same party, the attestation report caused to be furnished by the Trustee shall also address the Relevant Servicing Criteria of the Paying Agent. In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion. Such report must be available for general use and not contain restricted use language.

(ii) Promptly after receipt of such report from the Master Servicer, the Paying Agent, the Trustee or any Servicing Function Participant engaged by such parties, the Trustee shall confirm that each assessment submitted pursuant subsection (a) of this Section 9.25 is coupled with an attestation meeting the requirements of this Section and notify the Depositor of any exceptions.

(c) The Trustee's, Paying Agent’s and the Master Servicer’s obligation to provide assessments of compliance and attestations under this Section 9.25 shall terminate upon the filing of a Form 15 suspension notice on behalf of the Trust Fund. Notwithstanding the foregoing after the occurrence of such event and provided the Depositor is not otherwise provided with such reports or copies of such reports, the Trustee and Paying Agent shall be obligated to provide a copy of such reports by March 15 of each year to the Depositor.

Section 9.26. Annual Statement of Compliance with Applicable Servicing Criteria.

(a) The Master Servicer shall deliver (and the Master Servicer shall cause any Additional Servicer engaged by it to deliver) to the Sponsor, the Depositor and the Trustee on or before March 15 of each year, commencing in March 2008, an Officer’s Certificate stating, as to the signer thereof, that (A) a review of such party’s activities during the preceding calendar year or portion thereof and of such party’s performance under this Agreement, or such other applicable agreement in the case of an Additional Servicer, has been made under such officer’s supervision and (B) to the best of such officer’s knowledge, based on such review, such party has fulfilled all its obligations under this Agreement, or such other applicable agreement in the case of an Additional Servicer, in all material respects throughout such year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

Copies of such statements shall be provided to any Certificateholder upon request, by the Master Servicer or by the Trustee at the Master Servicer’s expense if the Master Servicer failed to provide such copies (unless (i) the Master Servicer shall have failed to provide the Trustee with such statement or (ii) the Trustee shall be unaware of the Master Servicer’s failure to provide such statement).

(b) The Master Servicer shall give prompt written notice to the Trustee, the Sponsor and the Depositor of the appointment of any Subcontractor by it and a written description (in form and substance satisfactory to the Trustee, the Sponsor and the Depositor) of the role and function of each Subcontractor utilized by the Master Servicer, specifying (A) the identity of each such Subcontractor and (B) which elements of the Servicing Criteria set forth under Item 1122(d) of Regulation AB will be addressed in assessments of compliance provided by each such Subcontractor for which the Master Servicer does not elect to take responsibility for assessing compliance with the Servicing Criteria in accordance with Regulation AB Telephone Interpretation 17.06.

Section 9.27. Merger or Consolidation.

Any Person into which the Master Servicer may be merged or consolidated, or any Person resulting from any merger, conversion, other change in form or consolidation to which the Master Servicer shall be a party, or any Person succeeding to the business of the Master Servicer, shall be the successor to the Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or resulting Person to the Master Servicer shall be a Person that shall be qualified and approved to service mortgage loans for FNMA or FHLMC and shall have a net worth of not less than $15,000,000.

Section 9.28. Resignation of Master Servicer.

Except as otherwise provided in Sections 9.27 and 9.29 hereof, the Master Servicer shall not resign from the obligations and duties hereby imposed on it unless it determines that the Master Servicer’s duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it and cannot be cured. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel that shall be Independent to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee shall have assumed, or a successor master servicer acceptable to the Trustee shall have been appointed by the Trustee and until such successor shall have assumed, the Master Servicer’s responsibilities and obligations under this Agreement. Notice of such resignation shall be given promptly by the Master Servicer and the Depositor to the Trustee.

Section 9.29. Assignment or Delegation of Duties by the Master Servicer.

Except as expressly provided herein, the Master Servicer shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or delegate to or subcontract with, or authorize or appoint any Subservicer, Subcontractor or any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer hereunder; provided, however, that the Master Servicer shall have the right without the prior written consent of the Trustee, the Depositor or the Rating Agencies to delegate or assign to or subcontract with or authorize or appoint an Affiliate of the Master Servicer to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer hereunder. In no case, however, shall any such delegation, subcontracting or assignment to an Affiliate of the Master Servicer relieve the Master Servicer of any liability hereunder. Notice of such permitted assignment shall be given promptly by the Master Servicer to the Depositor and the Trustee. If, pursuant to any provision hereof, the duties of the Master Servicer are transferred to a successor master servicer, the entire amount of the Master Servicing Fees and other compensation payable to the Master Servicer pursuant hereto, including amounts payable to or permitted to be retained or withdrawn by the Master Servicer pursuant to Section 9.21 hereof, shall thereafter be payable to such successor master servicer.

The Master Servicer shall not permit a Subservicer to perform any master servicing responsibilities hereunder with respect to the Mortgage Loans unless that Subservicer first agrees in writing with such Master Servicer to deliver an assessment of compliance and an accountant’s attestation in such manner and at such times in compliance with Sections 9.25(a)(ii) and (b)(ii) of this Agreement.

Section 9.30. Limitation on Liability of the Master Servicer and Others.

(a) The Master Servicer undertakes to perform such duties and only such duties as are specifically set forth in this Agreement.

(b) No provision of this Agreement shall be construed to relieve the Master Servicer from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that the duties and obligations of the Master Servicer shall be determined solely by the express provisions of this Agreement, the Master Servicer shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement; no implied covenants or obligations shall be read into this Agreement against the Master Servicer and, in absence of bad faith on the part of the Master Servicer, the Master Servicer may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Master Servicer and conforming to the requirements of this Agreement.

(c) None of the Master Servicer, the Seller or the Depositor or any of the directors, officers, employees or agents of any of them shall be under any liability to the Trustee or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Master Servicer, the Seller or the Depositor or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in its performance of its duties or by reason of reckless disregard for its obligations and duties under this Agreement. The Master Servicer, the Seller and the Depositor and any director, officer, employee or agent of any of them shall be entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of his or its duties hereunder or by reason of reckless disregard of his or its obligations and duties hereunder. The Master Servicer, the Seller and the Depositor and any director, officer, employee or agent of any of them may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Master Servicer shall be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to master service the Mortgage Loans in accordance with this Agreement and that in its opinion may involve it in any expenses or liability; provided, however, that the Master Servicer may in its sole discretion undertake any such action that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund and the Master Servicer shall be entitled to be reimbursed therefor out of the Collection Account it maintains as provided by Section 4.02.

Section 9.31. Indemnification; Third-Party Claims.

The Master Servicer agrees to indemnify the Depositor, the Sponsor and the Trustee, and their respective officers, directors, agents and affiliates, and hold each of them harmless against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liability, fees and expenses that the Depositor, the Sponsor or the Trustee may sustain as a result of (a) any material breach by the Master Servicer of any if its obligations hereunder, including particularly its obligations to provide any reports under Section 9.25(a), Section 9.25(b), Section 9.26 or any information, data or materials required to be included in any Exchange Act report, (b) any material misstatement or omission in any information, data or materials provided by the Master Servicer, or (c) the negligence, bad faith or willful misconduct of the Master Servicer in connection with its performance hereunder, provided, however, that in no event shall the Master Servicer be liable for any special, consequential, indirect or punitive damages pursuant to this Section 9.31, even if advised of the possibility of such damages. The Depositor, the Sponsor and the Trustee shall immediately notify the Master Servicer if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling the Depositor, the Sponsor or the Trustee to indemnification hereunder, whereupon the Master Servicer shall assume the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Notwithstanding anything to the contrary contained herein, the Master Servicer shall not settle any claim involving any of the other parties hereto without such party’s prior written consent unless such settlement involves a complete and absolute release of such party from any and all liability in connection with such claim. This indemnification shall survive the termination of this Agreement or the termination of the Master Servicer as a party to this Agreement.

Section 9.32. Special Servicing of Delinquent Mortgage Loans.

If permitted under the terms of a Servicing Agreement, the Seller may appoint, pursuant to the terms of such Servicing Agreement and with the written consent of the Depositor, the Master Servicer and the Trustee, a special Servicer (the “Special Servicer”) to special service any Distressed Mortgage Loans. Any applicable termination fee related to the termination of a Servicer and the appointment of any Special Servicer shall be paid by the Mortgage Loan Seller from its own funds, without right of reimbursement from the Trust Fund. Any fees paid to any such Special Servicer shall not exceed the Servicing Fee Rate.

ARTICLE X

REMIC ADMINISTRATION

Section 10.01. REMIC Administration.

(a) As set forth in the Preliminary Statement hereto, the Trustee shall elect REMIC status in accordance with the REMIC Provisions with respect to each of the REMICs. The Trustee shall make such elections on Forms 1066 or other appropriate federal tax or information return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. For the purposes of such elections, each of the Interests in REMIC I, other than the Class LT-R Certificate, is hereby designated as a regular interest in REMIC I; each of the interests in REMIC II, other than the Class R-2 Interest, is hereby designated as a regular interest in REMIC II; and each Underlying REMIC Certificate and each Certificate (other than the Exchange Certificates and the Exchangeable Certificates, the Class P Components of the Class 12-A3 and Class 12-A8 Certificates, and the Class P, Class X, Class LT-R and Class R Certificates) are hereby designated as regular interests in REMIC III. In addition, the Class R-2 Interest is hereby designated as the sole residual interest in REMIC II and the Class R Certificate evidences ownership of the Class R-2 Interest, and is also hereby designated as the sole residual interest in REMIC III.

(b) The Closing Date is hereby designated as the “Startup Day” of each REMIC within the meaning of section 86OG(a)(9) of the Code. The latest possible maturity date for purposes of Treasury Regulation 1.86OG-1(a)(4) will be the Latest Possible Maturity Date.

(c) The Trustee shall pay any and all tax related expenses (not including taxes) of each REMIC, including but not limited to any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to such REMIC that involve the Internal Revenue Service or state tax authorities, but only to the extent that (i) such expenses are ordinary or routine expenses, including expenses of a routine audit but not expenses of litigation (except as described in (ii)); or (ii) such expenses or liabilities (including taxes and penalties) are attributable to the negligence or willful misconduct of the Trustee in fulfilling its duties hereunder (including its duties as tax return preparer). The Trustee shall be entitled to reimbursement of expenses to the extent provided in clause (i) above from the Certificate Account, provided, however, the Trustee shall not be entitled to reimbursement for expenses incurred in connection with the preparation of tax returns and Form SS-4 as required by Section 6.20 and this Section 10.01.

(d) The Trustee shall prepare, sign and file all of each REMIC’s federal and applicable state tax and information returns as such REMIC’s direct representative. As used in the previous sentence, “applicable state tax and information returns” shall mean such returns as may be required by the laws of any state, the applicability of which to the Trust Fund shall have been confirmed to the Trustee in writing either (i) by the delivery to the Trustee of an Opinion of Counsel to such effect, or (ii) by delivery to the Trustee of a written notification to such effect by the taxing authority of such state. The expenses of preparing and filing such returns shall be borne by the Trustee. If any Disqualified Organization acquires any Ownership Interest in a Residual Certificate, then the Trustee will upon request provide to the Internal Revenue Service, and to the persons specified in Sections 860E(e)(3) and (6) of the Code, such information as required in Section 860D(a)(6)(B) of the Code needed to compute the tax imposed under Section 860E(e) of the Code on transfers of residual interests to disqualified organizations. The Trustee shall be entitled to additional compensation from such person for the cost of providing such information.

(e) The Trustee shall perform on behalf of each REMIC all reporting and other tax compliance duties that are the responsibility of such REMIC under the Code, the REMIC Provisions, or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, if required by the Code, the REMIC Provisions, or other such guidance, the Trustee shall provide (i) to the Treasury or other governmental authority such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any disqualified person or organization and (ii) to the Certificateholders such information or reports as are required by the Code or the REMIC Provisions.

If, after the Closing Date, as a result of any changes to the Code, the REMIC Provisions, or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority, the Trustee shall have additional duties or obligations pursuant to this subsection (e), the Trustee shall be entitled to receive reasonable compensation for the performance of its duties under this subsection (e); provided, however, that such compensation shall not exceed $5,000 per year.

(f) The Trustee, the Master Servicer and the Holders of Certificates shall take any action within their respective control and scope of its duties or cause each REMIC to take any action necessary to create or maintain the status of such REMIC as a REMIC under the REMIC Provisions and shall assist each other as necessary to create or maintain such status. None of the Trustee, the Master Servicer or the Holder of any Residual Certificate shall take any action within their respective control, cause any REMIC to take any action or fail to take (or fail to cause to be taken) any action within its control and in the scope of its duties that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of any REMIC as a REMIC or (ii) result in the imposition of a tax upon any REMIC (including but not limited to the tax on prohibited transactions as defined in Code Section 860F(a)(2) and the tax on prohibited contributions set forth on Section 860G(d) of the Code) (either such event, an “Adverse REMIC Event”) unless the Trustee and the Master Servicer have received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such status or result in the imposition of such a tax. In addition, prior to taking any action with respect to any REMIC or the assets therein, or causing any REMIC to take any action, which is not expressly permitted under the terms of this Agreement any Holder of a Residual Certificate will consult with the Trustee and the Master Servicer, or their respective designees, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to any REMIC, and no such Person shall take any such action or cause any REMIC to take any such action as to which the Trustee or the Master Servicer has advised it in writing that an Adverse REMIC Event could occur.

(g) Each Holder of a Residual Certificate shall pay when due any and all taxes imposed on the related REMIC by federal or state governmental authorities. To the extent it has actual knowledge that such taxes were not paid by a Residual Certificateholder, the Trustee shall pay any remaining REMIC taxes out of current or future amounts otherwise distributable to the Holder of the Residual Certificate in such REMIC or, if no such amounts are available, out of other amounts held in the Certificate Account, and shall reduce amounts otherwise payable to holders of regular interests in such REMIC, as the case may be.

(h) The Trustee shall, for federal income tax purposes, maintain books and records with respect to each REMIC on a calendar year and on an accrual basis.

(i) No additional contributions of assets shall be made to any REMIC, except as expressly provided in this Agreement with respect to eligible substitute mortgage loans.

(j) Neither the Trustee nor the Master Servicer shall enter into any arrangement by which any REMIC will receive a fee or other compensation for services.

(k) Upon the request of any Rating Agency, the Trustee shall deliver to such Rating Agency an Officer’s Certificate stating, without regard to any actions taken by any party other than the Trustee, the Trustee’s compliance with the provisions of this Section 10.01 applicable to it.

Section 10.02. Prohibited Transactions and Activities.

None of the Depositor, the Master Servicer or the Trustee shall sell, dispose of, or substitute for any of the Mortgage Loans, except in a disposition pursuant to (i) the foreclosure of a Mortgage Loan, (ii) the bankruptcy of the Trust Fund, (iii) the termination of each REMIC pursuant to Article VII of this Agreement, (iv) a substitution pursuant to Article II of this Agreement or (v) a repurchase of Mortgage Loans pursuant to Article II of this Agreement, nor acquire any assets for any REMIC, nor sell or dispose of any investments in the Certificate Account for gain, nor accept any contributions to any REMIC after the Closing Date, unless it has received an Opinion of Counsel (at the expense of the party causing such sale, disposition, or substitution) that such disposition, acquisition, substitution, or acceptance will not (a) affect adversely the status of such REMIC as a REMIC or of the Certificates, other than the Residual and Class P Certificates, as the regular interests therein, (b) affect the distribution of interest or principal on the Certificates, (c) result in the encumbrance of the assets transferred or assigned to the Trust Fund (except pursuant to the provisions of this Agreement) or (d) cause such REMIC to be subject to a tax on prohibited transactions or prohibited contributions pursuant to the REMIC Provisions.

Section 10.03. Indemnification with Respect to Certain Taxes and Loss of REMIC Status.

In the event that a REMIC fails to qualify as a REMIC, loses its status as a REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due to the negligent performance by the Trustee of its duties and obligations set forth herein, the Trustee shall indemnify the Holder of the Residual Certificate against any and all losses, claims, damages, liabilities or expenses (“Losses”) resulting from such negligence; provided, however, that the Trustee shall not be liable for any such Losses attributable to the action or inaction of the Master Servicer, a Servicer, the Depositor, or the Holder of such Residual Certificate, as applicable, or for any such Losses resulting from misinformation provided by the Holder of such Residual Certificate on which the Trustee has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holder of such Residual Certificate now or hereafter existing at law or in equity. Notwithstanding the foregoing, however, in no event shall the Trustee have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement, (2) for any Losses other than arising out of a negligent performance by the Trustee its duties and obligations set forth herein, and (3) for any special or consequential damages to Certificateholders (in addition to payment of principal and interest on the Certificates).

Section 10.04. REO Property.

(a) Notwithstanding any other provision of this Agreement, the Master Servicer, acting on behalf of the Trustee hereunder, shall not (except to the extent provided in the applicable Servicing Agreement) permit any Servicer to, rent, lease, or otherwise earn income on behalf of any REMIC with respect to any REO Property which might cause such REO Property to fail to qualify as “foreclosure” property within the meaning of section 860G(a)(8) of the Code or result in the receipt by any REMIC of any “income from non-permitted assets” within the meaning of section 860F(a)(2) of the Code or any “net income from foreclosure property” which is subject to tax under the REMIC Provisions unless the Master Servicer has advised, or has caused the applicable Servicer to advise, the Trustee in writing to the effect that, under the REMIC Provisions, such action would not adversely affect the status of any REMIC as a REMIC and any income generated for any REMIC by the REO Property would not result in the imposition of a tax upon such REMIC.

(b) The Master Servicer shall make, or shall cause the applicable Servicer to make, reasonable efforts to sell any REO Property for its fair market value. In any event, however, the Master Servicer shall, or shall cause the applicable Servicer to, dispose of any REO Property within three years from the end of the calendar year of its acquisition by the Trust Fund unless the Master Servicer has received a grant of extension from the Internal Revenue Service to the effect that, under the REMIC Provisions and any relevant proposed legislation and under applicable state law, the REMIC may hold REO Property for a longer period without adversely affecting the REMIC status of such REMIC or causing the imposition of a Federal or state tax upon such REMIC. If such an extension has been received, then (a) the Master Servicer shall provide a copy of such extension to the Trustee and (b) the Master Servicer, acting on behalf of the Trust Fund, shall, or shall cause the applicable Servicer to, continue to attempt to sell the REO Property for its fair market value for such period longer than three years as such extension permits (the “Extended Period”). If the Master Servicer has not received such an extension, or the Master Servicer is acting on behalf of the Trust Fund hereunder, or the applicable Servicer is unable to sell the REO Property within 33 months after its acquisition by the Trust Fund or if an extension has been received and the Master Servicer acting on behalf of the Trust Fund hereunder, is unable to sell the REO Property within the period ending three months before the close of the Extended Period, the Master Servicer shall, or shall cause the applicable Servicer to, before the end of the three year period or the Extended Period, as applicable, (i) purchase such REO Property at a price equal to the REO Property’s fair market value or (ii) auction the REO Property to the highest bidder (which may be the Master Servicer) in an auction reasonably designed to produce a fair price prior to the expiration of the three-year period or the Extended Period, as the case may be.

ARTICLE XI

MISCELLANEOUS PROVISIONS

Section 11.01. Binding Nature of Agreement; Assignment.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 11.02. Entire Agreement.

This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

Section 11.03. Amendment.

(a) On or prior to a Section 7.01(c) Purchase Event, this Agreement may be amended from time to time by the Depositor, the Master Servicer and the Trustee, without notice to or the consent of any of the Holders, (i) to cure any ambiguity, (ii) to cause the provisions herein to conform to or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust Fund or this Agreement in any Offering Document; or to correct or supplement any provision herein which may be inconsistent with any other provisions herein, (iii) to make any other provisions with respect to matters or questions arising under this Agreement or with the provisions of any Servicing Agreement (iv) to add, delete, or amend any provisions to the extent necessary or desirable to comply with any requirements imposed by the Code and the REMIC Provisions. No such amendment effected pursuant to the preceding sentence shall, as evidenced by an Opinion of Counsel, adversely affect the status of any REMIC created pursuant to this Agreement, nor shall such amendment effected pursuant to clause (iii) of such sentence adversely affect in any material respect the interests of any Holder. Prior to entering into any amendment without the consent of Holders pursuant to this paragraph, the Trustee may require an Opinion of Counsel (at the expense of the party requesting such amendment) to the effect that such amendment is permitted under this paragraph. Any such amendment shall be deemed not to adversely affect in any material respect any Holder if the Trustee receives written confirmation from each Rating Agency that such amendment will not cause such Rating Agency to reduce, qualify or withdraw the then current rating assigned to the Certificates (and any Opinion of Counsel requested by the Trustee in connection with any such amendment may rely expressly on such confirmation as the basis therefor).

(b) On or prior to a Section 7.01(c) Purchase Event, this Agreement may also be amended from time to time by the Depositor, the Master Servicer and the Trustee with the consent of the Holders of not less than 66 2/3% of the Class Principal Amount (or Class Notional Amount or Percentage Interest) of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders; provided, however, that no such amendment shall be made unless the Trustee receives an Opinion of Counsel, at the expense of the party requesting the change, that such change will not cause an Adverse REMIC Event; and provided, further, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holder of such Certificate or (ii) reduce the aforesaid percentages of Class Principal Amount (or Class Notional Amount or Percentage Interest) of Certificates of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the Class Principal Amount (or Class Notional Amount) of each Class of Certificates affected thereby. For purposes of this paragraph, references to “Holder” or “Holders” shall be deemed to include, in the case of any Class of Book-Entry Certificates, the related Certificate Owners.

(c) After a Section 7.01(c) Purchase Event but on or prior to a Trust Fund Termination Event, this Agreement may be amended from time to time by the Depositor, the Master Servicer, the Trustee, the LTURI holder and the Trustee. Prior to entering into any amendment without the consent of Holders pursuant to this paragraph, the Trustee shall be provided with an Opinion of Counsel addressed to the Trustee (at the expense of the party requesting such amendment) to the effect that such amendment is permitted under this Section and will not result in an Adverse REMIC Event.

(d) Promptly after the execution of any such amendment, the Trustee shall furnish written notification of the substance of such amendment to each Holder, the Depositor and to the Rating Agencies.

(e) It shall not be necessary for the consent of Holders under this Section 11.03 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Holders shall be subject to such reasonable regulations as the Trustee may prescribe.

(f) Notwithstanding anything to the contrary in any Servicing Agreement, the Trustee shall not consent to any amendment of any Servicing Agreement unless (i) such amendment is effected pursuant to the standards provided in Section 11.03(a) or Section 11.03(b) with respect to amendment of this Agreement and (ii) except for a Permitted Servicing Amendment, any such amendment pursuant to Section 11.03(a)(iii) shall not be materially inconsistent with the provisions of such Servicing Agreement as evidenced by an Officer’s Certificate of the Depositor.

(g) Notwithstanding anything to the contrary in this Section 11.03, this Agreement may be amended from time to time by the Depositor, the Master Servicer and the Trustee to the extent necessary, in the judgment of the Depositor and its counsel, to comply with the Rules.

(h) Prior to the execution of any amendment to this Agreement, the Trustee shall be entitled to receive and rely upon an Opinion of Counsel addressed to it stating that the execution of such amendment is authorized or permitted by this Agreement. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee’s own rights, duties or immunities under this Agreement.

Section 11.04. Voting Rights.

Except to the extent that the consent of all affected Certificateholders is required pursuant to this Agreement, with respect to any provision of this Agreement requiring the consent of Certificateholders representing specified percentages of aggregate outstanding Certificate Principal Amount (or Notional Amount), Certificates owned by the Depositor, the Master Servicer, the Trustee or any Servicer or Affiliates thereof are not to be counted so long as such Certificates are owned by the Depositor, the Master Servicer, the Trustee or any Servicer or Affiliates thereof.

Section 11.05. Provision of Information.

(a) For so long as any of the Certificates of any Series or Class are “restricted securities” within the meaning of Rule 144(a)(3) under the Act, each of the Depositor and the Trustee agree to cooperate with each other to provide to any Certificateholders and to any prospective purchaser of Certificates designated by such Certificateholder, upon the request of such Certificateholder or prospective purchaser, any information required to be provided to such holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the Act. Any reasonable, out-of-pocket expenses incurred by the Trustee in providing such information shall be reimbursed by the Depositor.

(b) The Trustee will make available to any person to whom a Prospectus was delivered, upon the request of such person specifying the document or documents requested, (i) a copy (excluding exhibits) of any report on Form 8-K or Form 10-K filed with the Securities and Exchange Commission pursuant to Section 6.20(c) and (ii) a copy of any other document incorporated by reference in the Prospectus to the extent in the possession of the Trustee. Any reasonable out-of-pocket expenses incurred by the Trustee in providing copies of such documents shall be reimbursed by the Depositor.

(c) On each Distribution Date, the Trustee shall deliver or cause to be delivered by first class mail or make available on its website to the Depositor, Attention: Contract Finance, a copy of the report delivered to Certificateholders pursuant to Section 4.03.

Section 11.06. Governing Law.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 11.07. Notices.

All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given when delivered to such party at the relevant address, facsimile number or electronic mail address set forth below (or at such other address, facsimile number or electronic mail address as such party may designate from time to time by written notice in accordance with this Section 11.07): (a) in the case of the Depositor, Structured Asset Securities Corporation, 745 Seventh Avenue, 13th Floor, New York, New York 10019, Attention: Mortgage Finance, LMT 2007-5, (b) in the case of the Trustee, its Corporate Trust Office and (c) in the case of the Master Servicer, Aurora Loan Services LLC, 10350 Park Meadows Drive, Littleton, Colorado 80124; Attention: Master Servicing, or as to each party such other address as may hereafter be furnished by such party to the other parties in writing. Any notice required or permitted to be mailed to a Holder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.

Section 11.08. Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

Section 11.09. Indulgences; No Waivers.

Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

Section 11.10. Headings Not To Affect Interpretation.

(a) The headings contained in this Agreement are for convenience of reference only, and they shall not be used in the interpretation hereof.

Section 11.11. Benefits of Agreement.

Nothing in this Agreement or in the Certificates, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder and the Holders of the Certificates, any benefit or any legal or equitable right, power, remedy or claim under this Agreement, except to the extent specified in Sections 11.14 and 11.15.

Section 11.12. Special Notices to the Rating Agencies.

(a) The Depositor shall give prompt notice to the Rating Agencies of the occurrence of any of the following events of which it has notice:

(i) any amendment to this Agreement pursuant to Section 11.03;

(ii) any Assignment by the Master Servicer of its rights hereunder or delegation of its duties hereunder;

(iii) the occurrence of any Event of Default described in Section 6.14;

(iv) any notice of termination given to the Master Servicer pursuant to Section 6.14 and any resignation of the Master Servicer hereunder;

(v) the appointment of any successor to any Master Servicer pursuant to Section 6.14; and

(vi) the making of a final payment pursuant to Section 7.02.

(b) All notices to the Rating Agencies provided for this Section shall be in writing and sent by first class mail, telecopy or overnight courier, as follows:

If to S&P, to:

Standard & Poor’s Ratings Services
55 Water Street, 41st Floor
New York, New York 10041
Attention: Residential Mortgage Surveillance

If to Moody’s, to:

Moody’s Investors Service, Inc.
99 Church Street
New York, New York 10007
Attention: ABS Monitoring Department

If to Fitch, to:
Fitch Ratings
One State Street Plaza
New York, New York 10004
Attention: Residential Mortgages

(c) The Trustee shall provide or make available to the Rating Agencies reports prepared pursuant to Section 4.03. In addition, the Trustee shall, at the expense of the Trust Fund, make available to each Rating Agency such information as such Rating Agency may reasonably request regarding the Certificates or the Trust Fund, to the extent that such information is reasonably available to the Trustee.

Section 11.13. Counterparts.

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

Section 11.14. Transfer of Servicing.

The Seller agrees that it shall provide written notice to the Trustee and the Master Servicer thirty days prior to any transfer or assignment by the Seller of its rights under any Servicing Agreement or of the servicing thereunder or delegation of its rights or duties thereunder or any portion thereof to any Person other than the initial Servicer under any Servicing Agreement; provided, that (i) the Seller shall not be required to provide prior notice of any transfer of servicing that occurs within three months following the Closing Date to an entity that is a Servicer on the Closing Date or (ii) LBH or LBB shall be required to provide notice of any transfer of servicing rights by either of them to the other. In addition, the ability of the Seller to transfer or assign its rights and delegate its duties under any Servicing Agreement (other than a transfer of servicing rights between LBH and LBB) or to transfer the servicing thereunder to a successor servicer shall be subject to the following conditions:

(i) Such successor servicer must be qualified to service loans for FNMA or FHLMC;

(ii) Such successor servicer must satisfy a Servicer eligibility standards in the applicable Servicing Agreement, exclusive of any experience in mortgage loan origination, and must be reasonably acceptable to the Master Servicer, whose approval shall not be unreasonably withheld;

(iii) Such successor servicer must execute and deliver to the Trustee and the Master Servicer an agreement, in form and substance reasonably satisfactory to the Trustee and the Master Servicer, that contains an assumption by such successor servicer of the due and punctual performance and observance of each covenant and condition to be performed and observed by a Servicer under the applicable Servicing Agreement or, (i) in the case of a transfer of servicing to a party that is already a Servicer pursuant to this Agreement, an agreement to add the related Mortgage Loans to each Servicing Agreement already in effect with each Servicer and (ii) in the case of a transfer of servicing to a Special Servicer pursuant to Section 9.32 herein, a special servicing agreement in the form of that attached to each Servicing Agreement;

(iv) If the successor servicer is not a Servicer of Mortgage Loans at the time of transfer, there must be delivered to the Trustee a letter from each Rating Agency to the effect that such transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Certificates; and

(v) The Seller shall, at its cost and expense, take such steps, or cause the terminated Servicer to take such steps, as may be necessary or appropriate to effectuate and evidence the transfer of the servicing of the Mortgage Loans to such successor servicer, including, but not limited to, the following: (A) to the extent required by the terms of the Mortgage Loans and by applicable federal and state laws and regulations, the Seller shall cause the prior Servicer to timely mail to each obligor under a Mortgage Loan any required notices or disclosures describing the transfer of servicing of the Mortgage Loans to the successor servicer; (B) prior to the effective date of such transfer of servicing, the Seller shall cause the prior Servicer to transmit to any related insurer notification of such transfer of servicing; (C) on or prior to the effective date of such transfer of servicing, the Seller shall cause the prior Servicer to deliver to the successor servicer all Mortgage Loan Documents and any related records or materials; (D) on or prior to the effective date of such transfer of servicing, the Seller shall cause the prior Servicer to transfer to the successor servicer, or, if such transfer occurs after a Servicer Remittance Date but before the next succeeding Master Servicer Remittance Date, to the Master Servicer, all funds held by the applicable Servicer in respect of the Mortgage Loans; (E) on or prior to the effective date of such transfer of servicing, the Seller shall cause the prior Servicer to, after the effective date of the transfer of servicing to the successor servicer, continue to forward to such successor servicer, within one Business Day of receipt, the amount of any payments or other recoveries received by the prior Servicer, and to notify the successor servicer of the source and proper application of each such payment or recovery; and (F) the Seller shall cause the prior Servicer to, after the effective date of transfer of servicing to the successor servicer, continue to cooperate with the successor servicer to facilitate such transfer in such manner and to such extent as the successor servicer may reasonably request.

Section 11.15. Tax Treatment of the Class P Certificates.

It is the intent of the parties hereto that the segregated pool of assets consisting of any collections in respect of the Class P Distributable Amount payable to Class P Certificates constitutes, for federal income tax purposes, a grantor trust as described in Subpart E of Part I of Subchapter J of the Code and Treasury Regulation §301.7701-4(c)(2). The Trustee shall prepare, sign and file all of the tax returns in respect of such grantor trust. The expenses of preparing and filing such returns shall be borne by the Trustee without any right of reimbursement therefor. The Trustee shall comply with each such requirement by filing Form 1041.

IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers hereunto duly authorized as of the day and year first above written.

STRUCTURED ASSET SECURITIES CORPORATION, as Depositor

By:	/s/ Michael Hitzmann
Name: Michael Hitzmann Title: Senior Vice President

WELLS FARGO BANK, N.A., as Trustee

By:	/s/ Michael Pinzon
Name: Michael Pinzon Title: Vice President

AURORA LOAN SERVICES LLC, as Master Servicer

By:	/s/ Linda A. Sherman
Name: Linda A. Sherman Title: Senior Vice President

Solely for purposes of Sections 6.11 and 11.14, accepted and agreed to by:

LEHMAN BROTHERS HOLDINGS INC.

By: /s/ Ellen V. Kiernan

Name: Ellen V. Kiernan Title: Authorized Signatory

EXHIBIT A

FORMS OF CERTIFICATES

A-1

EXHIBIT B-1

FORM OF INITIAL CERTIFICATION

[Date]

Wells Fargo Bank, N.A.
P.O. Box 98
Columbia, Maryland 21046
Attention: Client Services Manager, LMT 2007-5
(or in the case of overnight deliveries,
9062 Old Annapolis Road
Columbia, Maryland 21045)

Structured Asset Securities Corporation
745 Seventh Avenue, 13th Floor
New York, New York 10019

Aurora Loan Services LLC
10350 Park Meadows Drive
Littleton, Colorado 80124

RE:
Trust Agreement dated as of May 1, 2007, (the “Trust Agreement”), among Structured Asset Securities Corporation, as Depositor, Aurora Loan Services LLC, as Master Servicer, and Wells Fargo Bank, N.A., as Trustee, with respect to Lehman Mortgage Trust Mortgage Pass-Through Certificates, Series 2007-5

Ladies and Gentlemen:

In accordance with Section 2.02(a) of the Trust Agreement, subject to review of the contents thereof, the undersigned, as Custodian on behalf of the Trustee, hereby certifies that it has received the documents listed in Section 2.01(b) of the Trust Agreement for each Mortgage File pertaining to each Mortgage Loan listed on Schedule A, to the Trust Agreement, subject to any exceptions noted on Schedule I hereto.

Capitalized words and phrases used herein and not otherwise defined herein shall have the respective meanings assigned to them in the Trust Agreement. This Certificate is subject in all respects to the terms of Section 2.02 of the Trust Agreement and the Trust Agreement sections cross-referenced therein.

[Custodian], on behalf of Wells Fargo Bank, N.A., as Trustee

By:
Name: Title:

B-1-1

EXHIBIT B-2

FORM OF INTERIM CERTIFICATION

[Date]

Wells Fargo Bank, N.A.
P.O. Box 98
Columbia, Maryland 21046
Attention: Client Services Manager, LMT 2007-5
(or in the case of overnight deliveries,
9062 Old Annapolis Road
Columbia, Maryland 21045)

Structured Asset Securities Corporation
745 Seventh Avenue, 13th Floor
New York, New York 10019

Aurora Loan Services LLC
10350 Park Meadows Drive
Littleton, Colorado 80124

RE:
Trust Agreement dated as of May 1, 2007, (the “Trust Agreement”), among Structured Asset Securities Corporation, as Depositor, Aurora Loan Services LLC, as Master Servicer, and Wells Fargo Bank, N.A., as Trustee, with respect to Lehman Mortgage Trust Mortgage Pass-Through Certificates, Series 2007-5

Ladies and Gentlemen:

In accordance with Section 2.02(b) of the Trust Agreement, the undersigned, as Custodian on behalf of the Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attachment hereto) it (or its custodian) has received the applicable documents listed in Section 2.01(b) of the Trust Agreement.

The undersigned hereby certifies that as to each Mortgage Loan identified on the Mortgage Loan Schedule, other than any Mortgage Loan listed on the attachment hereto, it has reviewed the documents listed above and has determined that each such document appears regular on its face and appears to relate to the Mortgage Loan identified in such document.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Trust Agreement. This Certificate is qualified in all respects by the terms of said Trust Agreement including, but not limited to, Section 2.02(b).

[Custodian], on behalf of Wells Fargo Bank, N.A., as Trustee

By:
Name: Title:

B-2-1

EXHIBIT B-3

FORM OF FINAL CERTIFICATION

[Date]

Wells Fargo Bank, N.A.
P.O. Box 98
Columbia, Maryland 21046
Attention: Client Services Manager, LMT 2007-5
(or in the case of overnight deliveries,
9062 Old Annapolis Road
Columbia, Maryland 21045)

Structured Asset Securities Corporation
745 Seventh Avenue, 13th Floor
New York, New York 10019

Aurora Loan Services LLC
10350 Park Meadows Drive
Littleton, Colorado 80124

Re:
Trust Agreement dated as of May 1, 2007, (the “Trust Agreement”), among Structured Asset Securities Corporation, as Depositor, Aurora Loan Services LLC, as Master Servicer, and Wells Fargo Bank, N.A., as Trustee, with respect to Lehman Mortgage Trust Mortgage Pass-Through Certificates, Series 2007-5

Ladies and Gentlemen:

In accordance with Section 2.02(d) of the Trust Agreement, the undersigned, as Custodian on behalf of the Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attachment hereto) it has received the applicable documents listed in Section 2.02(b) of the Trust Agreement.

The undersigned hereby certifies that as to each Mortgage Loan identified in the Mortgage Loan Schedule, other than any Mortgage Loan listed on Schedule I hereto, it has reviewed the documents listed above and has determined that each such document appears to be complete and, based on an examination of such documents, the information set forth in items (i) through (vi) of the definition of Mortgage Loan Schedule is correct.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Trust Agreement. This Certificate is qualified in all respects by the terms of said Trust Agreement.

[Custodian], on behalf of Wells Fargo Bank, N.A., as Trustee

By:
Name: Title:

B-3-1

EXHIBIT B-4

FORM OF ENDORSEMENT

Pay to the order of Wells Fargo Bank, N.A., as trustee (the “Trustee”) under the Trust Agreement dated as of May 1, 2007, (the “Trust Agreement”), among Structured Asset Securities Corporation, as Depositor, Aurora Loan Services LLC, as Master Servicer, and Wells Fargo Bank, N.A., as Trustee, relating to Lehman Mortgage Trust Mortgage Pass-Through Certificates, Series 2007-5, without recourse.

[current signatory on note]

By:
Name: Title:

B-4-1

EXHIBIT C

REQUEST FOR RELEASE OF DOCUMENTS AND RECEIPT

Date

[Addressed to Trustee
or, if applicable, custodian]

In connection with the administration of the mortgages held by you as Trustee under a certain Trust Agreement dated as of May 1, 2007, (the “Trust Agreement”), among Structured Asset Securities Corporation, as Depositor, Aurora Loan Services LLC, as Master Servicer, and you, as Trustee (the “Trust Agreement”), the undersigned Master Servicer hereby requests a release of the Mortgage File held by you as Trustee, or Custodian, as applicable, with respect to the following described Mortgage Loan for the reason indicated below.

Mortgagor’s Name:

Address:

Loan No.:

Reason for requesting file:

1. Mortgage Loan paid in full. (The Master Servicer hereby certifies that all amounts received in connection with the loan have been or will be credited to the Collection Account or the Certificate Account (whichever is applicable) pursuant to the Trust Agreement.)

2. The Mortgage Loan is being foreclosed.

3. Mortgage Loan substituted. (The Master Servicer hereby certifies that a Qualifying Substitute Mortgage Loan has been assigned and delivered to you along with the related Mortgage File pursuant to the Trust Agreement.)

4. Mortgage Loan repurchased. (The Master Servicer hereby certifies that the Purchase Price (or FPD Purchase Price (in the case of a First Payment Default Mortgage Loan)) has been credited to the Collection Account or the Certificate Account (whichever is applicable) pursuant to the Trust Agreement.)

5. Other. (Describe)

The undersigned acknowledges that the above Mortgage File will be held by the undersigned in accordance with the provisions of the Trust Agreement and will be returned to you within ten (10) days of our receipt of the Mortgage File, except if the Mortgage Loan has been paid in full, or repurchased or substituted for a Qualifying Substitute Mortgage Loan (in which case the Mortgage File will be retained by us permanently).

C-1

Capitalized terms used herein shall have the meanings ascribed to them in the Trust Agreement.

[Name of Master Servicer]

By:
Name: Title: Servicing Officer

C-2

EXHIBIT D-1

FORM OF RESIDUAL CERTIFICATE TRANSFER AFFIDAVIT (TRANSFEREE)

STATE OF	)
) ss.:
COUNTY OF	)

[NAME OF OFFICER], _________________ being first duly sworn, deposes and says:

1. That he [she] is [title of officer] ________________________ of [name of Purchaser] _________________________________________ (the “Purchaser”), a _______________________ [description of type of entity] duly organized and existing under the laws of the [State of __________] [United States], on behalf of which he [she] makes this affidavit.

2. That the Purchaser’s Taxpayer Identification Number is ______________.

3. That the Purchaser is not a “disqualified organization” within the meaning of Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended (the “Code”) and will not be a “disqualified organization” as of __________________ [date of transfer], and that the Purchaser is not acquiring a Residual Certificate (as defined in the Agreement) for the account of, or as agent (including a broker, nominee, or other middleman) for, any person or entity from which it has not received an affidavit substantially in the form of this affidavit.

4. That the Purchaser either (x) is not, and on __________________ [date of transfer] will not be, an employee benefit plan or other retirement arrangement subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Code (“Code”), (collectively, a “Plan”) or a person acting on behalf of any such Plan or investing the assets of any such Plan to acquire a Residual Certificate; (y) is an insurance company that is purchasing the Certificate with funds contained in an “insurance company general account” as defined in Section V(e) of Prohibited Transaction Class Exemption (“PTCE”) 95-60 and the purchase and holding of the Certificate are covered under Sections I and III of PTCE 95-60; or (z) herewith delivers to the Certificate Registrar an opinion of counsel satisfactory to the Trustee, and upon which the Trustee, the Certificate Registrar, the Master Servicer and the Depositor shall be entitled to rely, to the effect that the purchase or holding of such Residual Certificate by the Investor will not result in any non-exempt prohibited transactions under Title I of ERISA or Section 4975 of the Code and will not subject the Trustee, the Certificate Registrar, the Depositor or the Master Servicer to any obligation in addition to those undertaken by such entities in the Trust Agreement, which opinion of counsel shall not be an expense of the Trust Fund or any of the above parties.

5. That the Purchaser hereby acknowledges that under the terms of the Trust Agreement (the “Agreement”) dated as of May 1, 2007, among Structured Asset Securities Corporation, as Depositor, Aurora Loan Services LLC, as Master Servicer and Wells Fargo Bank, N.A., as Trustee, no transfer of a Residual Certificate shall be permitted to be made to any person unless the Depositor and the Certificate Registrar have received a certificate from such transferee containing the representations in paragraphs 3, 4 and 5 hereof.

D-1-1

6. That the Purchaser does not hold REMIC residual securities as nominee to facilitate the clearance and settlement of such securities through electronic book-entry changes in accounts of participating organizations (such entity, a “Book-Entry Nominee”).

7. That the Purchaser does not have the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to such Residual Certificate, and that the Purchaser has provided financial statements or other financial information requested by the transferor in connection with the transfer of the Residual Certificate in order to permit the transferor to assess the financial capability of the Purchaser to pay such taxes.

8. That the Purchaser will not transfer a Residual Certificate to any person or entity (i) as to which the Purchaser has actual knowledge that the requirements set forth in paragraph 3, paragraph 6 or paragraph 10 hereof are not satisfied or that the Purchaser has reason to believe does not satisfy the requirements set forth in paragraph 7 hereof, and (ii) without obtaining from the prospective Purchaser an affidavit substantially in this form and providing to the Certificate Registrar a written statement substantially in the form of Exhibit G to the Agreement.

9. That the Purchaser understands that, as the holder of a Residual Certificate, the Purchaser may incur tax liabilities in excess of any cash flows generated by the interest and that it intends to pay taxes associated with holding such Residual Certificate as they become due.

10. That the Purchaser (i) is a U.S. Person or (ii) is a Non-U.S. Person that holds a Residual Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Certificate Registrar with an effective Internal Revenue Service Form W-8 ECI (Certificate of Foreign Person’s Claim for exception From Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States) or successor form at the time and in the manner required by the Code. “Non-U.S. Person” means any person other than (i) a citizen or resident of the United States; (ii) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia; (iii) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury regulations); (iv) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; (v) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust; (vi) and, to the extent provided in Treasury regulations, certain trusts in existence prior to August 20, 1996 that are treated as United States persons prior to such date and elect to continue to be treated as United States persons.

D-1-2

11. That the Purchaser agrees to such amendments of the Trust Agreement as may be required to further effectuate the restrictions on transfer of any Residual Certificate to such a “disqualified organization,” an agent thereof, a Book-Entry Nominee, or a person that does not satisfy the requirements of paragraph 7 and paragraph 10 hereof.

12. That the Purchaser consents to the designation of the Trustee as its agent to act as “tax matters person” of the Trust Fund pursuant to the Trust Agreement.

D-1-3

IN WITNESS WHEREOF, the Purchaser has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [title of officer] this _____ day of __________, 20__.

[name of Purchaser]

By:
Name: Title:

Personally appeared before me the above-named [name of officer] ________________, known or proved to me to be the same person who executed the foregoing instrument and to be the [title of officer] _________________ of the Purchaser, and acknowledged to me that he [she] executed the same as his [her] free act and deed and the free act and deed of the Purchaser.

Subscribed and sworn before me this _____ day of __________, 20__.

NOTARY PUBLIC

_________________________________

COUNTY OF_____________________

STATE OF_______________________

My commission expires the _____ day of __________, 20__.

D-1-4

EXHIBIT D-2

FORM OF RESIDUAL CERTIFICATE TRANSFER AFFIDAVIT (TRANSFEROR)

[Date]

Re:	Lehman Mortgage Trust
Mortgage Pass-Through Certificates
Series 2007-5

_______________________ (the “Transferor”) has reviewed the attached affidavit of _____________________________ (the “Transferee”), and has no actual knowledge that such affidavit is not true and has no reason to believe that the information contained in paragraph 7 thereof is not true, and has no reason to believe that the Transferee has the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to a Residual Certificate. In addition, the Transferor has conducted a reasonable investigation at the time of the transfer and found that the Transferee had historically paid its debts as they came due and found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due.

Very truly yours,

Name: Title:

D-2-1

EXHIBIT E

LIST OF SERVICING AGREEMENT(S)

(a) Servicing Agreement dated as of May 1, 2007, among Aurora Loan Services LLC, as Master Servicer and Servicer, and Lehman Brothers Holdings Inc., as Seller, as acknowledged by Wells Fargo Bank, N.A., as Trustee.

(b) Reconstituted Servicing Agreement dated as of May 1, 2007, by and among IndyMac Bank, F.S.B., as Servicer, Lehman Brothers Holdings Inc., as Seller, and Aurora Loan Services LLC, as Master Servicer, and acknowledged by Wells Fargo Bank, N.A., as Trustee.

(c) Reconstituted Servicing Agreement dated as of May 1, 2007, by and among GreenPoint Mortgage Funding, Inc., as Servicer, Lehman Brothers Holdings Inc., as Seller, and Aurora Loan Services LLC, as Master Servicer, and acknowledged by Wells Fargo Bank, N.A., as Trustee.

(d) Reconstituted Servicing Agreement dated as of May 1, 2007, by and among National City Mortgage Co., as Servicer, Lehman Brothers Holdings Inc., as Seller, and Aurora Loan Services LLC, as Master Servicer, and acknowledged by Wells Fargo Bank, N.A., as Trustee

(e) Reconstituted Servicing Agreement dated as of May 1, 2007, by and among Countrywide Home Loans Servicing LP, as Servicer, Countrywide Home Loans, Inc., Lehman Brothers Holdings Inc., as Seller, and Aurora Loan Services LLC, as Master Servicer, and acknowledged by Wells Fargo Bank, N.A., as Trustee.

(f) Correspondent Servicing Agreement dated as of June 26, 2002 and amended as of October 27, 2006, by and among Colonial Savings, F.A., as Servicer, the Master Servicer and Lehman Brothers Bank, FSB, as supplemented by a Transfer Notice dated May 1, 2007, between the Servicer and Lehman Brothers Holdings Inc.

(g) Reconstituted Servicing Agreement dated as of May 1, 2007, by and among PHH Mortgage Corporation, as Servicer, Lehman Brothers Holdings Inc., as Seller, and Aurora Loan Services LLC, as Master Servicer, and acknowledged by Wells Fargo Bank, N.A., as Trustee.

E-1

EXHIBIT F

FORM OF RULE 144A TRANSFER CERTIFICATE

Re:	Lehman Mortgage Trust
Mortgage Pass-Through Certificates
Series 2007-5

Reference is hereby made to the Trust Agreement dated as of May 1, 2007, (the “Trust Agreement”), among Structured Asset Securities Corporation, as Depositor, Aurora Loan Services LLC, as Master Servicer, and Wells Fargo Bank, N.A., as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Trust Agreement.

This letter relates to $_________ initial Certificate Principal Amount of Class      Certificates which are held in the form of Definitive Certificates registered in the name of                                  (the “Transferor”). The Transferor has requested a transfer of such Definitive Certificates for Definitive Certificates of such Class registered in the name of [insert name of transferee].

In connection with such request, and in respect of such Certificates, the Transferor hereby certifies that such Certificates are being transferred in accordance with (i) the transfer restrictions set forth in the Trust Agreement and the Certificates and (ii) Rule 144A under the Securities Act to a purchaser that the Transferor reasonably believes is a “qualified institutional buyer” within the meaning of Rule 144A purchasing for its own account or for the account of a “qualified institutional buyer”, which purchaser is aware that the sale to it is being made in reliance upon Rule 144A, in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction.

This certificate and the statements contained herein are made for your benefit and the benefit of the Certificate Registrar, the Placement Agent and the Depositor.

[name of Purchaser]

By:
Name: Title:

Dated: __________________, ________

F-1

EXHIBIT G

FORM OF PURCHASER’S LETTER FOR
INSTITUTIONAL ACCREDITED INVESTOR

__________________
Date

Dear Sirs:

In connection with our proposed purchase of $______________ principal amount of Mortgage Pass-Through Certificates, Series 2007-5 (the “Restricted Certificates”) of Structured Asset Securities Corporation (the “Depositor”) which are held in the form of Definitive Certificates, we confirm that:

(1)
We understand that the Restricted Certificates have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Restricted Certificates within two years of the later of the date of original issuance of the Restricted Certificates or the last day on which such Restricted Certificates are owned by the Depositor or any affiliate of the Depositor (which includes the Placement Agent) we will do so only (A) to the Depositor, (B) to “qualified institutional buyers” (within the meaning of Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act (“QIBs”), (C) pursuant to the exemption from registration provided by Rule 144 under the Securities Act, or (D) to an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act that is not a QIB (an “Institutional Accredited Investor”) which, prior to such transfer, delivers to the Trustee under the Trust Agreement dated as of May 1, 2007, (the “Trust Agreement”), among Structured Asset Securities Corporation, as Depositor, Aurora Loan Services LLC, as Master Servicer, and Wells Fargo Bank, N.A., as Trustee, a signed letter in the form of this letter; and we further agree, in the capacities stated above, to provide to any person purchasing any of the Restricted Certificates from us a notice advising such purchaser that resales of the Restricted Certificates are restricted as stated herein.

(2)
We understand that, in connection with any proposed resale of any Restricted Certificates to an Institutional Accredited Investor, we will be required to furnish to the Certificate Registrar and the Depositor a certification from such transferee in the form hereof to confirm that the proposed sale is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. We further understand that the Restricted Certificates purchased by us will bear a legend to the foregoing effect.

(3)
We are acquiring the Restricted Certificates for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act and, in the case of the Class P Certificates, not as a middleman as that term is defined in Treasury Regulation Section 1.671-5(b)(10). We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Restricted Certificates, and we and any account for which we are acting are each able to bear the economic risk of such investment.

(4)
We are an Institutional Accredited Investor and we are acquiring the Restricted Certificates purchased by us for our own account or for one or more accounts (each of which is an Institutional Accredited Investor) as to each of which we exercise sole investment discretion.

(5)	We have received such information as we deem necessary in order to make our investment decision.

(6)
If we are acquiring ERISA-Restricted Certificates, we understand that in accordance with ERISA, the Code and the Exemption, no Plan and no person acting on behalf of such a Plan may acquire such Certificate except in accordance with Section 3.03(d) of the Trust Agreement.

Terms used in this letter which are not otherwise defined herein have the respective meanings assigned thereto in the Trust Agreement.

The Certificate Registrar and the Depositor are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[Purchaser]

By:
Name: Title:

EXHIBIT H

FORM OF ERISA TRANSFER AFFIDAVIT

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

The undersigned, being first duly sworn, deposes and says as follows:

1. The undersigned is the ______________________ of (the “Investor”), a [corporation duly organized] and existing under the laws of __________, on behalf of which he makes this affidavit.

2. The Investor either (x) is not, and on ___________ [date of transfer] will not be, an employee benefit plan or other retirement arrangement subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), (collectively, a “Plan”) or a person acting on behalf of any such Plan or investing the assets of any such Plan; (y) except with respect to the Class 12-A3, Class 12-A6, Class 12-A7 and Class 12-A8, if the Certificate has been the subject of an ERISA-Qualifying Underwriting, is an insurance company that is purchasing the Certificate with funds contained in an “insurance company general account” as defined in Section V(e) of Prohibited Transaction Class Exemption (“PTCE”) 95-60 and the purchase and holding of the Certificate are covered under Sections I and III of PTCE 95-60; or (z) except with respect to the 12-A3, Class 12-A6, Class 12-A7 and Class 12-A8, herewith delivers to the Certificate Registrar an opinion of counsel satisfactory to the Certificate Registrar, and upon which the Trustee, the Certificate Registrar, the Master Servicer and the Depositor shall be entitled to rely, to the effect that the purchase or holding of such Certificate by the Investor will not result in any non-exempt prohibited transactions under Title I of ERISA or Section 4975 of the Code and will not subject the Trustee, the Depositor, the Certificate Registrar or the Master Servicer to any obligation in addition to those undertaken by such entities in the Trust Agreement, which opinion of counsel shall not be an expense of the Trust Fund or any of the above parties.

3. The Investor hereby acknowledges that under the terms of the Trust Agreement dated as of May 1, 2007, (the “Agreement”), among Structured Asset Securities Corporation, as Depositor, Aurora Loan Services LLC, as Master Servicer, and Wells Fargo Bank, N.A., as Trustee, no transfer of the ERISA-Restricted Certificates shall be permitted to be made to any person unless the Depositor and Certificate Registrar have received a certificate from such transferee in the form hereof.

H-1

IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to proper authority, by its duly authorized officer, duly attested, this ____ day of _______________, 20__.
[Investor]

By:
Name: Title:

ATTEST:
___________________________

STATE OF	)
) ss.:
COUNTY OF	)

Personally appeared before me the above-named ___________________, known or proved to me to be the same person who executed the foregoing instrument and to be the _________________ of the Investor, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Investor.

Subscribed and sworn before me this _____ day of ___________ 20___.

NOTARY PUBLIC

My commission expires the ____ day of __________, 20__.
H-2

EXHIBIT I

TRANSACTION PARTIES

Depositor: Structured Asset Securities Corporation

Trustee:  Wells Fargo Bank, N.A.

Securities Administrator: N/A

Master Servicer:  Aurora Loan Services LLC

Credit Risk Manager: N/A

PMI Insurer(s): N/A

Interest Rate Swap Counterparty: N/A

Interest Rate Cap Counterparty: Lehman Brothers Special Financing Inc.

Servicer(s): Aurora Loan Services LLC, IndyMac Bank, F.S.B., Countrywide Home Loans Servicing, LP, GreenPoint Mortgage Funding, Inc., National City Mortgage Co., PHH Mortgage Corporation and Colonial Savings, F.A.

Primary Originator(s): Sovereign Bank, FSB, National City Mortgage Co., IndyMac Bank, F.S.B. and Lehman Brothers Bank, FSB.

Custodian(s): Deutsche Bank National Trust Company, LaSalle Bank National Association, Wells Fargo Bank, N.A. and U.S. Bank National Association

Sponsor and Seller: Lehman Brothers Holdings, Inc.

I-1

EXHIBIT J

CAP AGREEMENT

J-1

EXHIBIT K

CUSTODIAL AGREEMENTS

1.
Custodial Agreement dated as of May 1, 2007, between U.S. Bank National Association, as custodian, and Wells Fargo Bank, N.A. (“Wells Fargo”), as trustee, acknowledged by Structured Asset Securities Corporation (“SASCO”), as depositor, Aurora Loan Services LLC (“Aurora”), in its capacities as servicer and master servicer, GreenPoint Mortgage Funding, Inc., as servicer, National City Mortgage Co., as servicer and Countrywide Home Loans Servicing LP, as servicer

2.
Custodial Agreement dated as of May 1, 2007, between Deutsche Bank National Trust Company, as custodian, and Wells Fargo, as trustee, acknowledged by SASCO, as depositor, Aurora, in its capacities as servicer and master servicer and IndyMac Bank, F.S.B., as servicer

3.
Custodial Agreement dated as of May 1, 2007, between LaSalle Bank National Association, as custodian, and Wells Fargo, as trustee, acknowledged by SASCO, as depositor, Aurora, as master servicer and servicer and Colonial Savings, FA, as servicer

4.
Custodial Agreement dated as of May 1, 2007, between Wells Fargo Bank, N.A., as custodian, and Wells Fargo, as trustee, acknowledged by SASCO, as depositor, Aurora, as master servicer and servicer and PHH Mortgage Corporation, as servicer

K-1

EXHIBIT L-1

ADDITIONAL FORM 10-D DISCLOSURE
Item on Form 10-D	Party Responsible

Item 1: Distribution and Pool Performance Information
Information included in the Distribution Date Statement	Servicer(1) Master Servicer Trustee
Any information required by 1121 which is NOT included on the Distribution Date Statement	Depositor

Item 2: Legal Proceedings

Any legal proceeding pending against the following entities or their respective property, that is material to Certificateholders, including any proceedings known to be contemplated by governmental authorities:

• Issuing Entity (Trust Fund)	Trustee, Master Servicer and Depositor
• Sponsor (Seller)	Seller (if a party to the Trust Agreement) or Depositor
• Depositor	Depositor
• Trustee	Trustee
• Master Servicer	Master Servicer
• Custodian	Custodian(2)
• 1110(b) Originator	Depositor
• Any 1108(a)(2) Servicer (other than the Master Servicer or Trustee)	Servicer(1)
• Any other party contemplated by 1100(d)(1)	Depositor

Item 3: Sale of Securities and Use of Proceeds

Information from Item 2(a) of Part II of Form 10-Q:

With respect to any sale of securities by the sponsor, depositor or issuing entity, that are backed by the same asset pool or are otherwise issued by the issuing entity, whether or not registered, provide the sales and use of proceeds information in Item 701 of Regulation S-K. Pricing information can be omitted if securities were not registered.
Depositor

L-1-1

ADDITIONAL FORM 10-D DISCLOSURE
Item on Form 10-D	Party Responsible

Item 4: Defaults Upon Senior Securities

Information from Item 3 of Part II of Form 10-Q:

Report the occurrence of any Event of Default (after expiration of any grace period and provision of any required notice)
Trustee

Item 5: Submission of Matters to a Vote of Security Holders Information from Item 4 of Part II of Form 10-Q	Trustee

Item 6: Significant Obligors of Pool Assets Item 1112(b) - Significant Obligor Financial Information*	Depositor
* This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Item.

Item 7: Significant Enhancement Provider Information Item 1114(b)(2) - Credit Enhancement Provider Financial Information*
• Determining applicable disclosure threshold	Depositor
• Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference	Depositor
Item 1115(b) - Derivative Counterparty Financial Information*
• Determining current maximum probable exposure	Depositor
• Determining current significance percentage	Depositor
• Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference	Depositor
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.

Item 8: Other Information Disclose any information required to be reported on Form 8-K during the period covered by the Form 10-D but not reported	Any party responsible for the applicable Form 8-K Disclosure item

Item 9: Exhibits
Monthly Statement to Certificateholders	Trustee
Exhibits required by Item 601 of Regulation S-K, such as material agreements	Depositor

(1) This information to be provided pursuant to the applicable Servicing Agreement.

(2) This information to be provided pursuant to the applicable Custodial Agreement.

L-1-2

EXHIBIT L-2

ADDITIONAL FORM 10-K DISCLOSURE

Item on Form 10-K	Party Responsible

Item 1B: Unresolved Staff Comments	Depositor
Item 9B: Other Information Disclose any information required to be reported on Form 8-K during the fourth quarter covered by the Form 10-K but not reported	Any party responsible for disclosure items on Form 8-K

Item 15: Exhibits, Financial Statement Schedules	Depositor
Reg AB Item 1112(b): Significant Obligors of Pool Assets
Significant Obligor Financial Information*	Depositor
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Item.
Reg AB Item 1114(b)(2): Credit Enhancement Provider Financial Information
• Determining applicable disclosure threshold	Depositor
• Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference	Depositor
* This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.
Reg AB Item 1115(b): Derivative Counterparty Financial Information
• Determining current maximum probable exposure	Depositor
• Determining current significance percentage	Depositor
• Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference	Depositor
* This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.

L-2-1

ADDITIONAL FORM 10-K DISCLOSURE

Item on Form 10-K	Party Responsible

Reg AB Item 1117: Legal Proceedings

Any legal proceeding pending against the following entities or their respective property, that is material to Certificateholders, including any proceedings known to be contemplated by governmental authorities:

• Issuing Entity (Trust Fund)	Trustee, Master Servicer and Depositor
• Sponsor (Seller)	Seller (if a party to the Trust Agreement) or Depositor
• Depositor	Depositor
• Trustee	Trustee
• Master Servicer	Master Servicer
• Custodian	Custodian(1)
• 1110(b) Originator	Depositor
• Any 1108(a)(2) Servicer (other than the Master Servicer or Trustee)	Servicer(2)
• Any other party contemplated by 1100(d)(1)	Depositor
Reg AB Item 1119: Affiliations and Relationships
Whether (a) the Sponsor (Seller), Depositor or Issuing Entity is an affiliate of the following parties, and (b) to the extent known and material, any of the following parties are affiliated with one another:
Depositor as to (a)
• Master Servicer	Master Servicer
• Trustee	Trustee
• Any other 1108(a)(3) servicer	Servicer(2)
• Any 1110 Originator	Depositor
• Any 1112(b) Significant Obligor	Depositor
• Any 1114 Credit Enhancement Provider	Depositor
• Any 1115 Derivate Counterparty Provider	Depositor
• Any other 1101(d)(1) material party	Depositor
Whether there are any “outside the ordinary course business arrangements” other than would be obtained in an arm’s length transaction between (a) the Sponsor (Seller), Depositor or Issuing Entity on the one hand, and (b) any of the following parties (or their affiliates) on the other hand, that exist currently or within the past two years and that are material to a Certificateholder’s understanding of the Certificates:
Depositor as to (a)
• Master Servicer	Master Servicer
• Trustee	Depositor
• Any other 1108(a)(3) servicer	Servicer(2)
• Any 1110 Originator	Depositor

L-2-2

ADDITIONAL FORM 10-K DISCLOSURE

Item on Form 10-K	Party Responsible

• Any 1112(b) Significant Obligor	Depositor
• Any 1114 Credit Enhancement Provider	Depositor
• Any 1115 Derivate Counterparty Provider	Depositor
• Any other 1101(d)(1) material party	Depositor
Whether there are any specific relationships involving the transaction or the pool assets between (a) the Sponsor (Seller), Depositor or Issuing Entity on the one hand, and (b) any of the following parties (or their affiliates) on the other hand, that exist currently or within the past two years and that are material:
Depositor as to (a)
• Master Servicer	Master Servicer
• Trustee	Trustee
• Any other 1108(a)(3) servicer	Servicer(2)
• Any 1110 Originator	Depositor
• Any 1112(b) Significant Obligor	Depositor
• Any 1114 Credit Enhancement Provider	Depositor
• Any 1115 Derivate Counterparty Provider	Depositor
• Any other 1101(d)(1) material party	Depositor

(1) This information to be provided pursuant to the applicable Custodial Agreement.

(2) This information to be provided pursuant to the applicable Servicing Agreement.

L-2-3

EXHIBIT L-3

FORM 8-K DISCLOSURE INFORMATION

Item on Form 8-K	Party Responsible

Item 1.01- Entry into a Material Definitive Agreement

Disclosure is required regarding entry into or amendment of any definitive agreement that is material to the securitization, even if depositor is not a party.

Examples: servicing agreement, custodial agreement.

Note: disclosure not required as to definitive agreements that are fully disclosed in the prospectus
All parties (with respect to any agreement entered into by such party)

Item 1.02- Termination of a Material Definitive Agreement

Disclosure is required regarding termination of any definitive agreement that is material to the securitization (other than expiration in accordance with its terms), even if depositor is not a party.

Examples: servicing agreement, custodial agreement.
All parties (with respect to any agreement entered into by such party)

Item 1.03- Bankruptcy or Receivership Disclosure is required regarding the bankruptcy or receivership, with respect to any of the following:	Depositor
• Sponsor (Seller)	Depositor/Sponsor (Seller)
• Depositor	Depositor
• Master Servicer	Master Servicer
• Affiliated Servicer	Servicer(1)
• Other Servicer servicing 20% or more of the pool assets at the time of the report	Servicer(1)
• Other material servicers	Servicer(1)
• Trustee	Trustee
• Significant Obligor	Depositor
• Credit Enhancer (10% or more)	Depositor
• Derivative Counterparty	Depositor
• Custodian	Custodian(2)

L-3-1

FORM 8-K DISCLOSURE INFORMATION

Item on Form 8-K	Party Responsible

Item 2.04- Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

Includes an early amortization, performance trigger or other event, including event of default, that would materially alter the payment priority/distribution of cash flows/amortization schedule.

Disclosure will be made of events other than waterfall triggers which are disclosed in the monthly statements to the certificateholders.
Depositor Master Servicer Trustee Depositor

Item 3.03- Material Modification to Rights of Security Holders

Disclosure is required of any material modification to documents defining the rights of Certificateholders, including the Trust Agreement.
Trustee and Depositor

Item 5.03- Amendments of Articles of Incorporation or Bylaws; Change of Fiscal Year Disclosure is required of any amendment “to the governing documents of the issuing entity”.	Depositor

Item 6.01- ABS Informational and Computational Material	Depositor

Item 6.02- Change of Servicer or Trustee

Requires disclosure of any removal, replacement, substitution or addition of any master servicer, affiliated servicer, other servicer servicing 10% or more of pool assets at time of report, other material servicers or trustee.
Master Servicer/Depositor/ Servicer(1)/Trustee (as to itself and the Master Servicer)
Reg AB disclosure about any new servicer or master servicer is also required.	Servicer(1)/Master Servicer/Depositor
Reg AB disclosure about any new Trustee is also required.	Successor Trustee

Item 6.03- Change in Credit Enhancement or External Support
Covers termination of any enhancement in manner other than by its terms, the addition of an enhancement, or a material change in the enhancement provided. Applies to external credit enhancements as well as derivatives.
Depositor/Trustee
Reg AB disclosure about any new enhancement provider is also required.	Depositor

L-3-2

FORM 8-K DISCLOSURE INFORMATION

Item on Form 8-K	Party Responsible

Item 6.04- Failure to Make a Required Distribution	Trustee

Item 6.05- Securities Act Updating Disclosure

If any material pool characteristic differs by 5% or more at the time of issuance of the securities from the description in the final prospectus, provide updated Reg AB disclosure about the actual asset pool.
Depositor
If there are any new servicers or originators required to be disclosed under Regulation AB as a result of the foregoing, provide the information called for in Items 1108 and 1110 respectively.	Depositor

Item 7.01- Reg FD Disclosure	All parties

Item 8.01- Other Events Any event, with respect to which information is not otherwise called for in Form 8-K, that the registrant deems of importance to certificateholders.	Depositor

Item 9.01- Financial Statements and Exhibits	Responsible party for reporting/disclosing the financial statement or exhibit

(1) This information to be provided pursuant to the applicable Servicing Agreement.

(2) This information to be provided pursuant to the applicable Custodial Agreement.

L-3-3

EXHIBIT L-4

ADDITIONAL DISCLOSURE NOTIFICATION

Wells Fargo Bank, N.A., as Trustee
9062 Old Annapolis Road
Columbia, Maryland 21045
Attn: Client Services Manager - LMT 2007-5 - SEC Report Processing

RE: **Additional Form [10-D][10-K][8-K] Disclosure** Required

Ladies and Gentlemen:

In accordance with Section [   ] of the Trust Agreement, dated as of May 1, 2007, by and among Structured Asset Securities Corporation, as Depositor, Aurora Loan Services LLC, as Master Servicer, Wells Fargo Bank, N.A., as Trustee, the undersigned, as [         ], hereby notifies you that certain events have come to our attention that [will] [may] need to be disclosed on Form [10-D][10-K][8-K].

Description of Additional Form [10-D][10-K][8-K] Disclosure:

List of any Attachments hereto to be included in the Additional Form [10-D][10-K][8-K] Disclosure:

Any inquiries related to this notification should be directed to [                      ], phone number: [                ]; email address: [                                         ].

[NAME OF PARTY], as [role]

By:
Name: Title:

L-4-1

cc:	Structured Asset Securities Corporation 745 Seventh Avenue, 13th Floor New York, New York 10019 Attention: Mortgage Finance, LMT 2007-5

L-4-2

EXHIBIT M

MONTHLY ELECTRONIC DATA TRANSMISSION

M-1

EXHIBIT N-1

FORM OF TRANSFER CERTIFICATE FOR TRANSFER
FROM RESTRICTED GLOBAL SECURITY TO REGULATION S
GLOBAL SECURITY PURSUANT TO SECTION 3.03(h)(B)

Re:	Lehman Mortgage Loan Trust, Mortgage Pass-Through Certificates, Series 2007-5

Reference is hereby made to the Trust Agreement dated as of May 1, 2007, (the “Agreement”), among Structured Asset Securities Corporation, as Depositor, Aurora Loan Services LLC, as Master Servicer, and Wells Fargo Bank, N.A., as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

This letter relates to U.S. $                             aggregate principal amount of Securities which are held in the form of a Restricted Global Security with DTC in the name of [name of transferor]                                                        (the “Transferor”) to effect the transfer of the Securities in exchange for an equivalent beneficial interest in a Regulation S Global Security.

In connection with such request, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Agreement and the Securities and in accordance with Rule 904 of Regulation S, and that:

a. the offer of the Securities was not made to a person in the United States;

b. at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States;

c. no directed selling efforts have been made in contravention of the requirements of Rule 903 or 904 of Regulation S, as applicable;

d. the transaction is not part of a plan or scheme to evade the registration requirements of the United States Securities Act of 1933, as amended; and

e.  the transferee is not a U.S. person (as defined in Regulation S).

The Certificate Registrar is entitled to rely upon this letter and is irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

[Name of Transferor]

By:
Name: Title:

Date:                                   ,

N-1-1

EXHIBIT N-2

FORM OF TRANSFER CERTIFICATE FOR TRANSFER
FROM REGULATION S GLOBAL SECURITY TO
RESTRICTED GLOBAL SECURITY PURSUANT TO SECTION 3.03(h)(C)

Re: Lehman Mortgage Trust Mortgage Pass-Through Certificates, Series 2007-5

Reference is hereby made to the Trust Agreement dated as of May 1, 2007, (the “Agreement”), among Structured Asset Securities Corporation, as Depositor, Aurora Loan Services LLC, as Master Servicer, and Wells Fargo Bank, N.A., as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

This letter relates to U.S. $                             aggregate principal amount of Securities which are held in the form of a Regulations S Global Security in the name of [name of transferor]                                                        (the “Transferor”) to effect the transfer of the Securities in exchange for an equivalent beneficial interest in a Restricted Global Security.

In connection with such request, and in respect of such Securities, the Transferor does hereby certify that such Securities are being transferred in accordance with (i) the transfer restrictions set forth in the Agreement and the Securities and (ii) Rule 144A under the United States Securities Act of 1933, as amended, to a transferee that the Transferor reasonably believes is purchasing the Securities for its own account or an account with respect to which the transferee exercises sole investment discretion, the transferee and any such account is a qualified institutional buyer within the meaning of Rule 144A, in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.

The Certificate Registrar is entitled to rely upon this letter and is irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Name of Transferor]

By:
Name: Title:

Date:                                     ,

N-2-1

EXHIBIT O

SENIOR PRINCIPAL PRIORITIES

To the Senior Certificates related to a Collateral Group (other than any related Interest-Only Certificates), to the extent of the remaining Available Distribution Amount for the related Collateral Group, in reduction of their Class Principal Amounts, concurrently, as follows:

(i) to the Class PO1 Certificates, from the Available Distribution Amount for Collateral Group PO1, in an amount up to the Senior Principal Distribution Amount for Collateral Group PO1, until the Class Principal Amount thereof has been reduced to zero;

(ii) to the Class AP2 Certificates, from the Available Distribution Amount for Collateral Group PO2, in an amount up to the related AP Principal Distribution Amount, until the Class Principal Amount thereof has been reduced to zero;

(iii) to the Class AP3 Certificates, from the Available Distribution Amount for Collateral Group PO3, in an amount up to the related AP Principal Distribution Amount, until the Class Principal Amount thereof has been reduced to zero;

(iv) to the Class 1-A1, Class 1-A3, Class 1-A4, Class 1-A6, Class 1-A8, Class 1-A9, Class 1-A10, Class 1-A11 and Class 1-A12 Certificates, from the Available Distribution Amount for Collateral Group 1, in an amount up to the Senior Principal Distribution Amount for Collateral Group 1, in the following order of priority :

(A) on each Distribution Date occurring in or after June 2012, pro rata, to the Class 1-A6, Class 1-A8 and Class 1-A12 Certificates, based on their respective Class Principal Amounts, the related Group 1 Priority Amount for such Distribution Date, until the Class Principal Amount of each such Class has been reduced to zero;

(B) on each Distribution Date occurring in or after June 2012, pro rata, to the Class 1-A3 and Class 1-A4 Certificates, based on their respective Class Principal Amounts, the related Group 1 Priority Amount for such Distribution Date, until the Class Principal Amount of each such Class has been reduced to zero;

(C) the lesser of (x) the amount remaining after distributions pursuant to clause (iv)(B) above and (y) $1,000, to the Class 1-A1 and Class 1-A9 Certificates, pro rata, based on their respective Class Principal Amounts, until the Class Principal Amount of each such Class has been reduced to zero;

(D) the lesser of (x) the amount remaining after distributions pursuant to clause (iv)(C) above and (y) $952,000, to the Class 1-A10 and Class 1-A11 Certificates, pro rata, based on their respective Class Principal Amounts, until the Class Principal Amount of each such Class has been reduced to zero;

(E) to the Class 1-A1 and Class 1-A9 Certificates, pro rata, based on their respective Class Principal Amounts, until the Class Principal Amount of each such Class has been reduced to zero;

(F) to the Class 1-A10 and Class 1-A11 Certificates, pro rata, based on their respective Class Principal Amounts, until the Class Principal Amount of each such Class has been reduced to zero;

(G) to the Class 1-A3 and Class 1-A4 Certificates without regard to the related Group 1 Priority Amount, pro rata, based on their respective Class Principal Amounts, until the Class Principal Amount of each such Class has been reduced to zero; and

(H) to the Class 1-A6, Class 1-A8 and Class 1-A12 Certificates without regard to the related Group 1 Priority Amount, pro rata, based on their respective Class Principal Amounts, until the Class Principal Amount of each such Class has been reduced to zero;

(v) pro rata, to the Class 2-A3 and Class 2-A4 Certificates, based on their respective Class Principal Amounts, from the Available Distribution Amount for Collateral Group 2, in an amount up to the Senior Principal Distribution Amount for Collateral Group 2, until the Class Principal Amount of each such Class has been reduced to zero;

(vi) to the Class 3-A1, Class 3-A2, Class 3-A5, Class 3-A7, Class 3-A8, Class 3-A9 and Class 3-A10 Certificates, from the Available Distribution Amount for Collateral Group 3, in an amount up to the Senior Principal Distribution Amount for Collateral Group 3, in the following order of priority:

(A) on each Distribution Date occurring in or after June 2012, pro rata, to the Class 3-A7 and Class 3-A8 Certificates, based on their respective Class Principal Amounts, the related Group 3 Priority Amount for such Distribution Date, until the Class Principal Amount of each such Class has been reduced to zero;

(B) on each Distribution Date occurring in or after June 2012, pro rata, to the Class 3-A9 and Class 3-A10 Certificates, based on their respective Class Principal Amounts, the related Group 3 Priority Amount for such Distribution Date, until the Class Principal Amount of each such Class has been reduced to zero;

(C) the lesser of (x) the amount remaining after distributions pursuant to clause (vi)(B) above and (y) $1,000, to the Class 3-A1 and Class 3-A5 Certificates, sequentially, until the Class Principal Amount of each such Class has been reduced to zero;

(D) the lesser of (x) the amount remaining after distributions pursuant to clause (vi)(C) above and (y) $981,500, to the Class 3-A2 Certificates, until the Class Principal Amount thereof has been reduced to zero;

(E) to the Class 3-A1 and Class 3-A5 Certificates, sequentially, until the Class Principal Amount of each such Class has been reduced to zero;

(F) to the Class 3-A2 Certificates, until the Class Principal Amount thereof has been reduced to zero;

(G) to the Class 3-A9 and Class 3-A10 Certificates without regard to the related Group 3 Priority Amount, pro rata, based on their respective Class Principal Amounts, until the Class Principal Amount of each such Class has been reduced to zero; and

(H) to the Class 3-A7 and Class 3-A8 Certificates without regard to the related Group 3 Priority Amount, pro rata, based on their respective Class Principal Amounts, until the Class Principal Amount of each such Class has been reduced to zero;

(vii) pro rata, to the Class 4-A2 and Class 4-A4 Certificates, based on their respective Class Principal Amounts, from the Available Distribution Amount for Collateral Group 4, in an amount up to the Senior Principal Distribution Amount for Collateral Group 4, until the Class Principal Amount of each such Class has been reduced to zero;

(viii) to the Class 5-A1 Certificates, from the Available Distribution Amount for Collateral Group 5, in an amount up to the Senior Principal Distribution Amount for Collateral Group 5, until the Class Principal Amount thereof has been reduced to zero;

(ix) pro rata, to the Class 7-A4 and Class 7-A5 Certificates, based on their respective Class Principal Amounts, from the Available Distribution Amount for Collateral Group 7, in an amount up to the Senior Principal Distribution Amount for Collateral Group 7, until the Class Principal Amount of each such Class has been reduced to zero;

(x) pro rata, to the Class 8-A4 and Class 8-A5 Certificates, based on their respective Class Principal Amounts, from the Available Distribution Amount for Collateral Group 8, in an amount up to the Senior Principal Distribution Amount for Collateral Group 8, until the Class Principal Amount of each such Class has been reduced to zero;

(xi) pro rata, to the Class 9-A2 and Class 9-A3 Certificates, based on their respective Class Principal Amounts, from the Available Distribution Amount for Collateral Group 9, in an amount up to the Senior Principal Distribution Amount for Collateral Group 9, until the Class Principal Amount of each such Class has been reduced to zero;

(xii) pro rata, to the Class 10-A4 and Class 10-A5 Certificates, based on their respective Class Principal Amounts, from the Available Distribution Amount for Collateral Group 10, in an amount up to the Senior Principal Distribution Amount for Collateral Group 10, until the Class Principal Amount of each such Class has been reduced to zero;

(xiii) to the Class 11-A1, Class 11-A2 and Class R Certificates, from the Available Distribution Amount for Collateral Group 11, in an amount up to the Senior Principal Distribution Amount for Collateral Group 11, sequentially, in the following order of priority:

(A) to the Class R Certificates, until the Class Principal Amount thereof has been reduced to zero;

(B) pro rata, to the Class 11-A1 and Class 11-A2 Certificates, based on their respective Class Principal Amounts, until the Class Principal Amount of each such Class has been reduced to zero; and

(xiv) pro rata, to the Class 12-A4 and Class 12-A5 Certificates, based on their respective Class Principal Amounts, from the Available Distribution Amount for Collateral Group 12, in an amount up to the Senior Principal Distribution Amount for Collateral Group 12, until the Class Principal Amount of each such Class has been reduced to zero;

EXHIBIT P

FORM OF BACK-UP CERTIFICATION

Structured Asset Securities Corporation
745 Seventh Avenue, 13th Floor
New York, New York 10019
Attention: Mortgage Finance, LMT 2007-5

Aurora Loan Services LLC
10350 Park Meadows Drive
Littleton, Colorado 80124

Re:	Lehman Mortgage Trust Mortgage Pass-Through Certificates, Series 2007-5

The Trustee hereby certifies to the Depositor and the Master Servicer, and their respective officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

(1) I have reviewed the annual report on Form 10-K for the fiscal year [____] (the “Annual Report”), and all reports on Form 10-D required to be filed in respect of period covered by the Annual Report (collectively with the Annual Report, the “Reports”), of the Trust;

(2) To my knowledge, (a) the Reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Annual Report, and (b) the Trustee’s assessment of compliance and related attestation report referred to below, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by such assessment of compliance and attestation report;

(3) To my knowledge, the distribution information required to be provided by the Trustee under the Trust Agreement for inclusion in the Reports is included in the Reports;

(4) I am responsible for reviewing the activities performed by the Trustee under the Trust Agreement, and based on my knowledge and the compliance review conducted in preparing the assessment of compliance of the Trustee required by the Trust Agreement, and except as disclosed in the Reports, the Trustee has fulfilled its obligations under the Trust Agreement in all material respects; and

(5) The report on assessment of compliance with servicing criteria applicable to the Trustee for asset-backed securities of the Trustee and each Subcontractor utilized by the Trustee and related attestation report on assessment of compliance with servicing criteria applicable to it required to be included in the Annual Report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 has been included as an exhibit to the Annual Report. Any material instances of non-compliance are described in such report and have been disclosed in the Annual Report.

P-1

In giving the certifications above, the Trustee has reasonably relied on information provided to it by the following unaffiliated parties: [names of servicer(s), master servicer, subservicer(s), depositor, custodian(s)]

Date: _______________________

Wells Fargo Bank, N.A., as Trustee

[Signature]
[Title]

P-2

EXHIBIT Q

FORM OF CERTIFICATION REGARDING SERVICING CRITERIA TO BE ADDRESSED IN REPORT ON ASSESSMENT OF COMPLIANCE

Reg AB Reference	Servicing Criteria	Paying Agent (including the Trustee if acting as Paying Agent)	Master Servicer	Trustee

General Servicing Considerations

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.		X

1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.

1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.		X

1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
X

Cash Collection and Administration

1122(d)(2)(i)
Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
		X	X	X

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X	X

1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
X

Reg AB Reference	Servicing Criteria	Paying Agent (including the Trustee if acting as Paying Agent)	Master Servicer	Trustee

1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of over collateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
		X	X	X

1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
X

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X	X

1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
		X	X

Investor Remittances and Reporting

1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the Servicer.
			X	X

Reg AB Reference	Servicing Criteria	Paying Agent (including the Trustee if acting as Paying Agent)	Master Servicer	Trustee

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X	X	X

1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X	X

1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X	X

Pool Asset Administration

1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.

1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements

1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.

1122(d)(4)(iv)
Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.

1122(d)(4)(v)	The Servicer’s records regarding the pool assets agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.

Reg AB Reference	Servicing Criteria	Paying Agent (including the Trustee if acting as Paying Agent)	Master Servicer	Trustee

1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor's pool assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
X

1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
X

1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.

1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.

Reg AB Reference	Servicing Criteria	Paying Agent (including the Trustee if acting as Paying Agent)	Master Servicer	Trustee

1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.		X

1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.			X

EXHIBIT R

FORM OF EXCHANGE TRUST AGREEMENT

R-1

EXHIBIT S

CLASS TABLE

		Class Principal or		Summary Interest Rate Formula Subject to:			Interest
Class	Collateral Group	Notional Amount	Summary Interest Rate Formula	Minimum Rate	Maximum Rate	Exchange/Exchangeable	Accrual Convention	Minimum Denomination
AX1	2	$ 2,752,024(1)	6.0000%	Not Applicable	Not Applicable	Not Applicable	30/360	$1,000,000
PO1	PO1	$ 411,000	0.0000%	Not Applicable	Not Applicable	Not Applicable	Not Applicable	$ 100,000
1-A1	1	$ 24,917,000	LIBOR + 0.6500%	0.6500%	5.7500%	Not Applicable	30/360	$ 100,000
1-A2	1	$ 21,966,000	5.7500%	Not Applicable	Not Applicable	Exchangeable	30/360	$ 100,000
1-A3	1	$ 23,000,000	5.7500%	Not Applicable	Not Applicable	Not Applicable	30/360	$ 100,000
1-A4	1	$ 14,430,500	5.7500%	Not Applicable	Not Applicable	Not Applicable	30/360	$ 100,000
1-A5	1	$ 67,374,500	5.7500%	Not Applicable	Not Applicable	Not Applicable	30/360	$ 100,000
1-A6	1	$ 20,511,000	5.7500%	Not Applicable	Not Applicable	Exchange(7)	30/360	$ 100,000
1-A7	1	$ 44,917,000(1)	5.1000% - LIBOR	0.0000%	5.1000%	Not Applicable	30/360	$1,000,000
1-A8	1	$ 4,455,000	5.7500%	Not Applicable	Not Applicable	Not Applicable	30/360	$ 100,000
1-A9	1	$ 20,000,000	LIBOR + 0.6500%	0.6500%	5.7500%	Not Applicable	30/360	$ 100,000
1-A10	1	$ 62,919,500	5.7500%	Not Applicable	Not Applicable	Exchange(7)	30/360	$ 100,000
1-A11	1	$ 4,455,000	5.7500%	Not Applicable	Not Applicable	Exchange(7)	30/360	$ 100,000
1-A12	1	$ 1,455,000	5.7500%	Not Applicable	Not Applicable	Exchange(7)	30/360	$ 100,000
2-A1	2	$156,289,000	LIBOR + 0.3300%	0.3300%	7.0000%	Exchangeable	30/360	$ 100,000
2-A2	2	$156,289,000(1)	6.6700% - LIBOR	0.0000%	6.6700%	Not Applicable	30/360	$1,000,000
2-A3	2	$145,959,000	LIBOR + 0.3300%	0.3300%	7.0000%	Exchange(7)	30/360	$ 100,000
2-A4	2	$ 10,330,000	LIBOR + 0.3300%	0.3300%	7.0000%	Exchange(7)	30/360	$ 100,000
AP2	PO2	$ 2,253,317	0.0000%	Not Applicable	Not Applicable	Not Applicable	Not Applicable	$ 100,000
AX2	8	$ 6,053,242(1)	6.0000%	Not Applicable	Not Applicable	Not Applicable	30/360	$1,000,000
3-A1	3	$ 59,211,000	LIBOR + 0.6000%	0.6000%	5.0000%	Not Applicable	30/360	$ 100,000
3-A2	3	$ 72,491,000	5.0000%	Not Applicable	Not Applicable	Not Applicable	30/360	$ 100,000
3-A3	3	$ 27,364,000	5.0000%	Not Applicable	Not Applicable	Not Applicable	30/360	$ 100,000
3-A4	3	$ 23,259,000	5.0000%	Not Applicable	Not Applicable	Exchangeable	30/360	$ 100,000
3-A5	3	$ 100,000	5.0000%	Not Applicable	Not Applicable	Not Applicable	30/360	$ 100,000
3-A6	3	$ 59,211,000(1)	4.4000% - LIBOR	0.0000%	4.4000%	Not Applicable	30/360	$1,000,000
3-A7	3	$ 26,234,000	5.0000%	Not Applicable	Not Applicable	Exchange(7)	30/360	$ 100,000
3-A8	3	$ 1,130,000	5.0000%	Not Applicable	Not Applicable	Exchange(7)	30/360	$ 100,000
3-A9	3	$ 22,299,000	5.0000%	Not Applicable	Not Applicable	Exchange(7)	30/360	$ 100,000
3-A10	3	$ 960,000	5.0000%	Not Applicable	Not Applicable	Exchange(7)	30/360	$ 100,000
4-A1	4	$250,485,000	6.0000%	Not Applicable	Not Applicable	Exchangeable	30/360	$ 100,000
4-A2	4	$214,701,428	LIBOR + 0.3200%	0.3200%	7.0000%	Exchange(7)	30/360	$ 100,000
4-A3	4	$ 35,783,571	40.0800% - (6 x LIBOR)	0.0000%	40.0800%	Exchangeable	30/360	$ 100,000
4-A4	4	$ 35,783,571	0.0000%	Not Applicable	Not Applicable	Exchange(7)	Not Applicable	$ 100,000
4-A5	4	$214,701,428(5)	6.6800 - LIBOR	0.0000%	6.6800%	Exchange(7)	30/360	$1,000,000
4-A6	4	$ 35,783,571	26.7200 - (4 x LIBOR)	0.0000%	26.7200%	Exchangeable	30/360	$ 100,000
5-A1	5	$121,254,000	LIBOR + 0.3200%	0.3200%	7.0000%	Exchange(7)	30/360	$ 100,000
5-A2	5	$121,254,000(1)	6.6800% - LIBOR	0.0000%	6.6800%	Exchange(7)	30/360	$1,000,000
5-A3	5	$121,254,000	7.0000%	Not Applicable	Not Applicable	Exchangeable	30/360	$ 100,000
6-A1	4, 5	$335,955,428	LIBOR + 0.3200%	0.3200%	7.0000%	Exchangeable	30/360	$ 100,000
7-A1	7	$ 48,402,000	LIBOR + 0.3000%	0.3000%	7.5000%	Exchangeable	30/360	$ 100,000
7-A2	7	$ 48,402,000(1)	7.2000% - LIBOR	0.0000%	7.2000%	Exchange(7)	30/360	$1,000,000
7-A3	7	$ 48,402,000	7.5000%	Not Applicable	Not Applicable	Exchangeable	30/360	$ 100,000
7-A4	7	$ 46,386,000	LIBOR + 0.3000%	0.3000%	7.5000%	Exchange(7)	30/360	$ 100,000
7-A5	7	$ 2,016,000	LIBOR + 0.3000%	0.3000%	7.5000%	Exchange(7)	30/360	$ 100,000
8-A1	8	$ 64,307,000	LIBOR + 0.2800%	0.2800%	8.0000%	Exchangeable	30/360	$ 100,000
8-A2	8	$ 64,307,000(1)	7.7200% - LIBOR	0.0000%	7.7200%	Exchange(7)	30/360	$1,000,000
8-A3	8	$ 64,307,000	8.0000%	Not Applicable	Not Applicable	Exchangeable	30/360	$ 100,000
8-A4	8	$ 61,628,000	LIBOR + 0.2800%	0.2800%	8.0000%	Exchange(7)	30/360	$ 100,000
8-A5	8	$ 2,679,000	LIBOR + 0.2800%	0.2800%	8.0000%	Exchange(7)	30/360	$ 100,000
AP3	PO3	$ 1,867	0.0000%	Not Applicable	Not Applicable	Not Applicable	Not Applicable	$ 1,000
AX3	12	$ 2,145,537(1)	6.0000%	Not Applicable	Not Applicable	Not Applicable	30/360	$1,000,000
9-A1	9	$ 37,313,000	6.0000%	Not Applicable	Not Applicable	Exchangeable	30/360	$ 100,000
9-A2	9	$ 35,204,000	6.0000%	Not Applicable	Not Applicable	Exchange(7)	30/360	$ 100,000

S-1

		Class Principal or		Summary Interest Rate Formula Subject to:			Interest
Class	Collateral Group	Notional Amount	Summary Interest Rate Formula	Minimum Rate	Maximum Rate	Exchange/Exchangeable	Accrual Convention	Minimum Denomination
9-A3	9	$ 2,109,000	6.0000%	Not Applicable	Not Applicable	Exchange(7)	30/360	$ 100,000
10-A1	10	$ 94,739,000	LIBOR + 0.4100%	0.4100%	6.7500%	Exchangeable	30/360	$ 100,000
10-A2	10	$ 94,739,000(1)	6.3400% - LIBOR	0.4100%	6.7500%	Exchange(7)	30/360	$1,000,000
10-A3	10	$ 94,739,000	6.7500%	Not Applicable	Not Applicable	Exchangeable	30/360	$ 100,000
10-A4	10	$ 89,383,000	LIBOR + 0.4100%	0.4100%	6.7500%	Exchange(7)	30/360	$ 100,000
10-A5	10	$ 5,356,000	LIBOR + 0.4100%	0.4100%	6.7500%	Exchange(7)	30/360	$ 100,000
11-A1	11	$ 79,768,000	Weighted Average Rate(6)	Not Applicable	Not Applicable	Exchange(7)	30/360	$ 100,000
11-A2	11	$ 14,609,000	Weighted Average Rate(6)	Not Applicable	Not Applicable	Exchange(7)	30/360	$ 100,000
11-A3	11	$ 94,377,000	Weighted Average Rate(6)	Not Applicable	Not Applicable	Exchangeable	30/360	$ 100,000
12-A1	12	$ 54,908,000	LIBOR + 0.3000%	0.3000%	7.5000%	Exchangeable	30/360	$ 100,000
12-A2	12	$ 54,508,000(1)	7.2000% - LIBOR	0.0000%	7.2000%	Not Applicable	30/360	$1,000,000
12-A3(2)	12	$ 100,000	7.2000% - LIBOR	0.0000%	7.2000%	Not Applicable	30/360	$ 100,000
12-A4	12	$ 51,804,000	LIBOR + 0.3000%	0.3000%	7.5000%	Exchange(7)	30/360	$ 100,000
12-A5	12	$ 3,104,000	LIBOR + 0.3000%	0.3000%	7.5000%	Exchange(7)	30/360	$ 100,000
12-A6(2)	12	$ 100,000	7.2000% - LIBOR	0.0000%	7.2000%	Not Applicable	30/360	$ 100,000
12-A7(2)	12	$ 100,000	7.2000% - LIBOR	0.0000%	7.2000%	Not Applicable	30/360	$ 100,000
12-A8(2)	12	$ 100,000	7.2000% - LIBOR	0.0000%	7.2000%	Not Applicable	30/360	$ 100,000
1M1	PO1, 1, 2	$ 7,984,000	Weighted Average Rate(4)	Not Applicable	Not Applicable	Not Applicable	30/360	$ 100,000
1B1	PO1, 1, 2	$ 6,032,000	Weighted Average Rate(4)	Not Applicable	Not Applicable	Not Applicable	30/360	$ 100,000
1B2	PO1, 1, 2	$ 2,661,000	Weighted Average Rate(4)	Not Applicable	Not Applicable	Not Applicable	30/360	$ 100,000
1B3	PO1, 1, 2	$ 1,774,000	Weighted Average Rate(4)	Not Applicable	Not Applicable	Not Applicable	30/360	$ 100,000
1B4	PO1, 1, 2	$ 1,420,000	Weighted Average Rate(4)	Not Applicable	Not Applicable	Not Applicable	30/360	$ 100,000
1B5	PO1, 1, 2	$ 1,242,000	Weighted Average Rate(4)	Not Applicable	Not Applicable	Not Applicable	30/360	$ 100,000
1B6	PO1, 1, 2	$ 886,887	Weighted Average Rate(4)	Not Applicable	Not Applicable	Not Applicable	30/360	$ 100,000
2B1	3, 4, 5, 7, 8	$ 11,500,000	Weighted Average Rate(5)	Not Applicable	Not Applicable	Not Applicable	30/360	$ 100,000
2B2	3, 4, 5, 7, 8	$ 5,576,000	Weighted Average Rate(5)	Not Applicable	Not Applicable	Not Applicable	30/360	$ 100,000
2B3	3, 4, 5, 7, 8	$ 3,834,000	Weighted Average Rate(5)	Not Applicable	Not Applicable	Not Applicable	30/360	$ 100,000
2B4	3, 4, 5, 7, 8	$ 2,091,000	Weighted Average Rate(5)	Not Applicable	Not Applicable	Not Applicable	30/360	$ 100,000
2B5	3, 4, 5, 7, 8	$ 1,394,000	Weighted Average Rate(5)	Not Applicable	Not Applicable	Not Applicable	30/360	$ 100,000
2B6	3, 4, 5, 7, 8	$ 3,483,904	Weighted Average Rate(5)	Not Applicable	Not Applicable	Not Applicable	30/360	$ 100,000
3B1	9, 10, 11, 12	$ 8,472,000	Weighted Average Rate(6)	Not Applicable	Not Applicable	Not Applicable	30/360	$ 100,000
3B2	9, 10, 11, 12	$ 2,675,000	Weighted Average Rate(6)	Not Applicable	Not Applicable	Not Applicable	30/360	$ 100,000
3B3	9, 10, 11, 12	$ 1,486,000	Weighted Average Rate(6)	Not Applicable	Not Applicable	Not Applicable	30/360	$ 100,000
3B4	9, 10, 11, 12	$ 1,486,000	Weighted Average Rate(6)	Not Applicable	Not Applicable	Not Applicable	30/360	$ 100,000
3B5	9, 10, 11, 12	$ 1,041,000	Weighted Average Rate(6)	Not Applicable	Not Applicable	Not Applicable	30/360	$ 100,000
3B6	9, 10, 11, 12	$ 742,680	Weighted Average Rate(6)	Not Applicable	Not Applicable	Not Applicable	30/360	$ 100,000
P	Not Applicable	Not Applicable	Not Applicable	Not Applicable	Not Applicable	Not Applicable	Not Applicable	100%(8)
X	Not Applicable	Not Applicable	Not Applicable	Not Applicable	Not Applicable	Not Applicable	Not Applicable	100%(8)
R	11	$ 100	Weighted Average Rate(3)	Not Applicable	Not Applicable	Not Applicable	30/360	100%(8)

(1)	Initial Notional Amount. These Classes of Certificates are interest-only certificates; they will not be entitled to payments of principal and will accrue interest on their Notional Amounts.

(2)
The Class 12-A3, Class 12-A6, Class 12-A7 and Class 12-A8 Certificates will each be issued in two Components: a Class I Component and a Class P Component, as described herein. Each Class I Component will be issued with an interest-bearing component and will accrue interest at the rate described in the table above. Class P Components will not be issued with an interest rate or principal balance but will be entitled to amounts as described herein. The Components are not severable.

(3)	The weighted average rate applicable to this formula will be based on the weighted average for Collateral Group 11.

(4)
The weighted average rate applicable to this formula will be based on the weighted average of the Designated Rates applicable to Collateral Groups PO1, 1 and 2, weighted on the basis of the Group Subordinate Amounts thereof.

(5)
The weighted average rate applicable to this formula will be based on the weighted average of the Designated Rates applicable to Collateral Groups 3, 4, 5, 7 and 8, weighted on the basis of the Group Subordinate Amounts thereof.

(6)
The weighted average rate applicable to this formula will be based on the weighted average of the Designated Rates applicable to Collateral Groups 9, 10 and 12, and the weighted average rate for Collateral Group 11, weighted on the basis of the Group Subordinate Amounts thereof.

(7)	These classes of certificates are Exchange Certificates. Certain combinations of Exchange Certificates can be exchanged for corresponding Exchangeable Certificates.

(8)	The Class X, Class P and Class R Certificates will be issued in definitive, fully registered form, representing the entire percentage interest of that class.

S-2

EXHIBIT T

APPLICABLE FRACTIONS TABLE

Mortgage Loans in Pool 1 with Net Mortgage Rates Less than 5.75%. Principal received or advanced on each Discount Mortgage Loan in Pool 1 will be allocated between Collateral Group PO1 and Collateral Group 1 on the basis of the Applicable Fractions of the related Discount Mortgage Loans. The Applicable Fraction for the portion of each Discount Mortgage Loan allocated to Collateral Group PO1, is (5.75% minus Net Mortgage Rate) /5.75%, and the Applicable Fraction for the portion of each such Mortgage Loan allocated to Collateral Group 1, is Net Mortgage Rate /5.75%.

Mortgage Loans in Pool 1 with Net Mortgage Rates Greater than or Equal to 5.75% and Less than 7.00%. Principal received or advanced on each Mortgage Loan in Pool 1 having a Net Mortgage Rate greater than or equal to 5.75% but less than 7.00% will be allocated between Collateral Group 1 and Collateral Group 2 on the basis of the Applicable Fractions of the related Mortgage Loans. The Applicable Fraction for the portion of each such Mortgage Loan allocated to Collateral Group 1, is (7.00% minus Net Mortgage Rate) / 1.25%, and the Applicable Fraction for the portion of each such Mortgage Loan allocated to Collateral Group 2, is 1 minus ((7.00% minus Net Mortgage Rate) /1.25%).

Mortgage Loans in Pool 1 with Net Mortgage Rates Greater than or Equal to 7.00%. Principal received or advanced on each Mortgage Loan in Pool 1 having a Net Mortgage Rate greater than or equal to 7.00% will be allocated entirely to Collateral Group 2.

Mortgage Loans in Pool 2 with Net Mortgage Rates Less than 5.00%. Principal received or advanced on each Discount Mortgage Loan in Pool 2 will be allocated between Collateral Group PO2 and Collateral Group 3 on the basis of the Applicable Fractions of the related Discount Mortgage Loans. The Applicable Fraction for the portion of each Discount Mortgage Loan allocated to Collateral Group PO2, is (5.00% minus Net Mortgage Rate) /5.00%, and the Applicable Fraction for the portion of each Discount Mortgage Loan allocated to Collateral Group 3, is Net Mortgage Rate /5.00%.

Mortgage Loans in Pool 2 with Net Mortgage Rates Greater than or Equal to 5.00% and Less than 6.00%. Principal received or advanced on each Mortgage Loan in Pool 2 having a Net Mortgage Rate greater than or equal to 5.00% but less than 6.00% will be allocated between Collateral Group 3 and Collateral Group 4 on the basis of the Applicable Fractions of the related Mortgage Loans. The Applicable Fraction for the portion of each such Mortgage Loan allocated to Collateral Group 3, is (6.00% minus Net Mortgage Rate) /1.00%, and the Applicable Fraction for the portion of each such Mortgage Loan allocated to Collateral Group 4, is 1 minus ((6.00% minus Net Mortgage Rate) /1.00%).

Mortgage Loans in Pool 2 with Net Mortgage Rates Greater than or Equal to 6.00% and Less than 7.00%. Principal received or advanced on each Mortgage Loan in Pool 2 having a Net Mortgage Rate greater than or equal to 6.00% but less than 7.00% will be allocated between Collateral Group 4 and Collateral Group 5 on the basis of the Applicable Fractions of the related Mortgage Loans. The Applicable Fraction for the portion of each such Mortgage Loan allocated to Collateral Group 4, is (7.00% minus Net Mortgage Rate) /1.00%, and the Applicable Fraction for the portion of each such Mortgage Loan allocated to Collateral Group 5, is 1 minus ((7.00% minus Net Mortgage Rate) /1.00%).

Mortgage Loans in Pool 2 with Net Mortgage Rates Greater than or Equal to 7.00% and Less than 7.50%. Principal received or advanced on each Mortgage Loan in Pool 2 having a Net Mortgage Rate greater than or equal to 7.00% but less than 7.50% will be allocated between Collateral Group 5 and Collateral Group 7 on the basis of the Applicable Fractions of the related Mortgage Loans. The Applicable Fraction for the portion of each such Mortgage Loan allocated to Collateral Group 5, is (7.50% minus Net Mortgage Rate) /0.50%, and the Applicable Fraction for the portion of each such Mortgage Loan allocated to Collateral Group 7, is 1 minus ((7.50% minus Net Mortgage Rate) /0.50%).

Mortgage Loans in Pool 2 with Net Mortgage Rates Greater than or Equal to 7.50% and Less than 8.00%. Principal received or advanced on each Mortgage Loan in Pool 2 having a Net Mortgage Rate greater than or equal to 7.50% but less than 8.00% will be allocated between Collateral Group 7 and Collateral Group 8 on the basis of the Applicable Fractions of the related Mortgage Loans. The Applicable Fraction for the portion of each such Mortgage Loan allocated to Collateral Group 7, is (8.00% minus Net Mortgage Rate) /0.50%, and the Applicable Fraction for the portion of each such Mortgage Loan allocated to Collateral Group 8, is 1 minus ((8.00% minus Net Mortgage Rate) /0.50%).

Mortgage Loans in Pool 2 with Net Mortgage Rates Greater than or Equal to 8.00%. Principal received or advanced on each Mortgage Loan in Pool 2 having a Net Mortgage Rate greater than or equal to 8.00% will be allocated entirely to Collateral Group 8.

Mortgage Loans in Pool 3A with Net Mortgage Rates Less than 6.00%. Principal received or advanced on each Discount Mortgage Loan in Pool 3A will be allocated between Collateral Group PO3 and Collateral Group 9 on the basis of the Applicable Fractions of the related Discount Mortgage Loans. The Applicable Fraction for the portion of each Discount Mortgage Loan allocated to Collateral Group PO3, is (6.00% minus Net Mortgage Rate) /6.00%, and the Applicable Fraction for the portion of each Discount Mortgage Loan allocated to Collateral Group 9, is Net Mortgage Rate /6.00%.

Mortgage Loans in Pool 3A with Net Mortgage Rates Greater than or Equal to 6.00% and Less than 6.75%. Principal received or advanced on each Mortgage Loan in Pool 3A having a Net Mortgage Rate greater than or equal to 6.00% but less than 6.75% will be allocated between Collateral Group 9 and Collateral Group 10 on the basis of the Applicable Fractions of the related Mortgage Loans. The Applicable Fraction for the portion of each such Mortgage Loan allocated to Collateral Group 9, is (6.75% minus Net Mortgage Rate) /0.75%, and the Applicable Fraction for the portion of each such Mortgage Loan allocated to Collateral Group 10, is 1 minus ((6.75% minus Net Mortgage Rate) / 0.75%).

Mortgage Loans in Pool 3A with Net Mortgage Rates Greater than or Equal to 6.75% and Less than 7.50%. Principal received or advanced on each Mortgage Loan in Pool 3A having a Net Mortgage Rate greater than or equal to 6.75% but less than 7.50% will be allocated between Collateral Group 10 and Collateral Group 12 on the basis of the Applicable Fractions of the related Mortgage Loans. The Applicable Fraction for the portion of each such Mortgage Loan allocated to Collateral Group 10, is (7.50% minus Net Mortgage Rate) /0.75%, and the Applicable Fraction for the portion of each such Mortgage Loan allocated to Collateral Group 12, is 1 minus ((7.50% minus Net Mortgage Rate) /0.75%).

Mortgage Loans in Pool 3A with Net Mortgage Rates Greater than or Equal to 7.50%. Principal received or advanced on each Mortgage Loan in Pool 3A having a Net Mortgage Rate greater than or equal to 7.50% will be allocated entirely to Collateral Group 12.

Mortgage Loans in Pool 3B. Principal received or advanced on each Mortgage Loan in Pool 3B will be allocated entirely to Collateral Group 11. The Applicable Fraction for each Mortgage Loan allocated to Collateral Group 11 is 1.

EXHIBIT U

[RESERVED]

U-1

EXHIBIT V

MONTHLY ELECTRONIC DATA TRANSMISSION

V-1

SCHEDULE A

ALL MORTGAGE LOANS

Sch A-1

SCHEDULE B

FIRST PAYMENT DEFAULT MORTGAGE LOANS

Sch B-1

SCHEDULE C

DESIGNATED MORTGAGE LOANS

Sch C-1

SCHEDULE D

AX MORTGAGE LOANS

Sch D-1

SCHEDULE E

MORTGAGE LOANS WITH SOFT PREPAYMENT PENALTIES

(Excluding Mortgage Loans in Pool 3B)

Sch E-1

SCHEDULE F

MORTGAGE LOANS WITH HARD PREPAYMENT PENALTIES

(Excluding Mortgage Loans in Pool 3B)

Sch F-1